     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 2001


                                                      REGISTRATION NO. 333-61622
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            PRICE ENTERPRISES, INC.

             (Exact name of registrant as specified in its charter)

             MARYLAND                             6512
 33-0628740
 (State or other jurisdiction of      (Primary Standard Industrial
(I.R.S. Employer
  incorporation or organization)      Classification Code Number)
Identification No.)

                     17140 BERNARDO CENTER DRIVE, SUITE 300
                          SAN DIEGO, CALIFORNIA 92128
                                 (858) 675-9400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 GARY B. SABIN
                            CHIEF EXECUTIVE OFFICER
                            PRICE ENTERPRISES, INC.
                     17140 BERNARDO CENTER DRIVE, SUITE 300
                          SAN DIEGO, CALIFORNIA 92128
                                 (858) 675-9400
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

      SCOTT N. WOLFE, ESQ.                      SIMON M. LORNE, ESQ.
      CRAIG M. GARNER, ESQ.                     MARY ANN LYMAN, ESQ.
        LATHAM & WATKINS                     MUNGER TOLLES & OLSON LLP
12636 HIGH BLUFF DRIVE, SUITE 300        355 SOUTH GRAND AVENUE, 35TH FLOOR
   SAN DIEGO, CALIFORNIA 92130             LOS ANGELES, CALIFORNIA 90071
         (858) 523-5400                           (213) 683-9100

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION -- DATED JULY 30, 2001

THE INFORMATION IN THE CONSENT SOLICITATION STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE CONSENT SOLICITATION STATEMENT/PROSPECTUS IS NOT AN
OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS AND CONSENT SOLICITATION STATEMENT

                               OFFER TO EXCHANGE

                                   SHARES OF
             8 3/4% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK
                                       OF
                            PRICE ENTERPRISES, INC.
                                      FOR
                            ANY AND ALL OUTSTANDING
       9% CONVERTIBLE REDEEMABLE SUBORDINATED SECURED DEBENTURES DUE 2004
                                      AND
                  10% SENIOR REDEEMABLE SECURED NOTES DUE 2004
                                       OF
                            EXCEL LEGACY CORPORATION
                                      AND
                          SOLICITATION OF CONSENTS FOR
                      AMENDMENT OF THE RELATED INDENTURES

    THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON          , 2001, UNLESS EXTENDED.


    Price Enterprises, Inc. is offering to exchange shares of its 8 3/4%
Series A Cumulative Redeemable Preferred Stock for all outstanding 9% Convertible Redeemable Subordinated Secured Debentures due 2004 and 10% Senior Redeemable Secured Notes due 2004 of Excel Legacy Corporation. For purposes of the exchange offer, the Legacy debentures and Legacy notes are valued at their face value and the Enterprises Series A preferred stock is being valued at $15.00 per share. As a result, 66.67 shares of Enterprises Series A preferred stock are being offered for each $1,000 in principal amount of Legacy debentures and Legacy notes tendered.



    The board of directors of Enterprises is also soliciting the consents of holders of Legacy debentures and Legacy notes to amend the indentures governing the Legacy debentures and Legacy notes to release the collateral securing these securities. Holders of Legacy debentures and Legacy notes who tender their securities in the exchange offer will be deemed to have consented to the proposed amendments. The Enterprises Series A preferred stock is traded on the Nasdaq National Market under the symbol "PRENP." On July 25, 2001, the closing price of the Enterprises Series A preferred stock was $16.00 per share.


    The boards of directors of Enterprises and Legacy have unanimously approved, and are asking their respective stockholders to approve, a merger in which Legacy would become a wholly-owned subsidiary of Enterprises. As a result of the merger, each share of Legacy common stock outstanding immediately prior to the merger will be converted into 0.6667 of a share of Enterprises common stock. The merger agreement obligates Enterprises to commence the exchange offer and consent solicitation. Completion of the exchange offer and consent solicitation is conditioned on completion of the merger and other general conditions described in this consent solicitation statement/prospectus.

    As a result of the various proposed transactions, you must decide between two alternatives. First, you may keep your Legacy debentures and Legacy notes, which, assuming these transactions are completed, (1) will be debt obligations of Legacy, a subsidiary of Enterprises, (2) in the case of the Legacy debentures, will be convertible into Enterprises common stock at an effective price of $8.25 per share and (3) if the proposed amendments to the indentures are approved, will be unsecured obligations of Legacy. Second, you may exchange your Legacy debentures and Legacy notes for shares of Enterprises Series A preferred stock.

    YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" COMMENCING ON PAGE 18 OF THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS BEFORE TENDERING YOUR LEGACY DEBENTURES AND LEGACY NOTES AND CONSENTING TO THE PROPOSED AMENDMENTS.

    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS OR DETERMINED IF THIS CONSENT SOLICITATION
STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This consent solicitation statement/prospectus is dated          , 2001 and
is expected to be first mailed to holders of Legacy debentures and Legacy notes
on          , 2001.

                       SOURCES OF ADDITIONAL INFORMATION

    This consent solicitation statement/prospectus incorporates important business and financial information about Enterprises and Legacy that is not included or delivered with the document. This information is available without charge to holders of Legacy debentures and Legacy notes upon written or oral request to the appropriate party.

    You may contact the information agent with respect to the exchange offer as follows:

                          Mellon Investor Services LLC
                           44 Wall Street, 7th Floor
                            New York, New York 10005
                                 (800) 335-7842

    You may contact Enterprises as follows:

                            Price Enterprises, Inc.
                     17140 Bernardo Center Drive, Suite 300
                          San Diego, California 92128
                                 (858) 675-9400

    You may contact Legacy as follows:

                            Excel Legacy Corporation
                     17140 Bernardo Center Drive, Suite 300
                          San Diego, California 92128
                                 (858) 675-9400

    TO OBTAIN TIMELY DELIVERY BEFORE THE EXPIRATION OF THE EXCHANGE OFFER AND
CONSENT SOLICITATION, YOU SHOULD REQUEST THE INFORMATION NO LATER THAN       ,
2001, WHICH IS FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER AND CONSENT SOLICITATION.

    You may access documents filed by Enterprises and Legacy with the SEC at the SEC's website at www.sec.gov. Please refer to "Where You Can Find More Information" in this consent solicitation statement/prospectus.

                               SUMMARY TERM SHEET


    THIS SUMMARY TERM SHEET HIGHLIGHTS SELECTED INFORMATION FROM THIS CONSENT SOLICITATION STATEMENT/ PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. ENTERPRISES URGES YOU TO CAREFULLY READ THE ENTIRE DOCUMENT BEFORE YOU DECIDE TO TENDER YOUR LEGACY DEBENTURES AND LEGACY NOTES AND TO CONSENT TO THE PROPOSED AMENDMENTS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 130.



THE COMPANIES (PAGES 60-74)


    - Price Enterprises, Inc., a Maryland corporation, is a real estate investment trust, or REIT. Its principal business is to own, operate, lease, manage, acquire and develop retail real property.

    - Excel Legacy Corporation, a Delaware corporation, pursues a wide variety of real estate opportunities including owning, acquiring, developing and managing mixed-use and retail properties and real estate related operating companies throughout the United States and Canada.

    - In November 1999, Legacy completed an exchange offer for the Enterprises common stock. In the Legacy exchange offer, Legacy acquired approximately 91.3% of the Enterprises common stock, which represents approximately 77.3% of the voting power of Enterprises. The Enterprises common stock currently held by Legacy serves as the collateral securing the Legacy debentures and Legacy notes. At the close of the Legacy exchange offer, Legacy took over daily management of Enterprises, including property management and finance.


THE EXCHANGE OFFER (PAGES 41-53)



    - Enterprises is offering to exchange shares of Enterprises Series A preferred stock for all outstanding Legacy debentures and Legacy notes. If the exchange offer is completed, you will receive 66.67 shares of Enterprises Series A preferred stock for each $1,000 in principal amount of 9% Convertible Redeemable Subordinated Secured Debentures due 2004 and 10% Senior Redeemable Secured Notes due 2004 of Legacy you choose to exchange, plus accrued and unpaid interest through August 1, 2001. In addition, you will be deemed a holder of Enterprises Series A preferred stock as of August 2, 2001 with respect to the payment of future distributions on the Enterprises Series A preferred stock. However, instead of fractional shares of Enterprises Series A preferred stock, holders who tender their Legacy debentures and Legacy notes will receive cash.


    - All of the Legacy debentures and Legacy notes properly tendered and not withdrawn will be exchanged at the exchange rate, on the terms and subject to the conditions of the exchange offer. Enterprises will promptly return any tendered Legacy debentures and Legacy notes if the conditions to the exchange offer are not met.

    - In addition, in connection with the exchange offer, Enterprises will seek the consent of the holders of the Legacy debentures and Legacy notes to release the collateral securing these securities. However, the exchange offer is not contingent on obtaining the requisite consent to release the collateral.

    - Enterprises and Legacy have entered into a merger agreement, which provides that a wholly-owned subsidiary of Enterprises will merge with and into Legacy and Legacy will become a wholly-owned subsidiary of Enterprises. The merger agreement obligates Enterprises to commence the exchange offer and consent solicitation.

    - Enterprises has also entered into agreements to sell 19,666,754 shares of a new class of Enterprises preferred stock, 9% Series B Junior Convertible Redeemable Preferred Stock, and warrants to purchase 2,733,679 shares of Enterprises common stock with an exercise price of $8.25 per share to Warburg, Pincus Equity Partners, L.P. and some other persons.

THE ENTERPRISES SERIES A PREFERRED STOCK (PAGES 106-108)


    - The Enterprises Series A preferred stock:

       - is senior to Enterprises common stock and will be senior to Enterprises Series B preferred stock with respect to dividends and distributions upon liquidation, dissolution or winding up,

       - has cumulative dividends payable in cash in an amount equal to $1.40 per annum, payable quarterly,

       - has a liquidation preference of $16.00 per share,

       - is redeemable by Enterprises within 90 days after a change in control of Enterprises or after August 15, 2003, and

       - entitles the holder to 1/10 of one vote per share on all matters properly brought before holders of Enterprises common stock.

    - In addition, in the event the merger and the sale of the Enterprises Series B preferred stock are completed, holders of Enterprises Series A preferred stock will be entitled to elect four of the eight directors of the combined company, Price Legacy Corporation, until the occurrence of some events, and to vote, together with the Enterprises common stock, to elect two additional directors.


THE CONSENT SOLICITATION (PAGES 41-53)


    - Enterprises is soliciting the consents of holders of Legacy debentures and Legacy notes to approve the proposed amendments.


    - If approved, the proposed amendments will not become effective unless the conditions of the exchange offer and consent solicitation are met and will become effective promptly following the closing of the exchange offer and consent solicitation.


    - Holders of the Legacy debentures and Legacy notes who tender their securities in the exchange offer will be deemed to have consented to the proposed amendments.


THE PROPOSED AMENDMENTS (PAGE 43)


    - The proposed amendments will amend the indentures governing the Legacy debentures and Legacy notes to:

       - release the collateral securing the securities,

       - terminate the associated pledge agreements which pledge the collateral for the benefit of the holders of Legacy debentures and Legacy notes,

       - delete definitions and cross-references from the indentures which would be rendered inapplicable as a result of the proposed amendments described above, and

       - change the name of the securities to reflect that they are not secured obligations of Legacy.

    - If the proposed amendments become effective, the Legacy debentures and Legacy notes not tendered will become unsecured obligations of Legacy, a subsidiary of Price Legacy. These amendments will have the same effect on all holders regardless of whether they consent to the amendments.


THE RIGHTS OF HOLDERS OF LEGACY DEBENTURES AND LEGACY NOTES WILL CHANGE (PAGES
  114-129)


    - The rights of stockholders of Legacy are governed by Delaware General Corporation Law, or the DGCL, and Legacy's charter and bylaws. Currently, holders of the Legacy debentures may become stockholders of Legacy through the conversion of the Legacy debentures into Legacy common stock.

    - After tendering your Legacy debentures and Legacy notes, your rights as a holder of Enterprises Series A preferred stock will be governed by Maryland General Corporation Law, or the MGCL, and Price Legacy's charter and bylaws.


    - In addition, if you fail to tender your Legacy debentures, you may become a stockholder of Price Legacy through the conversion of the Legacy debentures into Enterprises common stock. In this instance, your rights will be governed by the MGCL and Price Legacy's charter and bylaws. Stockholders' rights under the MGCL differ from those under the DGCL. For example, under the MGCL, the board of directors of some corporations, including Price Legacy, may elect to classify the board and designate the directors to serve in each class without stockholder approval, and stockholders do not have appraisal rights with respect to stock that is not entitled to vote on the transaction that gave rise to the appraisal rights.



    - Following these transactions, Price Legacy is expected to qualify as a REIT. To qualify as a REIT, Price Legacy must distribute at least 90% of its REIT taxable income to its stockholders (determined without regard to the dividends paid deduction and excluding capital gains), and will be subject to tax to the extent it distributes less than 100% of its REIT taxable income. Price Legacy is expected to distribute in excess of this minimum requirement, or approximately 100% of its REIT taxable income, to its stockholders following the transactions. As a result, holders of Enterprises common stock will receive distributions only if Price Legacy's REIT taxable income exceeds $43.7 million, which is the aggregate amount of annual distributions initially payable on the Enterprises Series A preferred stock and Enterprises Series B preferred stock.


    - Based on the pro forma financial information of Price Legacy, holders of Enterprises common stock would not have been entitled to any distributions for the quarter ended March 31, 2001 after giving effect to the transactions.

                   CONSENT SOLICITATION STATEMENT/PROSPECTUS
                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
SUMMARY.....................................................      1

RISK FACTORS................................................     18
  Risks Relating to the Exchange Offer......................     18
  Risks Relating to the Business and Operations of Price
    Legacy..................................................     21

FORWARD-LOOKING STATEMENTS..................................     30

BACKGROUND AND REASONS FOR THE TRANSACTIONS.................     31
  Background of the Transactions............................     31
  Enterprises' Reasons for the Transactions.................     37
  Negative Factors Considered by Enterprises' Board.........     38
  Recommendation of Enterprises' Board......................     39
  Legacy's Reasons for the Transactions.....................     39
  Negative Factors Considered by Legacy's Board.............     40
  Recommendation of Legacy's Board..........................     40

THE EXCHANGE OFFER AND CONSENT SOLICITATION.................     41
  General...................................................     41
  Board Recommendation......................................     41
  Terms of the Exchange Offer and Consent Solicitation......     41
  The Proposed Amendments...................................     43
  Conversion Agreement......................................     44
  Required Consents.........................................     44
  Conditions to the Exchange Offer and Consent
    Solicitation............................................     44
  Termination of the Exchange Offer and Consent
    Solicitation............................................     45
  Expiration Date...........................................     45
  Material United States Federal Income Tax
    Considerations..........................................     45
  Regulatory Matters........................................     45
  Accounting Treatment......................................     45
  Appraisal Rights..........................................     45
  Acceptance for Exchange of Legacy Debentures and Legacy
    Notes; Acceptance of Consents...........................     45
  Procedures for Exchanging Legacy Debentures and Legacy
    Notes and Delivering Consents...........................     46
  Withdrawal of Tendered Legacy Debentures and Legacy Notes
    and Revocation of Consents..............................     50
  The Exchange Agent and the Information Agent..............     52
  Fees and Expenses.........................................     52
  Restrictions on Sales of Shares by Affiliates of Legacy
    and Enterprises.........................................     52
  Use of Proceeds...........................................     52
  Listing of Enterprises Series A Preferred Stock to be
    Issued in the Exchange Offer............................     53
  Miscellaneous.............................................     53

THE MERGER, THE SALE OF ENTERPRISES SERIES B PREFERRED STOCK
  AND RELATED TRANSACTIONS..................................     54
  The Merger................................................     54
  Structure of Merger.......................................     54
  Enterprises Merger Charter Amendments.....................     55
  Conditions to the Merger..................................     55
  Termination of the Merger Agreement.......................     56

                                                                PAGE
                                                              --------
  Stockholder Agreements....................................     56
  The Sale of the Enterprises Series B Preferred Stock......     57
  Enterprises Issuance Charter Amendments...................     57
  Voting Agreement..........................................     58
  Enterprises' Offer to Purchase............................     58
  Directors and Officers of Enterprises and Legacy have
    Conflicts of Interest in the Merger.....................     59

INFORMATION ABOUT ENTERPRISES...............................     60

INFORMATION ABOUT LEGACY....................................     69

UNAUDITED PRO FORMA OPERATING AND FINANCIAL INFORMATION.....     75

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF ENTERPRISES.................................     82

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF LEGACY......................................     84

MATERIAL UNITED STATES FEDERAL INCOME TAX
  CONSIDERATIONS OF THE EXCHANGE OFFER......................     85

MATERIAL FEDERAL INCOME TAX CONSEQUENCES RELATED TO
  PRICE LEGACY..............................................     93

DESCRIPTION OF ENTERPRISES CAPITAL STOCK....................    104

COMPARISON OF STOCKHOLDER RIGHTS............................    114

LEGAL MATTERS...............................................    130

EXPERTS.....................................................    130

WHERE YOU CAN FIND MORE INFORMATION.........................    130

FINANCIAL STATEMENTS OF THE SWERDLOW PROPERTIES.............    F-1

EXHIBITS

ANNEX A    Form of Supplemental Indenture for Legacy
  Debentures................................................    A-1

ANNEX B    Form of Supplemental Indenture for Legacy
  Notes.....................................................    B-1

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

    Q: WHAT IS THE EXCHANGE OFFER?

    A: Enterprises is offering to exchange shares of Enterprises Series A preferred stock for all outstanding Legacy debentures and Legacy notes.

    Q: WHAT IS THE CONSENT SOLICITATION?

    A: Enterprises is soliciting the consents of holders of Legacy debentures and Legacy notes to amend the indentures governing the Legacy debentures and Legacy notes to release the collateral securing these securities. Any holder of Legacy debentures and Legacy notes who wants to tender their securities in the exchange offer must consent to the proposed amendments. If you validly tender your Legacy debentures and Legacy notes you will be deemed to have delivered your consent to the proposed amendments with respect to the securities tendered.

    Q: WHY IS ENTERPRISES COMMENCING THE EXCHANGE OFFER AND CONSENT
SOLICITATION?

    A: Enterprises and Legacy have entered into a merger agreement, which provides that a wholly-owned subsidiary of Enterprises will merge with and into Legacy and Legacy will become a wholly-owned subsidiary of Enterprises. The merger agreement obligates Enterprises to commence the exchange offer and consent solicitation.

    Q: WHAT IS THE PURPOSE OF THE EXCHANGE OFFER AND CONSENT SOLICITATION?


    A: The purpose of the exchange offer is to improve and simplify the capital structure of Price Legacy by reducing its outstanding indebtedness. In addition, by obtaining the consents of holders of Legacy debentures and Legacy notes to release the collateral securing these securities, Price Legacy will be able to cancel the Enterprises common stock currently held by Legacy, which will further simplify its capital structure.


    Q: WHAT WOULD I RECEIVE IN EXCHANGE FOR MY LEGACY DEBENTURES AND LEGACY
NOTES?

    If the exchange occurs:

    - you will receive 66.67 shares of Enterprises Series A preferred stock for each $1,000 in principal amount of Legacy debentures and Legacy notes you choose to exchange,


    - you will receive accrued and unpaid interest on the Legacy debentures and Legacy notes through August 1, 2001. In addition, you will be deemed a holder of Enterprises Series A preferred stock as of August 2, 2001 with respect to the payment of future distributions on the Enterprises
      Series A preferred stock, and


    - you will receive cash in lieu of fractional shares of Enterprises Series A preferred stock.

    Q: HOW WAS THE EXCHANGE RATIO CALCULATED?

    A: The exchange ratio of 66.67 shares of Enterprises Series A preferred stock for each $1,000 in principal amount of Legacy debentures and Legacy notes was calculated by:

    - valuing the Legacy debentures and Legacy notes at face value, and

    - valuing the Enterprises Series A preferred stock at $15.00 per share for purposes of the exchange.

    The Enterprises Series A preferred stock was valued at $15.00 per share based on its then-current market price. The Legacy debentures and Legacy notes were valued at face value to provide the holders of these securities an attractive, yet fair, price in the exchange offer.

    Q: WHAT HAPPENS IF I FAIL TO TENDER MY LEGACY DEBENTURES AND LEGACY NOTES PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER?

    A: If you fail to tender your Legacy debentures and Legacy notes and the proposed amendments do not become effective, the indentures and the Legacy debentures and Legacy notes will not be modified, except that the Legacy debentures will be convertible into Enterprises common stock as a result of the merger. However, if you fail to tender your Legacy debentures and Legacy notes and the proposed amendments become effective, the Legacy debentures and Legacy notes not tendered will become unsecured obligations of Legacy, a subsidiary of Price Legacy. These amendments will have the same effect on all holders regardless of whether they consent to the amendments.

    Q: WHAT CONSENT IS NECESSARY TO APPROVE THE PROPOSED AMENDMENTS?

    A: The consent of the holders of a majority of the outstanding principal amount of the Legacy debentures is required to approve the proposed amendments to the indenture governing the Legacy debentures. The consent of the holders of a majority of the outstanding principal amount of the Legacy notes is required to approve the proposed amendments to the indenture governing the Legacy notes.


    Holders of approximately $13.5 million in principal amount of Legacy debentures, representing approximately 40.6% of the outstanding principal amount, and of approximately $7.4 million in principal amount of Legacy notes, representing approximately 40.8% of the outstanding principal amount, have agreed to consent to the proposed amendments.


    Q: CAN I CHANGE MY MIND AFTER I TENDER MY LEGACY DEBENTURES AND LEGACY NOTES AND DELIVER MY CONSENT?

    A: Yes. You may withdraw tenders of your Legacy debentures and Legacy notes and revoke your consent any time before the expiration date. If you change your mind again, you can re-tender your Legacy debentures and Legacy notes and re-submit your consent prior to the expiration date.

    Q: DO I DO ANYTHING IF I WANT TO RETAIN MY LEGACY DEBENTURES AND LEGACY
NOTES?

    A: No. If you want to retain your Legacy debentures and Legacy notes, you do not need to take any action.

    Q: CAN I TENDER MY LEGACY DEBENTURES AND LEGACY NOTES WITHOUT CONSENTING TO THE PROPOSED AMENDMENTS?

    A: No. If you tender your Legacy debentures and Legacy notes, you will be deemed to have consented to the proposed amendments with respect to the securities tendered. However, you can consent to the proposed amendments without tendering your Legacy debentures and Legacy notes.

    Q: WHO SHOULD I CALL WITH QUESTIONS?

    A: If you have any questions about the exchange offer or consent solicitation or wish to request additional documents, you may call the information agent, Mellon Investor Services LLC, at (800) 335-7842. You may also call Graham R. Bullick, Ph.D., Senior Vice President--Capital Markets of Enterprises and Legacy, at (858) 675-9400X316.

                                    SUMMARY


    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. ENTERPRISES URGES YOU TO CAREFULLY READ THE ENTIRE DOCUMENT BEFORE YOU DECIDE TO TENDER YOUR LEGACY DEBENTURES AND LEGACY NOTES AND TO CONSENT TO THE PROPOSED AMENDMENTS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 130.


THE COMPANIES


PRICE ENTERPRISES, INC. (PAGES 60-68)
17140 Bernardo Center Drive, Suite 300
San Diego, California 92128
(858) 675-9400



    Price Enterprises, Inc., a Maryland corporation, is a self-administered, self-managed REIT. Its principal business is to own, operate, lease, manage, acquire and develop retail real property. In addition, it owns four self storage facilities and has a 50% interest in three joint ventures. Enterprises was originally incorporated in July 1994 as a Delaware corporation and began operations as a wholly-owned subsidiary of Costco Companies, Inc., formerly Price/ Costco, Inc. In 1994, Costco spun-off Enterprises and transferred to Enterprises, as part of a voluntary exchange offer, substantially all of the real estate assets which historically formed Costco's non-club real estate business segment, merchandising business entities and other assets. In
August 1997, Enterprises' merchandising businesses, real estate properties held for sale and various other assets were spun-off to PriceSmart, Inc. Through a stock distribution, PriceSmart became a separate public company. Since that time, Enterprises has engaged in a combination of acquiring, developing, owning, managing and/or selling real estate assets, primarily shopping centers. The PriceSmart distribution resulted in Enterprises becoming eligible to elect federal tax treatment as a REIT, which allows Enterprises to substantially eliminate its obligation to pay taxes on income.



EXCEL LEGACY CORPORATION (PAGES 69-74)
17140 Bernardo Center Drive, Suite 300
San Diego, California 92128
(858) 675-9400


    Excel Legacy Corporation, a Delaware corporation, was formed on November 17, 1997 as a wholly-owned subsidiary of Excel Realty Trust, Inc., a Maryland corporation and a REIT. On March 31, 1998, Excel Realty Trust effected a spin-off of Legacy's business through a special dividend of all of its outstanding common stock to holders of the Excel Realty Trust common stock. Excel Realty Trust effected this spin-off to allow Legacy to pursue a wider variety of real estate opportunities including owning, acquiring, developing and managing mixed-use and retail properties and real estate related operating companies throughout the United States and Canada.

RELATIONSHIP OF ENTERPRISES AND LEGACY

    In November 1999, Legacy completed its exchange offer for the Enterprises common stock. In the Legacy exchange offer, Legacy acquired approximately 91.3% of the Enterprises common stock, which represents approximately 77.3% of the voting power of Enterprises. The Enterprises common stock currently held by Legacy serves as the collateral securing the Legacy debentures and Legacy notes.

    At the close of the Legacy exchange offer, Legacy took over daily management of Enterprises, including property management and finance.


THE MERGER (PAGES 54-56)


    Enterprises and Legacy have entered into a merger agreement, which provides that a wholly-owned subsidiary of Enterprises will merge with and into Legacy and Legacy will become a wholly-owned subsidiary of Enterprises. The merger agreement obligates Enterprises to commence the exchange offer and consent solicitation. The exchange offer and consent solicitation are expected to close concurrently with the merger.


    In the merger, each share of Legacy common stock outstanding immediately prior to the merger will be exchanged for 0.6667 of a share of Enterprises common stock. The merger exchange ratio was determined by comparing the fair value per common share of the companies' net assets and upside potential associated with their development and other projects, as estimated by management without third party appraisals. The Legacy debentures and Legacy notes not tendered in the exchange offer will remain outstanding after the merger. As a result of the merger, the Legacy debentures will be convertible into Enterprises common stock. The number of shares of Enterprises common stock into which the Legacy debentures will be convertible and the conversion price will be appropriately adjusted to reflect the merger exchange ratio.



THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK (PAGES 57-58)



    Enterprises has also entered into agreements to sell 19,666,754 shares of a new class of Enterprises preferred stock, 9% Series B Junior Convertible Redeemable Preferred Stock, and warrants to purchase 2,733,679 shares of Enterprises common stock with an exercise price of $8.25 per share to Warburg Pincus and some other persons.


    If the merger is approved and the other customary closing conditions are satisfied, the merger and the sale will occur contemporaneously. Enterprises may elect not to complete the merger if, immediately prior to the merger, its board is not satisfied that the sale of the Enterprises Series B preferred stock will occur.


THE EXCHANGE OFFER (PAGES 41-53)



    Enterprises is offering to exchange shares of Enterprises Series A preferred stock for all outstanding Legacy debentures and Legacy notes. If the exchange offer is completed, you will receive 66.67 shares of Enterprises Series A preferred stock for each $1,000 in principal amount of Legacy debentures and Legacy notes you choose to exchange, plus accrued and unpaid interest through August 1, 2001. In addition, you will be deemed a holder of Enterprises
Series A preferred stock as of August 2, 2001 with respect to the payment of future distributions on the Enterprises Series A preferred stock. However, holders who tender their Legacy debentures and Legacy notes will receive cash in lieu of fractional shares of Enterprises Series A preferred stock.



    If holders of all of the Legacy debentures and Legacy notes accept the exchange offer, Enterprises will issue approximately 3,420,636 shares of Enterprises Series A preferred stock.


    All of the Legacy debentures and Legacy notes properly tendered and not withdrawn will be exchanged at the exchange rate, on the terms and subject to the conditions of the exchange offer. Enterprises will promptly return any tendered Legacy debentures and Legacy notes if the conditions to the exchange offer are not met.


THE ENTERPRISES SERIES A PREFERRED STOCK (PAGES 106-108)


    The Enterprises Series A preferred stock:

    - is senior to Enterprises common stock and will be senior to Enterprises Series B preferred stock with respect to dividends and distributions upon liquidation, dissolution or winding up,

    - has cumulative dividends payable in cash in an amount equal to $1.40 per annum, payable quarterly,

    - has a liquidation preference of $16.00 per share,

    - is redeemable by Enterprises within 90 days after a change in control of Enterprises or after August 15, 2003, and

    - entitles the holder to 1/10 of one vote per share on all matters properly brought before holders of Enterprises common stock.


    In addition, in the event the merger and the sale of the Enterprises Series B preferred stock are completed, holders of Enterprises Series A preferred stock will be entitled to elect four of the eight directors of Price Legacy. Until the occurrence of some events, and to vote, together with the Enterprises common stock, to elect two additional directors.

THE CONSENT SOLICITATION (PAGES 41-53)


    Enterprises is soliciting the consents of holders of Legacy debentures and Legacy notes to approve the proposed amendments. The proposed amendments will not become effective unless the conditions of the exchange offer and consent solicitation are met and will become effective immediately following the exchange offer and consent solicitation.


    On July 25, 2001, 12,154,289 shares of Enterprises common stock were held by Legacy and pledged as collateral for the Legacy debentures and Legacy notes. If Enterprises receives the consent of holders of a majority of the outstanding principal amount of both the Legacy debentures and Legacy notes to approve the proposed amendments, Enterprises will cancel the Enterprises common stock held by Legacy.



THE PROPOSED AMENDMENTS (PAGE 43)


    The proposed amendments will amend the indentures governing the Legacy debentures and Legacy notes to:

    - release the collateral securing the securities,

    - terminate the associated pledge agreements which pledge the collateral for the benefit of holders of Legacy debentures and Legacy notes,

    - delete definitions and cross-references from the indentures which would be rendered inapplicable as a result of the proposed amendments described above, and

    - change the name of the securities to reflect that they are not secured obligations of Legacy.

    If the proposed amendments become effective, the Legacy debentures and Legacy notes not tendered will become unsecured obligations of Legacy, a subsidiary of Price Legacy. These amendments will have the same effect on all holders regardless of whether they consent to the amendments.


REQUIRED CONSENTS (PAGE 44)

    The consent of the holders of a majority of the outstanding principal amount of Legacy debentures is required to approve the proposed amendments to the indenture governing the Legacy debentures. The consent of the holders of a majority of the outstanding principal amount of the Legacy notes is required to approve the proposed amendments to the indenture governing the Legacy notes.


    Holders of approximately $13.5 million in principal amount of Legacy debentures, representing approximately 40.6% of the outstanding principal amount, and of approximately $7.4 million in principal amount of Legacy notes, representing approximately 40.8% of the outstanding principal amount, have agreed to consent to the proposed amendments.



    As of July 25, 2001, Enterprises' and Legacy's directors and executive officers beneficially owned approximately $0.6 million in principal amount of Legacy debentures, representing approximately 1.8% of the outstanding principal amount of Legacy debentures, and approximately $0.3 million in principal amount of Legacy notes, representing approximately 1.8% of the outstanding principal amount of Legacy notes. Enterprises and Legacy have been advised that all of their directors and executive officers intend to exchange their Legacy debentures and Legacy notes in the exchange offer.


    Holders of Legacy debentures and Legacy notes who tender their securities in the exchange offer will be deemed to have consented to the proposed amendments with respect to the securities tendered.


CONDITIONS TO THE EXCHANGE OFFER AND CONSENT SOLICITATION (PAGES 44-45)


    The exchange offer and consent solicitation are conditioned on the completion of the merger and other general conditions described in this consent solicitation statement/prospectus.

TERMINATION OF THE EXCHANGE OFFER AND CONSENT SOLICITATION (PAGE 45)


    The exchange offer and consent solicitation may be terminated at any time prior to the expiration date if the merger agreement is terminated.


EXPIRATION DATE OF THE EXCHANGE OFFER AND CONSENT SOLICITATION (PAGE 45)


    The exchange offer and the consent solicitation will expire at 5:00 p.m.,
New York City time, on       , 2001, unless extended.


PROCEDURES FOR TENDERING LEGACY DEBENTURES AND LEGACY NOTES AND DELIVERING CONSENTS (PAGES 46-50)


    If you want to tender your Legacy debentures and Legacy notes in the exchange offer and deliver your consent in the solicitation you should either:


    - if you hold physical certificates evidencing your Legacy debentures and Legacy notes, complete and sign the enclosed consent and letter of transmittal (or a facsimile thereof) in accordance with the instructions in that document, have your signature guaranteed if required by Instruction 1 of the consent and letter of transmittal and send or deliver your manually signed consent and letter of transmittal (or manually signed facsimile thereof), together with the certificates evidencing the Legacy debentures and Legacy notes being tendered and any other required documents to the exchange agent, or


    - if you hold your Legacy debentures and Legacy notes in book-entry form, request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you.


    If you own Legacy debentures and Legacy notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact that broker, dealer, commercial bank, trust company or other nominee if you desire to tender your Legacy debentures and Legacy notes and deliver consents.



    If you are tendering your Legacy debentures and Legacy notes by book-entry transfer to the exchange agent's account at the Depository Trust Company, or DTC, you can execute the tender through DTC's Automated Tender Offer Program, or ATOP, for which the transaction will be eligible. DTC participants that are accepting the exchange offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent's account at DTC. DTC will then send an agent's message to the exchange agent for its acceptance. If you tender your Legacy debentures and Legacy notes by book-entry transfer, you will be deemed to have delivered your consent to the proposed amendments with respect to the securities tendered.


    If you desire to tender your Legacy debentures and Legacy notes in the exchange offer and cannot comply with the procedures described in this consent solicitation statement/ prospectus for tender or delivery on a timely basis or if your Legacy debentures and Legacy notes are not immediately available, you may tender your Legacy debentures and Legacy notes using the procedures for guaranteed delivery described in this consent solicitation statement/ prospectus.

    If you desire to consent to the proposed amendments without tendering your Legacy debentures and Legacy notes, you must execute and deliver a consent and letter of transmittal on or prior to the expiration date.


WITHDRAWAL RIGHTS AND REVOCATION OF CONSENTS (PAGES 50-51)



    Tenders of Legacy debentures and Legacy notes and consents may be withdrawn at any time prior to the expiration date. A withdrawal of tendered Legacy debentures and Legacy notes effected on or prior to the expiration date will be deemed a revocation of any related consent. In addition, a revocation of a consent effected on or prior to the expiration date will be deemed a withdrawal of any related Legacy debentures and Legacy notes.

ACCEPTANCE OF TENDERED LEGACY DEBENTURES AND LEGACY NOTES (PAGES 45-46)



    Upon the terms of the exchange offer and consent solicitation and upon satisfaction or waiver of the conditions to the exchange offer and consent solicitation, Enterprises will accept for exchange Legacy debentures and Legacy notes validly tendered and not withdrawn on or prior to the expiration date. Only if you validly tender your Legacy debentures and Legacy notes (including a properly completed, executed and delivered consent and letter of transmittal) on or prior to the expiration date (and do not withdraw your tender or revoke your consent) will you receive the exchange offer consideration. Enterprises will make payment of the exchange offer consideration by depositing the appropriate number of shares of Enterprises Series A preferred stock with the exchange agent, who will act as agent for the tendering holders of Legacy debentures and Legacy notes, for the purpose of exchanging shares of Enterprises Series A preferred stock for Legacy debentures and Legacy notes. Assuming satisfaction or waiver of all required conditions, Enterprises expects the exchange to be made promptly following its acceptance of Legacy debentures and Legacy notes in the exchange offer.



EXCHANGE AGENT AND INFORMATION AGENT (PAGE 52)



    Mellon Investor Services LLC is serving as exchange agent and information agent in connection with the exchange offer and consent solicitation. Its address and telephone numbers are located on the back cover of this consent solicitation statement/prospectus.


LEGACY DEBENTURES AND LEGACY NOTES NOT TENDERED IN THE EXCHANGE OFFER (PAGES 18-20)

    If you fail to tender your Legacy debentures and Legacy notes in the exchange offer, they will remain outstanding. However, as a result of the merger, the Legacy debentures will be convertible into Enterprises common stock. If the requisite consents for the proposed amendments are received and the proposed amendments become effective, the Legacy debentures and Legacy notes not tendered will become unsecured obligations of Legacy, a subsidiary of Price Legacy.

    In addition, as a result of the completion of the exchange offer, the aggregate principal amount of the Legacy debentures and Legacy notes that are outstanding will be significantly reduced, which may adversely affect the liquidity of and, consequently, the market price for the Legacy debentures and Legacy notes, if any, that remain outstanding after completion of the exchange offer.


THE RIGHTS OF HOLDERS OF LEGACY DEBENTURES AND LEGACY NOTES WILL CHANGE (PAGES 114-129)



    The rights of stockholders of Legacy are governed by Delaware General Corporation Law, or the DGCL, and Legacy's charter and bylaws. Currently, holders of the Legacy debentures may become stockholders of Legacy through the conversion of the Legacy debentures into Legacy common stock. After tendering your Legacy debentures and Legacy notes, your rights as a holder of Enterprises Series A preferred stock will be governed by Maryland General Corporation Law, or the MGCL, and Price Legacy's charter and bylaws. In addition, if you fail to tender your Legacy debentures, you may become a stockholder of Price Legacy through the conversion of the Legacy debentures into Enterprises common stock. In this instance, your rights will be governed by the MGCL and Price Legacy's charter and bylaws. Stockholders' rights under the MGCL differ from those under the DGCL. For example, under the MGCL, the board of directors of some corporations, including Price Legacy, may elect to classify the board and designate the directors to serve in each class without stockholder approval, and stockholders do not have appraisal rights with respect to stock that is not entitled to vote on the transaction that gave rise to the appraisal rights.



    Following these transactions, Price Legacy is expected to qualify as a REIT. To qualify as a REIT, Price Legacy must distribute at least 90% of its REIT taxable income to its stockholders (determined without regard to the dividends paid deduction and excluding capital gains), and will be subject to tax to the extent it distributes less than 100% of its REIT taxable income. Price Legacy is expected to distribute in excess of this minimum requirement, or approximately 100% of its REIT taxable income, to its stockholders following the transactions. As a result, holders of Enterprises common stock will receive distributions only if Price Legacy's REIT taxable income exceeds $43.7 million, which is the aggregate amount of annual distributions initially payable on the Enterprises Series A preferred stock and Enterprises Series B preferred stock. Based on the pro forma financial information of Price Legacy, holders of Enterprises common stock would not have been entitled to any distributions for the quarter ended March 31, 2001 after giving effect to the transactions.



TRADING OF THE ENTERPRISES SERIES A PREFERRED STOCK (PAGE 53)


    The Enterprises Series A Preferred stock is currently traded on the Nasdaq National Market under the symbol "PRENP." The shares of Enterprises Series A preferred stock issued in the exchange offer will be listed on the Nasdaq National Market.


MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OFFER (PAGES 85-92)



    Enterprises and Legacy expect that the exchange of Enterprises Series A preferred stock for Legacy debentures and Legacy notes will be a taxable transaction for United States federal income tax purposes and may also be taxable under applicable state, local and foreign tax laws. Tax matters are very complicated and the tax consequences of the exchange offer and consent solicitation to you will depend on your own personal circumstances. You should consult your tax advisors for a full understanding of all of the tax consequences of the exchange offer and consent solicitation to you.



ANTICIPATED ACCOUNTING TREATMENT (PAGE 45)


    For accounting purposes, neither Enterprises nor Legacy will recognize a gain or loss as a result of the exchange offer or consent solicitation. The amount on Legacy's accounts related to the Legacy debentures and Legacy notes exchanged will be reclassified to the Enterprises Series A preferred stock caption on the Price Legacy balance sheet.


REGULATORY MATTERS (PAGE 45)



    Enterprises is not aware of any federal or state regulatory approvals that must be obtained in connection with the exchange offer or consent solicitation.



NO APPRAISAL RIGHTS (PAGE 45)


    Holders of Legacy debentures and Legacy notes will not have appraisal rights as a result of the exchange offer or consent solicitation.


USE OF PROCEEDS (PAGE 52)


    The Enterprises Series A preferred stock issued in connection with the exchange offer is being issued only in exchange for Legacy debentures and Legacy notes. Enterprises will not receive any cash proceeds from the issuance of the Enterprises Series A preferred stock in the exchange offer.


BOARD RECOMMENDATION (PAGE 41)



    AFTER CAREFUL CONSIDERATION, LEGACY'S BOARD HAS DETERMINED THAT THE EXCHANGE OFFER IS FAIR TO, AND IN THE BEST INTERESTS OF, HOLDERS OF LEGACY DEBENTURES AND LEGACY NOTES AND UNANIMOUSLY RECOMMENDS THAT YOU ACCEPT THE EXCHANGE OFFER AND TENDER YOUR LEGACY DEBENTURES AND LEGACY NOTES AND CONSENT TO THE PROPOSED AMENDMENTS.


RECENT DEVELOPMENTS


    On July 30, 2001, Enterprises and Legacy released estimated second quarter earnings. Enterprises expects that net income for the quarter ended June 30, 2001 will be $2.6 million as compared to $0.2 million for the quarter ended
June 30, 2000. Net income per common share (BASIC AND DILUTED) is expected to be $0.19 per share for the quarter ended June 30, 2001 as compared to $0.01 per share for the quarter ended June 30, 2000.

    Legacy expects that its income for the quarter ended June 30, 2001 will be $0.9 million as compared to a net loss of ($0.2) million for the quarter ended June 30, 2000. Net income per share (BASIC AND DILUTED) is expected to be $0.01 per share for the quarter ended June 30, 2001 as compared to ($0.01) per share for the quarter ended June 30, 2000. Legacy also announced that it is revising its 2000 earnings to reflect a $16.2 million non-cash impairment in the fourth quarter of fiscal year 2000 in an investment made by Legacy in a publicly-traded company, Mace Security International, Inc. As a result of this adjustment, net income (loss) for the twelve-month period ended December 31, 2000 will change from $1.2 million or $0.03 per share BASIC to ($15.0) million or ($0.36) per share BASIC and from $0.02 per share DILUTED to ($0.36) per share DILUTED as compared to a net loss of ($0.8) million or ($0.02) per share BASIC and DILUTED in the twelve-month period ended December 31, 1999.


    On May 14, 2001, Enterprises, Swerdlow Real Estate Group, Inc. and entities affiliated with Swerdlow entered into a purchase and sale agreement effective as of May 7, 2001. Subject to the terms and conditions set forth in the purchase agreement, as subsequently amended, Enterprises has the right to acquire from Swerdlow and its affiliates up to five properties located in Florida for aggregate consideration of $247.3 million, subject to adjustment, including the assumption of mortgage indebtedness.


    The properties are primarily retail centers that contain an aggregate of approximately 2.4 million square feet of gross leasable area. As of May 14, 2001, four properties were operating and were approximately 97% leased to approximately 215 tenants and one property was under development. The top five tenants of the Swerdlow properties as of May 14, 2001, representing approximately 31% of the gross leasable area, were Home Depot, Kmart, Ross, BJ's Wholesale Club and Regal Cinemas.


    The transaction is subject to satisfactory completion of Enterprises' due diligence investigation of the Swerdlow properties and other customary closing conditions. If the necessary conditions are satisfied, the transaction is expected to be completed in the third quarter of 2001. However, no assurance can be given that the transaction will be completed on the terms described in the purchase agreement or in this consent solicitation statement/prospectus or at all.

ASSUMPTIONS

    Enterprises and Legacy make several assumptions throughout this consent solicitation statement/prospectus in calculating share numbers, voting power, distributions payable and related matters. Unless stated otherwise, Enterprises and Legacy assume that:

    - no outstanding shares of Enterprises common stock are repurchased by Enterprises in the tender offer,


    - no shares of Enterprises Series A preferred stock are exchanged for Legacy debentures or Legacy notes in the exchange offer,


    - the 12,154,289 shares of Enterprises common stock held by Legacy are cancelled in connection with the consent solicitation,

    - the Legacy promissory note payable to an affiliate of Sol Price, The Price Group LLC, of approximately $9.3 million is converted into 1,681,142 shares of Enterprises Series B preferred stock immediately after the closing,

    - the warrants to purchase 2,733,679 shares of Enterprises common stock that will be issued to Warburg Pincus and The Price Group have not been exercised,

    - no additional shares of Enterprises Series B preferred stock have yet been issued as distributions on the 19,666,754 shares of Enterprises Series B preferred stock initially sold to Warburg Pincus and The Price Group at or immediately after the closing, and

    - distributions on the Enterprises Series B preferred stock are determined on an annualized (rather than cumulative) basis, by multiplying the first quarter distributions payable after the closing by four.

                      STRUCTURE OF ENTERPRISES AND LEGACY
   BEFORE THE MERGER AND THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK

Organizational chart containing the following:

    Two boxes, one of which contains the text: "Legacy Common Stock (publicly held)," and the other of which contains the text: "Legacy Debentures and Legacy Notes (publicly held)" (footnote 1 below), that are connected by lines to a box containing the text: "Legacy," which in turn is connected by a line (which says "91.3% of Enterprises Common Stock" (footnote 3 below)) to a box containing the text: "Enterprises (REIT)."

    Also connected to the box containing the text: "Enterprises (REIT)," are two other boxes, one of which contains the text: "Enterprises Series A Preferred Stock (publicly held)," and the other of which contains the text: "Enterprises Common Stock (publicly held)" (footnote 2 below), with the line to such box saying "8.7% of Enterprises Common Stock."

 FOLLOWING THE MERGER AND THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK

Organizational chart containing the following:

Three boxes, one of which contains the text: "Price Legacy Common Stock (publicly held)," another of which contains the text: "Price Legacy Series A Preferred Stock (publicly held)," and the last of which contains the text:
"Price Legacy Series B Preferred Stock" (footnote 4 below), that are connected by lines to a box containing the text: "Price Legacy Corporation (REIT)," which in turn is connected by a line to a box containing the text: "Legacy."

Also connected to the box containing the text: "Legacy," are two other boxes, one of which contains the text "Legacy Debentures and Legacy Notes (publicly held)," and the other of which contains the text: "Excel Legacy Holdings (taxable REIT subsidiary)."

Footnotes:

1 ENTERPRISES IS OFFERING TO EXCHANGE SHARES OF ENTERPRISES SERIES A PREFERRED STOCK FOR ALL OUTSTANDING LEGACY DEBENTURES AND LEGACY NOTES IN THE EXCHANGE OFFER.


2 THE SHARES OF ENTERPRISES COMMON STOCK CURRENTLY HELD BY LEGACY SERVE AS THE COLLATERAL SECURING THE LEGACY DEBENTURES AND LEGACY NOTES. ENTERPRISES IS SEEKING THE CONSENT OF HOLDERS OF THE LEGACY DEBENTURES AND LEGACY NOTES TO RELEASE THE COLLATERAL. IF THE REQUISITE CONSENT IS OBTAINED, THESE SHARES WILL BE CANCELLED AND THE LEGACY DEBENTURES AND LEGACY NOTES WILL BECOME UNSECURED OBLIGATIONS OF LEGACY.



3 ENTERPRISES IS OFFERING TO PURCHASE ALL OUTSTANDING SHARES OF ENTERPRISES COMMON STOCK (OTHER THAN THOSE SHARES CURRENTLY HELD BY LEGACY AND THOSE SHARES ISSUED IN THE MERGER) IN THE TENDER OFFER.


4   ISSUED TO WARBURG PINCUS, ITS AFFILIATES AND THE PRICE GROUP.

  SELECTED SUMMARY HISTORICAL AND SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

    The following tables present (1) summary historical consolidated financial information of Enterprises, (2) summary historical consolidated financial information of Legacy and (3) consolidated condensed summary pro forma operating and financial information of Price Legacy, which reflects the merger, the sale of the Enterprises Series B preferred stock, the tender offer and the acquisition of the Swerdlow properties.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF ENTERPRISES


    The following table sets forth the summary historical consolidated financial and operating information of Enterprises. Except for the three month periods ended March 31, 2001 and 2000, the four months ended December 31, 1996 and the funds from operations for all periods presented, the summary historical financial information is derived from audited consolidated financial statements of Enterprises for each period presented. The summary historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of Enterprises which have been incorporated by reference in this consent solicitation statement/prospectus.


                                 THREE MONTHS
                                     ENDED
                                   MARCH 31                  YEAR ENDED DECEMBER
31,
                              -------------------
-----------------------------------------
                                2001       2000       2000       1999       1998
      1997
                              --------   --------   --------   --------
--------   --------
                                       (IN THOUSANDS, EXCEPT FOR PER SHARE
AMOUNTS)
SELECTED INCOME
  STATEMENT DATA
  Rental revenues...........  $17,781    $17,471    $70,771    $66,667
$62,485    $56,067
  Operating income..........   10,244     10,501     41,847     35,143
31,393     23,289
  Income from continuing
    operations..............    8,739      9,171     34,292     32,671
29,429     29,003
  Discontinued operations...       --         --         --         --
--     (1,625)
  Net income................    8,739      9,171     34,292     32,671
29,429     27,378
  Net income (loss) from
    continuing operations
    per share:
    Basic...................     0.03       0.06       0.07      (0.05)
0.97       1.23
    Diluted.................     0.03       0.06       0.07      (0.05)
0.96       1.23
  Weighted average number of
    shares of common stock
    outstanding:
    Basic...................   13,309     13,309     13,309     13,309
21,688     23,480
    Diluted.................   13,309     13,309     13,309     13,309
22,010     23,480
  Cash dividends per share:
    Common stock............       --         --         --         --
--       1.25
    Series A preferred
      stock.................     0.35       0.35       1.40       1.40
1.40         --
OTHER DATA
  Funds from operations
    (a).....................    2,957      3,151     10,566      6,516
34,093     41,428
  Cash flow provided by
    operating activities....    8,302      8,733     35,223     43,660
40,427     39,057
  Cash flow (used in)
    provided by investing
    activities..............  (43,080)   (21,178)   (36,005)    (1,275)
(72,127)    33,904
  Cash flow provided by
    (used in) financing
    activities..............   11,369     11,681     48,633    (43,931)
8,388    (81,789)

                                  FOUR MONTHS
                                     ENDED              YEAR ENDED
                                  DECEMBER 31            AUGUST 31
                              -------------------   -------------------
                                1997       1996       1997       1996
                              --------   --------   --------   --------
                              (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
SELECTED INCOME
  STATEMENT DATA
  Rental revenues...........  $18,170    $18,941    $56,838    $56,221
  Operating income..........    9,045      8,178     22,422      5,829
  Income from continuing
    operations..............   17,508      7,590     19,085      8,340
  Discontinued operations...       --     (3,235)    (4,860)    (8,250)
  Net income................   17,508      4,355     14,225         90
  Net income (loss) from
    continuing operations
    per share:
    Basic...................     0.74       0.33       0.82       0.36
    Diluted.................     0.73       0.32       0.82       0.36
  Weighted average number of
    shares of common stock
    outstanding:
    Basic...................   23,675     23,298     23,354     23,262
    Diluted.................   23,919     23,620     23,354     23,380
  Cash dividends per share:
    Common stock............     0.35       0.30       1.20         --
    Series A preferred
      stock.................       --         --         --         --
OTHER DATA
  Funds from operations
    (a).....................   13,204     14,092     42,315     40,342
  Cash flow provided by
    operating activities....   13,269     10,847     36,635     22,612
  Cash flow (used in)
    provided by investing
    activities..............  (18,906)    16,088     68,898      8,548
  Cash flow provided by
    (used in) financing
    activities..............   (7,360)    (6,562)   (80,991)   (15,702)

                                           AS OF
                                          MARCH 31               AS OF DECEMBER
31                 AS OF AUGUST 31
                                          --------
-----------------------------------------   -------------------
                                            2001       2000       1999
1998       1997       1997       1996
                                          --------   --------   --------
--------   --------   --------   --------
                                                       (IN THOUSANDS, EXCEPT FOR
NUMBER OF PROPERTIES)
SELECTED BALANCE SHEET DATA
Real estate assets, net.................  $570,323   $545,800   $550,869
$418,507   $353,056   $337,139   $337,098
Total assets............................  682,820     662,405    562,558
457,352    408,478    403,757    540,325
Mortgages and notes payable.............  150,591     150,709      8,841
8,911         --         --         --
Series A preferred stock................  353,404     353,404    353,404
353,404         --         --         --
Stockholders' equity....................  464,235     463,109    461,260
344,811    406,624    396,476    532,899
Number of properties at the end of each
  period (b)............................       31          31         32
32         28         27         25

--------------------------


(a) Enterprises measures its economic profitability based on funds from operations, or FFO. Enterprises' management believes that FFO provides investors with an additional basis to evaluate Enterprises' ability to service debt and to fund acquisitions and other capital expenditures. The Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income in accordance with accounting principles generally accepted in the United States, or GAAP, excluding depreciation and amortization expense, and gains (losses) from sales of depreciable operating real estate. Enterprises calculates FFO in accordance with the NAREIT definition, as further adjusted for provisions for asset impairments and gain (losses) from sales of investments and income taxes for periods prior to August 31, 1997, the date Enterprises became a REIT. FFO does not represent cash flows from operations as defined by GAAP, may not be comparable to similarly titled measures of other companies and should not be construed by investors as an alternative to operating income or cash flow. Excluded from FFO are significant components in understanding and assessing Enterprises' financial performance. Below is a reconciliation of FFO:

                                   THREE MONTHS
                     FOUR MONTHS
                                       ENDED
                        ENDED
                                     MARCH 31                  YEAR ENDED
DECEMBER 31                 DECEMBER 31
                                -------------------
-----------------------------------------   -------------------
                                  2001       2000       2000       1999
1998       1997       1997       1996
                                --------   --------   --------   --------
--------   --------   --------   --------

   (IN THOUSANDS)
    Net income................   $8,739     $9,171    $34,292    $32,671
$29,429    $27,378    $17,508    $ 4,355
    Depreciation and
      amortization............    2,226      2,289      9,558     11,825
12,471      9,877      3,326      3,299
    Enterprises' share of
      depreciation of joint
      ventures................      259         15        240         --
--         --         --         --
    (Gain) loss on sale/
      impairment of real
      estate and
      investments.............       91         --       (164)    (4,717)
--      2,179         --     (2,071)
    Other (primarily income
      taxes)..................       --         --         --         --
509      1,984     (7,630)     8,509
    Preferred dividends.......   (8,358)    (8,324)   (33,360)   (33,263)
(8,316)        --         --         --
                                 ------     ------    -------    -------
-------    -------    -------    -------
    FFO.......................   $2,957     $3,151    $10,566    $ 6,516
$34,093    $41,418    $13,204    $14,092
                                 ======     ======    =======    =======
=======    =======    =======    =======


                                    YEAR ENDED
                                     AUGUST 31
                                -------------------
                                  1997       1996
                                --------   --------

    Net income................  $14,225    $    90
    Depreciation and
      amortization............    9,860     10,071
    Enterprises' share of
      depreciation of joint
      ventures................       --         --
    (Gain) loss on sale/
      impairment of real
      estate and
      investments.............      107     16,136
    Other (primarily income
      taxes)..................   18,123     14,045
    Preferred dividends.......       --         --
                                -------    -------
    FFO.......................  $42,315    $40,342
                                =======    =======

(b) Excludes real estate held by joint ventures which are not consolidated on Enterprises' financial statements.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF LEGACY


    The following table sets forth the summary historical consolidated financial and operating information of Legacy. Except for the earnings before depreciation, amortization and deferred taxes information and the financial information for the three month periods ended March 31, 2001 and 2000, the summary historical financial information is derived from audited consolidated financial statements of Legacy for each period presented. The summary historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of Legacy which have been incorporated by reference in this consent solicitation statement/prospectus.



                                                      THREE MONTHS
YEAR ENDED         FIVE MONTHS       PERIOD FROM
                                                          ENDED
DECEMBER 31           ENDED         NOVEMBER 17,
                                                        MARCH 31
---------------------   DECEMBER 31    1997 TO JULY 31,
                                                   -------------------      2000
                ------------   -----------------
                                                     2001       2000
(RESTATED)     1999         1998             1998
                                                   --------   --------
----------   --------   ------------   -----------------
                                                                    (IN
THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
SELECTED STATEMENT OF OPERATIONS DATA
Total revenue....................................  $  3,666   $ 3,693
$18,497     $25,917      $15,010          $  8,145
Total operating expenses.........................    (4,859)   (6,170)
(43,378)    (25,436)     (13,754)           (5,267)
Gain (loss) from real estate sales and write-off
  of real estate related costs...................       114     1,880
8,715      (1,765)          --                --
                                                   --------   -------
-------     -------      -------          --------
Net income (loss) before income taxes............    (1,079)     (597)
(16,166)     (1,284)       1,256             2,878
(Provision) benefit of income taxes..............       506       224
1,167         507         (535)           (1,143)
                                                   --------   -------
-------     -------      -------          --------
Net income (loss)................................      (573)     (373)
(14,999)       (777)         721             1,735
                                                   ========   =======
=======     =======      =======          ========
Net income (loss) per share:
  Basic..........................................     (0.01)    (0.01)
(0.36)      (0.02)        0.02              0.11
  Diluted........................................     (0.01)    (0.01)
(0.36)      (0.02)        0.01              0.07
Weighted average number of shares:
  Basic..........................................    61,541    36,893
41,847      33,985       33,458            15,842
  Diluted........................................    61,541    36,893
61,553      33,985       54,768            25,984
Other Data
Earnings before depreciation, amortization and
  deferred taxes (c).............................     1,363     2,049
(5,781)      3,674        2,712             2,994
  Cash dividends paid............................        --        --
--          --           --                --
  Cash flow (used in) provided by operating
    activities...................................    (2,269)     (268)
(296)         79       (4,045)            3,385
  Cash flow (used in) investing activities.......   (17,409)   (6,418)
(5,101)    (13,658)      (8,681)         (116,751)
  Cash flow provided by financing activities.....    19,283     7,693
5,099      13,959        2,622           124,857



                                                     AS OF MARCH 31           AS
OF DECEMBER 31
                                                     ---------------
--------------------------------   AS OF JULY 31
                                                          2001            2000
                         --------------
                                                       (RESTATED)
(RESTATED)     1999       1998          1998
                                                     ---------------
----------   --------   --------   --------------
                                                               (IN THOUSANDS,
EXCEPT FOR NUMBER OF PROPERTIES)
SELECTED BALANCE SHEET DATA
Net real estate....................................     $106,042        $ 96,133
   $102,191   $190,878      $175,756
Total assets.......................................      324,501         308,369
    328,153    261,296       246,916
Mortgages and notes payable........................      131,672         112,389
    137,806     90,986        72,714
Stockholders' equity...............................      177,708         178,383
    180,039    166,640       165,919
Number of properties at the end of each period
  (d)..............................................            8               9
         16         31            30


------------------------------


(c) Legacy measures its economic profitability based on earnings before depreciation, amortization and deferred taxes, or EBDADT. Legacy's management believes that EBDADT provides investors with an additional basis to evaluate Legacy's ability to service debt and to fund acquisitions and other capital expenditures. Legacy defines EBDADT consistent with the NAREIT definition of FFO except it does not exclude gains (losses) from sales of depreciable operating real estate since it considers real estate sales part of its operating business, and it excludes deferred tax expense since this is a non-cash item. EBDADT does not represent cash flows from operations as defined by GAAP, may not be comparable to similarly titled measures of other companies and should not be construed by investors as an alternative to operating income or cash flow.

    Excluded from EBDADT are significant components in understanding and assessing Legacy's financial performance. Below is a reconciliation of
    EBDADT:


                                                       THREE MONTHS
YEAR ENDED         FIVE MONTHS      PERIOD FROM
                                                           ENDED
DECEMBER 31           ENDED         NOVEMBER 17,
                                                         MARCH 31
---------------------   DECEMBER 31    1997 TO JULY 31,
                                                    -------------------
2000                 ------------   ----------------
                                                      2001       2000
(RESTATED)     1999         1998             1998
                                                    --------   --------
----------   --------   ------------   ----------------

  (IN THOUSANDS)
Net income (loss).................................   $ (573)    $ (373)   $
(14,999)   $   (777)     $  721           $1,735
Depreciation and amortization.....................      338        411
1,562       3,220       1,918            1,057
Legacy share of depreciation and amortization from
  equity investments:
  Enterprises.....................................    2,032      2,090
8,726         992          --               --
  Other...........................................      133        194
696         121          --               --
Less depreciation of non-real estate assets.......      (55)       (49)
(211)        (83)        (43)              (7)
Deferred tax expense..............................     (512)      (224)
(1,555)        201         116              209
                                                     ------     ------
---------    --------      ------           ------
EBDADT............................................   $1,363     $2,049    $
(5,781)   $  3,674      $2,712           $2,994
                                                     ======     ======
=========    ========      ======           ======


------------------------------

(d) Excludes real estate held by joint ventures which are not consolidated on Legacy's financial statements.

CONSOLIDATED CONDENSED SUMMARY PRO FORMA OPERATING AND FINANCIAL INFORMATION OF
                                  PRICE LEGACY


    The following tables set forth summary consolidated pro forma operating and financial information of Price Legacy as of March 31, 2001 and for the year ended December 31, 2000 and the three months ended March 31, 2001 as if the merger, the sale of the Enterprises Series B preferred stock, the tender offer and the acquisition of the Swerdlow properties had occurred on March 31, 2001 for balance sheet data and January 1, 2000 for income statement data. The pro forma data may not be indicative of the actual results or financial position had the merger, the sale of the Enterprises Series B preferred stock, the tender offer and the acquisition of the Swerdlow properties occurred on the dates indicated. The summary consolidated pro forma operating and financial information is only a summary, and you should read it in conjunction with the consolidated historical financial statements and related notes contained in the annual and quarterly reports of Enterprises and Legacy which have been incorporated by reference in this consent solicitation statement/prospectus. See "Unaudited Pro Forma Operating and Financial Information" for a more detailed explanation of this analysis.


       SUMMARY PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET (UNAUDITED)


                                                                  AS OF
                                                              MARCH 31, 2001
                                                              --------------
                                                              (IN THOUSANDS)
                                   ASSETS
Real estate, net............................................    $  950,712
Cash........................................................        60,893
Investment in real estate joint ventures....................        36,495
Investment in securities....................................         2,741
Accounts receivable, net....................................         4,510
Notes receivable............................................        59,598
Other assets................................................        40,687
                                                                ----------
  Total assets..............................................    $1,155,636
                                                                ----------

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Mortgages and notes payable...............................    $  435,352
  Senior notes and convertible debentures...................        51,307
  Other liabilities.........................................        16,316
                                                                ----------
                                                                   502,975
                                                                ----------
  Minority interests........................................           595
Stockholders' equity:
  Series A preferred stock..................................       353,404
  Series B preferred stock..................................       105,262
  Common stock..............................................             4
  Additional paid-in capital................................       202,501
  Warrants..................................................         3,085
  Accumulated deficit.......................................        (2,502)
  Notes receivable--purchase of shares......................        (9,688)
                                                                ----------
    Total stockholders' equity..............................       652,066
                                                                ----------
    Total liabilities and stockholders' equity..............    $1,155,636
                                                                ==========


    See "Unaudited Pro Forma Operating and Financial Information--Notes and
     Management's Assumptions to Pro Forma Consolidated Condensed Financial
                            Information--Unaudited."

     SUMMARY PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT (UNAUDITED)



  THREE MONTHS
                                                                 YEAR ENDED
     ENDED
                                                              DECEMBER 31, 2000
 MARCH 31, 2001
                                                              -----------------
 --------------
                                                                  (IN THOUSANDS,
EXCEPT FOR
                                                                      PER SHARE
AMOUNTS)
Revenues:
  Rental and other operating income.........................      $109,881
    $ 26,649
  Interest and other........................................         8,809
       2,400
                                                                  --------
    --------
    Total revenue...........................................       118,690
      29,049
                                                                  --------
    --------
Expenses:
  Provision for investment impairment.......................        18,993
          --
  Property and other expenses...............................        32,193
       8,103
  Interest..................................................        35,279
       8,232
  Depreciation and amortization.............................        14,910
       3,493
  General and administrative................................         5,870
       1,575
                                                                  --------
    --------
                                                                   107,245
      21,403
                                                                  --------
    --------
Income before gain on sale of real estate and investments,
  net.......................................................        11,445
       7,646
Gain on sale of real estate and investments, net............         6,999
          23
                                                                  --------
    --------
Income before income taxes..................................        18,444
       7,669
  Benefit for income taxes..................................         1,919
         506
                                                                  --------
    --------
Net income..................................................        20,363
       8,175
Dividends to preferred stockholders.........................       (43,193)
     (10,816)
                                                                  --------
    --------
Net loss applicable to common stockholders..................      $(22,830)
    $ (2,641)
                                                                  --------
    --------
Basic net loss per common share.............................      $  (0.56)
    $  (0.06)
                                                                  --------
    --------
Diluted net loss per common share...........................      $  (0.56)
    $  (0.06)
                                                                  ========
    ========
Pro forma weighted average number of common shares:
  Basic.....................................................        41,036
      41,024
  Diluted...................................................        61,618
      62,764


    See "Unaudited Pro Forma Operating and Financial Information--Notes and
     Management's Assumptions to Pro Forma Consolidated Condensed Financial
                            Information--Unaudited."

                           COMPARATIVE PER SHARE DATA


    The following table summarizes certain historical per share data of Enterprises and Legacy and the combined per share data on an unaudited pro forma basis. You should read the information below along with the selected historical consolidated financial information and the unaudited pro forma consolidated condensed financial information included elsewhere in this consent solicitation statement/ prospectus. The pro forma consolidated condensed financial information is not necessarily indicative of the operating results of future operations or the actual results that would have occurred at the beginning of the periods presented.



                                      THREE MONTHS ENDED MARCH 31, 2001
   YEAR ENDED DECEMBER 31, 2000
                                  -----------------------------------------
-----------------------------------------
                                                                PRO FORMA
                           PRO FORMA
                                  HISTORICAL   PRO FORMA(1)   EQUIVALENT(2)
HISTORICAL   PRO FORMA(1)   EQUIVALENT(2)
                                  ----------   ------------   -------------
----------   ------------   -------------
Book value per share of common
  stock:
  Enterprises (3)...............     $8.33         $4.63          $  --
$8.24         $  --          $  --
  Legacy........................      2.89            --           3.09
 2.90            --             --
Cash dividends per share of
  common stock (4):
  Enterprises...................        --            --             --
   --            --             --
  Legacy........................        --            --             --
   --            --             --
Net income (loss) per share of
  common stock--basic:
  Enterprises...................      0.03         (0.06)            --
 0.07         (0.56)            --
  Legacy........................     (0.01)           --          (0.04)
(0.36)           --          (0.37)
Net income (loss) per share of
  common stock--diluted:
  Enterprises...................      0.03         (0.06)            --
 0.07         (0.56)            --
  Legacy........................     (0.01)           --          (0.04)
(0.36)           --          (0.37)


------------------------

(1) See "Unaudited Pro Forma Operating and Financial Information."


(2) The equivalent pro forma share amounts of Legacy are calculated by multiplying the pro forma consolidated book value and net income (loss) per share by the merger exchange ratio of 0.6667 per share of Enterprises common stock for each share of Legacy common stock.


(3) Book value per share of common stock was calculated using stockholders' equity as reflected in the historical and pro forma financial statements less the book value of the Enterprises Series A preferred stock, the Enterprises Series B preferred stock and the warrants (pro forma) divided by the number of shares of Enterprises common stock outstanding.

(4) In the three months ended March 31, 2001 and year ended December 31, 2000, no distributions were made to common stockholders. Enterprises is required to make cash distributions in future years to maintain its REIT status if certain income levels are met.

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    Enterprises' ratios of earnings to combined fixed charges and preferred stock dividends are as follows for the periods indicated:


PERIOD FROM
                                              THREE MONTHS
NOVEMBER 12
                                                 ENDED        YEAR ENDED
THROUGH       YEAR ENDED
                                               MARCH 31,     DECEMBER 31,
DECEMBER 31,   DECEMBER 31,
                                                  2001           2000
1999           1998
                                              ------------   ------------
------------   ------------
Ratios of Earnings to combined fixed charges
  and preferred stock dividends.............      1.00x          0.98x
5.14x           2.82x

    The ratio of earnings to combined fixed charges and preferred stock dividends is calculated by dividing earnings by fixed charges and preferred stock dividends. Earnings is calculated by adding net income and fixed charges less capitalized interest. Fixed charges includes expense and capitalized interest.

                    COMPARATIVE PER SHARE MARKET INFORMATION

    The table below sets forth, for the calendar quarters indicated, the reported high and low sales prices per share of Enterprises common stock, Enterprises Series A preferred stock and Legacy common stock. The Enterprises common stock and the Enterprises Series A preferred stock are listed on the Nasdaq National Market under the symbols "PREN" and "PRENP," respectively. The Legacy common stock is listed on the American Stock Exchange under the symbol "XLG."



ENTERPRISES
                                                       ENTERPRISES
SERIES A               LEGACY
                                                      COMMON STOCK
PREFERRED STOCK        COMMON STOCK
                                                   -------------------
-------------------   -------------------
                                                     HIGH       LOW        HIGH
     LOW        HIGH       LOW
                                                   --------   --------
--------   --------   --------   --------
1999
First Quarter....................................   $6.000     $4.344    $15.125
   $13.500     $4.063     $3.063
Second Quarter...................................    8.000      4.875     15.500
    14.313      5.688      2.875
Third Quarter....................................    8.063      7.250     16.250
    14.625      4.750      3.500
Fourth Quarter...................................    8.375      6.406     15.688
    13.813      4.750      3.000
2000
First Quarter....................................    7.625      7.063     14.625
    13.250      4.000      3.000
Second Quarter...................................    7.500      6.500     15.375
    13.625      3.500      2.500
Third Quarter....................................    6.875      4.500     15.063
    14.313      3.000      2.125
Fourth Quarter...................................    5.250      3.625     14.938
    14.000      2.500      1.875
2001
First Quarter....................................    7.000      4.875     15.375
    14.375      2.750      2.100
Second Quarter...................................    6.990      6.700     15.780
    14.812      2.390      2.000
Third Quarter (through July 25, 2001)............    6.990      6.350     16.100
    15.600      2.100      2.000


                             RECENT CLOSING PRICES

    The following table sets forth the last sales prices per share of Enterprises common stock, Enterprises Series A preferred stock and Legacy common stock as reported on the Nasdaq National Market or the American Stock Exchange, as applicable, on (1) March 21, 2001, the last full trading day prior to the public announcement that Enterprises and Legacy had entered into the merger agreement and that Enterprises had entered into the securities purchase
agreement and (2)       , 2001, the most recent practicable date prior to the
printing of this consent solicitation statement/prospectus.


     EQUIVALENT MARKET
                                                       ENTERPRISES
      VALUE FOR EACH
                                      ENTERPRISES       SERIES A          LEGACY
      SHARE OF LEGACY
DATE                                  COMMON STOCK   PREFERRED STOCK   COMMON
STOCK     COMMON STOCK
----                                  ------------   ---------------
------------   -----------------
March 21, 2001......................     $5.750          $14.875          $2.156
          $3.834

                                  RISK FACTORS

    IN CONSIDERING WHETHER TO TENDER YOUR LEGACY DEBENTURES AND LEGACY NOTES IN THE EXCHANGE OFFER AND CONSENT TO THE PROPOSED AMENDMENTS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS.

RISKS RELATING TO THE EXCHANGE OFFER

    A FAILURE TO EXCHANGE YOUR LEGACY DEBENTURES AND LEGACY NOTES COULD ADVERSELY AFFECT YOUR INVESTMENT.

    The Legacy debentures and Legacy notes not tendered in the exchange offer will remain outstanding obligations of Legacy, which will be a subsidiary of Price Legacy. If the proposed amendments become effective, the Legacy debentures and Legacy notes not tendered will be unsecured obligations of Legacy. The release of the collateral securing the Legacy debentures and Legacy notes could increase the credit risks faced by the holders of Legacy debentures and Legacy notes, adversely affect the market price of these securities or otherwise be adverse to the holders of the remaining Legacy debentures and Legacy notes.

    THE ENTERPRISES SERIES A PREFERRED STOCK MAY BE SUBJECT TO GREATER RISKS THAN THE LEGACY DEBENTURES AND LEGACY NOTES.

    The Enterprises Series A preferred stock will be an equity security of Price Legacy and is therefore subordinate to any indebtedness of Price Legacy. Consequently, in the event of bankruptcy, dissolution, liquidation, reorganization or similar proceeding, Price Legacy will be obligated to satisfy the obligations of its indebtedness before any payment can be made on the Enterprises Series A preferred stock. Instead of benefiting from the covenants contained in the indentures governing the Legacy debentures and Legacy notes, the rights of Price Legacy's stockholders will be governed by the MGCL and Price Legacy's charter and bylaws.

    THE REDUCED TRADING MARKET FOR THE LEGACY DEBENTURES AND LEGACY NOTES NOT TENDERED IN THE EXCHANGE OFFER COULD ADVERSELY AFFECT THE MARKET PRICE OF THESE SECURITIES.


    If Legacy debentures and Legacy notes are tendered and accepted for exchange in the exchange offer, the trading market could become further reduced for any remaining Legacy debentures and Legacy notes. A debt security with a smaller outstanding principal amount available for trading may command a lower price than would a comparable debt security with a greater public float. Accordingly, the market price of any Legacy debentures and Legacy notes not tendered in the exchange offer could be adversely affected. In addition, the reduced public float could cause the market price of these securities to become more volatile.


    THE HOLDERS OF LEGACY DEBENTURES AND LEGACY NOTES WILL RECEIVE 66.67 SHARES OF ENTERPRISES SERIES A PREFERRED STOCK FOR EACH $1,000 IN PRINCIPAL AMOUNT TENDERED DESPITE CHANGES IN THE MARKET VALUE OF THE LEGACY DEBENTURES, LEGACY NOTES OR ENTERPRISES SERIES A PREFERRED STOCK.

    Each $1,000 in principal amount of Legacy debentures and Legacy notes tendered will be exchanged for 66.67 shares of Enterprises Series A preferred stock in the exchange offer. This exchange ratio is fixed and will not be adjusted for changes in the market price of the Legacy debentures, Legacy notes or Enterprises Series A preferred stock.

    Consequently, the specific dollar value of the Enterprises Series A preferred stock to be received by Legacy's debtholders will depend on the market value of the Enterprises Series A preferred stock at the date of exchange and may decrease from the date that you tender your Legacy debentures and Legacy notes. You are urged to obtain recent market quotations for the Legacy debentures, Legacy notes and Enterprises Series A preferred stock. Enterprises cannot predict or give any assurances as to the market price of the Enterprises Series A preferred stock at any time before or after the exchange offer.

    THE MARKET PRICE OF THE ENTERPRISES COMMON STOCK, INTO WHICH THE OUTSTANDING LEGACY DEBENTURES WILL BE CONVERTIBLE, AND THE ENTERPRISES SERIES A PREFERRED STOCK MAY DECLINE AS A RESULT OF THE TRANSACTIONS.

    The market price of the Enterprises common stock and the Enterprises
Series A preferred stock may decline as a result of the merger and the sale of the Enterprises Series B preferred stock for a number of reasons, including if:

    - the integration of Enterprises and Legacy is not completed in a timely and efficient manner,

    - Price Legacy does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts,

    - the effect of the transactions on Price Legacy's financial results is not consistent with the expectations of financial or industry analysts, or

    - significant stockholders of Price Legacy decide to dispose of their shares following the transactions.


    THE MARKET PRICE OF THE ENTERPRISES COMMON STOCK, INTO WHICH THE OUTSTANDING LEGACY DEBENTURES WILL BE CONVERTIBLE, MAY HAVE INCREASED AS A RESULT OF THE ANNOUNCEMENT OF THE TENDER OFFER AND MAY DECLINE FOLLOWING THE COMPLETION OF THE TENDER OFFER AND THE ISSUANCE OF ADDITIONAL SHARES OF ENTERPRISES COMMON STOCK IN THE MERGER.



    The closing price of the Enterprises common stock increased from $5.75 per share on March 21, 2001 (the day immediately prior to the public announcement of the merger agreement) to $6.83 per share on March 22, 2001. On July 25, 2001, the closing price of the Enterprises common stock was $6.80 per share. Enterprises and Legacy believe that this increase in market price is largely a result of the announcement of Enterprises' offer to purchase all outstanding shares of Enterprises common stock (other than those shares currently held by Legacy and those shares issued in the merger) at a cash price of $7.00 per share. As a result, the market price of the Enterprises common stock may decline following the completion of the tender offer and the issuance of additional shares of Enterprises common stock in the merger.


    THE EXCHANGE OF ENTERPRISES SERIES A PREFERRED STOCK FOR LEGACY DEBENTURES AND LEGACY NOTES IS A TAXABLE TRANSACTION.

    Enterprises and Legacy expect that the exchange of Enterprises Series A preferred stock for Legacy debentures and Legacy notes will be a taxable transaction for United States federal income tax purposes and may also be taxable under applicable state, local and foreign tax laws. If you tender Legacy debentures and Legacy notes in the exchange offer, you may be required to pay income tax on any gain realized in the exchange. The circumstances of individual holders may vary, so it is important that you consult your own tax advisor regarding the tax consequences of tendering Legacy debentures and Legacy notes in the exchange offer.


    THE INTERNAL REVENUE SERVICE MAY CHALLENGE THE TAX-FREE NATURE OF THE ADOPTION OF THE PROPOSED AMENDMENTS AND, IF THIS CHALLENGE WERE SUCCESSFUL, HOLDERS OF LEGACY DEBENTURES AND LEGACY NOTES WHO DO NOT TENDER THEIR SECURITIES IN THE EXCHANGE OFFER MAY BE REQUIRED TO PAY INCOME TAX ON ANY GAIN REALIZED AS A RESULT OF THE ADOPTION OF THE PROPOSED AMENDMENTS.


    Legacy has not obtained an opinion of counsel and will not seek a ruling from the Internal Revenue Service that the adoption of the proposed amendments to the indentures governing the Legacy debentures and Legacy notes (1) will not cause a deemed exchange of the Legacy debentures and Legacy notes for new Legacy debentures and Legacy notes and, as a result, (2) will be tax-free to holders of Legacy debentures and Legacy notes. As a result, the Internal Revenue Service may later challenge the tax-free nature of the adoption of the proposed amendments. If so, holders of Legacy debentures and Legacy notes who do not tender their Legacy debentures and Legacy notes in the exchange offer may be required to pay income tax on any gain realized as a result of the adoption of the proposed amendments. The circumstances of individual holders may vary, so it is important that you consult your own tax advisor regarding the tax consequences of the adoption of the proposed amendments.

    IF THE TRANSACTIONS ARE COMPLETED, HOLDERS OF ENTERPRISES COMMON STOCK, INTO WHICH THE OUTSTANDING LEGACY DEBENTURES WILL BE CONVERTIBLE, WILL RECEIVE DISTRIBUTIONS ONLY IF PRICE LEGACY'S REIT TAXABLE INCOME EXCEEDS THE DISTRIBUTIONS IT IS REQUIRED TO PAY TO THE HOLDERS OF ENTERPRISES SERIES A PREFERRED STOCK AND ENTERPRISES SERIES B PREFERRED STOCK.


    After the transactions, the rights of holders of Enterprises common stock will be subject to the existing senior rights of holders of Enterprises
Series A preferred stock and to senior rights of holders of the newly-issued Enterprises Series B preferred stock. Holders of Enterprises Series B preferred stock will have preferential rights with respect to Enterprises common stock in the case of distributions, as well as distributions upon a liquidation of, and some business combinations involving, Price Legacy. These preferential rights are in addition to the rights already granted to holders of Enterprises
Series A preferred stock. Accordingly, no distributions upon liquidation may be made to holders of Enterprises common stock until holders of Enterprises
Series A preferred stock and Enterprises Series B preferred stock have been paid their respective liquidation preferences. As a result, it is possible that, upon liquidation, all amounts available for holders of Price Legacy capital stock would be paid to holders of Enterprises Series A preferred stock and, to the extent any available funds are then remaining, to Enterprises Series B preferred stock, with holders of Enterprises common stock receiving little or no payment at all.



    In addition, to qualify as a REIT, Price Legacy must distribute at least 90% of its REIT taxable income to its stockholders (determined without regard to the dividends paid deduction and by excluding capital gains), and will be subject to tax to the extent it distributes less than 100% of its REIT taxable income. Price Legacy is expected to distribute in excess of this minimum requirement, or approximately 100% of its REIT taxable income, to its stockholders following the transactions. As a result, holders of Enterprises common stock will receive distributions only if Price Legacy's REIT taxable income exceeds $43.7 million, which is the aggregate amount of annual distributions initially payable on the Enterprises Series A preferred stock and Enterprises Series B preferred stock.



    Following the completion of the transactions, affiliates of Price Legacy will hold approximately 71.3% of Price Legacy's preferred stock, entitling them to an aggregate of approximately $26.1 million per year in distributions. In addition, the voting power and distributions payable to these stockholders will increase as a result of the additional shares of Enterprises Series B preferred stock payable to them as distributions.


    Based on the pro forma financial information of Price Legacy, holders of Enterprises common stock would not have been entitled to any distributions for the quarter ended March 31, 2001 after giving effect to the transactions.

    HOLDERS OF LEGACY DEBENTURES AND LEGACY NOTES WHO TENDER THEIR SECURITIES IN THE EXCHANGE OFFER WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED AMENDMENTS.

    Holders who tender their Legacy debentures and Legacy notes in the exchange offer will be deemed to have consented to the proposed amendments to release the collateral securing these securities. If the proposed amendments become effective, the Legacy debentures and Legacy notes not tendered will become unsecured obligations of Legacy, a subsidiary of Price Legacy. Holders may not tender their securities without providing their consent. Approval of the amendments may be more likely as a result of this deemed consent mechanism.

    LEGACY'S BOARD DID NOT OBTAIN AN OPINION AS TO THE FAIRNESS OF THE CONSIDERATION OFFERED BY ENTERPRISES IN THE EXCHANGE OFFER.

    The exchange ratio of 66.67 shares of Enterprises Series A preferred stock for each $1,000 in principal amount of Legacy debentures and Legacy notes was determined by management of Enterprises and Legacy. While Legacy's board obtained an opinion from Appraisal Economics, Inc. as to the fairness of the merger from a financial point of view, it did not obtain any such opinion with respect to the exchange offer. Appraisal Economics' opinion does not address the fairness of the exchange offer. Accordingly, no third party assurance has been given that the exchange offer is fair from a financial point of view.

RISKS RELATING TO THE BUSINESS AND OPERATIONS OF PRICE LEGACY

    REAL PROPERTY INVESTMENTS ARE SUBJECT TO VARYING DEGREES OF RISK THAT MAY AFFECT THE PERFORMANCE AND VALUE OF PRICE LEGACY'S PROPERTIES.

    Price Legacy's revenue and the performance and value of its properties may be adversely affected by a number of factors, including:

    - changes in the national, regional and local economic climates,

    - local conditions such as an oversupply of space or a reduction in demand for similar or competing properties in the area,

    - changes in interest rates which may render the sale and/or refinancing of a property difficult or unattractive,

    - changes in consumer spending patterns,

    - the attractiveness of its properties to tenants,

    - competition from other available space,

    - its ability to provide adequate maintenance and insurance, and

    - increased operating costs.


    In addition, some significant operating expenses associated with Price Legacy's properties, such as debt payments, maintenance, tenant improvement costs and taxes, generally are not reduced when gross income from properties is reduced. For example, for the three months ended March 31, 2001, Price Legacy, on a pro forma basis, would have had property operating costs and interest expense of $16.3 million. If Price Legacy's properties do not generate revenue sufficient to meet operating expenses, Price Legacy may have to borrow additional amounts to cover costs, which could harm its ability to make distributions to its stockholders.


    PRICE LEGACY FACES SIGNIFICANT COMPETITION FROM DEVELOPERS, OWNERS AND OPERATORS OF REAL ESTATE PROPERTIES, WHICH MAY ADVERSELY AFFECT THE SUCCESS OF ITS BUSINESS.

    Price Legacy will compete in the acquisition of real estate properties with over 200 publicly-traded REITs as well as other public and private real estate investment entities, including mortgage banks and pension funds, and other institutional investors, as well as individuals. Competition from these entities may impair Price Legacy's financial condition and materially harm its business by reducing the number of suitable investment opportunities offered to Price Legacy and increasing the bargaining power of prospective sellers of property, which often increases the price necessary to purchase a property. Many of Price Legacy's competitors in the real estate sector are significantly larger than Price Legacy and may have greater financial resources and more experienced managers than Price Legacy.

    In addition, a large portion of Price Legacy's developed properties will be located in areas where competitors maintain similar properties. Price Legacy will need to compete for tenants based on rental rates, attractiveness and location of properties, as well as quality of maintenance and management services. Competition from these and other properties may impair Price Legacy's financial condition and materially harm its business by:

    - interfering with Price Legacy's ability to attract and retain tenants,

    - increasing vacancies, which lowers market rental rates and limits Price Legacy's ability to negotiate favorable rental rates, and

    - impairing Price Legacy's ability to minimize operating expenses.

    DEVELOPMENTS IN THE RETAIL INDUSTRY COULD ADVERSELY AFFECT PRICE LEGACY'S ABILITY TO LEASE SPACE IN ITS SHOPPING CENTERS, WHICH WOULD HARM PRICE LEGACY'S BUSINESS.

    Price Legacy will derive a substantial portion of income from tenants in the retail industry. The market for retail space and the general economic or local conditions of the retail industry can significantly affect the financial performance of Price Legacy. A number of recent developments have heightened competitive pressures in the market for retail space, including:

    - consolidation among retailers,

    - the financial distress of large retailers in some markets, including the bankruptcy of some retailers,

    - a proliferation of new retailers,

    - a growing consumer preference for value-oriented shopping alternatives, such as internet commerce, and

    - in some areas of the country, an oversupply of retail space.

    As a result of these developments, many companies in the retail industry have encountered significant financial difficulties. Since Price Legacy will have no control over the occurrence of these developments, Price Legacy cannot make any assurance that its business or financial results will not be adversely affected by these developments and the competitive pressures they create.

    PRICE LEGACY WILL RELY ON COSTCO FOR 14% OF ITS REVENUE, AND ANY FINANCIAL DIFFICULTIES FACED BY THIS TENANT MAY HARM PRICE LEGACY'S BUSINESS AND IMPAIR ITS STOCK PRICE.

    Price Legacy's financial position, results of operations and its ability to make distributions to its stockholders may be adversely affected by financial difficulties experienced by any of its major tenants, including Costco Wholesale Corporation and The Sports Authority. Although failure on the part of a tenant to materially comply with the terms of a lease, including failure to pay rent, would give Price Legacy the right to terminate the lease, repossess the property and enforce the payment obligations under the lease, Price Legacy could experience substantial delays and costs in doing so. Price Legacy may not be able to enforce the payment obligations against the defaulting tenant, find another tenant or, if another tenant were found, enter into a new lease on favorable terms.


    After the merger, Price Legacy's largest tenant will be Costco, which accounted for approximately 18.7% of Enterprises' total annual minimum rental revenue for 2000 and would have accounted for approximately 11.2% of Price Legacy's total annual minimum rental revenue for 2000 on a pro forma basis. In addition to Price Legacy's four properties where Costco will be the major tenant, Costco warehouses will be adjacent to an additional 12 of its properties. If Costco or any other major tenant chooses to terminate or not to renew its lease, the financial condition and business of Price Legacy could be materially harmed.

    TERMINATION OF A LEASE BY COSTCO MAY ALLOW SOME TENANTS TO REDUCE OR TERMINATE THEIR LEASES.

    If Costco were to terminate a lease with Price Legacy or a lease for space adjacent to one or more of Price Legacy's properties, some of Price Legacy's other tenants at these properties would have rights to reduce their rent or terminate their leases. As of March 31, 2001, five leases, accounting for approximately 5.1% of Enterprises' gross minimum rent, contained these types of provisions. In addition, tenants at these properties, including those with termination rights, could elect not to extend or renew their lease at the end of the lease term. If any of these events occur, the financial condition and business of Price Legacy could be materially harmed.

    PRICE LEGACY'S FINANCIAL PERFORMANCE DEPENDS ON REGIONAL ECONOMIC CONDITIONS SINCE MANY OF ITS PROPERTIES AND INVESTMENTS ARE LOCATED IN CALIFORNIA AND ARIZONA.

    Of Price Legacy's properties and real estate related investments, 28 will be located in two states: 23 in California and five in Arizona. With such a large number of properties and real estate related investments in these states, Price Legacy may be exposed to greater economic risks than if they were located in several geographic regions. Price Legacy's revenue from, and the value of, the properties and investments located in these states may be affected by a number of factors, including an oversupply of, or reduced demand for, real estate properties and downturns in the local economic climate caused by high unemployment, business downsizing, industry slowdowns, changing demographics and other factors. A general downturn in the economy or real estate conditions in California or Arizona could impair Price Legacy's financial condition and materially harm its business. Further, due to the relatively high cost of real estate in the southwestern United States, the real estate market in that region may be more sensitive to fluctuations in interest rates and general economic conditions than other regions of the United States. Price Legacy will not have any limitations or targets for the concentration of the geographic location of its properties and, accordingly, the risks associated with this geographic concentration will increase if Price Legacy acquires additional properties in California and Arizona.

    PRICE LEGACY'S INCOME DEPENDS ON RENTAL INCOME FROM REAL PROPERTY.

    The majority of Price Legacy's income will be derived from rental income from real property. Accordingly, Price Legacy's income and funds available for distribution would be adversely affected if a significant number of its tenants were unable to meet their obligations to Price Legacy or if Price Legacy was unable to lease a significant amount of space in its properties on economically favorable lease terms. Price Legacy cannot make any assurance that any tenant whose lease expires in the future will renew their lease or that Price Legacy will be able to re-lease space on economically advantageous terms, if at all.

    In addition, the ability of Price Legacy to lease or re-lease vacant space will be affected by many factors, including the existence of covenants typically found in shopping center tenant leases, such as those requiring the use of space at the shopping center not to be competitive with another tenant. Price Legacy's ability to lease or re-lease its properties may cause fluctuations in its cash flow, potentially affecting the cash available for distributions to stockholders.

    ILLIQUIDITY OF REAL ESTATE INVESTMENTS MAY MAKE IT DIFFICULT FOR PRICE LEGACY TO SELL PROPERTIES IN RESPONSE TO MARKET CONDITIONS.

    Equity real estate investments are relatively illiquid and therefore will tend to limit Price Legacy's ability to vary its portfolio promptly in response to changing economic or other conditions. To the extent the properties are not subject to triple net leases, and as of March 31, 2001, on a pro forma basis, 4% of Price Legacy's leases would not have been subject to such leases, some significant expenditures such as real estate taxes and maintenance costs are generally not reduced when circumstances cause a reduction in income from the investment. Should these events occur, Price Legacy's income and funds available for distribution could be adversely affected.

    In addition, REIT requirements may subject Price Legacy to confiscatory taxes on gain recognized from the sale of property if the property is considered to be held primarily for sale to customers in the ordinary course of Price Legacy's trade or business. To prevent these taxes, Price Legacy may comply with safe harbor rules relating to the number of properties sold in a year, how long Price Legacy owned the properties, their tax bases and the cost of improvements made to those properties. However, Price Legacy cannot make any assurance that it will be able to successfully comply with these safe harbors and, in the event that compliance is possible, the safe harbor rules may restrict Price Legacy's ability to sell assets in the future.

    PRICE LEGACY'S SUBSTANTIAL LEVERAGE MAY BE DIFFICULT TO SERVICE AND COULD ADVERSELY AFFECT ITS BUSINESS.

    As of March 31, 2001, on a pro forma basis, Price Legacy would have had outstanding borrowings of approximately $486.7 million, requiring an annual debt service of approximately $38.4 million. Price Legacy is expected to be exposed to the risks normally associated with debt financing, which may materially harm its business, including the following:

    - Price Legacy's cash flow may be insufficient to meet required payments of principal and interest on borrowings and this insufficiency may leave Price Legacy with insufficient cash resources to pay operating expenses,

    - Price Legacy may not be able to refinance debt at maturity, and

    - if refinanced, the terms of refinancing may not be as favorable as the original terms of the debt.

    RISING INTEREST RATES MAY ADVERSELY AFFECT PRICE LEGACY'S CASH FLOW AND BUSINESS.

    A large portion of Price Legacy's debt will bear interest at variable rates. Variable rate debt creates higher debt payments if market interest rates increase. Price Legacy may incur additional debt in the future that also bears interest at variable rates. Higher debt payments as a result of an increase in interest rates could adversely affect Price Legacy's cash flows, cause it to default under some debt obligations or agreements, and materially harm its business.

    A DEFAULT ON THE LEGACY DEBENTURES OR LEGACY NOTES COULD RESULT IN SIGNIFICANT DILUTION TO PRICE LEGACY'S STOCKHOLDERS.


    The Legacy debentures and Legacy notes are secured by the Enterprises common stock currently held by Legacy. On July 25, 2001, 12,154,289 shares of Enterprises common stock were held by Legacy and pledged as collateral for the Legacy debentures and Legacy notes. Although Enterprises is seeking the consent of holders of the Legacy debentures and Legacy notes to release these shares in connection with the exchange offer, Enterprises cannot make any assurance that such consent will be obtained. If not obtained, these shares of Enterprises common stock will continue to serve as collateral for the Legacy debentures and Legacy notes. If Legacy is unable to meet its obligations under the Legacy debentures or Legacy notes, the debtholders will have the right to take ownership of these shares, which would cause these shares to become outstanding voting securities equivalent in all respects to the shares of Enterprises common stock issued in the merger. This would cause significant dilution to Price Legacy's stockholders and require Price Legacy to issue additional shares of Enterprises Series B preferred stock to Warburg Pincus, under the terms of the securities purchase agreement, causing further dilution.


    PRICE LEGACY FACES RISKS ASSOCIATED WITH ITS EQUITY INVESTMENTS IN AND WITH THIRD PARTIES BECAUSE OF ITS LACK OF CONTROL OVER THE UNDERLYING REAL ESTATE ASSETS.

    As part of Price Legacy's growth strategy, it may invest, through Legacy, in shares of REITs or other entities that invest in real estate assets. In these cases, Price Legacy will be relying on the assets, investments and management of the REIT or other entity in which it is investing. These entities and their properties will be exposed to the risks normally associated with the ownership and operation of real estate. Price Legacy, through Legacy, also may invest in or with other parties through partnerships and joint ventures. In these cases, Price Legacy will not be the only entity making decisions relating to the property, partnership, joint venture or other entity. Risks associated with investments in partnerships, joint ventures or other entities include:

    - the possibility that Price Legacy's partners might experience serious financial difficulties or fail to fund their share of required investment contributions,

    - the partners might have economic or other business interests or goals which are inconsistent with Price Legacy's business interests or goals, resulting in impasse or decisions which are contrary to Price Legacy's business interests or goals, and

    - the partners may take action contrary to Price Legacy's instructions or requests and adverse to its policies and objectives, including Price Legacy's policy with respect to maintaining its qualification as a REIT.

    Any substantial loss or action of this nature could potentially harm Price Legacy's business or jeopardize its ability to qualify as a REIT. In addition, Price Legacy may in some circumstances be liable for the actions of its third-party partners or co-venturers.

    PRICE LEGACY COULD INCUR SIGNIFICANT COSTS AND EXPENSES RELATED TO ENVIRONMENTAL PROBLEMS.

    Under various federal, state and local laws and regulations, a current or previous owner or operator of real property, and parties that generate or transport hazardous substances that are disposed of on real property, may be liable for the costs of investigating and remediating these substances on or under the property. These laws often impose liability without regard to whether the owner or operator of the property was responsible for or even knew of the presence of the hazardous substances. The presence of or failure to properly remediate hazardous or toxic substances may impair Price Legacy's ability to rent, sell or borrow against a property.

    These laws and regulations also impose liability on persons who arrange for the disposal or treatment of hazardous or toxic substances at another location for the costs of removal or remediation of these hazardous substances at the disposal or treatment facility. These laws often impose liability regardless of whether the entity arranging for the disposal ever owned or operated the disposal facility. In addition, even if more than one person was responsible for the contamination, each person covered by the environmental laws may be held responsible for the clean-up costs incurred. Other environmental laws and regulations impose liability on owners or operators of property for injuries relating to the release of asbestos-containing materials into the air.

    As an owner and operator of property and as a potential arranger for hazardous substance disposal, Price Legacy may be liable under these laws and regulations for removal or remediation costs, governmental penalties, property damage, personal injuries and related expenses. Payment of these costs and expenses, which can exceed the value of the subject property, could impair Price Legacy's financial condition, materially harm its business and have a material adverse effect on its ability to make distributions to its stockholders. In addition, environmental laws may impose restrictions on the manner in which Price Legacy uses its properties or operates its business, and these restrictions may require expenditures to achieve compliance.

    THE COSTS OF COMPLIANCE WITH REGULATORY REQUIREMENTS, INCLUDING THE AMERICANS WITH DISABILITIES ACT, COULD ADVERSELY AFFECT PRICE LEGACY'S BUSINESS.

    Price Legacy's properties will be subject to various federal, state and local regulatory requirements, including the Americans with Disabilities Act of 1990 which requires all public accommodations and commercial facilities to meet federal requirements relating to access and use by persons with disabilities. Compliance with the Americans with Disabilities Act requirements could involve removal of structural barriers from disabled persons' entrances on Price Legacy's properties. Other federal, state and local laws may require modifications to or restrict further renovations of Price Legacy's properties to provide this access. Noncompliance with the Americans with Disabilities Act or related laws or regulations could result in the United States government imposing fines or private litigants being awarded damages against Price Legacy, or could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. If Price Legacy incurs these costs and expenses, its financial condition and its ability to make distributions to its stockholders could be impaired. In addition, Price Legacy cannot be assured that regulatory requirements will not be changed or that new regulatory requirements will not be imposed that would require significant unanticipated expenditures by Price Legacy or its tenants. Unexpected expenditures could adversely affect Price Legacy's net income and cash available for distributions to its stockholders.

    THE SUCCESS OF PRICE LEGACY'S BUSINESS DEPENDS ON THE SERVICES PROVIDED BY ITS KEY PERSONNEL, THE LOSS OF WHOM COULD HARM ITS BUSINESS.

    The success of the business of Price Legacy will depend to a large extent on the contributions and performance of its senior management team, particularly Gary B. Sabin, for strategic business direction and real estate experience. In connection with the merger, Price Legacy will assume the current employment agreements that Legacy maintains with some of its executives, which extend through 2003 with automatic one-year renewal periods unless terminated by their terms. Neither Enterprises nor Legacy has, and Price Legacy is not expected to obtain, key-man life insurance for any of its senior management. If Price Legacy loses the services of Mr. Sabin or any other members of its senior management, its business and future development could be materially harmed.

    A SMALL NUMBER OF STOCKHOLDERS WILL BE ABLE TO EXERT SIGNIFICANT INFLUENCE OVER PRICE LEGACY, WHICH COULD MAKE IT DIFFICULT FOR PRICE LEGACY TO COMPLETE SOME CORPORATE TRANSACTIONS WITHOUT THEIR SUPPORT.


    Sol Price, Robert E. Price and individuals and entities affiliated with them, including The Price Group, beneficially owned as of July 25, 2001 an aggregate of 11,613,667 shares, or approximately 47.7%, of the outstanding Enterprises Series A preferred stock. Individuals and entities affiliated with these stockholders also beneficially own approximately $21.6 million in principal amount of Legacy debentures and Legacy notes which are expected to be tendered in the exchange offer for approximately 1,442,805 shares of Enterprises Series A preferred stock. In addition, The Price Group will obtain 1,681,142 shares, or 8.5%, of Enterprises Series B preferred stock upon the conversion of a $9.3 million Legacy promissory note, together with a warrant to purchase an additional 233,679 shares of Enterprises common stock, and will be issued 666,080 additional shares of Enterprises Series B preferred stock over 45 months as distributions on the Enterprises Series B preferred stock.



    Following the merger and the sale of the Enterprises Series B preferred stock, Sol Price, Robert E. Price and individuals and entities affiliated with them will control, in the aggregate, approximately 10.5% of the voting power with respect to matters submitted to the holders of Enterprises common stock and Enterprises Series A preferred stock, voting together as a single class. In addition, they will control approximately 47.7% of the voting power with respect to matters submitted solely to the holders of Enterprises Series A preferred stock.


    As a result, these stockholders could effectively control the outcome of matters submitted solely to the holders of Enterprises Series A preferred stock for approval, including the election of four directors to Price Legacy's board, and significantly influence other matters submitted to the holders of Enterprises common stock for approval. Together with Warburg Pincus, these stockholders will have significant influence over matters brought before Price Legacy's board, and will have the ability to influence some corporate transactions, which may delay, discourage, deter or prevent a change of control of Price Legacy and may make some transactions more difficult or impossible to complete without their support. The ability of these stockholders to assert this significant influence may depress the stock price of Price Legacy.

    PRICE LEGACY'S CHARTER CONTAINS ANTI-TAKEOVER PROVISIONS WHICH MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL AND MAY PREVENT STOCKHOLDERS FROM RECEIVING A PREMIUM FOR THEIR SHARES.

    Some of the provisions of Price Legacy's charter and bylaws could delay, discourage, deter or prevent an acquisition of its business at a premium price and could make removal of its management more difficult. These provisions could reduce the opportunities for Price Legacy's stockholders to participate in tender offers, including tender offers that are priced above the then-current market price of its common stock. In particular, Price Legacy's charter will permit its board of directors to issue shares of preferred stock in one or more series without stockholder approval, which could, depending on the terms of the preferred stock, delay, discourage, deter or prevent a change in control of Price Legacy. In addition, the MGCL will impose restrictions on mergers and other business combinations between Price Legacy and any holder of 10% or more of the voting power of Price Legacy's outstanding shares.

    REIT RULES LIMIT THE AMOUNT OF CASH PRICE LEGACY WILL HAVE AVAILABLE FOR OTHER BUSINESS PURPOSES, INCLUDING AMOUNTS TO FUND ITS FUTURE GROWTH, AND COULD REQUIRE PRICE LEGACY TO BORROW FUNDS OR LIQUIDATE INVESTMENTS ON A SHORT-TERM BASIS IN ORDER TO COMPLY WITH THE REIT DISTRIBUTION REQUIREMENT.

    To qualify as a REIT, Price Legacy must distribute at least 90% of its REIT taxable income to its stockholders (determined without regard to the dividends paid deduction and excluding capital gains), and is subject to tax to the extent it fails to distribute at least 100% of its REIT taxable income.

    This distribution requirement will limit Price Legacy's ability to accumulate capital for other business purposes, including amounts to fund future growth. While Price Legacy expects its cash flow from operations to generally be sufficient in both the short and long term to fund its operations, this distribution requirement could cause Price Legacy:

    - to sell assets in adverse market conditions,

    - to distribute amounts that represent a return of capital,

    - to distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures or repayment of debt, or

    - to borrow funds, issue capital stock or sell assets on a short-term basis.

    In addition, from time to time, Price Legacy may not have sufficient cash or other liquid assets to meet this distribution requirement due to differences in timing between the recognition of taxable income and the actual receipt of cash. For example, with respect to the partnerships and limited liability companies in which Price Legacy will own an interest, Price Legacy may be required to distribute a portion of its share of income from these entities regardless of whether it receives distributions from these entities.

    PRICE LEGACY'S CHARTER WILL CONTAIN RESTRICTIONS ON THE OWNERSHIP AND TRANSFER OF PRICE LEGACY'S CAPITAL STOCK.

    Due to limitations on the concentration of ownership of stock of a REIT imposed by the Internal Revenue Code of 1986, as amended, or the Code, Price Legacy's charter will prohibit any stockholder from (1) actually or beneficially owning more than 5% of Price Legacy's issued and outstanding capital stock and
(2) actually or constructively owning more than 9.8% of Price Legacy's issued and outstanding capital stock, except for stockholders who have received a waiver from these ownership limits from Price Legacy's board. These ownership limits also apply separately to each class of Price Legacy's preferred stock, including the Enterprises Series A preferred stock and the Enterprises Series B preferred stock.

    Price Legacy's charter will also prohibit anyone from buying shares if the purchase would result in Price Legacy losing its REIT status. This could happen if a share transaction results in (1) fewer than

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100 persons owning all of Price Legacy's shares, (2) five or fewer persons owning 50% or more of the value of Price Legacy's shares or (3) Price Legacy having a related party tenant.

    If a stockholder acquires shares in violation of the charter by way of transfer or otherwise, the shares which cause the owner to violate the ownership limitations will be automatically transferred to a trust for the benefit of a qualified charitable organization. Following such transfer, the stockholder will have no right to vote these shares or be entitled to dividends or other distributions with respect to these shares. Within 20 days after receiving notice from Price Legacy of the transfer of shares to the trust, the trustee of the trust will sell the excess shares and generally will distribute to such stockholder an amount equal to the lesser of the price paid by the stockholder for the excess shares (except in the case of a gift or similar transfer, in which case, an amount equal to the market price) or the sale proceeds received by the trust for the shares.


    ENTERPRISES' FAILURE TO DISTRIBUTE ITS C CORPORATION EARNINGS AND PROFITS IN 1997 COULD CAUSE ENTERPRISES TO FAIL TO QUALIFY AS A REIT.



    At the end of any taxable year, a REIT may not have any undistributed earnings and profits attributable to a C corporation taxable year (i.e., a year in which a corporation is neither a REIT nor an S corporation). Enterprises was a C corporation prior to the time it elected to be taxed as a REIT commencing with its short taxable year ending December 31, 1997. Accordingly, by the end of 1997, Enterprises was required to distribute to its stockholders its C corporation earnings and profits. Enterprises believes that it did not have any C corporation earnings and profits in its first taxable year as a REIT. However, the determination of earnings and profits for federal income tax purposes is extremely complex and Enterprises' computations of its C corporation earnings and profits are not binding on the Internal Revenue Service. Should the Internal Revenue Service successfully assert that Enterprises had C corporation earnings and profits at the end of its first taxable year as a REIT, Enterprises may fail to qualify as a REIT.


    IF ENTERPRISES OR PRICE LEGACY FAILS TO QUALIFY AS A REIT UNDER THE CODE, THAT FAILURE COULD MATERIALLY HARM ITS BUSINESS.


    Enterprises believes that it has been organized and has operated in a manner which allows it to qualify for taxation as a REIT under the Code commencing with its short taxable year ended December 31, 1997. After the transactions, Price Legacy is expected to qualify as a REIT under the Code. Qualification as a REIT requires a company to satisfy numerous requirements, which are highly technical and complex. In addition, legislation, new regulations, administrative interpretations or court decisions may adversely affect, possibly retroactively, Enterprises' or Price Legacy's ability to qualify as a REIT for federal income tax purposes. For example, one of the REIT requirements, the "five-fifty test," requires that no more than 50% of the value of a REIT's outstanding capital stock may be owned directly or indirectly, applying various constructive ownership rules, by five or fewer individuals at any time during the last half of a REIT's taxable year. While Legacy owns 91.3% of the Enterprises common stock, it only owns approximately 17.3% of the value of Enterprises' outstanding capital stock. Because Legacy is a corporation, its ownership of the Enterprises common stock is not taken into account for purposes of the five-fifty test. Instead, stock owned by Legacy is treated as owned proportionately by Legacy stockholders. Enterprises believes that the indirect ownership of its stock by the Legacy stockholders will not prevent it from satisfying the five-fifty test. Enterprises' charter provides for, and Price Legacy's charter will provide for, restrictions regarding ownership and transfer of shares that are intended to assist it in continuing to satisfy the five-fifty test. These restrictions, however, may not ensure that Enterprises has satisfied or Price Legacy will be able to satisfy, in all cases, the five-fifty test. If Enterprises or Price Legacy fails to satisfy the five-fifty test, its status as a REIT may terminate.


    Other REIT requirements restrict the type of assets that a REIT may own and the type of income that a REIT may receive. These restrictions will apply to all of Price Legacy's assets and income,

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including the assets it acquires from Legacy and the income derived from those assets. However, these asset and income requirements do not apply to assets Price Legacy elects to hold in a taxable REIT subsidiary. Legacy currently holds certain assets and derives income from certain of its businesses and assets which, if held or received by Price Legacy directly, could jeopardize Price Legacy's status as a REIT. To maintain Price Legacy's status as a REIT,
(1) Legacy will transfer these assets and businesses to Excel Legacy
Holdings, Inc., a wholly-owned subsidiary of Legacy, prior to the effective time of the merger, and (2) Legacy Holdings is expected to elect to be treated as a taxable REIT subsidiary of Price Legacy effective at the time of the merger.

    If a company fails to qualify as a REIT in any taxable year, including failing to comply with the REIT distribution requirements, it may, among other things:

    - not be allowed a deduction for distributions to stockholders in computing its taxable income,

    - be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates,

    - not be required to make distributions to stockholders,

    - be subject to increased state and local taxes, and

    - be disqualified from treatment as a REIT for the taxable year in which it lost its qualification and the four taxable years following the year in which it lost its qualification.

    As a result of these factors, Enterprises' or Price Legacy's failure to qualify as a REIT also could impair its ability to expand its business and raise capital, could substantially reduce the funds available for distribution to its stockholders, could reduce the trading price of Price Legacy's stock following the merger and materially harm Price Legacy's business. If Enterprises failed to qualify as a REIT prior to the merger, Price Legacy would be required to pay any resulting tax, and such tax could be material. See "Material Federal Income Tax Consequences Related to Price Legacy--Taxation of Price Legacy--General."

                           FORWARD-LOOKING STATEMENTS


    Any statements in this consent solicitation statement/prospectus and the documents incorporated by reference in this consent solicitation statement/prospectus about Enterprises', Legacy's or Price Legacy's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and "outlook." Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this consent solicitation statement/prospectus. The following cautionary statements identify important factors that could cause Enterprises', Legacy's and Price Legacy's actual results to differ materially from those projected in the forward-looking statements made in this document. Among the key factors that have a direct bearing on Enterprises', Legacy's and Price Legacy's results of operations are:


    - the effect of economic, credit and capital market conditions in general and on real estate companies in particular, including changes in interest rates,

    - Price Legacy's ability to compete effectively,

    - developments in the retail industry,

    - greater than expected costs related to the merger or Price Legacy's failure to achieve the expected benefits of the merger,

    - government approvals, actions and initiatives, including the need for compliance with environmental requirements,

    - Price Legacy's ability to qualify as a REIT, and

    - other risk factors described under "Risk Factors" in this consent solicitation statement/ prospectus.

    These factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by Enterprises, Legacy or Price Legacy, and you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Enterprises, Legacy and Price Legacy undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. In addition, Enterprises and Legacy cannot assess the impact of each factor on their business or the business of Price Legacy or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements contained in this consent solicitation statement/prospectus.

                  BACKGROUND AND REASONS FOR THE TRANSACTIONS

BACKGROUND OF THE TRANSACTIONS

    In late June 2000, Gary B. Sabin, Chairman, President and Chief Executive Officer of Legacy and President and Chief Executive Officer of Enterprises and Richard B. Muir, Executive Vice President, Chief Operating Officer and Secretary of Legacy and Executive Vice President and Chief Operating Officer of Enterprises, at the request of Melvin L. Keating, President of Kadeca Consulting Corporation, a real estate consulting firm, acting on behalf of E.M. Warburg, Pincus & Co., LLC, met with Reuben S. Leibowitz of Warburg Pincus and
Mr. Keating in New York City to discuss a possible investment by Warburg Pincus in Legacy. Specifically, the parties discussed a potential investment of approximately $100 million by a Warburg Pincus investment partnership in exchange for shares of either common stock or a new preferred stock of Legacy. At the conclusion of the meeting, each party indicated an initial willingness to further pursue such a transaction.

    Representatives of Legacy and Warburg Pincus did not meet again until August 3, 2000. On that date, at the request of Mr. Keating, Mr. Sabin and other senior management of Legacy and Enterprises met with Messrs. Leibowitz and Keating in San Diego to further discuss the potential Warburg Pincus investment in Legacy. The parties discussed, among other things, the potential terms of the investment and various aspects of Legacy's and Enterprises' respective businesses. Mr. Sabin indicated to Warburg Pincus that he would discuss the potential investment with Legacy's board.

    On September 18, 2000, Legacy held a board meeting at which time Mr. Sabin described his discussions with Warburg Pincus to date. After a discussion of the potential terms of such a transaction, Legacy's board directed Mr. Sabin to continue to move forward with the Warburg Pincus investment, if such an investment could be made on favorable terms. Mr. Sabin agreed to report back to Legacy's board and update the board with any significant progress. Following this meeting, Warburg Pincus began to visit Legacy's and Enterprises' properties to begin its due diligence.

    Between September 21 and September 28, 2000, Mr. Keating and Ian C. Morgan, an associate at Warburg Pincus, visited existing properties of Enterprises in San Diego, California, development sites of Enterprises in Pentagon City, Virginia, and development sites of Legacy in Anaheim, California, Cincinnati, Ohio, and Phoenix, Arizona. During this period, Messrs. Keating and Morgan discussed the status of these development projects, as well as the corporate structure of both Legacy and Enterprises, with Graham R. Bullick, Senior Vice President--Capital Markets of Legacy and Enterprises, James Y. Nakagawa, Chief Financial Officer of Legacy and Enterprises, Kelly D. Burt, former Executive Vice President--Development of Legacy and Enterprises, and Messrs. Sabin and Muir.

    On October 3, 2000, Mr. Keating visited the Willowbrook Plaza in Wayne, New Jersey. On October 5, 2000, Mr. Keating visited the development site in Pentagon City, Virginia and met with Helen Haerle, a representative of Legacy's joint venture partner for that property, to discuss relocation of a current facility and related future development in Pentagon City.

    On October 19, 2000, Messrs. Keating and Morgan discussed the rent roll of both Legacy and Enterprises with Messrs. Sabin and Bullick.

    On November 2, 2000, Messrs. Keating, Morgan, Sabin and Muir held a teleconference to discuss Legacy's plans to acquire a portion of a professional sports team and to develop an arena in the Phoenix area. On that call, Messrs. Keating, Morgan, Sabin and Muir also discussed the development of self storage facilities by Enterprises.

    On November 6, 2000, Messrs. Keating and Sabin discussed a potential investment by Warburg Pincus and the due diligence process relating to such investment.

    Between November 13 and November 15, 2000, Messrs. Keating and Morgan visited existing facilities in San Diego, including Enterprises' self storage facilities, and a development site in Temecula,

California. Mr. Keating also visited a development site in Bend, Oregon and met with William Smith, a representative of Legacy's joint venture partner in that project, to discuss the status of the project and the leases relating to the project.

    Also between November 13 and November 15, 2000, Messrs. Keating and Morgan met with Mr. Sabin and senior management of Legacy in San Diego as part of Warburg Pincus' due diligence investigation of Legacy. During that time, Messrs. Morgan and Keating discussed in greater detail the terms and conditions of the proposed investment. In particular, Messrs. Morgan and Keating proposed an investment in a new preferred stock to be issued by Legacy, which would be convertible into Legacy common stock and have a dividend initially payable in additional shares of preferred stock. The parties also discussed Legacy's property development opportunities, risks associated with the transaction and potential structures for the investment.

    Between December 5, 2000 and January 9, 2001, numerous and regular teleconferences took place between Messrs. Sabin, Leibowitz, Keating and senior management of Legacy and Enterprises, most of which were initiated by Warburg Pincus. During these teleconferences, the parties discussed a number of business points, including the anticipated capital structure of Legacy following the Warburg Pincus investment and the rights and preferences of the new preferred stock to be issued to Warburg Pincus. Also during this time, representatives of Warburg Pincus visited many of Legacy's and Enterprises' properties around the country as part of their due diligence investigation.


    On December 13, 2000, Mr. Sabin, Jack McGrory, Chairman of Enterprises and a director of Legacy, and James F. Cahill, a director of Enterprises, traveled together to visit one of Legacy's properties. In addition to discussing various pending acquisitions and dispositions of real estate properties by Enterprises and Legacy, they discussed for the first time since the Legacy exchange offer in 1999 the possibility of a merger and/or business combination of the two companies. In particular, they discussed the potential benefits of such a transaction to both companies, particularly in light of the soon to be enacted REIT Modernization Act, which allowed for the creation of taxable REIT subsidiaries, and the potential Warburg Pincus investment. Among the potential benefits discussed was the possibility that the combined company, Price Legacy Corporation, would be able to compete more effectively for investments, have greater access to capital markets and have a more diverse portfolio. They agreed that they would pursue the possibility of such a transaction with the boards of directors of both Enterprises and Legacy.


    On that same date, Enterprises' board held a special telephonic meeting during which the possibility of a merger with Legacy, as well as the status of the potential Warburg Pincus investment, was discussed at length. Enterprises' board discussed, among other things, whether such a transaction could have any adverse effect on its REIT status and the potential ramifications of the REIT Modernization Act. Enterprises' board did not reach a conclusion on any of these issues, but agreed that these issues, and the potential for a merger transaction, should be explored more fully. Enterprises' board then directed Messrs. McGrory and Cahill to have further discussions with Legacy.

    On December 14, 2000, Messrs. McGrory and Cahill called Mr. Sabin to discuss in greater detail the potential advantages of these transactions. They discussed, among other things, how such transactions could facilitate various business initiatives of both Enterprises and Legacy. They also discussed the need to structure the transaction in such a way as to maximize value for all stockholders while protecting the rights of holders of Enterprises Series A preferred stock and holders of Legacy debentures and Legacy notes.

    On December 15, 2000, Legacy held a special telephonic board meeting during which the proposed merger concept was discussed at length. Particular attention was given in the meeting as to the course of action which would produce the best value for Legacy's stockholders and the potential strategic benefits of such a transaction. Mr. Sabin had provided Legacy's board with a detailed memorandum regarding the proposed merger with Enterprises. In connection with that discussion, Mr. Sabin created a special independent merger committee consisting of board members Robert S. Talbott, Richard J. Nordlund, Robert E. Parsons, Jr. and John H. Wilmot to study and consider merger issues. The special independent merger committee met after the board meeting to discuss further the proposed merger.

    On December 23, 2000, Mr. Sabin telephoned Messrs. McGrory and Cahill and agreed to move forward in a more structured way with the merger transaction, subject to agreement on key merger terms.

    In late December 2000, Legacy engaged Latham & Watkins to represent it in connection with these potential transactions and to begin preparation of the merger agreement.

    In early January 2001, Enterprises engaged Munger, Tolles & Olson LLP to represent it in connection with these potential transactions and, in connection with such engagement, Simon M. Lorne, a partner with Munger, Tolles & Olson and a director of Enterprises, resigned from Enterprises' board. Murray Galinson was appointed to fill the vacancy. At this time, Messrs. McGrory and Cahill had various discussions with Munger, Tolles & Olson to explore potential structures for a merger transaction in light of, among other things, the existing rights of holders of Enterprises Series A preferred stock and holders of Legacy debentures and Legacy notes. Also at this time, Latham & Watkins delivered an initial draft of a merger agreement to Munger, Tolles & Olson on behalf of Legacy.

    On January 3, 2001, Mr. Sabin initiated a meeting with Messrs. Leibowitz and Keating, senior management of Legacy and Enterprises, members of Enterprises' and Legacy's boards and Sol Price in San Diego to further develop the terms of the Warburg Pincus investment and to discuss the possibility of the merger. The parties focused on transforming the proposed Warburg Pincus investment in Legacy into an investment in Price Legacy.

    On January 9, 2001, Warburg Pincus forwarded to Mr. Sabin a draft term sheet that reflected many of the deal points which formed the basis for the Warburg Pincus investment.

    Between January 10 and January 31, 2001, Messrs. Sabin, McGrory and Cahill, other members of senior management of Enterprises and Legacy, and attorneys from Latham & Watkins and Munger, Tolles & Olson held several conference calls to discuss the potential transactions and, in particular, the structure of the merger. These conference calls were mutually initiated by both Enterprises and Legacy as part of an effort by the two parties, and their respective counsel, to determine a mutually acceptable structure for effecting the transactions.

    Specifically, on January 10, 2001, Messrs. Sabin, McGrory, and Cahill and attorneys from Latham & Watkins and Munger, Tolles & Olson met telephonically to discuss, among other things, the different structures that could be used to effect the proposed merger, the implications that each of such structures might have with respect to Enterprises' REIT status, the rights of holders of Enterprises Series A preferred stock and holders of Legacy debentures and Legacy notes, and the potential capital structure of Price Legacy after the proposed merger. Similar follow-up telephonic meetings occurred on January 12, January 16, January 17, January 19, January 23 and January 25, 2001, all of which were attended by Messrs. Sabin, McGrory and Cahill and attorneys from Latham & Watkins and Munger, Tolles & Olson. During these follow-up meetings, the parties continued their discussion of the post-merger capital structure of Price Legacy and the different possible merger structures, including whether to include an offer to purchase all outstanding shares of Enterprises common stock not owned by Legacy in order to simplify the post-merger capital structure of Price Legacy and whether to include an exchange offer to enable holders of Legacy debentures and Legacy notes to exchange these securities for shares of Enterprises Series A preferred stock. During these follow-up meetings, Legacy's representatives also updated Enterprises' representatives on the status of Legacy's ongoing negotiations with Warburg Pincus.

    During this period, attorneys from both Latham & Watkins and Munger, Tolles & Olson held additional discussions between themselves to analyze various legal issues relating to the proposed transactions; in particular, issues related to REIT requirements.


    During this same period, Messrs. Sabin and McGrory held several discussions regarding the potential merger exchange ratio that focused principally on the relative fair value of the companies' net assets. Due to the low trading volume of the Legacy common stock and the Enterprises common stock, Messrs. Sabin and McGrory believed that the fair value per common share of the companies' net assets provided a better indication of the companies' overall value than did the market price of their securities. The management of Legacy and Enterprises estimated the fair value of the two companies to be in the range of $3.00 to $4.00 per share for Legacy and $4.50 to $5.50 per share for Enterprises, based on the fair value of the companies' properties and the upside potential associated with their development and other projects. In determining the upside potential of the companies' properties, the management of Legacy and Enterprises considered (1) the present development state of the projects, (2) approval of the projects by various local and regional governmental agencies and the public, if necessary, (3) government subsidies that have been granted, (4) levels of interest expressed by potential tenants, (5) projected operating income, (6) financing risks and (7) potential sales value. Although management had a conflict of interest in estimating these values, they did not obtain third party appraisals or representation for any unaffiliated stockholders, believing that management had the requisite expertise and familiarity with the assets to determine these values in a fair and equitable manner without such assistance. Based on this analysis, Messrs. Sabin and McGrory agreed to propose to the respective board of directors of each company, subject to receiving appropriate fairness opinions, that each share of Legacy common stock be valued at approximately two-thirds of the value of each share of Enterprises common stock.



    In mid-January 2001, at the initiation of Mr. McGrory, he and Mr. Sabin first discussed the possibility of converting a Legacy promissory note payable to an affiliate of Sol Price of approximately $9.3 million into the same securities, at the same financial terms, to be received by Warburg Pincus in the proposed investment. Following this discussion, they decided to raise this potential transaction with the boards of both Enterprises and Legacy.


    On January 18, 2001, Enterprises held a board meeting and further discussed the status of the Warburg Pincus investment, as well as the status of the proposed merger transaction. Enterprises' board concurred with the terms of the Warburg Pincus investment set forth in the term sheet and directed Mr. Sabin to continue to proceed with the due diligence process and to continue to cooperate with Warburg Pincus. Enterprises' board also created a special independent merger committee consisting of Messrs. Cahill and Galinson. This independent merger committee met separately after the board meeting to discuss further the Warburg Pincus investment and the proposed merger transaction.

    Also on January 18, 2001, Legacy's board held a regularly scheduled meeting at which time it directed Mr. Sabin to continue to proceed with the merger discussions and to engage a firm to analyze the transaction in order to provide a fairness opinion on the merger consideration to the board. Legacy's independent merger committee met separately after the regular board meeting to further discuss the merger-related issues addressed at the board meeting.

    On January 26, 2001, Latham & Watkins delivered a revised draft of the merger agreement to Munger, Tolles & Olson reflecting the proposed merger structure and the additional transactions that Enterprises and Legacy had agreed upon.

    On January 29, 2001, Mr. Sabin on behalf of Legacy and Enterprises agreed with Warburg Pincus on the principal terms for the Warburg Pincus preferred stock investment. On January 29 and 30, Legacy and Enterprises, respectively, entered into exclusivity agreements with Warburg Pincus to negotiate exclusively with respect to any transactions involving the sale of assets, the business or the capital stock of either Enterprises or Legacy until March 15, 2001.

    On February 2, 2001, as a result of the numerous discussions between the companies and their respective counsel, and after concluding that the proposed transactions should not have an adverse effect on Enterprises' REIT status, Enterprises and Legacy agreed in principle to pursue a merger transaction having the structure described in this consent solicitation statement/prospectus, in which a subsidiary of Enterprises would merge with and into Legacy, Enterprises would become the parent corporation of Legacy and holders of Legacy common stock would receive 0.6667 of a share of Enterprises common stock for each share of Legacy common stock they owned. The companies also agreed, at the insistence of Messrs. McGrory and Cahill, that the merger agreement be signed concurrently with the Warburg Pincus securities purchase agreement and that the transactions close concurrently.


    In connection with their agreement to pursue this merger structure, Enterprises and Legacy also agreed to engage in several other transactions involving holders of their outstanding securities. For one, they agreed that, at the same time that each of them was soliciting its respective stockholders' approvals relating to the merger, Enterprises would make an offer to purchase all outstanding shares of Enterprises common stock not owned by Legacy, with the closing of the offer to purchase to be contingent on the closing of the merger. The principal purpose of this transaction is to enable each public holder of shares of Enterprises common stock, which currently has a low trading market, to decide whether to remain a stockholder of Price Legacy or receive a cash payment for his or her shares. Enterprises proposed, and Legacy ultimately agreed, that, based on the merger exchange ratio and the then-current market price of the Enterprises common stock (which was generally in the range of $3.63 to $6.75 per share during the six-month period preceding these discussions), a price of $7.00 per share would present an attractive, yet fair, price to the public holders of these shares who might prefer to sell their shares instead of holding an investment in Price Legacy. Enterprises and Legacy also agreed that Enterprises would, during this same solicitation period, offer to exchange shares of Enterprises Series A preferred stock for all outstanding Legacy debentures and Legacy notes, with the closing of the offer to exchange to be contingent on the closing of the merger. Enterprises proposed, and Legacy ultimately agreed, that, based on the then-current market price of the Enterprises Series A preferred stock (which was generally in the range of $14.00 to $15.06 per share during the six-month period preceding these discussions), valuing such shares at $15.00 per share and valuing the Legacy debentures and Legacy notes at face value would present an attractive, yet fair, price to the holders of Legacy debentures and Legacy notes in the exchange offer. Enterprises and Legacy further agreed, in order to simplify the post-closing capital structure of Price Legacy, to seek the consent of holders of Legacy debentures and Legacy notes to release the collateral (which consists of the shares of Enterprises common stock owned by Legacy) securing these securities in connection with the exchange offer.


    During the first and second weeks of February 2001, Enterprises, Legacy and their respective legal counsel had regular telephonic discussions, all initiated by Enterprises. These discussions were primarily informational in nature and largely focused on an analysis of Legacy's financial statements and related information in order to better understand the effects of the proposed transactions on the balance sheet of Price Legacy.

    On February 12, 2001, at the initiation of Mr. Sabin, he and Mr. Keating met in San Diego to further discuss the terms of the proposed investment and the proposed merger. They also discussed the status of certain property development projects and certain planned acquisitions and dispositions of real property by Legacy.

    On February 15, 2001, Warburg Pincus' counsel, Willkie Farr & Gallagher, sent initial drafts of the securities purchase agreement and related agreements to Latham & Watkins to distribute to Legacy and Enterprises.

    During the week of February 20, 2001, Willkie Farr & Gallagher conducted additional due diligence in Enterprises' office in San Diego.

    On February 28, 2001, Mr. Sabin attended a dinner with Messrs. Leibowitz and Keating in San Diego during which the general economic environment and other issues with respect to the proposed Warburg Pincus investment were discussed. Also on this date, Legacy and Enterprises retained independent financial advisors Appraisal Economics, Inc. and American Appraisal Associates, Inc., respectively, to review the fairness of the merger consideration from a financial point of view. Enterprises also retained American Appraisal to review the fairness of the price to be offered in the tender offer by Enterprises for its publicly-owned common stock. Neither of these financial advisors were retained to review the fairness of the consideration to be offered in the exchange offer by Enterprises for the Legacy debentures and Legacy notes.

    Throughout late February and early March 2001, representatives from Latham & Watkins and Willkie Farr & Gallagher exchanged and negotiated numerous drafts of the securities purchase agreement and related agreements.

    On March 1, 2001, Mr. Sabin initiated another meeting with Mr. Keating in San Diego to conduct a further discussion regarding the transactions and to attempt to resolve certain pending transaction issues. The discussion focused on resolving what, if any, termination fee should be paid by Enterprises to Warburg Pincus in the event of a termination of the proposed Warburg Pincus investment, and what specific rights and preferences should be included in the terms of the securities to be issued to Warburg Pincus.

    On March 8, 2001, at the request of Warburg Pincus, Mr. Sabin met with various representatives of Warburg Pincus, including Messrs. Leibowitz and Morgan, to discuss the terms of the securities purchase agreement. The parties again discussed at length the proposal by Warburg Pincus to include in the agreement a termination fee payable by Enterprises, as well as the price to be offered in the tender offer by Enterprises for its publicly-owned common stock. The parties agreed on a potential termination fee payable by Enterprises of between $1 million and $4 million, as further described in this consent solicitation statement/prospectus, and Warburg Pincus approved the price of $7.00 per share in the Enterprises tender offer. As a further result of this and the other discussions previously described, Enterprises and Warburg Pincus agreed that Enterprises would issue 17,985,612 shares of a new class of Enterprises preferred stock, 9% Series B Junior Convertible Redeemable Preferred Stock, and warrants to purchase an aggregate of 2,500,000 shares of Enterprises common stock with an exercise price of $8.25 per share, in exchange for Warburg Pincus investing $100 million in cash.

    On March 13, 2001, at the request of Mr. Leibowitz, Mr. Sabin and various representatives of Warburg Pincus, including Messrs. Leibowitz, Morgan and Keating, met in New York and agreed to extend the terms of the Legacy and Enterprises exclusivity agreements with Warburg Pincus until March 29, 2001.

    On March 19, 2001, Legacy's board held a special telephonic meeting to discuss the status of final negotiations regarding the merger agreement and the securities purchase agreement. No action was taken awaiting delivery of the fairness opinion and independent board questions. Legacy's independent merger committee again met separately after the board meeting to discuss the merger-related issues discussed during the board meeting.


    Also on March 19, 2001, Enterprises held a special board meeting to discuss the status of, and final negotiations regarding, the merger agreement and the securities purchase agreement. Mr. Sabin distributed to each of the board members a summary of the terms of each of these agreements and responded to questions from the board members regarding such terms. In addition, American Appraisal presented their final analysis and various information to serve as the basis for evaluating the merger exchange ratio. American Appraisal advised Enterprises' board that the merger exchange ratio was fair to the unaffiliated stockholders of Enterprises from a financial point of view. Following this presentation, Enterprises' independent merger committee met separately and discussed the terms of the proposed transactions and the analysis and opinion of American Appraisal. Enterprises' independent merger committee concluded that the merger agreement and the securities purchase agreement were fair to Enterprises' stockholders and that the proposed transactions were in the best interests of Enterprises and its stockholders. Enterprises' independent merger committee then recommended that Enterprises' board approve the proposed transactions. Accordingly, Enterprises' board unanimously approved each of the merger and the merger agreement, the sale of the Series B preferred stock and the warrant to Warburg Pincus and the related securities purchase agreement and all related documents. In addition, Enterprises' board authorized management of Enterprises to proceed with the execution of the merger agreement and the securities purchase agreement.



    On March 21, 2001, Legacy's independent merger committee met and discussed the terms of the proposed transactions and the analysis and opinion of Appraisal Economics, in which it determined that the merger exchange ratio was fair to Legacy's stockholders from a financial point of view. Legacy's independent merger committee concluded that the merger agreement was fair to Legacy's stockholders and that the proposed merger was in the best interests of Legacy and its stockholders. Legacy's independent merger committee then recommended that Legacy's board approve the proposed merger. Later that day, Legacy's board held a special telephonic meeting at which time Appraisal Economics responded to all questions concerning its final opinion. Taking into account the view of its independent merger committee, Legacy's board unanimously approved the merger and the merger agreement and related documents and authorized management to proceed with the execution of the merger agreement.


    Also on March 21, 2001, Enterprises held another special board meeting and re-affirmed its approval of the merger and the Warburg Pincus investment.

    During the evening of March 21, 2001 Legacy and Enterprises executed the definitive merger agreement and securities purchase agreement.

    The transactions were jointly announced by Legacy and Enterprises on the morning of March 22, 2001.

    On April 12, 2001, Enterprises and an affiliate of Sol Price entered into a conversion agreement, consented to by Legacy and Warburg Pincus, pursuant to which the $9.3 million Legacy promissory note payable will, immediately after the sale of the Enterprises Series B preferred stock to Warburg Pincus, be converted into shares of Enterprises Series B preferred stock and warrants to purchase Enterprises common stock at the same per share price agreed to in the securities purchase agreement.

ENTERPRISES' REASONS FOR THE TRANSACTIONS

    Enterprises' board of directors unanimously approved the merger agreement and the securities purchase agreement and determined to recommend that Enterprises' stockholders approve the issuance of the merger consideration and the sale of the Enterprises Series B preferred stock. Enterprises' board also approved the tender offer for its publicly-owned common stock and the offer to exchange shares of Enterprises Series A preferred stock for Legacy debentures and Legacy notes. In reaching its conclusions, Enterprises' board consulted with its management, as well as Enterprises' legal and financial advisors, and considered the following factors, each of which had a positive effect on the board's determination:

    - the transactions should be an effective way of implementing and accelerating Enterprises' growth strategy consistent with its business goals,

    - the transactions should enable Enterprises to significantly expand the size and geographic diversity of its property portfolio, thereby reducing the potential adverse impact on the overall portfolio of fluctuations in local economies,

    - the transactions should enable Enterprises to use Legacy as a vehicle to acquire non-traditional properties, such as those requiring significant restructuring or redevelopment while continuing to acquire traditional, fully-developed properties, such as shopping centers, through Enterprises,

    - Enterprises' management believes that Legacy's development properties have strong growth potential, providing Enterprises with the opportunity to increase its earnings,

    - Enterprises' management believes that the increased size of its portfolio as a result of the transactions may provide it with greater liquidity, including expanded access to the capital markets at a reduced cost, enabling Enterprises to improve its results of operations and financial position,

    - the transactions should strengthen Enterprises' balance sheet and give it the financial flexibility to retire debt,

    - the transactions should allow Price Legacy to complete existing development projects and to pursue additional property acquisitions,

    - Price Legacy should have greater liquidity in the trading of its common stock and Series A preferred stock than Enterprises does,

    - the holders of publicly-owned Enterprises common stock would have the opportunity to have Enterprises repurchase their shares at a premium over the market price at the time the transactions were agreed upon and announced, or retain their shares,

    - the exchange offer should improve and simplify the capital structure of Price Legacy by reducing its outstanding indebtedness. In addition, the Enterprises common stock currently held by Legacy serves as the collateral securing the Legacy debentures and Legacy notes. If the requisite consent is obtained to release the collateral, Price Legacy will be able to cancel these securities, which will further simplify its capital structure, and

    - Warburg Pincus' substantial experience in providing the companies in which it invests with financial and managerial advisory services should bring value to Enterprises and improve operational, managerial and financial performance.

    In addition, Enterprises' board retained American Appraisal to evaluate the fairness of the merger consideration from a financial point of view. That firm issued an opinion that Enterprises' board viewed as favorable.

NEGATIVE FACTORS CONSIDERED BY ENTERPRISES' BOARD

    Enterprises' board also considered potentially negative factors that could arise or do arise from the proposed transactions, including the following:

    - Enterprises will likely incur significant costs of up to $650,000 in connection with the transactions, and the transactions will require substantial management time and effort to effectuate,

    - Enterprises faces a significant risk that the anticipated benefits of the transactions might not be fully realized,


    - holders of Enterprises common stock will receive distributions only if Price Legacy's REIT taxable income exceeds $43.7 million, which is the aggregate amount of annual distributions initially payable on the Enterprises Series A preferred stock and Enterprises Series B preferred stock,


    - based on pro forma financial information of Price Legacy, holders of Enterprises common stock would not have been entitled to receive any distributions for the quarter ended March 31, 2001 after giving effect to the transactions,

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
    - Enterprises faces a significant risk due to possible fluctuations in interest rates as a result of Legacy's substantial leverage,

    - Price Legacy's substantial leverage may be difficult to service and could adversely affect its business,

    - Enterprises will use up to $8.1 million of its cash on hand to repurchase the publicly-owned Enterprises common stock if holders accept its offer,


    - Enterprises' pro forma book value would decrease from $8.33 per share at March 31, 2001 to $4.63 per share on a pro forma basis at March 31, 2001 due to the dilutive effect of the Enterprises common stock issued in the merger, and



    - the significant influence that Warburg Pincus and some other stockholders will be able to exert on Price Legacy, which may delay, discourage, deter or prevent a change in control of Price Legacy and make some transactions more difficult or impossible complete without their support.


RECOMMENDATION OF ENTERPRISES' BOARD

    The foregoing discussion of the information and factors considered by Enterprises' board is not intended to be exhaustive but is believed to include all material factors considered by it. In reaching its determination, Enterprises' board concluded that the potential benefits outweighed the potential risks, but did not, in view of the wide variety of information and factors considered, assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. Although directors and officers of Enterprises had interests in the merger, as described in "The Merger, the Sale of the Enterprises Series B Preferred Stock and Related Transactions--Directors and Officers of Enterprises and Legacy have Conflicts of Interest in the Merger," Enterprises' board did not consider the potential benefits to be received by these individuals as a factor in reaching its decision, nor did it consider the interests of unaffiliated stockholders separately from the interests of Enterprises' stockholders as a whole.

    FOR THE REASONS DISCUSSED ABOVE, ENTERPRISES' BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE SECURITIES PURCHASE AGREEMENT AND UNANIMOUSLY RECOMMENDED APPROVAL OF THE ISSUANCE OF THE MERGER CONSIDERATION, THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK AND THE RELATED CHARTER AMENDMENTS TO ITS STOCKHOLDERS.

LEGACY'S REASONS FOR THE TRANSACTIONS


    Legacy's board of directors unanimously approved the merger agreement and determined to recommend that Legacy's stockholders approve the merger agreement. Legacy's board of directors also determined that the exchange offer is fair to, and in the best interests of, holders of Legacy debentures and Legacy notes and determined to recommend that holders of Legacy debentures and Legacy notes accept the exchange offer and tender their securities and consent to the proposed amendments. In reaching its conclusions, Legacy's board consulted with its management, as well as Legacy's legal and financial advisors, and considered the following factors, each of which had a positive effect on the board's determination:


    - the transactions will provide an opportunity for holders of Legacy common stock to share in any future stock price appreciation of Enterprises since the merger is a "stock-for-stock" merger, and should enable holders of Legacy common stock to convert their shares into Enterprises common stock on a tax-free basis (except with respect to any cash received for fractional shares),

    - the transactions should allow Price Legacy to compete more effectively for shopping center investments,

    - Legacy's management believes that Enterprises has a portfolio of high quality properties,

    - Price Legacy should have greater visibility in capital markets and greater liquidity in the trading of its common stock than Legacy does,

    - Price Legacy should be viewed by rating agencies and lenders as having a stronger credit profile than Legacy alone,

    - Price Legacy should have greater access to capital in equity and debt markets than Legacy alone, and

    - holders of Legacy debentures and Legacy notes should benefit from the increased liquidity that Legacy's management believes the holders of Enterprises Series A preferred stock will have and should benefit in holding equity in a company with significantly greater total assets than Legacy.


    In addition, Legacy's board retained Appraisal Economics to evaluate the merger from a financial point of view. That firm issued an opinion that Legacy's board viewed as favorable. Legacy's board did not retain a financial advisor to evaluate the fairness of the consideration to be offered in the exchange offer by Enterprises for the Legacy debentures and Legacy notes.


NEGATIVE FACTORS CONSIDERED BY LEGACY'S BOARD

    Legacy's board of directors also considered potentially negative factors that could arise or do arise from the proposed transactions, including the following:

    - Legacy will likely incur significant costs of up to $850,000 in connection with the transactions, and the transactions will require substantial management time and effort to effectuate,

    - Legacy faces a significant risk that the anticipated benefits of the transactions might not be fully realized,


    - a decline in the value of Enterprises common stock reduces the value of the consideration to be received by holders of Legacy common stock in the merger since the merger exchange ratio is fixed,


    - the rights of Enterprises common stock issued in the merger will be junior to the rights of Enterprises Series A preferred stock and Enterprises Series B preferred stock, including with respect to distributions,

    - Warburg Pincus and a small number of other stockholders, including Robert
      E. Price, Sol Price and their affiliates, will be able to exert significant influence over Price Legacy,

    - Legacy faces a risk of the financial market's perception of the transactions, and the effect of the uncertainty on the trading price of its common stock, and

    - if the proposed amendments become effective, the Legacy debentures and Legacy notes not tendered will no longer be secured obligations of Legacy.

RECOMMENDATION OF LEGACY'S BOARD

    The foregoing discussion of the information and factors considered by Legacy's board is not intended to be exhaustive but is believed to include all material factors considered by it. In reaching its determination, Legacy's board did not, in view of the wide variety of information and factors considered, assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. Although directors and officers of Legacy had interests in the merger, as described in "The Merger, the Sale of the Enterprises Series B Preferred Stock and Related Transactions--Directors and Officers of Enterprises and Legacy have Conflicts of Interest in the Merger," Legacy's board did not consider the potential benefits to be received by these individuals as a factor in reaching its decision, nor did it consider the interests of unaffiliated stockholders separately from the interests of Legacy's stockholders as a whole.


    FOR THE REASONS DISCUSSED ABOVE, LEGACY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE EXCHANGE OFFER AND THE MERGER AGREEMENT, UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER AGREEMENT TO ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF LEGACY DEBENTURES AND LEGACY NOTES ACCEPT THE EXCHANGE OFFER AND CONSENT TO THE PROPOSED AMENDMENTS.

                  THE EXCHANGE OFFER AND CONSENT SOLICITATION


    THIS SECTION OF THE CONSENT SOLICITATION STATEMENT/PROSPECTUS DESCRIBES THE PROPOSED EXCHANGE OFFER AND CONSENT SOLICITATION. WHILE ENTERPRISES AND LEGACY BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE EXCHANGE OFFER AND CONSENT SOLICITATION, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS REFERENCED IN THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS CAREFULLY. IN ADDITION, IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT EACH OF ENTERPRISES AND LEGACY IS INCORPORATED BY REFERENCE IN THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS. YOU MAY OBTAIN THE INFORMATION INCORPORATED BY REFERENCE IN THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS WITHOUT CHARGE BY FOLLOWING THE INSTRUCTIONS IN THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION."


GENERAL


    Enterprises is offering to exchange shares of Enterprises Series A preferred stock for all outstanding Legacy debentures and Legacy notes. If holders of all of the Legacy debentures and Legacy notes accept the exchange offer, Enterprises will issue approximately 3,420,636 shares of Enterprises Series A preferred stock.



    The exchange offer is open to all holders of Legacy debentures and Legacy notes. Enterprises is sending this consent solicitation statement/prospectus and related exchange offer documents to persons who held Legacy debentures or Legacy notes at the close of business on August 3, 2001. On that date, there were
$   million in principal amount of Legacy debentures outstanding, held by
holders, and $   million in principal amount of Legacy notes outstanding, held
by   holders.


    In connection with the exchange offer, Enterprises is soliciting consents from holders of Legacy debentures and Legacy notes to amend the indentures governing the Legacy debentures and Legacy notes to release the collateral securing these securities.


    On July 25, 2001, 12,154,289 shares of Enterprises common stock were held by Legacy and pledged as collateral for the Legacy debentures and Legacy notes. If Enterprises receives the consent of holders of Legacy debentures and Legacy notes to approve the proposed amendments, Enterprises will cancel the Enterprises common stock held by Legacy.


    Enterprises is obligated to commence the exchange offer and consent solicitation pursuant to the terms of the merger agreement. The exchange offer and consent solicitation are expected to close concurrently with the merger.

BOARD RECOMMENDATION


    AFTER CAREFUL CONSIDERATION, LEGACY'S BOARD OF DIRECTORS HAS DETERMINED THAT THE EXCHANGE OFFER IS FAIR TO, AND IN THE BEST INTERESTS OF, HOLDERS OF LEGACY DEBENTURES AND LEGACY NOTES AND UNANIMOUSLY RECOMMENDS THAT YOU ACCEPT THE EXCHANGE OFFER AND TENDER YOUR LEGACY DEBENTURES AND LEGACY NOTES AND CONSENT TO THE PROPOSED AMENDMENTS.


TERMS OF THE EXCHANGE OFFER AND CONSENT SOLICITATION


    For purposes of the exchange offer, the Legacy debentures and Legacy notes are being valued at their face value and the Enterprises Series A preferred stock is being valued at $15.00 per share. The Enterprises Series A preferred stock was valued at $15.00 per share based on its then-current market price. The Legacy debentures and Legacy notes were valued at face value to provide the holders of these securities an attractive, yet fair, price in the exchange offer. Thus, if the exchange is completed, Enterprises will issue 66.67 shares of Enterprises Series A preferred stock for each $1,000 in principal amount of Legacy debentures and Legacy notes validly tendered and accepted for exchange, plus accrued and unpaid interest through August 1, 2001. In addition, you will be deemed a holder of Enterprises Series A preferred stock as of August 2, 2001 with respect to the payment of future distributions on the Enterprises Series A preferred stock. However, instead of issuing fractional shares of Enterprises Series A preferred stock, holders who tender their Legacy debentures and Legacy notes will receive cash. For a description of the Enterprises Series A preferred stock, see "Description of Enterprises Capital Stock--Enterprises Series A Preferred Stock."


    All of the Legacy debentures and Legacy notes properly tendered and not withdrawn will be exchanged at the exchange rate, on the terms and subject to the conditions of the exchange offer. Enterprises will promptly return any tendered Legacy debentures and Legacy notes if the conditions to the exchange offer are not met.

    Holders who desire to tender their Legacy debentures and Legacy notes in the exchange offer are required to consent to the proposed amendments. As a result, if you tender your Legacy debentures and Legacy notes, you will be deemed to have consented to the proposed amendments with respect to the securities tendered. Enterprises will accept consents to the proposed amendments from holders who are not also tendering their Legacy debentures and Legacy notes in the exchange offer, but holders who consent to the proposed amendments and do not tender their Legacy debentures and Legacy notes will receive no consideration for consenting.

    Enterprises' obligation to accept and exchange Legacy debentures and Legacy notes validly tendered in the exchange offer is conditioned upon (1) the completion of the merger and (2) the general conditions described in this consent solicitation statement/prospectus. See "--Conditions to the Exchange Offer and Consent Solicitation."


    Subject to applicable securities laws and the terms and conditions in this consent solicitation statement/prospectus, Enterprises reserves the right, on or prior to the expiration of the exchange offer, to:



    - waive any and all conditions to the exchange offer and consent solicitation,



    - extend or terminate the exchange offer and consent solicitation, or



    - otherwise amend the exchange offer and consent solicitation in any respect.



    Any extension, amendment or termination will be followed promptly by a public announcement. In the case of an extension of the exchange offer, the announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration of the exchange offer. Without limiting the manner in which any public announcement may be made, Enterprises will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service. During any extension, all Legacy debentures and Legacy notes tendered and not withdrawn will remain tendered, subject to the right of a tendering debtholder to withdraw tendered Legacy debentures and Legacy notes.



    If the consent solicitation is amended on or prior to the expiration date in a manner determined by Enterprises, in its reasonable discretion, to constitute a material adverse change to you, Enterprises promptly will disclose that amendment and, if necessary, extend the consent solicitation for those Legacy debentures and Legacy notes for a period deemed by Enterprises to be adequate to permit you to withdraw your Legacy debentures and Legacy notes and revoke your consents. In addition, Enterprises may, if it deems appropriate, extend the consent solicitation for any other reason.


    If Enterprises makes a material change in the terms of the exchange offer or the information concerning the exchange offer or waives a material condition of the exchange offer, Enterprises will disseminate additional exchange offer materials and extend the exchange offer to the extent required by law. In addition, Enterprises may, if it deems appropriate, extend the exchange offer for any other reason. If the consideration to be paid in the exchange offer is increased or decreased or the principal amount of Legacy debentures and Legacy notes subject to the exchange offer is decreased, the exchange offer will remain open at least ten business days from the date Enterprises first gives notice to you, by public announcement or otherwise, of that increase or decrease.

THE PROPOSED AMENDMENTS

    This section sets forth a brief description of the proposed amendments for which Enterprises is seeking consents in the consent solicitation. The indenture governing the Legacy debentures and the indenture governing the Legacy notes are substantially identical with respect to the provisions governing the treatment of collateral, and the corresponding pledge agreements are also substantially identical. The proposed amendments constitute a single proposal with respect to each of the Legacy debentures and Legacy notes and if you tender and consent, you must consent to the proposed amendments as an entirety and may not consent selectively to specific proposed amendments. The valid tender by you of Legacy debentures and Legacy notes in the exchange offer on or prior to the expiration date will be deemed to constitute your consent to the proposed amendments with respect to the securities tendered.


    The proposed amendments to the indentures governing the Legacy debentures and Legacy notes will be effected by executing supplemental indentures. The supplemental indentures will become effective once they are approved by the required number of holders of Legacy debentures and Legacy notes, as described below, and once they are signed by Legacy and the trustee promptly after the expiration date. The proposed amendments, however, will not become effective until Enterprises accepts the Legacy debentures and Legacy notes for exchange in the exchange offer. After that time, the proposed amendments will be binding on all non-tendering holders of Legacy debentures and Legacy notes. The indentures will remain in effect, without giving effect to the proposed amendments, until the proposed amendments become effective. If the exchange offer is terminated or withdrawn, or the Legacy debentures and Legacy notes are not accepted for exchange, the proposed amendments will not become effective.


    The following summary of the amendments to the indentures governing the Legacy debentures and Legacy notes, respectively, set forth below are qualified in their entirety by reference to the full and complete terms contained in the supplemental indentures, forms of which are attached to this consent solicitation statement/prospectus as Annexes A and B, respectively. Accordingly, careful review of the proposed supplemental indentures is encouraged.

    The proposed amendments to the indentures will:

    - release the collateral securing the Legacy debentures and Legacy notes,

    - terminate the associated pledge agreements which pledge the collateral for the benefit of holders of Legacy debentures and Legacy notes,

    - delete definitions and cross-references from the indentures which would be rendered inapplicable as a result of the proposed amendments described above, and

    - change the name of the securities to reflect that they are not secured obligations of Legacy.

    The amendments to the Legacy debentures and Legacy notes will not become effective until the supplemental indentures become effective.

    The proposed amendments to the Legacy debentures and Legacy notes will remove any references to the securities being secured, including changing the name of the securities to reflect that they are not secured obligations of Legacy.

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CONVERSION AGREEMENT

    Enterprises and Sol Price, a significant stockholder of Enterprises and Legacy through various entities, agreed to convert an existing Legacy promissory note payable to an affiliate of Sol Price, The Sol and Helen Price Trust, of approximately $9.3 million into 1,681,142 shares, or 8.5%, of Enterprises
Series B preferred stock and a warrant to purchase 233,679 shares of Enterprises common stock at $8.25 per share immediately after the sale of the Enterprises Series B preferred stock to Warburg Pincus, which represents the same financial terms agreed to in the securities purchase agreement with Warburg Pincus. This Legacy promissory note, together with the right to receive the Enterprises Series B preferred stock and the warrant, was subsequently assigned to The Price Group.

    The conversion agreement, which effects the conversion of the Legacy promissory note into Enterprises Series B preferred stock, provides that The Price Group will, along with Warburg Pincus, become a party to a registration rights agreement with all rights of an investor under the agreement other than those relating to demand registrations. The conversion agreement does not provide The Price Group with any of the other rights, such as representations, warranties, covenants, indemnities and termination fees, provided to Warburg Pincus in the securities purchase agreement. Warburg Pincus has consented to this transaction.

    The $9.3 million Legacy promissory note is currently secured by the same collateral securing the Legacy debentures and Legacy notes, the Enterprises common stock held by Legacy. Upon the closing of the $9.3 million Legacy promissory note conversion, the Legacy promissory note will be cancelled, the collateral securing the Legacy promissory note will be released and the associated pledge agreement will be terminated.

REQUIRED CONSENTS

    The consent of the holders of a majority of the outstanding principal amount of Legacy debentures is required to approve the proposed amendments to the indenture governing the Legacy debentures. The consent of the holders of a majority of the outstanding principal amount of the Legacy notes is required to approve the proposed amendments to the indenture governing the Legacy notes.


    Holders of approximately $13.5 million in principal amount of Legacy debentures, representing approximately 40.6% of the outstanding principal amount, and of approximately $7.4 million in principal amount of Legacy notes, representing approximately 40.8% of the outstanding principal amount, have agreed to consent to the proposed amendments.



    As of July 25, 2001, Enterprises' and Legacy's directors and executive officers beneficially owned approximately $0.6 million in principal amount of Legacy debentures, representing approximately 1.8% of the outstanding principal amount of Legacy debentures, and approximately $0.3 million in principal amount of Legacy notes, representing approximately 1.8% of the outstanding principal amount of Legacy notes. Enterprises and Legacy have been advised that all of their directors and executive officers intend to exchange their Legacy debentures and Legacy notes in the exchange offer.


CONDITIONS TO THE EXCHANGE OFFER AND CONSENT SOLICITATION


    Notwithstanding any other provisions of the exchange offer and consent solicitation and in addition to (and not in limitation of) Enterprises' rights to extend and/or amend the exchange offer and consent solicitation, Enterprises shall not be required to accept for exchange or exchange, and may delay the acceptance for exchange of, or exchange of, any tendered Legacy debentures and Legacy notes, in each event subject to Rule 14e-l(c) under the Securities Exchange Act of 1934, as amended, and may terminate the exchange offer and consent solicitation, if:


    - the merger has not been completed, or

    - the general conditions described below have not been satisfied.

    The "general conditions" are set forth in paragraphs (1) and (2) below, and will be deemed to have been satisfied if:

    (1) the registration statement of which this consent solicitation statement/prospectus is a part is declared effective and no stop order suspends the effectiveness of the registration statement, and no proceeding for that purpose is initiated or threatened by the SEC, and

    (2) there is no order, ruling or injunction or statute or regulation preventing the completion of the exchange offer or the consent solicitation.

    The foregoing conditions are for Enterprises' sole benefit and Enterprises may assert them in its reasonable discretion, regardless of the circumstances giving rise to any such condition (including any action or inaction by Enterprises) and Enterprises may waive such conditions, in whole or in part, at any time and from time to time, in its reasonable discretion, whether any other condition of the exchange offer and consent solicitation is also waived. Enterprises' failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.


TERMINATION OF THE EXCHANGE OFFER AND CONSENT SOLICITATION


    The exchange offer and consent solicitation may be terminated at any time prior to the expiration date if the merger agreement is terminated.

EXPIRATION DATE

    The exchange offer and consent solicitation will expire at 5:00 p.m., New
York City time, on       , 2001, unless extended.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    Enterprises and Legacy expect that the exchange of Enterprises Series A preferred stock for Legacy debentures and Legacy notes will be a taxable transaction for United States federal income tax purposes and may also be taxable under applicable state, local and foreign tax laws. You should carefully read the summary of the federal income tax consequences of the exchange offer, and of acquiring, owning and disposing of Enterprises Series A preferred stock under "Material Federal Income Tax Considerations of the Exchange Offer" and are urged to consult with your own tax advisors as to the federal, state, local and foreign tax consequences in your particular circumstance.

REGULATORY MATTERS


    Enterprises is not aware of any federal or state regulatory approvals that must be obtained in connection with the exchange offer or consent solicitation.


ACCOUNTING TREATMENT


    For accounting purposes, neither Enterprises nor Legacy will recognize a gain or loss as a result of the exchange offer or consent solicitation. The amount on Legacy's accounts related to the Legacy debentures and Legacy notes exchanged will be reclassified to the Enterprises Series A preferred stock caption on the Price Legacy balance sheet.


APPRAISAL RIGHTS

    Holders of Legacy debentures and Legacy notes will not have appraisal rights as a result of the exchange offer or consent solicitation.

ACCEPTANCE FOR EXCHANGE OF LEGACY DEBENTURES AND LEGACY NOTES; ACCEPTANCE OF
  CONSENTS

    Upon the terms and subject to the conditions of the exchange offer (including if the exchange offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, Enterprises:

    - will exchange shares of Enterprises Series A preferred stock for all Legacy debentures and Legacy notes validly tendered (and not withdrawn) under the exchange offer on or prior to the expiration date that are coupled with consents validly delivered or deemed delivered (and not revoked) under the consent solicitation on or prior to the expiration date, and

    - accept all consents validly delivered or deemed delivered (and not revoked) under the consent solicitation on or prior to the expiration date.

    This exchange will be made by the deposit by Enterprises of shares of Enterprises Series A preferred stock constituting the exchange offer consideration with the exchange agent as soon as practicable after the expiration date so that the exchange of shares of Enterprises Series A preferred stock representing the exchange offer consideration may be delivered to you as soon as practicable after the expiration date.

    The exchange agent will act as agent for you for the purpose of delivering shares of Enterprises Series A preferred stock in exchange for Legacy debentures and Legacy notes and associated consents.


    Enterprises expressly reserves the right, subject to Rule 14e-l(c) under the Exchange Act, to delay acceptance for exchange of, or the exchange of, Legacy debentures and Legacy notes in order to comply, in whole or in part, with any applicable law. See "--Conditions to the Exchange Offer and Consent Solicitation."


    In all cases, exchange by the exchange agent of shares of Enterprises Series A preferred stock for Legacy debentures and Legacy notes accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of:

    - certificates representing your Legacy debentures and Legacy notes or timely confirmation of a book-entry transfer of your Legacy debentures and Legacy notes into the exchange agent's account at the Depository Trust Company, or DTC. See "--Procedures for Exchanging Legacy Debentures and Legacy Notes and Delivering Consents,"

    - a properly completed and duly executed consent and letter of transmittal (or a manually signed facsimile thereof), and

    - any other documents required by the consent and letter of transmittal.

    For purposes of the exchange offer, validly tendered Legacy debentures and Legacy notes (or defectively tendered Legacy debentures and Legacy notes for which Enterprises has waived that defect) will be deemed to have been accepted for exchange by Enterprises if, as and when it gives written notice thereof to the exchange agent. For purposes of the consent solicitation, consents delivered to the exchange agent will be deemed to have been accepted by Enterprises if, as and when Legacy and the trustee execute the supplemental indentures after the expiration date.

    If the exchange offer is terminated or withdrawn, or the Legacy debentures and Legacy notes are not accepted for exchange, no exchange offer consideration will be paid or payable. If any tendered Legacy debentures and Legacy notes are not exchanged under the exchange offer for any reason, or certificates are submitted evidencing more Legacy debentures and Legacy notes than are tendered, those Legacy debentures and Legacy notes not exchanged will be returned, without expense, to you (or, in the case of Legacy debentures and Legacy notes tendered by book-entry transfer, those Legacy debentures and Legacy notes will be credited to the account maintained at DTC from which those Legacy debentures and Legacy notes were delivered) unless otherwise requested by you under the heading "Special Delivery Instructions" in the consent and letter of transmittal, promptly after the expiration date or termination of the exchange offer.

PROCEDURES FOR EXCHANGING LEGACY DEBENTURES AND LEGACY NOTES AND DELIVERING
  CONSENTS

    In order to receive the exchange offer consideration you must:

    - tender your Legacy debentures and Legacy notes under the exchange offer, and

    - deliver consents to the proposed amendments with respect to those Legacy debentures and Legacy notes on or prior to the expiration date.

    In addition, on or prior to the expiration date, Enterprises will accept consents to the proposed amendments from holders who are not tendering their Legacy debentures and Legacy notes in the exchange offer.


    The method of delivery of Legacy debentures and Legacy notes, consents and letters of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance of an agent's message transmitted through ATOP, is at your election and risk. Except as otherwise provided in the consent and letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, Enterprises suggests that you use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date.


    All Enterprises Series A preferred stock will be delivered in physical certificate form or in book-entry transfer form through DTC, depending on your method of tendering.

    TENDERS OF LEGACY DEBENTURES AND LEGACY NOTES AND DELIVERY OF
CONSENTS. Your tender of Legacy debentures and Legacy notes and delivery of consents (and subsequent acceptance by Enterprises) by one of the procedures set forth below will constitute a binding agreement between you and Enterprises in accordance with the terms and subject to the conditions set forth in this consent solicitation statement/prospectus, in the consent and letter of transmittal and, if applicable, in the notice of guaranteed delivery.

    TENDERS OF LEGACY DEBENTURES AND LEGACY NOTES HELD IN PHYSICAL FORM. To effectively tender Legacy debentures and Legacy notes held in physical form (and deliver the related consents):


    - you must properly complete and duly execute a consent and letter of transmittal (or a facsimile thereof) and any other documents required by the consent and letter of transmittal, and those documents must be received by the exchange agent at its address set forth on the back cover of this consent solicitation statement/prospectus, and


    - you must ensure that certificates representing those Legacy debentures and Legacy notes are received by the exchange agent at that address on or prior to the expiration date.

    Consents and letters of transmittal and Legacy debentures and Legacy notes should be sent only to the exchange agent and should not be sent to Enterprises, Legacy or the trustee.

    If your Legacy debentures and Legacy notes are registered in the name of a person other than the signatory to the consent and letter of transmittal, then, in order to tender those Legacy debentures and Legacy notes under the exchange offer, the Legacy debentures and Legacy notes must be endorsed or accompanied by an appropriate written instrument or instruments of transfer signed exactly as that name appears on the Legacy debentures and Legacy notes, with the signature on the Legacy debentures and Legacy notes or instruments of transfer guaranteed as provided below. If these procedures are followed by a beneficial owner tendering Legacy debentures and Legacy notes on or prior to the expiration date, the registered holder of these Legacy debentures and Legacy notes must sign a valid proxy as set forth in the consent and letter of transmittal.

    TENDERS OF LEGACY DEBENTURES AND LEGACY NOTES HELD THROUGH A CUSTODIAN. If your Legacy debentures and Legacy notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and if you wish to tender Legacy debentures and Legacy notes and deliver a consent and letter of transmittal, you should contact that registered holder promptly and instruct him or her or it to tender your Legacy debentures and Legacy notes and deliver a consent and letter of transmittal on your behalf. A letter of instructions is enclosed in the solicitation materials provided along with this consent solicitation statement/prospectus which may be used by you in this process to instruct the registered holder to tender your Legacy debentures and Legacy notes and deliver consents. If you wish to tender those Legacy debentures and Legacy notes and deliver consents yourself, you must, prior to completing and executing the consent and letter of transmittal and delivering those Legacy debentures and Legacy notes, either make appropriate arrangements to register ownership of the Legacy debentures and Legacy notes in your name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

    TENDERS OF LEGACY DEBENTURES AND LEGACY NOTES HELD THROUGH DTC. To effectively tender Legacy debentures and Legacy notes (and deliver the related consents) that are held through DTC, if you are a DTC participant, you should either:


    - properly complete and duly execute the consent and letter of transmittal (or a facsimile thereof), together with any other documents required by the consent and letter of transmittal, and mail or deliver the consent and letter of transmittal and those other documents to the exchange agent, or


    - electronically transmit your acceptance through ATOP (and thereby tender Legacy debentures and Legacy notes), for which the transaction will be eligible. Upon receipt of your acceptance through ATOP, DTC will edit and verify the acceptance and send an agent's message (as described below) to the exchange agent for its acceptance.


    Delivery of tendered Legacy debentures and Legacy notes must be made to the exchange agent subject to the book-entry delivery procedures set forth below, or you must comply with the guaranteed delivery procedures set forth below.


    Except as provided below, unless the Legacy debentures and Legacy notes being tendered are deposited with the exchange agent on or prior to the expiration date, Enterprises may, at its option, treat that tender as defective for purposes of the right to receive the exchange offer consideration. Exchange for the Legacy debentures and Legacy notes will be made only against deposit of the tendered Legacy debentures and Legacy notes and delivery of any other required documents.

    BOOK-ENTRY DELIVERY PROCEDURES. The exchange agent will establish accounts with respect to the Legacy debentures and Legacy notes at DTC for purposes of the exchange offer within three business days after the date of this consent solicitation statement/prospectus. Any financial institution that is a participant in DTC may make book-entry delivery of Legacy debentures and Legacy notes by causing DTC to transfer those Legacy debentures and Legacy notes into the exchange agent's account in accordance with DTC's procedures for that transfer.


    Although delivery of Legacy debentures and Legacy notes may be effected through book-entry transfer into the exchange agent's account at DTC, the manually signed consent and letter of transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an agent's message (as described below) in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth on the back cover of this consent solicitation statement/prospectus on or prior to the expiration date in connection with the tender of those Legacy debentures and Legacy notes. Delivery of documents to DTC does not constitute delivery to the exchange agent.


    The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to in this consent solicitation statement/prospectus as a "book-entry confirmation." The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from a DTC participant that such participant has received the consent and letter of transmittal and agrees to be bound by the terms of the consent and letter of transmittal.

    SIGNATURE GUARANTEES. Signatures on all consents and letters of transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, unless your tender of Legacy debentures and Legacy notes and delivery of consents are tendered and delivered:

    - by a registered holder of Legacy debentures and Legacy notes (or by a participant in DTC whose name appears on a security position listing as the owner of those Legacy debentures and Legacy notes) who has not completed any of the boxes entitled "Special Payment Instructions" or "Special Delivery Instructions" on the consent and letter of transmittal, or

    - for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities
      Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (which entities, including any recognized participant in the Securities Transfer Medallion Program, Enterprises refers to as "eligible institutions").

    If your Legacy debentures and Legacy notes are registered in the name of a person other than the signatory to the consent and letter of transmittal or if Legacy debentures and Legacy notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signature on the consent and letter of transmittal accompanying the tendered Legacy debentures and Legacy notes must be guaranteed. See Instructions 1 and 5 of the consent and letter of transmittal.

    MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. If you desire to tender Legacy debentures and Legacy notes, but the certificates evidencing those Legacy debentures and Legacy notes have been mutilated, lost, stolen or destroyed, you should contact the trustee to receive information about the procedures for obtaining replacement certificates for Legacy debentures and Legacy notes at the following address or telephone number: Wells Fargo Bank Minnesota, N.A., Corporate Trust Services, MAC N9303-110, 6th & Marquette, Minneapolis, Minnesota 55479, Attention: Michael Lechner, telephone (612) 316-4305.

    GUARANTEED DELIVERY. If you want to tender Legacy debentures and Legacy notes under the exchange offer prior to the expiration date and:

    - your certificates representing those Legacy debentures and Legacy notes are not immediately available,

    - time will not permit your consent and letter of transmittal, the certificates representing your Legacy debentures and Legacy notes and all other required documents to reach the exchange agent on or prior to the expiration date, or

    - the procedures for book-entry transfer (including delivery of an agent's message) cannot be completed on or prior to the expiration date,

you may nevertheless tender your Legacy debentures and Legacy notes with the effect that your tender will be deemed to have been received on or prior to the expiration date if all the following conditions are satisfied:

    - the tender is made by or through an eligible institution,

    - a properly completed and duly executed notice of guaranteed delivery or an agent's message with respect to guaranteed delivery that is accepted by Enterprises is received by the exchange agent on or prior to the expiration date as provided below, and


    - the certificates for the tendered Legacy debentures and Legacy notes, in proper form for transfer (or a book-entry confirmation of the transfer of those Legacy debentures and Legacy notes into the exchange agent's account at DTC as described above), together with a consent and letter of transmittal (or a facsimile thereof) that is properly completed and duly executed, with any signature guarantees and any other documents required by the consent and letter of transmittal, or a properly transmitted agent's message, are received by the exchange agent within three business days after the date of execution of the notice of guaranteed delivery.

    The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible institution in the form set forth in the notice of guaranteed delivery.


    The exchange offer consideration for Legacy debentures and Legacy notes tendered under the guaranteed delivery procedures will be the same as for Legacy debentures and Legacy notes delivered to the exchange agent prior to the expiration date, even if the Legacy debentures and Legacy notes to be delivered subject to the guaranteed delivery procedures are not so delivered to the exchange agent, and therefore exchange by the exchange agent on account of those Legacy debentures and Legacy notes is not made, until after the exchange date.

    BACKUP UNITED STATES FEDERAL INCOME TAX WITHHOLDING. To prevent backup Federal income tax withholding you must provide the exchange agent with your current taxpayer identification number and certify that you are not subject to backup federal income tax withholding by completing the Substitute Form W-9 included in the consent and letter of transmittal.


    DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Legacy debentures and Legacy notes or consents subject to any of the procedures described above will be determined by Enterprises, in its reasonable discretion (which determination shall be final and binding).


    Enterprises reserves the right to reject any or all tenders of any Legacy debentures and Legacy notes or consents that it determines not to be in proper form or, in the case of Legacy debentures and Legacy notes, if the acceptance for tender of those Legacy debentures and Legacy notes may, in the opinion of its counsel, be unlawful. Enterprises also reserves the right to waive any of the conditions of the exchange offer or any defect or irregularity in any tender of your Legacy debentures and Legacy notes or delivery of your consents, whether or not similar defects or irregularities are waived in the case of other holders of Legacy debentures and Legacy notes.


    Enterprises' interpretation of the terms and conditions of the exchange offer and consent solicitation (including the consent and letter of transmittal and the instructions thereto) will be final and binding. Neither Enterprises, the exchange agent, the information agent, the trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If Enterprises waives its right to reject a defective tender of Legacy debentures and Legacy notes, you will be entitled to the exchange offer consideration.


    DELIVERY OF CONSENTS WITHOUT TENDERING LEGACY DEBENTURES AND LEGACY
NOTES. In order to validly deliver a consent to the proposed amendments without tendering your Legacy debentures and Legacy notes, you must complete, execute and deliver the consent and letter of transmittal prior to the expiration date. Holders who consent to the proposed amendments and do not tender their Legacy debentures and Legacy notes will receive no consideration for consenting.

WITHDRAWAL OF TENDERED LEGACY DEBENTURES AND LEGACY NOTES AND REVOCATION OF
  CONSENTS


    You may withdraw tenders of Legacy debentures and Legacy notes at any time on or prior to the expiration date, but the exchange offer consideration will not be payable on withdrawn Legacy debentures and Legacy notes. You may revoke consents at any time on or prior to the expiration date.



    A valid withdrawal of tendered Legacy debentures and Legacy notes effected on or prior to the expiration date will constitute the concurrent valid revocation of your related consents. In order to revoke a consent, you must withdraw any related tendered Legacy debentures and Legacy notes.


    Tenders of Legacy debentures and Legacy notes may be validly withdrawn if the exchange offer is terminated without any Legacy debentures and Legacy notes being exchanged thereunder. In this case, the Legacy debentures and Legacy notes tendered under the exchange offer will be promptly returned to you, the proposed amendments will not become effective and the consents will be deemed revoked.


    For a withdrawal of tendered Legacy debentures and Legacy notes or the revocation of consents, as the case may be, to be effective, a written or facsimile transmission notice of withdrawal or revocation must be received by the exchange agent on or prior to the expiration date at its address set forth on the back cover of this consent solicitation statement/prospectus. Any such notice of withdrawal must:


    - specify the name of the person who tendered the Legacy debentures and Legacy notes to be withdrawn or to which the revocation of consents relates,

    - contain the description of the Legacy debentures and Legacy notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing those Legacy debentures and Legacy notes (unless those Legacy debentures and Legacy notes were tendered by book-entry transfer) and the aggregate principal amount represented by those Legacy debentures and Legacy notes, and

    - be signed in the same manner as the original signature on the consent and letter of transmittal by which those Legacy debentures and Legacy notes were tendered (including any required signature guarantees) or the related consent was given, or be accompanied by evidence sufficient to the exchange agent that the person withdrawing the tender or revoking the consent has succeeded to the beneficial ownership of the Legacy debentures and Legacy notes.

    If the Legacy debentures and Legacy notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon written or facsimile notice of that withdrawal even if physical release is not yet effected.

    A valid revocation of consents effected on or prior to the expiration date will constitute the concurrent valid withdrawal of the Legacy debentures and Legacy notes to which those consents relate. Any permitted withdrawal of Legacy debentures and Legacy notes and revocation of consents may not be rescinded, and any Legacy debentures and Legacy notes properly withdrawn will thereafter be deemed not validly tendered and any consents revoked will be deemed not validly delivered for purposes of the exchange offer. Withdrawn Legacy debentures and Legacy notes may, however, be re-tendered and revoked consents may be re-delivered by again following one of the appropriate procedures described in this consent solicitation statement/prospectus at any time on or prior to the expiration date.

    If Enterprises extends the exchange offer or if for any reason (whether before or after any Legacy debentures and Legacy notes have been accepted for tender) the acceptance for tender of Legacy debentures and Legacy notes is delayed or if Enterprises is unable to accept the tender of Legacy debentures and Legacy notes under the exchange offer, then, without prejudice to its rights under the exchange offer, tendered Legacy debentures and Legacy notes may be retained by the exchange agent on its behalf and may not be withdrawn (subject to Rule 14e-l(c) under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the investor promptly after the termination or withdrawal of a tender offer), except as otherwise provided in this section. The time between the initial expiration date and the final expiration date will be known as the "subsequent offering period."


    All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal and revocation of consents will be determined by Enterprises, in its reasonable discretion (which determination shall be final and binding). Neither Enterprises, the exchange agent, the information agent, the trustee or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation of consents, or incur any liability for failure to give any such notification.

THE EXCHANGE AGENT AND THE INFORMATION AGENT

    Mellon Investor Services has been appointed as exchange agent for the exchange offer and consent solicitation. Consents and letters of transmittal and all correspondence in connection with the exchange offer and consent solicitation should be sent or delivered by you or your broker, dealer, commercial bank, trust company or other nominee to the exchange agent at the addresses and telephone number set forth on the back cover of this consent solicitation statement/prospectus.


    Mellon Investor Services has also been appointed as information agent for the exchange offer and consent solicitation. You may direct questions and requests for assistance or additional copies of this consent solicitation statement/prospectus, the consent and letter of transmittal or the notice of guaranteed delivery to the information agent at its address and telephone numbers set forth on the back cover of this consent solicitation statement/prospectus. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the exchange offer or consent solicitation.


FEES AND EXPENSES

    The information agent and the exchange agent will receive reasonable and customary fees for their services and reimbursement for their reasonable out-of-pocket expenses in connection therewith. Brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in forwarding copies of this consent solicitation statement/ prospectus and related documents to the beneficial owners of Legacy debentures and Legacy notes. Enterprises will pay all such fees and expenses.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF LEGACY AND ENTERPRISES

    The shares of Enterprises Series A preferred stock to be issued in connection with the exchange offer will be registered under the Securities Act of 1933, as amended, and will be freely transferable under the Securities Act, except for shares of Enterprises Series A preferred stock issued to any person who is deemed to be an "affiliate" of either of Legacy or Enterprises under the Securities Act at the time of the exchange offer. Persons who may be deemed to be "affiliates" include individuals or entities that control, are controlled by or are under common control of either Legacy or Enterprises and may include some of the officers, directors or principal stockholders of Legacy or Enterprises. Affiliates may not sell their shares of Enterprises Series A preferred stock acquired in connection with the exchange offer except by means of:

    - an effective registration statement under the Securities Act covering the resale of those shares,

    - an exemption under paragraph (d) of Rule 145 under the Securities Act, or

    - any other applicable exemption under the Securities Act.

    Enterprises' registration statement on Form S-4, of which this consent solicitation statement/ prospectus forms a part, does not cover the resale of shares of Enterprises Series A preferred stock to be received by these affiliates in the exchange offer.

USE OF PROCEEDS

    The Enterprises Series A preferred stock issued in connection with the exchange offer is only being issued in exchange for Legacy debentures and Legacy notes. Enterprises will not receive any cash proceeds from the issuance of Enterprises Series A preferred stock in the exchange offer.

LISTING OF ENTERPRISES SERIES A PREFERRED STOCK TO BE ISSUED IN THE EXCHANGE
  OFFER

    The Enterprises Series A preferred stock is currently traded on the Nasdaq National Market under the symbol "PRENP." The shares of Enterprises Series A preferred stock issued in the exchange offer will be listed on the Nasdaq National Market.

MISCELLANEOUS


    Enterprises is making the exchange offer and consent solicitation to all holders of Legacy debentures and Legacy notes. Enterprises is not aware of any jurisdiction in which the making of the exchange offer and consent solicitation is not in compliance with applicable law. If Enterprises becomes aware of any jurisdiction in which the making of the exchange offer and consent solicitation would not be in compliance with applicable law, Enterprises will make a good faith effort to comply with any such law. If, after such good faith effort, Enterprises cannot comply with any such law, the exchange offer and consent solicitation will not be made to (nor will tenders of Legacy debentures and Legacy notes and consents be accepted from or on behalf of) the holders of Legacy debentures and Legacy notes residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the exchange offer to be made by a licensed broker or dealer, the exchange offer shall be deemed to be made on behalf of Enterprises by one or more registered brokers or dealers licensed under the laws of that jurisdiction.


    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ENTERPRISES NOT CONTAINED IN THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS OR IN THE CONSENT AND LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                    THE MERGER, THE SALE OF THE ENTERPRISES
               SERIES B PREFERRED STOCK AND RELATED TRANSACTIONS

    THIS SECTION OF THE CONSENT SOLICITATION STATEMENT/PROSPECTUS SUMMARIZES THE PROPOSED MERGER, THE PROPOSED SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK AND RELATED TRANSACTIONS. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. INFORMATION ABOUT THE MERGER, THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK AND RELATED TRANSACTIONS IS MORE FULLY SET FORTH IN THE JOINT PROXY STATEMENT/PROSPECTUS THAT IS BEING DISTRIBUTED TO ENTERPRISES' AND LEGACY'S STOCKHOLDERS. YOU ARE ENCOURAGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS AND RELATED DOCUMENTS.

THE MERGER

    The merger agreement provides that, at the effective time of the merger, PEI Merger Sub, Inc., a wholly-owned subsidiary of Enterprises, will merge with and into Legacy, with Legacy continuing in existence as the surviving corporation. Each share of Legacy common stock issued and outstanding at the effective time will be converted into 0.6667 of a share of Enterprises common stock. Upon completion of the merger, Legacy will be a wholly-owned subsidiary of Enterprises and market trading of the Legacy common stock will cease.


    On July 25, 2001, the closing price for the Legacy common stock was $2.05 per share, and the closing prices of the Enterprises common stock and Enterprises Series A preferred stock were $6.80 and $16.00 per share, respectively. The closing price of the Enterprises common stock increased from $5.75 per share on March 21, 2001 (the day immediately prior to the public announcement of the merger agreement) to $6.83 per share on March 22, 2001. Enterprises and Legacy believe that this increase in market price is largely a result of the announcement of Enterprises' offer to purchase all outstanding shares of Enterprises common stock (other than those shares currently held by Legacy and those shares issued in the merger) at a cash price of $7.00 per share.



    Based on (1) $4.89 per share for the Enterprises common stock, which is equal to the closing price of $5.75 per share on March 21, 2001 (the day immediately prior to the public announcement of the merger agreement), less a 15% discount to reflect the low trading volume of the Enterprises common stock, and (2) the 61,540,849 shares of Legacy common stock outstanding on July 25, 2001, Enterprises will issue approximately 41,029,284 shares of Enterprises common stock in the merger for total merger consideration of approximately $200.7 million, or the equivalent of $3.26 for each share of Legacy common stock.



    The merger exchange ratio was determined by comparing the fair value per common share of the companies' net assets and upside potential associated with their development and other projects, as estimated by management without third party appraisals.


    Following the transactions, the holders of Legacy common stock will control approximately 63.8% of the voting power of Price Legacy.

STRUCTURE OF MERGER


    PEI Merger Sub will merge with and into Legacy. As a result of the merger:



    - the separate corporate existence of PEI Merger Sub will cease and Legacy will survive the merger as a wholly-subsidiary of Price Legacy,


    - the Enterprises common stock and Enterprises Series A preferred stock will remain outstanding after the merger. However, Enterprises has agreed to commence an offer to purchase all outstanding shares of Enterprises common stock (other than those shares currently held by Legacy and those shares issued in the merger) for $7.00 per share in cash,

    - each share of Legacy common stock will be converted into 0.6667 of a share of Enterprises common stock. Instead of fractional shares of Enterprises common stock, Legacy's stockholders will receive cash, based on the average closing price for the Enterprises common stock for the five trading days prior to the effective time of the merger,

    - each outstanding option to purchase Legacy common stock will automatically become an option to purchase Enterprises common stock. The number of shares of Enterprises common stock which may be purchased under such option and the exercise price will be appropriately adjusted to reflect the merger exchange ratio, and


    - the Legacy debentures and Legacy notes not tendered in the exchange offer will remain outstanding after the merger as obligations of Legacy. As a result of the merger, the Legacy debentures will be convertible into Enterprises common stock. The number of shares of Enterprises common stock into which the Legacy debentures will be convertible and the conversion price will be appropriately adjusted to reflect the merger exchange ratio.


ENTERPRISES MERGER CHARTER AMENDMENTS

    As a condition to Legacy's obligation to complete the merger, Enterprises is required to amend its charter to:

    - change the name of Enterprises to Price Legacy Corporation,


    - increase the number of authorized shares of capital stock from 100,000,000 to 150,000,000, and


    - increase the number of directors of Enterprises to seven, with four directors to be elected by the holders of Enterprises Series A preferred stock and three directors to be elected by the holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class.

    These amendments to Enterprises' charter are sometimes referred to in this consent solicitation statement/prospectus as the Enterprises merger charter amendments.

    The Enterprises merger charter amendments will only be effected if the issuance of the merger consideration, the Enterprises merger charter amendments and the Price Enterprises, Inc. 2001 Stock Option and Incentive Plan, as described in the Joint Proxy Statement/Prospectus, are approved. If the issuance of the merger consideration, the sale of the Enterprises Series B preferred stock, the Enterprises merger charter amendments, the Enterprises issuance charter amendments and the Enterprises option plan are approved, then Enterprises' charter will be amended and restated in its entirety as described in "--Enterprises Issuance Charter Amendments" and the Enterprises merger charter amendments will not be effected. If neither the issuance of the merger consideration nor the sale of the Enterprises Series B preferred stock is approved, then no amendments to Enterprises' charter will be effected. For additional information regarding the effect of the proposed Enterprises merger charter amendments, see "Description of Enterprises Capital Stock" and "Comparison of Stockholder Rights."

CONDITIONS TO THE MERGER

    The completion of the merger depends on the satisfaction or waiver of a number of conditions, including the following:

    - approval of the issuance of the merger consideration, the Enterprises merger charter amendments and the adoption of the Enterprises option plan by the stockholders of Enterprises,


    - approval of the merger agreement by the stockholders of Legacy,


    - absence of any law or any injunction that effectively prohibits the merger,

    - receipt of legal opinions regarding the treatment of the merger as a tax-free reorganization, and

    - other customary contractual conditions specified in the merger agreement.

Unless prohibited by law, either Enterprises or Legacy may elect to waive a condition in its favor that has not been satisfied and complete the merger anyway. In the event material conditions are waived, Enterprises and Legacy intend to amend and recirculate the Joint Proxy Statement/Prospectus.

    If the merger is approved and the other customary closing conditions are satisfied, the merger and the sale of the Enterprises Series B preferred stock will occur contemporaneously. Enterprises may elect not to complete the merger if, immediately prior to the merger, its board is not satisfied that the sale of the Enterprises Series B preferred stock will occur.

TERMINATION OF THE MERGER AGREEMENT

    Enterprises and Legacy can mutually agree to terminate the merger agreement without completing the merger, and either Enterprises or Legacy can terminate the merger agreement upon the occurrence of a number of events, including if:

    - the merger is not completed by November 21, 2001, so long as the party seeking to terminate did not prevent the completion of the merger by failing to perform any of its obligations under the merger agreement,

    - Enterprises' stockholders do not approve the issuance of the merger consideration, the Enterprises merger charter amendments and the adoption of the Enterprises option plan,


    - Legacy's stockholders do not approve the merger agreement,


    - any governmental entity issues a nonappealable final order that makes the merger illegal,


    - the other party materially breaches any of its representations or warranties or fails to perform any of its covenants or agreements in the merger agreement, which breach or failure to perform is incapable of being cured or is not cured within ten business days of written notice, or


    - the other party knowingly and materially breaches its covenant not to solicit takeover proposals or participates in discussions relating to a takeover proposal, except as specifically permitted by the merger agreement.

    The merger agreement does not require either party to pay a termination fee if the merger agreement is terminated.


STOCKHOLDER AGREEMENTS



    In connection with the execution and delivery of the merger agreement, Enterprises entered into stockholder agreements with some stockholders of Legacy under which those stockholders have agreed to vote their shares, representing approximately 20% of the Legacy common stock, in favor of the merger agreement.



    The stockholder agreements prohibit, subject to limited exceptions, any stockholder from selling, transferring, pledging, encumbering, assigning or otherwise disposing of any shares of Legacy common stock, except in accordance with the terms of the merger. Each stockholder may sell, transfer, pledge, encumber, assign or otherwise dispose of an aggregate of 10% of the shares of Legacy common stock held of record by the stockholder as of March 21, 2001, the date of the stockholder agreements, without complying with the restrictions on transfer contained in the stockholder agreements.



    Except as noted below, the stockholder agreements terminate upon the earlier to occur of the effective time or the termination of the merger agreement in accordance with its terms.



    The stockholder agreements entered into by The Price Group, Sol Price and Robert E. Price terminate upon the earliest to occur of the effective time, the termination of the merger agreement in accordance with its terms or the termination of the securities purchase agreement. In the stockholder agreements entered into by Sol Price and Robert E. Price, they each agreed, in their capacities as holders of the Legacy debentures and Legacy notes, to consent to the release of the shares of

Enterprises common stock serving as collateral for these securities. As of July 25, 2001, Sol Price and Robert E. Price beneficially owned approximately $13.5 million in principal amount of Legacy debentures, representing approximately 40.6% of the outstanding principal amount of Legacy debentures, and approximately $7.4 million in principal amount of Legacy notes, representing approximately 40.8% of the outstanding principal amount of Legacy notes.


THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK

    Enterprises entered into a securities purchase agreement with Warburg, Pincus Equity Partners, L.P. and some of its affiliates, which provides that Enterprises will sell 17,985,612 shares, or 91.5%, of a new class of Enterprises preferred stock, 9% Series B Junior Convertible Redeemable Preferred Stock, and a warrant to purchase an aggregate of 2,500,000 shares of Enterprises common stock with an exercise price of $8.25 per share to Warburg Pincus for $100 million in cash.


    Also, Enterprises and Sol Price, a significant stockholder of Enterprises and Legacy through various entities, have agreed to convert an existing Legacy promissory note payable to an affiliate of Sol Price, The Price Group, of approximately $9.3 million into 1,681,142 shares, or 8.5%, of Enterprises
Series B preferred stock and a warrant to purchase 233,679 shares of Enterprises common stock with an exercise price of $8.25 per share immediately after the sale of the Enterprises Series B preferred stock to Warburg Pincus, which represents the same financial terms agreed to in the securities purchase agreement. For a description of the conversion agreement, see "The Exchange Offer and Consent Solicitation--Conversion Agreement."



    For the first 45 months after issuance, all distributions on the Enterprises Series B preferred stock will be payable in additional shares of Enterprises Series B preferred stock. Enterprises will issue an additional 7,792,101 shares of Enterprises Series B preferred stock in the form of distributions, resulting in a total of 27,458,855 shares of Enterprises Series B preferred stock outstanding after 45 months. This increase in the number of outstanding shares of Enterprises Series B preferred stock will also increase the aggregate amount of cash distributions payable on the Enterprises Series B preferred stock, resulting in less cash available for distributions on the Enterprises common stock. For example, once Enterprises has issued all 27,458,855 shares of Enterprises Series B preferred stock, holders of Enterprises common stock will receive distributions only if Price Legacy's REIT taxable income exceeds
$47.6 million, which is the aggregate amount of cash distributions payable on the Enterprises Series A preferred stock and Enterprises Series B preferred stock after 45 months.



    As of July 25, 2001, Warburg Pincus had no control over the voting power of Enterprises and Sol Price controlled approximately 5.4% of the voting power of Enterprises. Following the completion of the merger and the sale of the Series B preferred stock, Warburg Pincus will control approximately 28% of the voting power of Price Legacy and Sol Price will control approximately 9.4% of the voting power of Price Legacy. In addition, the voting power of Warburg Pincus and Sol Price will increase after 45 months to approximately 35.2% and 10.3%, respectively, as a result of the additional shares of Enterprises
Series B preferred stock payable to them as distributions.



    Following the completion of the transactions, affiliates of Price Legacy will hold approximately 71.3% of Price Legacy's preferred stock, entitling them to an aggregate of approximately $26.1 million per year in distributions. In addition, the voting power and distributions payable to these stockholders will increase as a result of the additional shares of Enterprises Series B preferred stock payable to them as distributions.


ENTERPRISES ISSUANCE CHARTER AMENDMENTS

    As a condition to Warburg Pincus' obligation to purchase the Enterprises Series B preferred stock, Enterprises is required to amend and restate its charter to:

    - change the name of Enterprises to Price Legacy Corporation,

    - increase the number of authorized shares of capital stock from 100,000,000 to 150,000,000,

    - designate the Enterprises Series B preferred stock,

    - increase the number of directors of Enterprises to eight, with four directors to be elected by the holders of Enterprises Series A preferred stock, two directors to be elected by the holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, and two directors to be elected by Warburg Pincus,

    - permit Enterprises' board to increase or decrease the number of shares of Enterprises' authorized capital stock without stockholder approval,

    - provide the directors elected by Warburg Pincus with specified approval rights, and

    - limit appraisal rights.

    These amendments to Enterprises' charter are sometimes referred to in this consent solicitation/ prospectus as the Enterprises issuance charter amendments.


    The Enterprises issuance charter amendments will only be effected if the merger, the sale of the Enterprises Series B preferred stock, the Enterprises merger charter amendments, the Enterprises issuance charter amendments and the Enterprises option plan are approved. If the merger, the Enterprises merger charter amendments and the Enterprises option plan are approved, but the sale of the Enterprises Series B preferred stock and/or the Enterprises issuance charter amendments are not approved, Enterprises' charter will be amended only to effect the Enterprises merger charter amendments. If neither the merger nor the sale of the Enterprises Series B preferred stock is approved, then no amendments to Enterprises' charter will be effected, regardless of whether any such amendments are approved. For additional information regarding the effect of the proposed Enterprises issuance charter amendments, see "Description of Enterprises Capital Stock" and "Comparison of Stockholder Rights."



VOTING AGREEMENT



    Concurrently with Enterprises' execution of the securities purchase agreement, Legacy entered into a voting agreement with Warburg Pincus pursuant to which Legacy agreed to vote the shares of Enterprises common stock it holds in favor of (1) the Enterprises issuance charter amendments, (2) the issuance of the Enterprises common stock in connection with the merger agreement and
(3) any other matter necessary to complete the transactions contemplated by the merger agreement and the securities purchase agreement. In addition to Legacy's agreement to vote in favor of these voting proposals, Legacy agreed to conduct its business only in the usual, regular and ordinary course before the closing of the sale of the Enterprises Series B preferred stock with limitations on its business comparable to those agreed to by Enterprises.



    The voting agreement contains customary representations and warranties by Enterprises, Legacy and Warburg Pincus and an indemnification by Enterprises in favor of Legacy for any damages resulting from Legacy's execution of the voting agreement or its performance of its obligations under the voting agreement. The voting agreement may be terminated by the written consent of the parties or automatically upon the earlier of the closing of the sale of the Enterprises Series B preferred stock and the termination of the securities purchase agreement.


ENTERPRISES' OFFER TO PURCHASE

    The merger agreement obligates Enterprises to commence an offer to purchase all outstanding shares of Enterprises common stock (other than those shares currently held by Legacy and those shares issued in the merger) at a cash price of $7.00 per share. Enterprises' obligation to purchase the shares is conditioned on the completion of the merger. The tender offer is expected to close concurrently with the merger.

    Enterprises is making the tender offer through an Offer to Purchase which is being distributed to holders of Enterprises common stock. Holders of Enterprises common stock are encouraged to carefully read the Offer to Purchase and the related letter of transmittal.

DIRECTORS AND OFFICERS OF ENTERPRISES AND LEGACY HAVE CONFLICTS OF INTEREST IN
  THE MERGER


    When considering the recommendations of Legacy's and Enterprises' boards of directors, you should be aware that some Legacy and Enterprises directors and officers have interests in the merger that are different from, or are in addition to, yours. These interests include the relationship of several directors to The Price Group, a significant stockholder of both companies, the post-merger membership of some Legacy directors and Enterprises directors on Price Legacy's board of directors, Legacy officers and Enterprises officers serving as officers of Price Legacy and the indemnification of directors and officers of Legacy against some liabilities both before and after the merger.



    The merger exchange ratio was determined by comparing the fair value per common share of the companies' net assets and upside potential associated with their development and other projects, as estimated by management without third party appraisals. Although management had a conflict of interest in estimating these values, they did not obtain third party appraisals or representation for any unaffiliated stockholders.



    As of July 25, 2001, Enterprises' directors and executive officers controlled approximately 2.3% of the voting power of Enterprises, and Legacy's directors and executive officers controlled approximately 19% of the voting power of Legacy. After completion of the merger, the directors and executive officers of Price Legacy will control approximately 15% of the voting power of Price Legacy.



    As of July 25, 2001, Enterprises' and Legacy's directors and executive officers also beneficially owned approximately $0.6 million in principal amount of Legacy debentures, representing approximately 1.8% of the outstanding principal amount of Legacy debentures, and approximately $0.3 million in principal amount of Legacy notes, representing approximately 1.8% of the outstanding principal amount of Legacy notes. These Legacy debentures and Legacy notes are expected to be tendered in the exchange offer for approximately 60,670 shares of Enterprises Series A preferred stock.



    As of July 25, 2001, The Price Group, an affiliate of Enterprises, controlled approximately 8.5% of the voting power of Legacy. After completion of the merger, The Price Group will control approximately 8.2% of the voting power of Price Legacy.


    As a result of the merger, Legacy's directors and executive officers will receive options to purchase an aggregate of approximately 156,006 shares of Enterprises common stock in exchange for their Legacy stock options and an aggregate of approximately 4,304,945 shares of Enterprises common stock in exchange for their shares of Legacy common stock. In addition, The Price Group will receive approximately 3,500,175 shares of Enterprises common stock in the merger.

    In addition, in January 2001, Legacy's officers and directors cancelled options with exercise prices in excess of current trading prices to purchase a total of 4,049,000 shares of Legacy common stock. Enterprises agreed in the merger agreement to consider the number of options cancelled by these individuals in determining the size of future option grants, if any, to these individuals following the closing of the transactions. However, no specific agreement or commitment as to the amount or timing of any future option grants has been made.

    Other than as described above and payments made to directors and officers in their capacities as such, no payments or benefits will be paid to Enterprises' or Legacy's directors or officers as a result of the merger or related transactions.

                         INFORMATION ABOUT ENTERPRISES

GENERAL


    Price Enterprises, Inc., a Maryland corporation, is a self-administered, self-managed REIT. Its principal business is to own, operate, lease, manage, acquire and develop retail real property. In addition, it owns four self storage facilities and has a 50% interest in three joint ventures. Enterprises was originally incorporated in July 1994 as a Delaware corporation and began operations as a wholly-owned subsidiary of Costco Companies, Inc., formerly Price/Costco, Inc. In 1994, Costco spun-off Enterprises and transferred to Enterprises, as part of a voluntary exchange offer, substantially all of the real estate assets which historically formed Costco's non-club real estate business segment, merchandising business entities and other assets.


    In August 1997, Enterprises' merchandising businesses, real estate properties held for sale and various other assets were spun-off to PriceSmart, Inc. Through a stock distribution, PriceSmart became a separate public company. Since that time, Enterprises has engaged in a combination of acquiring, developing, owning, managing and/or selling real estate assets, primarily shopping centers. The PriceSmart distribution resulted in Enterprises becoming eligible to elect federal tax treatment as a REIT, which allows Enterprises to substantially eliminate its obligation to pay taxes on income.

    In November 1999, Legacy completed its exchange offer for the Enterprises common stock. In the Legacy exchange offer, Legacy acquired approximately 91.3% of the Enterprises common stock, which represents approximately 77.3% of the voting power of Enterprises. Enterprises' stockholders who tendered their shares of Enterprises common stock in the Legacy exchange offer received from Legacy a total of $8.50 consisting of $4.25 in cash, $2.75 in principal amount of the Legacy debentures and $1.50 in principal amount of the Legacy notes for each share of Enterprises common stock.

ACQUISITION, FINANCING AND OPERATING POLICIES

    Enterprises' primary investment strategy is to identify and purchase well-located income-producing shopping centers. Enterprises seeks to achieve income growth and enhance the cash flow potential of its property through a program of expansion, renovation, leasing, re-leasing and improving the tenant mix. Enterprises minimizes development risks by generally purchasing existing income-producing properties. Enterprises regularly reviews its portfolio and from time to time considers the sale of some of its properties.

    Enterprises has generally acquired properties for cash. Enterprises' management believes that its ability to purchase available properties for cash enhances its negotiating position in obtaining attractive purchase prices. In a few instances properties have been acquired subject to existing mortgages.

    Enterprises intends to finance future acquisitions with the most advantageous sources of capital available to it at that time, which may include the sale of common stock, preferred stock or debt securities through public offerings or private placements, the incurrence of additional indebtedness through secured or unsecured borrowings, and the reinvestment of proceeds from the disposition of assets. Enterprises' financing strategy is to maintain a strong and flexible financial position by (1) maintaining a prudent level of leverage, (2) maintaining a large pool of unencumbered properties, (3) managing its variable rate exposure, (4) amortizing existing mortgages over the term of the leases for such mortgaged properties and (5) maintaining a low distribution payout ratio (i.e., distributions paid in respect of a year as a percentage of FFO for such year).

    Enterprises' objective is to provide stockholders with long-term stable cash flow balanced with consistent growth. Enterprises seeks to achieve this objective through the following business and growth strategies:

    - owning, operating and acquiring shopping centers primarily in markets with strong economic and demographic characteristics in order to establish and maintain a diverse, high-quality portfolio of shopping centers,

    - developing local and regional market expertise through the hands-on participation of senior management in property operations and leasing in order to capitalize on market trends, retailing trends and acquisition opportunities, and

    - maintaining a diversified and complementary tenant mix with an emphasis on retailers that provide day-to-day consumer necessities in order to provide consistent rental revenue.

    Enterprises implements these strategies by:

    - analyzing regional and submarket demographic, economic and retailing trends,

    - developing relationships with key industry participants such as retailers, real estate brokers and financial institutions,

    - emphasizing tenant satisfaction and retention through its proactive communication with tenants, community oriented marketing activities and comprehensive maintenance programs, and

    - capitalizing on cost reduction and economy of scale opportunities arising from the size and proximity of its properties within each region.

    Virtually all operating and administrative functions, such as leasing, data processing, finance, accounting and construction, are centrally managed at Enterprises' headquarters. Following the Legacy exchange offer, Legacy took over daily management of Enterprises, including most of these functions. On-site functions, such as security, maintenance, landscaping and other similar activities are either performed by Enterprises or subcontracted. The cost of these functions are passed through to tenants to the extent permitted by the respective leases. Enterprises' properties are generally leased on a triple-net basis, which requires tenants to pay their pro rata share of all real property taxes, insurance and property operating expenses.

ENTERPRISES' PROPERTIES

    At March 31, 2001, Enterprises owned 34 commercial real estate properties and held one property with a 19-year ground lease, in addition to land in Tucson, Arizona, Temecula, California, and San Diego/Pacific Beach, California held for future development. These properties encompass approximately
4.8 million square feet of gross leasable area, or GLA, and were 93% leased. The five largest properties include 1.6 million square feet of GLA that generate annual minimum rent of $26.4 million, based on leases existing as of March 31, 2001.

    Included in the properties Enterprises owned at March 31, 2001 are four self storage facilities, one of which is located on the same site as Enterprises' San Diego, California commercial property. Enterprises' commercial property located in Azusa, California was sold during the year, but it retained the self storage facility. The other two self storage facilities are stand-alone properties. At year end, these facilities had 0.7 million square feet of GLA and were 96% occupied.

    Enterprises also has a 50% interest in three joint ventures which own retail properties in Fresno, California, Bend, Oregon, and Westminster, Colorado.

    The following table describes Enterprises' portfolio of real estate properties as of March 31, 2001. Amounts shown for annual minimum rents are based on executed leases at March 31, 2001. Enterprises made no allowances for contractually-based delays to the commencement of rental payments. Due to the nature of real estate investments, Enterprises' actual rental income may differ from amounts shown in the table below. Self storage properties as of March 31, 2001 are shown separately from Enterprises' commercial portfolio.



                         % OF
                                                                ANNUAL
ANNUAL                       CENTER         LEASE
                               NUMBER      GLA                  MINIMUM
RENT/                       LEASED BY   EXPIRATION OF
                                 OF      (SQ.FT.)   PERCENT    RENT (1)    SQ.
FT.       PRINCIPAL      PRINCIPAL     PRINCIPAL
COMMERCIAL PROPERTIES         TENANTS     (000)      LEASED     ($000)       ($)
         TENANT         TENANT        TENANT
---------------------         --------   --------   --------   ---------
--------   ---------------   ---------   -------------
Westbury, NY................      8        398.6      100%      7,765.0
19.48         Costco            37%         2009
Pentagon City, VA...........      8        336.8       98%      6,802.8
20.20         Costco            50          2009
Westminster, CO(2)..........     10        228.7       94%      4,425.8
19.35          AMC              48          2018
Wayne, NJ(3)................      5        348.1       93%      4,368.7
12.55         Costco            43          2009
Philadelphia, PA............     21        305.3       97%      3,070.3
10.06       Home Depot          36          2009
Roseville, CA...............     19        188.5      100%      2,422.2
12.85       The Sports          23          2016

       Authority
Signal Hill, CA.............     14        154.8      100%      2,416.7
15.62       Home Depot          67          2014
Sacramento/Bradshaw, CA.....      2        156.0      100%      2,415.7
15.48          AT&T            100          2006
San Diego/Morena, CA(4).....      4        322.2       98%      2,091.9
6.49         Costco            57          2009
Seekonk, MA.................     12        213.9       98%      1,962.0
9.17        Don Mar            24          2004

       Creations
Glen Burnie, MD.............     10        154.6       89%      1,688.4
10.92       The Sports          26          2011

       Authority
San Diego/Rancho San Diego,      19         98.4       97%      1,302.3
13.24          Ross             24          2004
  CA........................
Fresno, CA(2)...............      4         85.5      100%      1,225.3
14.32       Bed & Bath          43          2010
Scottsdale, AZ..............     23         65.7       79%      1,045.5
15.91
San Diego/Carmel Mountain,        6         35.0      100%        952.6
27.22      Claim Jumper         30          2013
  CA........................
Inglewood, CA...............      1        119.9      100%        926.6
7.73       Home Base          100          2009
Moorestown, NJ (leased            3        177.1       37%        738.0
4.17       The Sports          24          2013
  land).....................
       Authority
Northridge, CA..............      2         22.0      100%        734.0
33.37     Barnes & Noble        64          2003
New Britain, CT.............      1        112.4      100%        671.1
5.97        Wal-Mart          100          2002
Middletown, OH..............      1        126.4      100%        626.5
4.96         Lowe's           100          2013
San Juan Capistrano, CA.....      6         56.4      100%        599.4
10.62        PetsMart           47          2011
Terre Haute, IN.............      1        104.3      100%        557.8
5.35         Lowe's           100          2013
Smithtown, NY...............      1         55.6      100%        500.7
9.01         Levitz           100          2014
Hampton, VA.................      2         45.6      100%        452.4
9.92       The Sports          92          2013

       Authority
San Diego/Rancho Bernardo,        1         82.2      100%        450.0
5.48      Excel Legacy        100
  CA(5).....................
         Corp.
Redwood City, CA............      2         49.4      100%        418.8
8.47     Orchard Supply       100          2009

        Hardware
Bend, OR (2)................      2         40.1      100%        416.3
10.39     Regal Cinemas         97          2015
Tucson, AZ..................     11         40.1      100%        408.1
10.18        PetsMart           64          2011
San Diego/Southeast, CA.....      2          8.9      100%        150.4
16.95      Navy Federal         61          2004

      Credit Union
Chula Vista/Rancho del Rey,       1          3.2      100%         75.0
23.44      Burger King         100          2018
  CA........................
                                ---      -------      ---      ---------
TOTAL(6)....................    202      4,135.7       95%     $51,680.3
                                ===      =======      ===      =========


------------------------------

(1) Annual minimum rent does not include percentage rents and expense reimbursements.

(2) Legacy owns a 50% interest in these properties. Properties are shown with 100% of the annual minimum rent.

(3) Includes 27,477 sq. ft. of vacant storage space.

(4) Price Self Storage is also located at this property.

(5) This property is being master leased to Legacy.

(6) Table excludes land not currently under development in Tucson, Arizona.

                                                                 AS OF MARCH 31,
2001

--------------------------
                                                              GROSS LEASEABLE
PERCENT
SELF STORAGE PROPERTIES                                       AREA (SQ. FT.)
LEASED
-----------------------                                       ---------------
--------
                                                              (IN THOUSANDS)
San Diego/Murphy Canyon, CA.................................       250.8
  99%
San Diego, CA(1)............................................        89.6
  99%
Azusa, CA...................................................        84.3
  99%
Solana Beach, CA(2).........................................       238.0
  91%
                                                                   -----
  --
TOTAL SELF STORAGE PROPERTIES...............................       662.7
  96%
                                                                   =====
  ==


------------------------

(1) GLA of this facility is also included in GLA for the San Diego, California commercial property location listed above.


(2) Expansion of this facility was completed during the year and includes 100,000 sq. ft. of indoor RV and boat storage.


    The annual gross potential rent for the four operating self storage facilities is $7.2 million. Gross potential rent equals the GLA times the average rent per square foot. Revenues from Enterprises' self storage properties contributed 8.7% of total revenues during the year ended March 31, 2001.

    Enterprises also owns land in Temecula, California currently under development with Wal-Mart as a principal tenant. Enterprises' 50% interest in three joint ventures located in Fresno, California, Bend, Oregon, and Westminster, Colorado are also under various stages of development.

    As of March 31, 2001 Enterprises owned the following properties in each of the states listed:


                                                              ANNUAL
PERCENT OF
                            NUMBER                  GLA       MINIMUM
SCHEDULED
                              OF       PERCENT    (SQ.FT.)    RENT(1)    ANNUAL
MINIMUM
                          PROPERTIES    LEASED     (000)      ($000)
RENT
                          ----------   --------   --------   ---------
--------------
Arizona(2)..............       2         89.5%       105.8     1,453.6
2.8%
California(3,4,5).......      14         99.6%     1,382.4    16,181.1
31.3%
Colorado(3).............       1         94.1%       228.7     4,425.8
8.6%
Connecticut.............       1        100.0%       112.4       671.1
1.3%
Indiana.................       1        100.0%       104.3       557.8
1.1%
Maryland................       1         89.0%       154.6     1,688.4
3.3%
Massachusetts...........       1         98.1%       213.9     1,962.0
3.8%
New Jersey(6)...........       2         65.2%       525.2     5,106.6
9.9%
New York................       2        100.0%       454.2     8,265.6
16.0%
Ohio....................       1        100.0%       126.4       626.5
1.2%
Oregon(3)...............       1        100.0%        40.1       416.3
0.8%
Pennsylvania............       1         96.9%       305.3     3,070.3
5.9%
Virginia................       2         99.0%       382.4     7,255.2
14.0%
                              --        -----     --------   ---------
-----
TOTAL...................      30         94.7%     4,135.7   $51,680.3
100.0%
                              ==        =====     ========   =========
=====


------------------------

(1) Annual minimum rent does not include percentage rents and expense reimbursements.

(2) Table excludes land not currently under development in Arizona.

(3) Legacy owns a 50% interest in properties located in these states. Properties are shown with 100% of the annual minimum rent.

(4) Price Self Storage is also located at a property in this state.

(5) A property is being master leased to Legacy.

(6) A property in this state includes 27,477 sq. ft. of vacant storage space.

ACQUISITION AND DISPOSITION ACTIVITIES

    The following table summarizes Enterprises' acquisition and disposition activities from January 1, 2000 through March 31, 2001:


                                    GLA
ACQUISITION/     DATE OF
PROPERTY                         (SQ. FT.)        CITY           STATE
DISPOSITION    TRANSACTION
--------                         ---------   ---------------   ----------
------------   -----------
Denver/Aurora..................    164,250       Aurora         Colorado
Disposition      01/15/01
Fountain Valley................    119,037   Fountain Valley   California
Disposition      11/20/00
Sacramento/Stockton............     50,194     Sacramento      California
Disposition      11/20/00
Littleton......................     26,377      Littleton       Colorado
Disposition      11/03/00
Fresno Pad(1)..................        N/A       Fresno        California
Disposition      11/03/00
Scottsdale City Center(2)......     65,700     Scottsdale       Arizona
Acquisition      10/23/00
Sacramento/Bradshaw............    138,375      Littleton      California
Disposition      09/18/00
Azusa..........................    224,317        Azusa        California
Disposition      08/25/00
San Diego/Pacific Beach(1).....        N/A      San Diego      California
Acquisition      07/31/00
Excel Centre(2,3)..............     82,200      San Diego      California
Acquisition      02/25/00
Lowe's(2)......................    126,400     Middletown         Ohio
Acquisition      02/09/00
Lowe's(2)......................    104,259     Terre Haute      Indiana
Acquisition      02/09/00
                                 ---------
TOTAL..........................  1,101,109
                                 =========


------------------------

(1) Property consists of raw land.

(2) Property purchased from Legacy.

(3) Property is being master leased to Legacy.

ENTERPRISES' PRINCIPAL TENANTS

    Enterprises' eight largest tenants accounted for approximately 45% of its total GLA and approximately 53% of its total annualized rental revenues as of March 31, 2001. The table below presents certain information about these tenants:



           PERCENT OF
                                                               PERCENT OF
ANNUAL      TOTAL ANNUAL
                                       NUMBER OF      GLA        TOTAL
MINIMUM RENT     MINIMUM
TENANT                                  LEASES     (SQ. FT.)      GLA
($000)          RENT
------                                 ---------   ---------   ----------
------------   ------------
Costco...............................      4         618,192       16%
8,484.7         18.7%
The Sports Authority.................      7         298,217        8%
3,720.4          8.2%
The Home Depot.......................      2         214,173        5%
2,775.2          6.1%
AT&T Wireless........................      1         156,576        4%
2,415.7          5.3%
Kmart................................      1         110,054        3%
2,027.2          4.5%
Marshalls............................      2          87,968        2%
1,889.5          4.2%
Borders..............................      2          62,999        2%
1,655.7          3.7%
Lowe's...............................      2         230,659        6%
1,207.8          2.7%
                                          --       ---------       --
---------         ----
TOTAL................................     21       1,778,838       45%
$24,176.2         53.4%
                                          ==       =========       ==
=========         ====


ENTERPRISES' EMPLOYEES

    Enterprises does not currently have any employees. At the close of the Legacy exchange offer in 1999, Legacy took over daily management of Enterprises, including property management and finance. Enterprises reimburses Legacy for these services based on its historical costs for similar expenses.

ENTERPRISES' HEADQUARTERS

    Enterprises' principal executive offices are located at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128 and its telephone number is
(858) 675-9400.

ENTERPRISES' MANAGEMENT


    The table below indicates the name, position with Enterprises and ages of its directors, executive officers and other key employees as of July 25, 2001.


NAME                                                   POSITION WITH ENTERPRISES
                    AGE
----
------------------------------------------------       --------
Jack McGrory..............................  Chairman
                     51
Gary B. Sabin.............................  Director, President and Chief
Executive Officer           47
Richard B. Muir...........................  Director, Executive Vice President
and Chief
                                            Operating Officer
                     45
James F. Cahill...........................  Director
                     45
Murray Galinson...........................  Director
                     63
S. Eric Ottesen...........................  Senior Vice President, General
Counsel and
                                            Secretary
                     45
James Y. Nakagawa.........................  Chief Financial Officer
                     35
Graham R. Bullick, Ph.D...................  Senior Vice President--Capital
Markets                    50
Mark T. Burton............................  Senior Vice President--Acquisitions
                     40
John A. Visconsi..........................  Senior Vice President--Leasing/Asset
Management           56
William J. Stone..........................  Senior Vice President--Retail
Development                 57
Susan M. Wilson...........................  Senior Vice President--Mixed
Use/Development              43

    In the event the merger is approved and completed, Enterprises will be obligated to appoint two additional directors to its board. In this event, Keene Wolcott will be appointed as an Enterprises Series A preferred stock nominee and Graham R. Bullick, Ph.D. will be appointed as an Enterprises Series A preferred stock and Enterprises common stock nominee. These additional directors will be appointed by Enterprises' board without the approval of Enterprises' stockholders.

    In the event the merger and the sale of the Enterprises Series B preferred stock are approved and completed, instead of appointing two additional directors, as described above, Enterprises will be obligated to appoint three additional directors to its board. In this event, Reuben S. Leibowitz and Melvin
L. Keating will be appointed as Warburg Pincus nominees and Keene Wolcott will be appointed as an Enterprises Series A preferred stock nominee. These additional directors will be appointed by Enterprises' board without the approval of Enterprises' stockholders. In this instance, the holders of Enterprises Series A preferred stock will no longer have the right to elect a majority of Enterprises' board of directors.

    The biographies of the above named individuals are set forth below.

    JACK MCGRORY has served as Chairman of the Board of Enterprises and a director of Legacy since November 1999. Since September 2000, Mr. McGrory has also served as President and Chief Executive Officer of Downtown
Development Inc., an entity which manages the construction of San Diego's new ballpark and adjacent commercial real estate, and President and Chief Executive Officer of San Diego Revitalization, a non-profit organization focused on real estate development in City Heights. Mr. McGrory has also been the Managing Director of The Price Group LLC, which is engaged in securities and real estate investments, since August 2000. Mr. McGrory served as Chief Operating Officer of the San Diego Padres from October 1999 to August 2000. Mr. McGrory served as President and Chief Executive Officer of Enterprises from September 1997 to November 1999 and as City Manager of the City of San Diego from March 1991 to August 1997.

    GARY B. SABIN has served as President and Chief Executive Officer and a director of Enterprises since November 1999. Mr. Sabin also has served as Chairman of the Board of Directors, President and Chief Executive Officer of Legacy since its formation in November 1997. Mr. Sabin served as director and President of New Plan Excel Realty Trust, Inc. (New Plan Excel) from September 1998 to

April 1999 and as Chairman, President and Chief Executive Officer of Excel Realty Trust from January 1989 to September 1998. In addition, Mr. Sabin has served as Chief Executive Officer of various companies since his founding of Excel Realty Trust's predecessor company and its affiliates starting in 1977. He has been active for over 20 years in diverse aspects of the real estate industry, including the evaluation and negotiation of real estate acquisitions, management, financing and dispositions.

    RICHARD B. MUIR has served as Executive Vice President, Chief Operating Officer and a director of Enterprises since November 1999. Mr. Muir also has served as director, Executive Vice President and Secretary of Legacy since its formation and as Legacy's Chief Operating Officer since November 1999. Mr. Muir served as a director, Executive Vice President and Co-Chief Operating Officer of New Plan Excel from September 1998 to April 1999 and served as director, Executive Vice President and Secretary of Excel Realty Trust from January 1989 to September 1998. In addition, Mr. Muir served as an officer and director of various affiliates of Excel Realty Trust since 1978, primarily in administrative and executive capacities, including direct involvement in and supervision of asset acquisitions, management, financing and dispositions.

    JAMES F. CAHILL has served as a director of Enterprises since August 1997 and as a director of PriceSmart, Inc. since November 1999. He has also served as Executive Vice President of Price Entities since January 1987. In this position he has been responsible for the oversight and investment activities of the financial portfolio of Sol Price, founder of The Price Company, and related entities. He was a director of Neighborhood National Bank, located in San Diego, from 1992 through January 1998. Prior to his current position, Mr. Cahill was employed at The Price Company for ten years with his last position being Vice President of Operations.

    MURRAY GALINSON has served as a director of Enterprises since January 2001 and was previously a director of Enterprises from August 1994 until the closing of the Legacy exchange offer in 1999. Mr. Galinson has also served as Chairman of the Board of San Diego National Bank and SDNB Financial Corp. since May 1996 and as a director of both entities since their inception in 1981. Mr. Galinson served as President of both entities from September 1984 until May 1996 and as Chief Executive Officer of both entities from September 1984 to September 1997.

    S. ERIC OTTESEN has served as Senior Vice President, General Counsel and Secretary of Enterprises since November 1999. Mr. Ottesen also has served as Senior Vice President, General Counsel and Assistant Secretary of Legacy since its formation. Mr. Ottesen served as Senior Vice President--Legal Affairs and Secretary of New Plan Excel from September 1998 to April 1999. Mr. Ottesen served as Senior Vice President, General Counsel and Assistant Secretary of Excel Realty Trust from September 1996 to September 1998. From 1987 to 1995, Mr. Ottesen was a senior partner in a San Diego law firm.

    JAMES Y. NAKAGAWA has served as Chief Financial Officer of Enterprises since November 1999. Mr. Nakagawa also has served as Chief Financial Officer and Treasurer of Legacy since October 1998. From March 1998 to October 1998,
Mr. Nakagawa served as Controller of Legacy. Mr. Nakagawa served as Controller of Excel Realty Trust and then New Plan Excel from September 1994 to
April 1999. Prior to joining Excel Realty Trust, Mr. Nakagawa was a manager at Coopers & Lybrand LLP. Mr. Nakagawa is a certified public accountant.

    GRAHAM R. BULLICK, PH.D., has served as Senior Vice President--Capital Markets of Enterprises since November 1999 and in the same position with Legacy since its formation. Mr. Bullick served as Senior Vice President--Capital Markets of Excel Realty Trust and then New Plan Excel from January 1991 to April 1999. Previously, Mr. Bullick was associated with Excel Realty Trust as a director from 1991 to 1992. From 1985 to 1991, Mr. Bullick served as Vice President and Chief Operations Officer for a real estate investment firm, where his responsibilities included acquisition and financing of investment real estate projects.

    MARK T. BURTON has served as Senior Vice President--Acquisitions of Enterprises since November 1999 and in the same position with Legacy since its formation. Mr. Burton served as Senior Vice President--Acquisitions with Excel Realty Trust and then New Plan Excel from October 1995 to April 1999. He also served as a Vice President of Excel Realty Trust from January 1989 to
October 1995. Mr. Burton was associated with Excel Realty Trust and its affiliates beginning in 1983, primarily in the evaluation and selection of property acquisitions.

    JOHN A. VISCONSI has served as Senior Vice President--Leasing/Asset Management of Enterprises since November 1999 and in the same position with Legacy since May 1999. Mr. Visconsi served as Vice President--Leasing with Excel Realty Trust and then New Plan Excel from January 1995 to April 1999. He also served as Senior Vice President of Enterprises from January 1994 to March 1995. From 1981 to 1994, Mr. Visconsi was director of Leasing and Land Development of Ernest W. Hahn, Inc.

    WILLIAM J. STONE has served as a Senior Vice President--Retail Development of Enterprises and Legacy since December 1999. From November 1994 to
December 1999, Mr. Stone served as the Executive Vice President of DDR/Oliver McMillan, where he oversaw the development of urban retail/ entertainment redevelopment projects. Prior to joining DDR/Oliver McMillan and since 1975, Mr. Stone was an executive with several nationally recognized firms in the regional shopping center industry, most recently with TrizecHahn, Inc.

    SUSAN M. WILSON has served as Senior Vice President--Mixed Use/Development of Enterprises and Senior Vice President--Office/Industrial/Hospitality of Legacy since December 1999. Ms. Wilson joined Legacy in May 1998. From May 1992 to May 1998, Ms. Wilson owned and operated her own real estate development and property management firm specializing in office, industrial and multi-family projects.

    KEENE WOLCOTT has served as President of Wolcott Investments, Inc., a private investment company, since 1975 and is currently a director of Prusser's of the West Indies Ltd., a company which owns and operates restaurants.
Mr. Wolcott served as a director of Price REIT, Inc. from January 1995 until 1998. From 1969 to 1973, Mr. Wolcott served as Chief Executive Officer of the Colorado Corporation, which managed investor funds in oil and gas exploration. Prior to 1969 he served as Senior Vice President of Hayden, Stone and Company, a securities brokerage firm.

    MELVIN L. KEATING has served as President of Kadeca Consulting Corporation, a real estate consulting firm, since 1997. From 1995 to 1997, Mr. Keating served as President of Sunbelt Management Company, Delray Beach, Florida. Sunbelt Management is an owner and operator of commercial and retail real estate in North America. From 1986 to 1995, Mr. Keating served as Senior Vice President of various entities controlled by the Reichmann family, including Reichmann International Companies and Olympia & York Companies, U.S.A., which were engaged in the real estate development business, including the development and construction of major urban office buildings and other commercial property.
Mr. Keating is a director of Plymouth Rubber Company, Inc., Canton,
Massachusetts.

    REUBEN S. LEIBOWITZ is a Managing Director of E.M. Warburg, Pincus & Co., LLC, a private equity investment firm. He has been associated with Warburg Pincus since 1984. He is also a director of Chelsea Property Group, Inc. and a number of private companies. Mr. Leibowitz has served as a director of Grubb & Ellis Co. since 1993 and currently serves as the Chairman of the Board.
Mr. Leibowitz is a member of the New York State Bar and a Certified Public Accountant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Following completion of the Legacy exchange offer in 1999, Gary B. Sabin, Chairman, President and Chief Executive Officer of Legacy, became Enterprises' President and Chief Executive Officer, and certain other Legacy executives became Enterprises executives. Legacy also took over daily management of Enterprises, including property management and finance. Enterprises reimburses Legacy for these services. Enterprises expensed
$3 million for these services for the year ended December 31, 2000, which was based on historical costs for similar expenses. Enterprises expensed $249,000 for these services during the period of November 12, 1999 through December 31, 1999.

    During 2000, Enterprises purchased two retail buildings and two office buildings properties from Legacy. They were funded through advances on Enterprises unsecured revolving credit facility, by assuming mortgages and notes payable, and with the proceeds from a property sold in 2000 in a tax-deferred exchange transaction.

    Enterprises also purchased a 50% interest in a real estate development joint venture in Westminster, Colorado from Legacy for an initial payment of $8.1 million. The purchase price was based on the property's existing operating income, with additional payments estimated to be $4.8 million due through the completion of construction.

    In March 2000, Enterprises executed a $15 million note receivable with Legacy due December 2002. The note was amended in September 2000 to allow Legacy to borrow up to $40 million on the note. The note bears an interest rate of LIBOR plus 375 basis points (10.23% at December 31, 2000) on the first
$15 million. Amounts borrowed in excess of $15 million bear interest at a fixed rate of 12.5% per year. As of December 31, 2000, Legacy owed $25.4 million on this note at a weighted average interest rate of 11.2%.


    On March 21, 2001, Enterprises, PEI Merger Sub, a wholly-owned subsidiary of Enterprises, and Legacy entered into the merger agreement. The merger agreement provides that, at the effective time of the merger, PEI Merger Sub will merge with and into Legacy, with Legacy continuing in existence as the surviving corporation. Each share of Legacy common stock issued and outstanding at the effective time will be converted into 0.6667 of a share of Enterprises common stock.


    On April 12, 2001, Enterprises and Sol Price, a significant stockholder of Enterprises and Legacy through various entities, agreed to convert an existing Legacy promissory note payable to an affiliate of Sol Price, The Sol and Helen Price Trust, of approximately $9.3 million into 1,681,142 shares, or 8.5%, of Enterprises Series B preferred stock and a warrant to purchase 233,679 shares of Enterprises common stock with an exercise price of $8.25 per share immediately after the sale of the Enterprises Series B preferred stock to Warburg Pincus, which represents the same financial terms agreed to in the securities purchase agreement. This Legacy promissory note, together with the right to receive the Enterprises Series B preferred stock and the warrant, was subsequently assigned to The Price Group. The conversion agreement, which effects this transaction, provides that The Price Group will, along with Warburg Pincus, become a party to a registration rights agreement with all rights of an investor under the agreement other than those relating to demand registrations. The conversion agreement does not provide The Price Group with any of the other rights, such as representations, warranties, covenants, indemnities and termination fees, provided to Warburg Pincus in the securities purchase agreement. Warburg Pincus has consented to this transaction.


    In May 2001, Enterprises agreed in principle to master lease its existing four self storage properties to some of its officers, including Kelly D. Burt, Executive Vice President--Development, and William J. Hamilton, Senior Vice President--Self Storage. Effective as of the date of the agreement, the officers ceased being employees of Enterprises and Legacy. The initial rent paid under this agreement will be $5.1 million per year. As part of the agreement, Enterprises will have the right to require the lessee to purchase the properties from it at a price based upon the properties' net operating income as defined by the agreement. In addition, Enterprises intends to develop four additional self storage properties that the lessees will have the right to acquire from Enterprises upon completion and stabilization of the properties. The final terms of the transaction are subject to the negotiation and execution of a definitive agreement, and other customary closing conditions. No assurance can be given that the transaction will be completed on the terms described above or at all.

                            INFORMATION ABOUT LEGACY

GENERAL

    Excel Legacy Corporation, a Delaware corporation, was formed on November 17, 1997 as a wholly-owned subsidiary of Excel Realty Trust, Inc., a Maryland corporation and a REIT. On March 31, 1998, Excel Realty Trust effected a spin-off of Legacy's business through a special dividend of all of its outstanding common stock to holders of Excel Realty Trust common stock. Excel Realty Trust effected this spin-off to allow Legacy to pursue a wider variety of real estate opportunities including owning, acquiring, developing and managing mixed-use and retail properties and real estate related operating companies throughout the United States and Canada.

ACQUISITION, FINANCING AND OPERATING POLICIES

    In connection with this spin-off, Excel Realty Trust transferred real properties, notes receivable and related assets and liabilities to Legacy. In addition to operating assets obtained from the spin-off, Legacy intends to pursue signature real estate projects that have unique locations, concepts or significant entry barriers associated with them, including:

    - developing mixed-use entertainment projects that have the potential for substantial capital gains but which may take several years to fully develop,

    - investing in securities of real estate related operating companies where significant influence may be exerted to enhance the value of the companies,

    - investing in properties requiring significant restructuring or redevelopment to create substantial value, such as changing the use, tenant mix or focus of a property, and

    - opportunistic buying and selling of commercial properties or real estate related and other companies.

    Legacy intends to finance its investments through both public and private secured and unsecured debt financings, as well as public and private placements of its equity securities. Legacy does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. There are currently no restrictions on the amount of debt that Legacy may incur.

    Legacy may continue to seek variable rate financing from time to time if such financing appears advantageous in light of then-prevailing market conditions. In that case, Legacy will consider hedging against interest rate risk through interest rate protection agreements, interest rate swaps or other means. Legacy does not plan to make distributions on its capital stock for the foreseeable future, which will permit it to accumulate for reinvestment cash flow from investments, disposition of investments and other business activities.

LEGACY'S INVESTMENTS

    In addition to Legacy's ownership of 91.3% of the Enterprises common stock, at March 31, 2001, Legacy's business consisted of the following portfolio of real properties, notes receivable and investments in real estate-related ventures:

    - ownership interests in a number of real estate related ventures, including:

    - a 65% ownership interest in a joint venture that is developing a retail project in Newport, Kentucky scheduled for completion in 2001,

    - a 65% ownership interest in a joint venture which owns and operates a hotel, dinner theater and retail shop located near the Grand Canyon in northern Arizona,

       - an 80% ownership interest in a joint venture (Millennia) which owns stock in Mace, a publicly-traded company. The operating agreement for Millennia allows the holder of the 20% interest in Millennia to increase its ownership percentage to 50% if returns on Legacy's investment exceed 35% per year,


       - a 55% ownership interest in a development company which owns Newport Centre, a retail and office facility located in Winnipeg, Canada, and

       - a number of additional investments in notes totaling approximately $5 million,

    - five notes receivable relating to real estate projects in Arizona, California and Utah with an aggregate outstanding balance of approximately $40.5 million as of March 31, 2001, of which the largest note relates to a project in Scottsdale, Arizona,

    - two properties located in Arizona including restaurant space and vacant land in Scottsdale,


    - four properties located in California including a development project in Anaheim, a project in Palm Springs and land held for sale/development in Yosemite, and


    - a hospitality property under development in Bermuda scheduled for opening in 2001.

    The following table describes Legacy's portfolio of real estate properties as of March 31, 2001. Amounts shown for annual rents are based on executed leases at March 31, 2001. Legacy makes no allowances for contractually-based delays to the commencement of rental payments. Due to the nature of real estate investments, Legacy's actual rental income may differ from amounts shown in the table below. The following table does not include real estate properties held by Enterprises.


PROPERTY                                            TENANTS                 GLA
(SQ. FT.)     ANNUAL RENT
-----------------------------------  -------------------------------------
--------------   --------------
                                                                            (IN
THOUSANDS)   (IN THOUSANDS)
Arizona
    Brio Land......................         Roaring Fork Restaurant
  3.7          $  104.3
    Grand Hotel....................                   (1)
   (1)               (1)
California
    Desert Fashion Plaza(2)........        Saks Fifth Avenue/various
 96.1             461.5
    Yosemite.......................                   (3)
   (3)               (3)
    Residential Property...........                   (4)
   (4)               (4)
    Anaheim Land...................                   (5)
   (5)               (5)
Florida
    International Business Park....                   (6)
   (6)               (6)
Indiana
    Indianapolis...................                   (2)
   (2)               (2)
Kentucky
    Newport on the Levee...........                   (7)
   (7)               (7)
Bermuda
    Daniel's Head Bermuda..........                   (8)
   (8)               (8)
Winnipeg, Canada
    Newport Centre(9)..............        Bank of Montreal/various
156.1           1,594.0

-------          --------
TOTAL..............................
255.9          $2,159.8

=======          ========


------------------------

(1) Legacy holds a 65% ownership interest in Grand Tusayan LLC which owns and operates a 120-room hotel and restaurant.

(2) Property consists of land held for development. Legacy holds a 23.7% ownership interest.

(3) Properties consist of vacant land currently held for development or sale.

(4) Legacy owns a residential property located in Coto de Caza, California.

(5) Property is a residential property that consists of 3,930 sq. ft., and Legacy has not yet determined its rent. Legacy holds an 88% ownership interest.

(6) Legacy holds a 50% ownership interest in this property.

(7) In addition to land leased to an aquarium which provided $1.1 million in revenue related to that lease in 2001, property consists of land under development and scheduled for completion in 2001. Legacy holds a 65% ownership interest. This land currently has no GLA or rent.

(8) Property under development and has no GLA or rent.

(9) Property is owned by a Nova Scotia company of which Legacy holds a 55% ownership interest.

RECENT ACQUISITION AND DISPOSITION ACTIVITIES

    The following table summarizes Legacy's acquisition and disposition activities from January 1, 2000 through March 31, 2001:


                                           GLA
          ACQUISITION/     DATE OF
PROPERTY NAME                            (SQ.FT.)            CITY
STATE        DISPOSITION    TRANSACTION
-------------                        ----------------  ----------------
----------------  ------------   -----------
Scottsdale land(1).................        N/A            Scottsdale
Arizona       Disposition     02/01/01
Telluride, Colorado(1).............        N/A            Telluride
Colorado      Disposition     12/20/00
Scottsdale City Center(2)..........       65,700          Scottsdale
Arizona       Disposition     10/23/00
Scottsdale Galleria................      674,179          Scottsdale
Arizona       Disposition     07/05/00
4-S Ranch land(1)..................        N/A            San Diego
California     Disposition     05/01/00
Orlando land(1)....................        N/A             Orlando
Florida       Acquisition     03/01/00
Excel Centre(2)....................       82,200          San Diego
California     Disposition     02/25/00
Lowe's(2)..........................      104,259         Terre Haute
Indiana       Disposition     02/09/00
Lowe's(2)..........................      126,400          Middletown
Ohio        Disposition     02/09/00
                                     ----------------
TOTAL..............................     1,052,738
                                     ================


--------------------------

(1) Property consists of raw land.

(2) Property sold to Enterprises.

LEGACY'S PRINCIPAL TENANT

    As of March 31, 2001, a ground lease with an aquarium in Newport, Kentucky accounted for approximately 6% of Legacy's total revenues. Legacy had no other tenants at March 31, 2001 that accounted for a significant amount of its revenues.

LEGACY'S EMPLOYEES


    As of July 25, 2001, Legacy and its subsidiaries had approximately 257 employees.


LEGACY'S HEADQUARTERS

    Legacy's executive offices are located at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128 and its telephone number is (858) 675-9400. Legacy also has an office in West Bountiful, Utah, which coordinates its acquisitions and dispositions, and property management offices in Fountain Valley, California, San Diego, California, and Fairfax, Virginia.

LEGACY'S MANAGEMENT


    The table below indicates the name, position with Legacy and ages of the directors, executive officers and other key employees of Legacy as of July 25, 2001.


NAME                                           POSITION WITH LEGACY
        AGE
----
--------------------------------------------------------  --------
Gary B. Sabin..............  Chairman, President and Chief Executive Officer
         47
Richard B. Muir............  Director, Executive Vice President, Chief Operating
         45
                             Officer and Secretary
Jack McGrory...............  Director
         51
Richard J. Nordlund........  Director
         56
Robert E. Parsons, Jr......  Director
         45
Robert S. Talbott..........  Director
         47
John H. Wilmot.............  Director
         58
Graham R. Bullick, Ph.D....  Senior Vice President--Capital Markets
         50
Mark T. Burton.............  Senior Vice President--Acquisitions
         40
S. Eric Ottesen............  Senior Vice President, General Counsel and
Assistant         45
                               Secretary
James Y. Nakagawa..........  Chief Financial Officer
         35
William J. Stone...........  Senior Vice President--Retail Development
         57
John A. Visconsi...........  Senior Vice President--Leasing/Asset Management
         56

    For information on the above named directors, officers and other key employees, excluding Messrs. Nordlund, Parsons, Talbott and Wilmot, see "Information about Enterprises--Enterprises' Management." For information on the other above named directors, officers and other key employees, see below.


    RICHARD J. NORDLUND has served as a director of Legacy since Legacy's formation and as President of RJN Management, a real estate firm in Santa Barbara, California, since 1985. From 1978 through 1988, Mr. Nordlund served as President of First Corporate Services, an investment banking firm in Minneapolis, Minnesota. He is also associated with Miller & Schroeder Financial, Inc. Mr. Nordlund's business experience includes 28 years in the investment banking and mortgage banking industries.



    ROBERT E. PARSONS, JR. has served as a director of Legacy since Legacy's formation. He served as a director of Excel Realty Trust and then New Plan Excel from January 1989 to April 1999. Mr. Parsons is presently Executive Vice President and Chief Financial Officer of Host Marriott Corporation, a company he joined in 1981. He also serves as a director and officer of several Host Marriott subsidiaries, and as a director of Merrill Financial Corporation, a privately-held real estate company.



    ROBERT S. TALBOTT has served as a director of Legacy since Legacy's formation. Mr. Talbott is an attorney and has served as President of Holrob Investments, LLC, a company engaged in the acquisition, development, management and leasing of real property, since 1997. From 1985 through 1997, Mr. Talbott served as Executive Vice President and President of Horne Properties, Inc., where he was involved in the acquisition and development of over 100 shopping centers. He also serves as a member of the Public Building Authority of Knoxville, Tennessee, as a member of the Knoxville Industrial Development Board, as a director of the Knoxville Chamber of Commerce and as Chairman of the St. Mary's Foundation.



    JOHN H. WILMOT has served as a director of Legacy since Legacy's formation. He served as a director of Excel Realty Trust and then New Plan Excel from 1989 to April 1999. Mr. Wilmot, individually and through his wholly-owned corporations, develops and manages real property, including office buildings, shopping centers and residential projects primarily in the Phoenix/Scottsdale area, and has been active in that business since 1976.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BUSINESS RELATIONSHIPS

    Following completion of the Legacy exchange offer in 1999, Gary B. Sabin, Chairman, President and Chief Executive Officer of Legacy, became Enterprises' President and Chief Executive Officer, and certain other Legacy executives became Enterprises executives. Legacy also took over daily management of Enterprises, including property management and finance. Enterprises reimburses Legacy for these services. Enterprises expensed $3 million for these services for the year ended December 31, 2000, which was based on historical costs for similar expenses. Enterprises expensed $249,000 for these services during the period of November 12, 1999 through December 31, 1999.

    During 2000, Enterprises purchased two retail buildings and two office buildings properties from Legacy. They were funded through advances on Enterprises unsecured revolving credit facility, by assuming mortgages and notes payable, and with the proceeds from a property sold in 2000 in a tax-deferred exchange transaction.

    Enterprises also purchased a 50% interest in a real estate development joint venture in Westminster, Colorado from Legacy for an initial payment of $8.1 million. The purchase price was based on the property's existing operating income, with additional payments estimated to be $4.8 million due through the completion of construction.

    In March 2000, Enterprises executed a $15 million note receivable with Legacy due December 2002. The note was amended in September 2000 to allow Legacy to borrow up to $40 million on the note. The note bears an interest rate of LIBOR plus 375 basis points (10.23% at December 31, 2000) on the first
$15 million. Amounts borrowed in excess of $15 million bear interest at a fixed rate of 12.5% per year. As of December 31, 2000, Legacy owed $25.4 million on this note at a weighted average interest rate of 11.2%.


    On March 21, 2001, Enterprises, PEI Merger Sub, a wholly-owned subsidiary of Enterprises, and Legacy entered into the merger agreement. The merger agreement provides that, at the effective time of the merger, PEI Merger Sub will merge with and into Legacy, with Legacy continuing in existence as the surviving corporation. Each share of Legacy common stock issued and outstanding at the effective time will be converted into 0.6667 of a share of Enterprises common stock.


    On April 12, 2001, Enterprises and Sol Price, a significant stockholder of Enterprises and Legacy through various entities, agreed to convert an existing Legacy promissory note payable to an affiliate of Sol Price, The Sol and Helen Price Trust, of approximately $9.3 million into 1,681,142 shares, or 8.5%, of Enterprises Series B preferred stock and a warrant to purchase 233,679 shares of Enterprises common stock with an exercise price of $8.25 per share immediately after the sale of the Enterprises Series B preferred stock to Warburg Pincus, which represents the same financial terms agreed to in the securities purchase agreement. This Legacy promissory note, together with the right to receive the Enterprises Series B preferred stock and the warrant, was subsequently assigned to The Price Group. The conversion agreement, which effects this transaction, provides that The Price Group will, along with Warburg Pincus, become a party to a registration rights agreement with all rights of an investor under the agreement other than those relating to demand registrations. The conversion agreement does not provide The Price Group with any of the other rights, such as representations, warranties, covenants, indemnities and termination fees, provided to Warburg Pincus in the securities purchase agreement. Warburg Pincus has consented to this transaction.

INDEBTEDNESS OF MANAGEMENT


    In 1998, Legacy loaned to some of its officers, in connection with their purchase of Legacy common stock, approximately 50% of the purchase price of the stock (an aggregate amount of $10.9 million). These loans bear interest at the rate of 7.0% per annum, mature in 2003 and are secured by some of the officers' Legacy common stock. The total interest receivable at March 31, 2001 from these loans totaled $2 million. The following table lists the largest aggregate amount outstanding (including interest) during 2000 and the aggregate amount outstanding as of July 25, 2001 for the loans to the officers identified therein.



                                                 LARGEST AGGREGATE
AGGREGATE
                                                       AMOUNT
AMOUNT
                                                 OUTSTANDING DURING
OUTSTANDING AS OF   SHARES HELD AS
NAME AND POSITION                                       2000            JULY 25,
2001       COLLATERAL
-----------------                                ------------------
-----------------   --------------
Gary B. Sabin..................................       $4,185,895
$4,321,267        1,525,348
  Chairman, President and Chief Executive
    Officer

Richard B. Muir................................        1,401,463
1,446,587          512,119
  Executive Vice President, Chief Operating
    Officer and Secretary

Graham R. Bullick, Ph.D........................        1,407,297
1,452,421          459,018
  Senior Vice President--Capital Markets

S. Eric Ottesen................................        1,407,297
1,452,421          462,906
  Senior Vice President, General Counsel and
    Assistant Secretary

Mark T. Burton.................................        1,407,297
1,452,421          514,534
  Senior Vice President--Acquisitions


    In September 2000, Legacy entered into agreements with certain officers to assume $5.1 million in personal debt obligations of the officers in exchange for their rights in 2,050,000 shares of Legacy common stock. The effective price of the transaction was $2.50 per share, tied to the market price on the day of the transaction. The officer debts were entered into in connection with their original share purchase. By assuming these third-party debts, Legacy also obtained a first lien on all remaining shares currently held by the officers, which will serve as security for the officers' notes to Legacy. Legacy paid
$4.3 million of the above personal debt in October 2000, upon which Legacy recorded 1,710,000 shares as repurchased.

            UNAUDITED PRO FORMA OPERATING AND FINANCIAL INFORMATION

    The following unaudited pro forma operating and financial information gives effect to the merger, the sale of the Enterprises Series B preferred stock, the tender offer and the acquisition of five properties located in Florida from Swerdlow. The unaudited pro forma consolidated condensed balance sheet is based on the individual historical balance sheets of Enterprises and Legacy and has been prepared to reflect the merger, the sale of the Enterprises Series B preferred stock, the tender offer and the acquisition of the Swerdlow properties at March 31, 2001. The unaudited pro forma consolidated condensed statement of income is based on the individual historical statements of income of Enterprises and Legacy and has been prepared to reflect the merger, the sale of the Enterprises Series B preferred stock, the tender offer and the acquisition of the Swerdlow properties at January 1, 2000.

    The unaudited pro forma operating and financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations of Price Legacy that would have occurred had the merger, the sale of the Enterprises Series B preferred stock, the tender offer and the acquisition of the Swerdlow properties been completed as of the dates indicated. In addition, the unaudited pro forma operating and financial information are not necessarily indicative of the future financial condition or operating results of Price Legacy.


    The unaudited pro forma operating and financial information should be read in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of Enterprises and Legacy which have been incorporated by reference in this consent solicitation statement/prospectus.


    The unaudited pro forma operating and financial information does not give effect to the exchange offer since the actual amount of Legacy debentures and Legacy notes to be exchanged is not known at this time.

                            PRICE LEGACY CORPORATION
                              UNAUDITED PRO FORMA
                      CONSOLIDATED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 2001
                                 (IN THOUSANDS)


PRO FORMA             PRO FORMA
                                               ENTERPRISES     LEGACY
MERGER              SWERDLOW      PRO FORMA
                                               HISTORICAL    HISTORICAL
ADJUSTMENTS           ACQUISITION   TENDER OFFER
                                               -----------   -----------
----------------        -----------   ------------
ASSETS
Real Estate, net............................    $570,323     $   106,042      $
27,037 (2E1)       $247,310 (2G)   $    --
Cash........................................      26,587           1,074
  (500)(2C)         (57,185)(2G)    (8,083)(2F)
Investment in real estate joint ventures....      16,019          15,989
 4,487 (2E2)             --            --
Investment in securities....................          --         117,057
(113,499)(2C)              --            --

  (817)(2E3)
Accounts receivable, net....................       3,627             883
    --                   --            --
Notes receivable............................      13,898          45,700
    --                   --            --
Notes receivable from Legacy................      39,782              --
(39,782)(2D)              --            --
Other assets................................      12,584          37,756
(9,653)(2E4)             --            --
                                                --------     -----------
---------             --------       -------
  Total assets..............................    $682,820     $   324,501
$(132,727)            $190,125       $(8,083)
                                                ========     ===========
=========             ========       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Mortgages and notes payable...............    $150,591     $    27,503      $
    --             $190,125 (2G)   $    --
  Notes payable to Enterprises..............          --          39,782
(39,782)(2D)              --            --
  Revolving line of credit..................      63,400          13,080
    --                   --            --
  Convertible debentures....................          --          33,240
    --                   --            --
  Senior notes..............................          --          18,067
    --                   --            --
  Accounts payable, accrued
    expenses and other liabilities..........       4,594          14,526
(2,804)(2E5)             --            --
                                                --------     -----------
---------             --------       -------
                                                 218,585         146,198
(42,586)             190,125            --
                                                --------     -----------
---------             --------       -------
Minority interests..........................          --             595
    --                   --            --
Stockholders' equity:
  Series A preferred stock..................     353,404              --
    --                   --            --
  Series B preferred stock..................          --              --
    --                   --            --
  Common stock..............................           1             615
  (612)(2C)              --            --
  Additional paid-in capital................     113,332         201,471
23,858 (2E)(2A)          --        (8,083)(2F)

(128,077)(2C)
  Warrants..................................          --              --
    --                   --            --
  Accumulated other comprehensive (loss)
    income, net of tax......................          --            (797)
   797 (2C)              --            --
  Accumulated (deficit) earnings............      (2,502)        (13,893)
13,893 (2C)              --            --
  Notes receivable--purchase of shares......          --          (9,688)
    --                   --            --
                                                --------     -----------
---------             --------       -------
    Total stockholders' equity..............     464,235         177,708
(90,141)                  --        (8,083)
                                                --------     -----------
---------             --------       -------
    Total liabilities and stockholders'
      equity................................    $682,820     $   324,501
$(132,727)            $190,125       $(8,083)
                                                ========     ===========
=========             ========       =======

                                                 PRO FORMA
                                              SALE OF SERIES B       PRO FORMA
                                              PREFERRED STOCK          TOTALS
                                              ----------------       ----------
ASSETS
Real Estate, net............................      $     --           $  950,712
Cash........................................        99,000(2B)           60,893
Investment in real estate joint ventures....            --               36,495
Investment in securities....................            --                2,741

Accounts receivable, net....................            --                4,510
Notes receivable............................            --               59,598
Notes receivable from Legacy................            --                   --
Other assets................................            --               40,687
                                                  --------           ----------
  Total assets..............................      $ 99,000           $1,155,636
                                                  ========           ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Mortgages and notes payable...............      $ (9,347)(2B)      $  358,872
  Notes payable to Enterprises..............            --                   --
  Revolving line of credit..................            --               76,480
  Convertible debentures....................            --               33,240
  Senior notes..............................            --               18,067
  Accounts payable, accrued
    expenses and other liabilities..........            --               16,316
                                                  --------           ----------
                                                    (9,347)             502,975
                                                  --------           ----------
Minority interests..........................            --                  595
Stockholders' equity:
  Series A preferred stock..................            --              353,404
  Series B preferred stock..................       105,262 (2B)         105,262
  Common stock..............................            --                    4
  Additional paid-in capital................            --              202,501

  Warrants..................................         3,085 (2B)           3,085
  Accumulated other comprehensive (loss)
    income, net of tax......................            --                   --
  Accumulated (deficit) earnings............            --               (2,502)
  Notes receivable--purchase of shares......            --               (9,688)
                                                  --------           ----------
    Total stockholders' equity..............       108,347              652,066
                                                  --------           ----------
    Total liabilities and stockholders'
      equity................................      $ 99,000           $1,155,636
                                                  ========           ==========


 See "--Notes and Management's Assumptions to Pro Forma Consolidated Condensed
                       Financial Information--Unaudited."

                            PRICE LEGACY CORPORATION

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)


                                                          PRO FORMA
PRO FORMA           PRO FORMA
                            ENTERPRISES     LEGACY          MERGER
SWERDLOW         SALE OF SERIES B       PRO FORMA
                            HISTORICAL    HISTORICAL     ADJUSTMENTS
ACQUISITION       PREFERRED STOCK          TOTALS
                            -----------   ----------   ----------------
-----------       ----------------       ----------
Revenues:
Rental and other operating
  income..................    $70,771      $ 11,687        $  (375)(3B)
$27,798(3J)         $     --            $109,881
Interest and other........      3,212         6,810         (1,213)(3B)
    --                   --               8,809
                              -------      --------        -------
-------             --------            --------
  Total revenue...........     73,983        18,497         (1,588)
27,798                   --             118,690
                              -------      --------        -------
-------             --------            --------
Expenses:
  Provision for investment
    impairment............         --        18,993             --
    --                   --              18,993
  Property and other
    expenses..............     16,281         9,178           (375)(3B)
 7,109(3J)               --              32,193
  Interest(3K)............     10,931        10,860         (1,213)(3B)
15,552(3J)             (851)(3A)         35,279
  Depreciation and
    amortization..........      9,558         1,562           (229)(3H)
 4,019(3J)               --              14,910
  General and
    administrative........      3,085         2,785             -- (3I)
    --                   --               5,870
                              -------      --------        -------
-------             --------            --------
                               39,855        43,378         (1,817)
26,680                 (851)            107,245
                              -------      --------        -------
-------             --------            --------
Income (loss) before gain
  on sale of real estate
  and investments, net....     34,128       (24,881)           229
 1,118                  851              11,445
Gain on sale of real
  estate and investments,
  net.....................        164         8,715         (1,880)(3C)
    --                   --               6,999
                              -------      --------        -------
-------             --------            --------
Income (loss) before
  income taxes............     34,292       (16,166)        (1,651)
 1,118                  851              18,444
  Benefit for income
    taxes.................         --         1,167            752 (3C)
    --                   --               1,919
                              -------      --------        -------
-------             --------            --------
Net income (loss).........     34,292       (14,999)          (899)
 1,118                  851              20,363
Dividends to preferred
  stockholders(3K)........    (33,360)           --             --
    --               (9,833)(3A)        (43,193)
                              -------      --------        -------
-------             --------            --------
Net income (loss)
  applicable to common
  stockholders............    $   932      $(14,999)       $  (899)
$ 1,118             $ (8,982)           $(22,830)
                              =======      ========        =======
=======             ========            ========
Basic net income per
  common share............    $  0.07      $  (0.36)
                                       $  (0.56)
                              =======      ========
                                       ========
Diluted net income per
  common share............    $  0.07      $  (0.36)
                                       $  (0.56)
                              =======      ========
                                       ========
Historical basic weighted
  average number of common
  shares outstanding......     13,309        41,847
                         --                  --
Historical diluted
  weighted average number
  of common shares
  outstanding.............     13,309        61,553
                         --                  --
Pro forma basic weighted
  average number of common
  shares outstanding......     13,309        61,553 (3E)     (33,826)(3D)
                         --              41,036
Pro forma diluted weighted
  average number of common
  shares outstanding......     13,309        61,553 (3E)     (33,826)(3D)
                     18,823 (3F)         61,618

                      1,759 (3G)


 See "--Notes and Management's Assumptions to Pro Forma Consolidated Condensed
                       Financial Information--Unaudited."

                            PRICE LEGACY CORPORATION
         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                  PRO FORMA
      PRO FORMA           PRO FORMA
                                  ENTERPRISES     LEGACY            MERGER
      SWERDLOW         SALE OF SERIES B
                                  HISTORICAL    HISTORICAL       ADJUSTMENTS
     ACQUISITION       PREFERRED STOCK
                                  -----------   ----------     ----------------
     -----------       ----------------
Revenues:
  Rental and other operating
    income......................    $17,781      $ 2,037           $  (113)(3B)
       $6,944(3J)           $    --
  Interest and other............      1,984        1,629            (1,213)(3B)
           --                    --
                                    -------      -------           -------
       ------               -------
    Total revenue...............     19,765        3,666            (1,326)
        6,944                    --
                                    -------      -------           -------
       ------               -------
Expenses:
  Property and other expenses...      4,444        1,814              (113)(3B)
        1,958(3J)                --
  Interest(3K)..................      3,398        1,999              (878)(3B)
        3,888(3J)              (175)(3A)
  Depreciation and
    amortization................      2,226          338               (76)(3H)
        1,005(3J)                --
  General and administrative....        867          708                -- (3I)
           --                    --
                                    -------      -------           -------
       ------               -------
                                     10,935        4,859            (1,067)
        6,851                  (175)
                                    -------      -------           -------
       ------               -------
Income (loss) before gain on
  sale of real estate and
  investments, net..............      8,830       (1,193)             (259)
           93                   175
Gain on sale of real estate and
  investments, net..............        (91)         114                --
           --                    --
                                    -------      -------           -------
       ------               -------
Income (loss) before income
  taxes.........................      8,739       (1,079)             (259)
           93                   175
  Provision for income taxes....         --          506                --
           --                    --
                                    -------      -------           -------
       ------               -------
Net income (loss)...............      8,739         (573)             (259)
           93                   175
Dividends to preferred
  stockholders(3K)..............     (8,358)          --                --
           --                (2,458)(3A)
                                    -------      -------           -------
       ------               -------
Net income (loss) applicable to
  common stockholders...........    $   381      $  (573)          $  (259)
       $   93               $(2,283)
                                    =======      =======           =======
       ======               =======
Basic net income (loss) per
  common share..................    $  0.03      $ (0.01)
                                    =======      =======
Diluted net income (loss) per
  common share..................    $  0.03      $ (0.01)
                                    =======      =======
Historical basic weighted
  average number of common
  shares outstanding............     13,309       61,541
                                 --
Historical diluted weighted
  average number of common
  shares outstanding............     13,309       61,541
                                 --
Pro forma basic weighted average
  number of common shares
  outstanding...................     13,309       61,541 (3E)      (33,826)(3D)
                                 --
Pro forma diluted weighted
  average number of common
  shares outstanding............     13,309       61,541 (3E)      (33,826)(3D)
                             19,881 (3F)

                              1,859 (3G)


                                  PRO FORMA
                                    TOTALS
                                  ----------
Revenues:
  Rental and other operating
    income......................   $ 26,649
  Interest and other............      2,400
                                   --------
    Total revenue...............     29,049
                                   --------
Expenses:
  Property and other expenses...      8,103
  Interest(3K)..................      8,232
  Depreciation and
    amortization................      3,493
  General and administrative....      1,575
                                   --------
                                     21,403
                                   --------
Income (loss) before gain on
  sale of real estate and
  investments, net..............      7,646
Gain on sale of real estate and
  investments, net..............         23
                                   --------
Income (loss) before income
  taxes.........................      7,669
  Provision for income taxes....        506
                                   --------
Net income (loss)...............      8,175
Dividends to preferred
  stockholders(3K)..............    (10,816)
                                   --------
Net income (loss) applicable to
  common stockholders...........   $ (2,641)
                                   ========
Basic net income (loss) per
  common share..................   $  (0.06)
                                   ========
Diluted net income (loss) per
  common share..................   $  (0.06)
                                   ========
Historical basic weighted
  average number of common
  shares outstanding............         --
Historical diluted weighted
  average number of common
  shares outstanding............         --
Pro forma basic weighted average
  number of common shares
  outstanding...................     41,024
Pro forma diluted weighted
  average number of common
  shares outstanding............     62,764


 See "--Notes and Management's Assumptions to Pro Forma Consolidated Condensed
                       Financial Information--Unaudited."

                            PRICE LEGACY CORPORATION

          NOTES AND MANAGEMENT'S ASSUMPTIONS TO PRO FORMA CONSOLIDATED
                   CONDENSED FINANCIAL INFORMATION--UNAUDITED

                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

1. SUMMARY OF ACCOUNTING TREATMENT

    The exchange of Legacy common stock for Enterprises common stock in connection with the merger is being accounted for as a purchase of Legacy by Enterprises. As such, the assets and liabilities of Legacy have been adjusted to fair value in connection with the application of purchase accounting.


    The purchase price is calculated based on $4.89 per share for the Enterprises common stock, which is equal to the closing price of $5.75 per share on March 21, 2001 (the day immediately prior to the public announcement of the merger agreement) less a 15% discount to reflect the low trading volume of the Enterprises common stock:



Shares to be issued.........................................    41,035
Price per share.............................................  $   4.89
                                                              --------
                                                               200,661
Merger related estimated accounting legal, printing and
  other costs...............................................     1,500
                                                              --------
Purchase price..............................................  $202,161
                                                              ========


2. ADJUSTMENTS TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET


    Certain reclassifications have been made to the historical balance sheets of Enterprises and Legacy in order to conform to the desired pro forma consolidated condensed balance sheet presentation.


(A)




Book Value of Legacy's net assets at March 31, 2001.........  $178,303
Adjustments to assets and liabilities to reflect fair value
  (see 2E)..................................................    23,858
                                                              --------
Purchase price..............................................  $202,161
                                                              ========


(B) To reflect: 1) the proceeds of the sale of the Enterprises Series B preferred stock invested in cash accounts. The ultimate use of the proceeds is not known at this time. The proceeds are net of $1,000 of estimated expenses in connection with the sale of the Enterprises Series B preferred stock. Net proceeds have been allocated to the $8.25 warrants at $1.1388 per share issued using the Black-Scholes model with the following assumptions: expected volatility of 20%, risk-free interest rate of 4.77% and expected life of seven years and 2) the potential conversion of the Legacy promissory note payable to The Price Group into Enterprises Series B preferred stock.


                                                                     ADDITIONAL
                                                  SERIES B         PAID-IN
CAPITAL
                                               PREFERRED STOCK       (WARRANTS)
                                             -------------------
---------------
Warburg gross proceeds.....................  $100,000   $ 97,153        $2,847
Estimated expenses.........................    (1,000)      (972)          (28)
                                             --------   --------        ------
                                               99,000     96,181         2,819
Conversion of the
Legacy promissory note.....................     9,347      9,081           266
                                                        --------        ------
                                                        $105,262        $3,085
                                                        ========        ======


    If the merger is approved and the other customary closing conditions are satisfied, the merger and the sale of the Enterprises Series B preferred stock will occur contemporaneously.

                            PRICE LEGACY CORPORATION

          NOTES AND MANAGEMENT'S ASSUMPTIONS TO PRO FORMA CONSOLIDATED
             CONDENSED FINANCIAL INFORMATION--UNAUDITED (CONTINUED)

                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

2. ADJUSTMENTS TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET (CONTINUED)
(C) To reflect the elimination of Legacy's investment in the Enterprises common stock and equity accounts to reflect purchase accounting as a result of the merger and $1,500 of estimated expenses in connection with the merger.

(D) To reflect the elimination of debt between Enterprises and Legacy.

(E) To record the net assets and liabilities acquired at fair value. Enterprises estimated the fair value of Legacy's net assets based upon management's evaluation of the individual assets and liabilities of Legacy. The adjustments are:


(1)  The adjustment to reflect real estate at fair value.........             $
27,037
(2)  The adjustment to reflect net investment in partnerships at fair value..................................................
4,487
(3)  To reflect Legacy's investment in the common shares of Mace at fair market value:
     Number of shares held.......................................    3,750
     Price per share at March 31, 2001...........................  $ 0.688
                                                                   -------
                                                                     2,580
     Book value at March 31, 2001................................    3,397
                                                                   -------
     Adjustment to investment in securities......................
 (817)
(4)  Adjustment to other assets:
     To eliminate Legacy's net deferred tax asset................  $(7,827)
     To eliminate capitalized management contracts related to
     Legacy's acquisition of Tenant First........................   (1,254)
     To eliminate Legacy's deferred financing costs..............     (572)
                                                                   -------

(9,653)
(5)  To eliminate deferred gains on assets sold in 2000..........
2,804

--------
                                                                              $
23,858

========



(F) To reflect the purchase of all 1,154 shares of Enterprises common stock not currently owned by Legacy at $7.00 per share. Management has assumed that all shares of Enterprises common stock will be tendered in the tender offer since the tender price of $7.00 per share is greater than the market price on July 25, 2001. The actual number of shares that will be tendered is not currently known.



(G) To reflect the acquisition of the Swerdlow properties and assuming existing assumable mortgages with the balance of the consideration being paid in cash.


3. ADJUSTMENTS TO PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME


    Certain reclassifications have been made to the historical income statements of Enterprises and Legacy in order to conform to the desired pro forma consolidated condensed statement of income presentation.



(A) To reflect 1) pro forma effect of distributions related to the sale of the Enterprises Series B preferred stock and 2) the pro forma effect of the conversion of the Legacy promissory note into Enterprises Series B preferred stock.



(B) To reflect the elimination of interest income and interest expense recognized between Enterprises and Legacy and the master lease of an office building between the two companies.



(C) To eliminate the gain recognized by Legacy and related income taxes on the sale of certain properties to Enterprises.

                            PRICE LEGACY CORPORATION

          NOTES AND MANAGEMENT'S ASSUMPTIONS TO PRO FORMA CONSOLIDATED
             CONDENSED FINANCIAL INFORMATION--UNAUDITED (CONTINUED)

                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

3. ADJUSTMENTS TO PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
(CONTINUED)

(D) To reflect:



1) the purchase of shares of the Enterprises common stock not currently owned by Legacy at $7.00 per share. The actual number of shares that will be tendered is not currently

known.......................................................     (1,154)

2) the conversion of the Legacy common stock into Enterprises common stock assuming an exchange ratio of 0.6667 of a share of Enterprises common stock for each share of Legacy common

stock.......................................................    (20,518)

3)                      the cancellation of the Enterprises common stock
currently
                        owned by
Legacy.............................................    (12,154)

      ========


       (33,826)

      ========



(E) To reflect the conversion of the Legacy Series B preferred stock as if the conversion occurred on January 1, 2000.



(F) To reflect the pro forma weighted average diluted effect of the Enterprises Series B preferred stock during the first year of issuance.



(G) To reflect the pro forma weighted average diluted effect of converting the Legacy promissory note into Enterprises Series B preferred stock.



(H) To eliminate the amortization of certain Legacy intangible assets that will be eliminated for purchase accounting. The assets consist of management contracts Legacy acquired in conjunction with its purchase of Tenant First.



(I) Any combined general and administrative savings as a result of the merger have not been reflected as this amount is not known at this time.



(J) To reflect the acquisition of the Swerdlow properties and assuming existing assumable mortgages with the balance of the consideration being paid in cash. The interest assumed on the mortgages are reflective of the actual historical interest rate of 8.18%.



(K) The pro forma statements do not reflect the potential conversion of Legacy debentures and Legacy notes into Enterprises Series A preferred stock because the actual amount of debt that will be converted is unknown. If all of the outstanding Legacy debentures and Legacy notes convert into Enterprises Series A preferred stock, interest expense would have decreased by $4,798 and $1,200 for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively, and dividends to preferred stockholders would have increased by $4,789 and $1,197 for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively.

                        SECURITIES OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT OF ENTERPRISES


    The following table sets forth certain information regarding beneficial ownership of shares of Enterprises common stock and Enterprises Series A preferred stock as of July 25, 2001 (unless described otherwise) by Enterprises' directors and executive officers, all of Enterprises' directors and executive officers as a group and all other stockholders known by Enterprises to beneficially own more than five percent of the Enterprises common stock or the Enterprises Series A preferred stock. Beneficial ownership of directors, executive officers and five percent stockholders includes both outstanding shares of Enterprises common stock and Enterprises Series A preferred stock and shares of the Enterprises Series A preferred stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after the date of this table.



                                            NUMBER OF        NUMBER OF
                                            SHARES OF        SHARES OF
                                           COMMON STOCK   PREFERRED STOCK
PERCENT OF TOTAL (%)
                                           BENEFICIALLY    BENEFICIALLY
-------------------------------
NAME AND ADDRESS(1)                           OWNED          OWNED(2)
COMMON    PREFERRED    VOTING
-------------------                        ------------   ---------------
--------   ---------   --------
Excel Legacy Corporation.................   12,154,289              --
91.3           *       77.3
Sol Price(3)(4)..........................           --       8,507,135
*        35.2        5.4
Robert E. Price(3)(5)....................           --       5,779,230
*        23.9        3.7
James F. Cahill(3)(6)....................           --       3,302,153
*        13.7        2.1
Murray Galinson(3)(7)....................          412       3,274,215
*        13.5        2.1
Jack McGrory(3)(8).......................           --       3,278,794
*        13.5        2.1
Charles T. Munger(9).....................           --       2,000,000
*         8.3        1.3
Keene Wolcott............................           --              --
*           *          *
Graham R. Bullick, Ph.D..................           --              --
*           *          *
Melvin L. Keating........................           --              --
*           *          *
Reuben S. Leibowitz......................           --              --
*           *          *
Gary B. Sabin............................           --              --
*           *          *
Richard B. Muir..........................           --              --
*           *          *
S. Eric Ottesen..........................           --              --
*           *          *
James Y. Nakagawa........................           --              --
*           *          *
Mark T. Burton...........................           --              --
*           *          *
John A. Visconsi.........................           --              --
*           *          *
William J. Stone.........................           --              --
*           *          *
Susan M. Wilson..........................           --              --
*           *          *
All executive officers and directors as a
  group (12 persons).....................          412       3,591,232
*        14.8        2.3


------------------------

*   Less than 1% beneficially owned.

(1) The address for all persons listed, other than James F. Cahill, Jack McGrory, Charles T. Munger, Robert E. Price and Sol Price is c/o Price Enterprises, Inc., 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128. The address for James F. Cahill, Jack McGrory, Robert E. Price and Sol Price is c/o The Price Entities, 7979 Ivanhoe Avenue, Suite 520, La Jolla, California 92037. The address for Charles T. Munger is 355 South Grand Avenue, 34th Floor, Los Angeles, California 90071.


(2) Includes the following shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of July 25, 2001:
    Mr. Cahill--12,358; Mr. McGrory--134,829; and all executive officers and directors as a group (12 persons)--147,187.


(3) Sol Price, Robert E. Price, James F. Cahill, Murray Galinson and Jack McGrory are directors of The Price Family Charitable Fund and co-managers of The Price Group LLC. As such, for purposes of this table, they are each deemed to beneficially own 2,281,680 shares of Enterprises Series A preferred stock held by the Charitable Fund and 850,285 shares of Enterprises Series A preferred stock held by The Price Group. Each of Sol Price, Robert E. Price, James F. Cahill, Murray Galinson and Jack McGrory has shared voting and dispositive power with respect to, and disclaims beneficial ownership of, the shares held by the Charitable Fund and The Price Group. If the percent of the Enterprises Series A preferred stock beneficially owned by Sol Price, Robert E. Price, James F. Cahill, Murray Galinson and Jack McGrory were calculated without regard to the shares held by the Charitable Fund or The Price Group, they would own 22.3%, 11.0%, 0.7%, 0.6% and 0.6%, respectively, of the Enterprises
    Series A preferred stock.

(4) Includes 5,375,170 shares of Enterprises Series A preferred stock held by trusts of which Sol Price is a trustee, and as to which Sol Price has sole voting and dispositive power.

(5) Includes 2,646,118 shares of Enterprises Series A preferred stock held by trusts of which Robert E. Price is a trustee. Mr. Price has shared voting and dispositive power with respect to such shares. Also includes 295 shares of Enterprises Series A preferred stock held by Mr. Price through Enterprises' 401(k) plan and 852 shares of Enterprises Series A preferred stock held by Mr. Price as custodian of his minor children under the California Uniform Transfer to Minors Act, or the CUTMA.

(6) Includes 4,000 shares of Enterprises Series A preferred stock held by Mr. Cahill as custodian for his minor children under CUTMA. Also includes 67,850 shares of Enterprises Series A preferred stock held by trusts in which Mr. Cahill is a trustee. Mr. Cahill has shared voting and dispositive power with respect to, and disclaims beneficial ownership of, the shares held by the trusts.


(7) Includes 100,000 shares of Enterprises Series A preferred stock held by Galinson Holdings, 20,000 shares of Enterprises Series A preferred stock held by the Galinson Foundation, 14,000 shares of Enterprises Series A preferred stock held by the Galinson Charitable Remainder Trust 1, 4,500 shares of Enterprises Series A preferred stock held by the Galinson Charitable Remainder Trust 2, 1,500 shares of Enterprises Series A preferred stock held by Mr. Galinson as custodian for his minor children under CUTMA and 2,250 shares of Enterprises Series A preferred stock held by the Murray and Elaine Galinson Family Trust. Mr. Galinson disclaims beneficial ownership of such shares.


(8) Includes 2,000 shares of Enterprises Series A preferred stock held by Mr. McGrory as custodian for his minor children under CUTMA. Mr. McGrory disclaims beneficial ownership of such shares.


(9) Includes 15,000 shares of Enterprises Series A preferred stock owned by Charles T. Munger, as to which Charles T. Munger has sole voting and dispositive power. Also includes 92,115 shares of Enterprises Series A preferred stock owned by Philip B. Munger, as to which Philip B. Munger has sole voting and dispositive power. Also includes 1,275,000 shares of Enterprises Series A preferred stock held by NBACTMC Partnership, a California general partnership, as to which NBACTMC Partnership has sole voting and dispositive power. Also includes 287,040 shares of Enterprises Series A preferred stock held by Alfred C. Munger Trusts, as to which Alfred
    C. Munger Trusts have sole voting and dispositive power. Also includes 330,845 shares of Enterprises Series A preferred stock held by Charles T. and Nancy B. Munger Trusts, as to which Charles T. and Nancy B. Munger Trusts have sole voting and dispositive power. All information concerning Charles T. Munger, Philip B. Munger, NBACTMC Partnership, Alfred C. Munger Trusts and Charles T. and Nancy B. Munger Trusts is based upon information contained in a Schedule 13G filed with the SEC on behalf of the foregoing individuals and entities on February 5, 1999. The Schedule 13G indicates that each of Philip B. Munger, NBACTMC Partnership, Alfred C. Munger Trusts and Charles T. and Nancy B. Munger Trusts often rely on the advice of Charles T. Munger with respect to issues of voting and disposition.

                        SECURITIES OWNERSHIP OF CERTAIN
                   BENEFICIAL OWNERS AND MANAGEMENT OF LEGACY


    The following table sets forth certain information regarding the ownership of shares of Legacy common stock as of July 25, 2001 (unless described otherwise) by Legacy's directors and executive officers, all of Legacy's directors and executive officers as a group and all other stockholders known by Legacy to beneficially own more than five percent of the Legacy common stock. Beneficial ownership of directors, executive officers and five percent stockholders includes both outstanding shares of Legacy common stock and shares of Legacy common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of the date of this table.


                                                              NUMBER OF SHARES
                                                              OF COMMON STOCK
NAME AND ADDRESS(1)                                        BENEFICIALLY OWNED
(2)   PERCENT OF TOTAL(%)
-------------------
----------------------   -------------------
Longleaf Partners Realty Fund(3).........................        16,880,000
          27.4
Jack McGrory(4)..........................................         5,252,000
           8.5
Sol Price(4).............................................         5,250,000
           8.5
Robert E. Price(4).......................................         5,250,000
           8.5
James F. Cahill(4).......................................         5,250,000
           8.5
Murray Galinson(4).......................................         5,250,000
           8.5
Gary B. Sabin(5).........................................         3,971,215
           6.4
Richard B. Muir..........................................           639,517
           1.0
Mark T. Burton...........................................           563,365
             *
Graham R. Bullick, Ph.D..................................           496,154
             *
S. Eric Ottesen..........................................           491,906
             *
John H. Wilmot(6)........................................           125,336
             *
Richard J. Nordlund(7)...................................            63,468
             *
James Y. Nakagawa........................................            45,020
             *
Robert S. Talbott(8).....................................            32,000
             *
Robert E. Parsons, Jr.(9)................................            27,123
             *
William J. Stone.........................................                --
             *
John A. Visconsi.........................................                --
             *
All executive officers and directors as a group (13
  persons)...............................................        11,707,104
          19.0

------------------------

*   Less than 1% beneficially owned.

(1) Except as otherwise indicated, each individual named has a business address of 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, and has sole investment and voting power with respect to the securities shown.


(2) Includes the following shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of July 25, 2001:
    Mr. Sabin--43,000; Mr. Muir--40,000; Mr. Burton--30,000;
    Mr. Bullick--30,000; Mr. Ottesen--27,000; Mr. Wilmot--13,000; Mr.
    Nordlund--13,000; Mr. Nakagawa--12,000; Mr. Talbott--13,000;
    Mr. Parsons--13,000; and all executive officers and directors as a group (13 persons)--234,000.


(3) Longleaf Partners Realty Fund's business address is c/o Southeastern Asset Management, Inc., 6410 Poplar Avenue, 9th Floor, Memphis, Tennessee 38119.

(4) Jack McGrory, Sol Price, Robert E. Price, James F. Cahill and Murray Galinson are co-managers of The Price Group LLC. As such, for purposes of this table, they are each deemed to beneficially own 5,250,000 shares of Legacy common stock held by The Price Group. Each of Jack McGrory, Sol Price, Robert E. Price, James F. Cahill and Murray Galinson has shared voting and dispositive power with respect to, and disclaims beneficial ownership of, the shares held by The Price Group.

(5) Includes shares of Legacy common stock held by EIC, of which Gary Sabin is the controlling stockholder.

(6) Mr. Wilmot's business address is 7201 E. Camelback Rd., #222, Phoenix, Arizona 85018.

(7) Mr. Nordlund's business address is 615 Hot Springs Road, Santa Barbara, California 93108.

(8) Mr. Talbott's business address is 2607 Kingston Pike, Knoxville, Tennessee 37919.

(9) Mr. Parson's business address is Host Marriott Corporation, 10400 Fernwood Road, Bethesda, MD 20058.

                   MATERIAL UNITED STATES FEDERAL INCOME TAX
                      CONSIDERATIONS OF THE EXCHANGE OFFER

    The following discussion is a summary of the material United States federal income tax considerations generally relevant to:

    - the exchange of Enterprises Series A preferred stock for Legacy debentures and Legacy notes, and

    - the acquisition, ownership and disposition of Enterprises Series A preferred stock.

    This discussion is limited to federal income tax considerations relevant to U.S. holders of Legacy debentures and Legacy notes participating in the exchange offer, and does not address tax considerations relevant to subsequent holders of Enterprises Series A preferred stock.

    This summary is based on the Code, existing and proposed Treasury Regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions, all as in effect as of the date of this consent solicitation statement/prospectus and all of which are subject to changes which could affect the tax consequences described below, possibly on a retroactive basis.

    This summary addresses only the Legacy debentures and Legacy notes transferred in the exchange offer and the Enterprises Series A preferred stock received in the exchange offer. In addition, this summary addresses only tax considerations relevant to U.S. holders of Legacy debentures, Legacy notes and Enterprises Series A preferred stock who hold those securities as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder of Legacy notes, Legacy debentures or Enterprises Series A preferred stock in light of his or her particular circumstances or tax issues that may be significant to holders of Legacy notes, Legacy debentures or Enterprises Series A preferred stock who are subject to special rules, such as:

    - financial institutions,

    - insurance companies,

    - REITs or regulated investment companies,

    - "S" corporations,

    - expatriates,

    - foreign entities and individuals who are not citizens or residents of the United States,

    - pension plans and other tax-exempt entities,

    - brokers or dealers in securities,

    - persons whose functional currency is other than the United States dollar,

    - persons who are subject to the alternative minimum tax provisions of the Code, or

    - persons who acquired Legacy debentures, Legacy notes or Enterprises Series A preferred stock as part of an integrated investment, such as a "straddle," "hedge" or other risk reduction transaction.

    This summary may not be applicable with respect to Legacy notes, Legacy debentures or Enterprises Series A preferred stock acquired as compensation. This summary also does not address the state, local or foreign tax consequences of participating in the exchange offer or acquiring, owning and disposing of Enterprises Series A preferred stock.

    As used in the discussion below, the term "earnings and profits" refers to Enterprises' current or accumulated earnings and profits as determined under the Code. There is no assurance that Enterprises will have earnings and profits for any particular taxable year.

    YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH REGARD TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICIPATION IN THE EXCHANGE OFFER AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF ENTERPRISES SERIES A PREFERRED STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR LAWS GOVERNING ESTATE AND GIFT TAX CONSIDERATIONS.

    The following discussion is limited to United States federal income tax consequences applicable to U.S. holders, and does not address the consequences that may apply to persons that are not U.S. holders. As used in the discussion below, the term "U.S. holder," means a holder of Legacy debentures, Legacy notes or Enterprises Series A preferred stock who, for United States federal income tax purposes:

    - is a citizen or resident of the United States,

    - is a corporation, partnership, limited liability company or other entity created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless, in the case of a partnership or limited liability company, Treasury Regulations provide otherwise,

    - is an estate the income of which is subject to United States federal income taxation regardless of its source, or

    - is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or that was in existence on August 20, 1996 and has made a valid election to continue to be treated as a United States person.

    If a holder is a partnership (or an entity treated as a partnership) for United States federal income tax purposes, the tax treatment of each partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds Legacy debentures, Legacy notes or Enterprises Series A preferred stock, you should consult your tax advisor.

TREATMENT OF THE EXCHANGE OFFER

    TENDERING U.S. HOLDERS. Although not free from doubt, Enterprises and Legacy expect that an exchange of Enterprises Series A preferred stock for Legacy debentures and Legacy notes in the exchange offer by a U.S. holder will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. Assuming the exchange is treated as a taxable exchange, in general, for United States federal income tax purposes, each U.S. holder will recognize capital gain (subject to the market discount rules discussed below) or loss on the exchange of a Legacy debenture or Legacy note in an amount equal to the difference between:

    - the sum of (1) fair market value of the Enterprises Series A preferred stock received for the exchanged Legacy debenture or Legacy note and
      (2) cash received for a fractional share of

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      Enterprises Series A preferred stock (other than the portion of such sum that is properly allocable to accrued and previously unrecognized original issue discount and accrued and unpaid interest, which will be taxed as ordinary income), and

    - the holder's "adjusted tax basis" in the exchanged Legacy debenture or Legacy note at the time of the exchange.

    Gain or loss will be separately computed for each block of Legacy debentures and Legacy notes exchanged by a U.S. holder. Such capital gain or loss will be long-term if the U.S. holder held the Legacy debenture or the Legacy note for more than one year at the time of the exchange. U.S. holders should consult their tax advisors with respect to applicable rates and holding periods, and netting rules for capital losses. Generally, a U.S. holder's "adjusted tax basis" for a Legacy debenture or Legacy note will be equal to the cost of the Legacy debenture or the Legacy note to such holder, less payments (other than interest payments) received on the Legacy debenture or the Legacy note. If applicable, a U.S. holder's tax basis in a Legacy debenture or Legacy note also would be increased by any original issue discount or market discount previously included in income by such holder (in the case of market discount, pursuant to an election to include it in gross income currently as it accrues), and would be reduced by the accrual of any amortizable bond premium which the holder has previously elected to deduct from gross income on an annual basis. Certain limitations exist on the deduction of capital losses by both corporations and individual taxpayers.

    As described above, the amount of taxable gain or loss for each U.S. holder would vary depending on a number of factors, including, among others, the fair market value of the Enterprises Series A preferred stock at the time of the exchange as well as the holder's acquisition cost of the Legacy debentures or Legacy notes being exchanged and any elections made by such holder with respect to any market discount. Whether any U.S. holder acquired the Legacy debentures or Legacy notes being exchanged at a market discount would generally depend on the price paid therefor. Assuming that neither the Legacy debentures nor the Legacy notes being exchanged were issued with original issue discount, the following examples illustrate how gain or loss would be computed for U.S. holders of the Legacy debentures or Legacy notes participating in the exchange. If the fair market value of the Enterprises Series A preferred stock is $15 per share at the time of the consummation of the exchange offer, assuming no rounding off with respect to fractional shares and no accrued and unpaid interest, a U.S. holder would receive consideration equal to the principal amount of the Legacy debentures or Legacy notes being exchanged. If a U.S. holder of the Legacy debentures or Legacy notes being exchanged acquired them for cash at 100% of their principal amount, such holder would generally have a tax basis in the Legacy debentures or Legacy notes equal to the price paid (i.e., 100% of their principal amount). Accordingly, the U.S. holder would likely not have any gain or loss recognized upon the exchange of the Legacy debentures or Legacy notes being exchanged for Enterprises Series A preferred stock. If, under the same facts, a U.S. holder acquired the Legacy debentures or Legacy notes being exchanged at 90% of their principal amount, the adjusted tax basis of the Legacy debentures or Legacy notes would generally be equal to the price paid (i.e., 90% of their principal amount) unless the holder made an election to accrue market discount (generally corresponding to the 10% discount from the principal amount) currently as income. If so, the U.S. holder would generally realize gain in an amount equal to the principal amount of the Legacy debentures or Legacy notes minus the adjusted tax basis (i.e., under the above example, 90% of the principal amount). A portion of such gain representing market discount accrued (generally based on ratable accrual or, at the election of the U.S. holder, on a constant rate basis) while the U.S. holder held the Legacy debentures or Legacy notes would generally result in ordinary income.

    An exception to the capital gain treatment described above may apply to a U.S. holder who purchased a Legacy debenture or a Legacy note at a "market discount." Subject to a statutory DE MINIMIS exception, market discount is the excess of the stated redemption price at maturity of the

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Legacy debenture or the Legacy note over the U.S. holder's tax basis in the
Legacy debenture or the Legacy note immediately after such holder's acquisition of the Legacy debenture or the Legacy note. In general, unless the U.S. holder has elected to include market discount in income currently as it accrues, any gain realized by a holder on the exchange of a Legacy debenture or Legacy note having market discount in excess of a DE MINIMIS amount will be treated as ordinary income to the extent of the market discount that has accrued (on a straight line basis or, at the election of the holder, on a constant yield basis) while the Legacy debenture or the Legacy note was held by the holder.

    TREATMENT OF NON-TENDERING HOLDERS. Legacy believes and intends to take the position that the proposed amendments, if adopted, would not cause a deemed exchange of Legacy debentures or Legacy notes for new Legacy debentures or new Legacy notes. Assuming there is no deemed exchange, a U.S. holder who does not tender its Legacy debentures or Legacy notes pursuant to the exchange offer would not recognize any gain or loss as a result of the adoption of the proposed amendments. However, Legacy has not obtained an opinion of counsel and will not seek a ruling from the Internal Revenue Service that the adoption of the proposed amendments would not cause a deemed exchange of the Legacy debentures or Legacy notes for new Legacy debentures ("amended Legacy debentures") or new Legacy notes ("amended Legacy notes"). As a result, the Internal Revenue Service may later challenge the position that the adoption of the proposed amendments would not cause a deemed exchange. If this challenge were successful, a U.S. holder that does not tender all of its Legacy debentures and Legacy notes in the exchange offer could realize gain or loss on the deemed exchange of its Legacy debentures and Legacy notes that were not tendered in the exchange offer. This gain or loss would be equal to the difference between (1) the issue price of the amended Legacy debentures and amended Legacy notes deemed received in exchange for the Legacy debentures and Legacy notes that were not tendered in the exchange offer (which generally should equal the fair market value of the Legacy debentures or Legacy notes on the date the proposed amendments become effective assuming the Legacy debentures and Legacy notes continue to be publicly traded as of such date) and (2) the adjusted basis of the Legacy debentures and Legacy notes that were not tendered in the exchange offer.

ENTERPRISES SERIES A PREFERRED STOCK--TAXATION OF TAXABLE U.S. HOLDERS GENERALLY

    DISTRIBUTIONS GENERALLY. As long as Enterprises qualifies as a REIT, distributions out of its current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends taxable to its taxable U.S. holders as ordinary income. As long as it qualifies as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. For purposes of determining whether distributions to holders of Enterprises Series A preferred stock are out of current or accumulated earnings and profits, Enterprises' earnings and profits will be allocated first to the Enterprises Series A preferred stock and Enterprises Series B preferred stock and then to the Enterprises common stock.

    To the extent that Enterprises makes distributions in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. holder. This treatment will reduce the adjusted tax basis which each U.S. holder has in his shares of stock for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. holder's adjusted tax basis in his shares will be taxable as capital gains, provided that the shares have been held as a capital asset, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends Enterprises declares in October, November or December of any year and payable to a stockholder of record on a specified date in any of these months shall be treated as both paid by Enterprises and received by the stockholder on December 31 of that year, provided Enterprises actually pays the dividend on or before January 31 of the following calendar year.

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Stockholders may not include in their own income tax returns any of Enterprises'
net operating losses or capital losses.

    CAPITAL GAIN DISTRIBUTIONS. Distributions that Enterprises properly designates as capital gain dividends will be taxable to U.S. holders as gains from the sale or disposition of a capital asset to the extent that such gains do not exceed its actual net capital gain for the taxable year. Depending on the characteristics of the assets which produced these gains, and on certain designations, if any, which Enterprises may make, these gains generally will be taxable to non-corporate U.S. holders at a 20% or 25% rate. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. For a discussion of the manner in which that portion of any dividends designated as capital gain dividends will be allocated among the holders of the Enterprises' preferred stock and the Enterprises common stock, see "Description of Enterprises Capital Stock--Series A Preferred Stock."

    PASSIVE ACTIVITY LOSSES AND INVESTMENT INTEREST LIMITATIONS. Distributions made by Enterprises and gain arising from the sale or exchange by a U.S. holder of its shares will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any "passive losses" against this income or gain. Distributions made by Enterprises, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of the U.S. holders' shares, however, will not be treated as investment income under certain circumstances.

    RETENTION OF NET LONG-TERM CAPITAL GAINS. Enterprises may elect to retain, rather than distribute as a capital gain dividend, its net long-term capital gains. If it makes this election, it would pay tax on its retained net long-term capital gains. In addition, to the extent designated by Enterprises, a U.S. holder generally would:

    - include its proportionate share of Enterprises' undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of Enterprises' taxable year falls, subject to certain limitations as to the amount that is includable,

    - be deemed to have paid the capital gains tax imposed on Enterprises on the designated amounts included in the U.S. holder's long-term capital gains,

    - receive a credit or refund for the amount of tax deemed paid by it,

    - increase the adjusted basis of its Enterprises Series A preferred stock by the difference between the amount of includable gains and the tax deemed to have been paid by it, and

    - in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the Internal Revenue Service.

    DISPOSITIONS OF ENTERPRISES SERIES A PREFERRED STOCK. If you are a U.S. holder and you sell or dispose of your shares of Enterprises Series A preferred stock, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted basis in the shares for tax purposes. This gain or loss will be capital if you have held the Enterprises Series A preferred stock as a capital asset. This gain or loss will be long-term capital gain or loss if you have held the Enterprises Series A preferred stock for more than one year. In general, if you are a U.S. holder and you recognize loss upon the sale or other disposition of Enterprises Series A preferred stock that you have held for six months or less, after applying certain holding period rules, the loss you

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recognize will be treated as a long-term capital loss to the extent you received distributions from Enterprises which were required to be treated as long-term capital gains.

    REDEMPTION OF SERIES A PREFERRED STOCK. A redemption of a U.S. holder's shares of Enterprises Series A preferred stock will be treated under
Section 302 of the Code as a distribution taxable as a dividend (to the extent of Enterprises' current and accumulated earnings and profits) at ordinary income rates unless the redemption satisfies one of the tests set forth in
Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange to the U.S. holder if it (1) is "substantially disproportionate" with respect to the holder, (2) results in a "complete termination" of the holder's stock interest in Enterprises or (3) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares of capital stock (including the Enterprises common stock, the Series A preferred stock and the Series B preferred stock and other equity interests in Enterprises) considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of capital stock actually owned by the holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular U.S. holder of Enterprises Series A preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective holders of Enterprises Series A preferred stock are advised to consult their own tax advisors to determine such tax treatment.

    If a redemption of shares of Enterprises Series A preferred stock is not treated as a distribution taxable as a dividend to a particular U.S. holder, it will be treated, as to that holder, as a taxable sale or exchange. As a result, such holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of Enterprises' current and accumulated earnings and profits) and (2) the holder's adjusted basis in the shares of Enterprises
Series A preferred stock for tax purposes. Such gain or loss will be capital if the shares have been held as a capital asset. Such gain or loss will be long-term capital gain or loss if such shares have been held for more than one year. In general, any loss recognized by a U.S. holder upon a redemption treated as a sale or exchange of shares of Enterprises Series A preferred stock that have been held for six months or less (after applying certain holding period rules) will be treated as long-term capital loss, to the extent of distributions received by such holder from Enterprises which were required to be treated as long-term capital gains.

    If a redemption of a U.S. holder's shares of Enterprises Series A preferred stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder. The U.S. holder's adjusted basis in the redeemed shares of Enterprises Series A preferred stock for tax purposes will be transferred to the holder's remaining shares of capital stock in Enterprises, if any. If the U.S. holder owns no other shares of capital stock in Enterprises, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

ENTERPRISES SERIES A PREFERRED STOCK--TAXATION OF TAX-EXEMPT STOCKHOLDERS

    The Internal Revenue Service has ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder, except certain tax-exempt stockholders described below, has not held its shares as "debt-financed property" within the meaning of the Code, and the shares are not otherwise used in a trade or business, dividend income from Enterprises and gain from the sale of shares will not constitute unrelated business taxable income to a tax-exempt stockholder. Generally,

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debt-financed property is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

    For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in Enterprises' shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in Enterprises' shares. These prospective investors should consult their own tax advisors concerning these set aside and reserve requirements.

    Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" shall be treated as unrelated business taxable income as to certain types of trusts which hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to certain trusts. As a result of certain limitations on the transfer and ownership of stock contained in Enterprises' charter, it does not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described above should be inapplicable to its stockholders.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    A U.S. holder of Legacy debentures or Legacy notes participating in the exchange offer may be subject to backup withholding at a maximum rate of 31% with respect to "reportable payments" unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. "Reportable payments" include:

    - interest payments on Legacy debentures and Legacy notes,

    - under some circumstances, principal payments on Legacy debentures and Legacy notes,

    - the gross proceeds payable in the exchange offer--i.e., the Enterprises Series A preferred stock and cash received instead of a fractional share of Enterprises Series A preferred stock,

    - dividend payments on the Enterprises Series A preferred stock, and

    - the proceeds of a taxable sale, exchange or redemption of the Enterprises Series A preferred stock.

    The payor will be required to deduct and withhold the prescribed amounts if:

    - the payee fails to furnish a taxpayer identification number, or TIN, to the payor in the manner required by the Code and applicable Treasury regulations or otherwise establishes its exempt status,

    - the Internal Revenue Service notifies the payor that the TIN furnished by the payee is incorrect,

    - there has been a "notified payee underreporting" described in
      Section 3406(c) of the Code, or

    - there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under Section 3406(a)(1)(C) of the Code.

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    In such an event, Enterprises will be required to withhold an amount up to
31% from any interest payment made with respect to the U.S. holder's Legacy debentures and Legacy notes, the gross proceeds payable to the U.S. holder in the exchange offer, any dividend payment made with respect to the U.S. holder's Enterprises Series A preferred stock, any payment of proceeds to the U.S. holder of a taxable sale, exchange or redemption of Enterprises Series A preferred stock, or any other "reportable payments." Enterprises will report to U.S. holders transferring Legacy debentures and Legacy notes in the exchange offer, to U.S. holders of Enterprises Series A preferred stock other than U.S. holders exempt from information reporting rules and to the Internal Revenue Service the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payment on the securities. A person transferring Legacy debentures or Legacy notes in the exchange offer or a holder of Enterprises Series A preferred stock who does not provide the payor with his correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the U.S. holder's United States federal income tax liabilities, so long as the required information is provided to the Internal Revenue Service.

    THE FOREGOING DISCUSSION IS NOT MEANT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELATED TO THE EXCHANGE OFFER OR THE OWNERSHIP AND DISPOSITION OF THE ENTERPRISES SERIES A PREFERRED STOCK. THUS, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF THE ENTERPRISES SERIES A PREFERRED STOCK, INCLUDING TAX RETURN REPORTING REQUIREMENTS, FEDERAL, STATE, LOCAL, FOREIGN AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

    If you participate in the exchange offer, you will receive Enterprises Series A preferred stock. In addition, if you fail to tender your Legacy debentures in the exchange offer, you may become a stockholder of Enterprises through the conversion of the Legacy debentures into Enterprises common stock. The rights of Enterprises' stockholders are governed by special rules applicable to REITs. As a result of these rules: (1) Enterprises is required to distribute at least 90% of its REIT taxable income annually to its stockholders, and is subject to tax to the extent it distributes less than 100% of its REIT taxable income, (2) after all required distributions are paid to the holders of Enterprises Series A preferred stock and Enterprises Series B preferred stock, Enterprises' common stockholders will be entitled to the remaining balance (if any) of any distributions that Enterprises makes, including any distributions it must make to satisfy the 90% distribution requirement, and (3) Enterprises' charter limits the amount of Enterprises' stock that can be owned or considered owned by any one stockholder to 5% (by value or number, whichever is more restrictive). In addition, because Enterprises must distribute at least 90% of its REIT taxable income to its stockholders to maintain its qualification as a REIT, Enterprises depends to a significant extent on borrowings to raise the capital needed to grow its business. See "Material Federal Income Tax Considerations Related to Price Legacy" for a more detailed discussion of the federal income taxation of Price Legacy.

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        MATERIAL FEDERAL INCOME TAX CONSEQUENCES RELATED TO PRICE LEGACY

    THE FOLLOWING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF PRICE LEGACY'S ELECTION TO BE TAXED AS A REIT, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

GENERAL

    In connection with the merger, Legacy will become a wholly-owned subsidiary of Enterprises, and Enterprises will change its name to Price Legacy Corporation. After the merger, Legacy will be a disregarded entity for federal income tax purposes and will be treated as a not-separately-incorporated division of Price Legacy.

    In this section, "Price Legacy" refers to Enterprises, which after the merger will be known as Price Legacy Corporation and means the corporation whether before, on or after the merger.

TAXATION OF PRICE LEGACY

    GENERAL. Enterprises elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with its short taxable year ended
December 31, 1997. Enterprises believes it has been organized and has operated in a manner which allows it to qualify for taxation as a REIT under the Code commencing with its short taxable year ended December 31, 1997. Price Legacy intends to continue to operate in a manner that will enable it to continue to meet the requirements for qualification and taxation as a REIT. However, neither Enterprises nor Legacy can assure you that Enterprises has operated, or that Price Legacy will continue to operate, in a manner so as to qualify or remain qualified as a REIT. See "--Failure to Qualify."

    Price Legacy's qualification and taxation as a REIT depends upon its ability to meet (through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code and discussed below, the satisfaction of which has not been and will not be reviewed by its tax counsel. Accordingly, it cannot assure you that the actual results of its operation during any particular taxable year have satisfied, or will satisfy, such requirements. See "--Failure to Qualify." Further, the anticipated income tax treatment described in this consent solicitation statement/prospectus or in any consent solicitation statement/prospectus supplement or supplements may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

    The sections of the Code that relate to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury Regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.

    If Price Legacy qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" (once at the corporate level when earned and once again at the stockholder level when distributed) that generally results from investment in a C corporation (i.e., generally a corporation subject to full corporate-level tax). However, Price Legacy will be subject to federal income tax as follows:

    First, it will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

    Second, it may be subject to the "alternative minimum tax" on its items of tax preference under some circumstances.

    Third, if it has (1) net income from the sale or other disposition of "foreclosure property" (defined generally as property it acquired through foreclosure or after a default on a loan secured by the

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property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on this income.

    Fourth, it will be subject to a 100% tax on any net income from prohibited transactions (which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property).

    Fifth, if it fails to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a tax equal to (1) the greater of (A) the amount by which 75% of its gross income exceeds the amount qualifying under the 75% gross income test, and (B) the amount by which 90% of its gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect its profitability.

    Sixth, it will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if it fails to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for the year, (2) 95% of its REIT capital gain net income for the year and (3) any undistributed taxable income from prior periods.

    Seventh, if it acquires any asset, each a "built-in gain asset," from a corporation which is or has been a C corporation in a transaction in which the basis of the built-in gain asset in its hands is determined by reference to the basis of the asset in the hands of the C corporation, and it subsequently recognizes gain on the disposition of the asset during the ten-year period (the "Recognition Period") beginning on the date on which it acquired the asset, then it will be subject to tax at the highest regular corporate tax rate on this gain to the extent of the built-in gain (i.e., the excess of (1) the fair market value of the asset over (2) its adjusted basis in the asset, in each case determined as of the beginning of the Recognition Period). The results described in this paragraph with respect to the recognition of built-in gain assume that Price Legacy will make an election under Treasury Regulation
Section 1.337(d)-5T to be treated in this manner on its tax return for the year in which it acquires an asset from a C corporation. Price Legacy intends to make such an election with respect to the assets it acquires from Legacy in the merger.

    Eighth, it will be subject to a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a "taxable REIT subsidiary" of Price Legacy to any of its tenants. See "--Taxation of Price Legacy--Ownership of Interests in Taxable REIT Subsidiaries." Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of Price Legacy for amounts paid to Price Legacy that are in excess of the amounts that would have been deducted based on arm's length negotiations.

    REQUIREMENTS FOR QUALIFICATION AS A REIT. The Code defines a REIT as a corporation, trust or association:

    (1) that is managed by one or more trustees or directors,

    (2) that issues transferable shares or transferable certificates to evidence its beneficial ownership,

    (3) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code,

    (4) that is not a financial institution or an insurance company within the meaning of certain provisions of the Code,

    (5) that is beneficially owned by 100 or more persons,

    (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year, and

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    (7) that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

    The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least
335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception with respect to pension funds. Enterprises believes that it has satisfied, and Price Legacy intends to satisfy, each of the above conditions.

    In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Enterprises has and Price Legacy will have a calendar taxable year.

    OWNERSHIP LIMITATIONS. As set forth in the fifth and sixth conditions above, to qualify as a REIT, (1) Price Legacy's outstanding shares of capital stock must be held by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a taxable year of less than twelve months) (the "100-person requirement") and (2) no more than 50% in value of Price Legacy's outstanding shares of capital stock may be owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (the "five-fifty test"). Price Legacy is expected to take all necessary measures within its control to ensure that the beneficial ownership of Price Legacy will at all times be held by 100 or more persons. In addition, Enterprises' charter contains, and Price Legacy's charter will contain, certain restrictions on the ownership and transfer of Price Legacy's stock which are designed to help ensure that Price Legacy will be able to satisfy the five-fifty test. These restrictions (the "ownership limits") provide that, subject to some exceptions, no person may beneficially own, or be deemed to own, more than 5% (by number or value, whichever is more restrictive) of either the outstanding stock of Price Legacy, the outstanding shares of Enterprises Series A preferred stock, or the outstanding shares of Enterprises Series B preferred stock.

    Enterprises' charter provides, and Price Legacy's charter will provide, that its board may exempt a person or persons from the ownership limits if the procedures set forth in the charter are complied with and the board has determined that the exemption will not cause Enterprises or Price Legacy to fail to qualify as a REIT. Enterprises' board has waived the above ownership limits
(1) with respect to the Price family and affiliated entities and with respect to Legacy, and (2) contingent on the merger and sale of the Enterprises Series B preferred stock, for certain stockholders of Legacy and for Warburg Pincus.

    By reason of the grant of these exemptions and the Price family's substantial ownership interest in Price Legacy, there can be no assurance that the ownership limits will enable Price Legacy to satisfy the five-fifty test. For example, while Price Legacy believes that it has at all times satisfied the five-fifty test, it is possible that (1) one or more persons has beneficially owned, or will beneficially own less than 5% of Enterprises outstanding stock and (2) such beneficial ownership has caused or could cause Price Legacy to fail to satisfy the five-fifty test. To assist Price Legacy in preserving its REIT status in such a situation, Enterprises' charter provides, and Price Legacy's charter will provide, without exception, that no person may actually, beneficially or constructively own shares of stock of Price Legacy that would result in Price Legacy violating the five-fifty test or otherwise cause Price Legacy to fail to qualify as a REIT. In addition, Enterprises' charter provides, and Price Legacy's charter will provide, that if any transfer of shares of stock of Price Legacy occurs which, if effective, would result in any person actually, beneficially, or constructively owning shares of stock of Price Legacy in excess or in violation of the above transfer or ownership limitations, then the number of shares of stock of Price Legacy which otherwise would cause the person to violate the above transfer or ownership limitations would be subject to a number of remedies designed to prevent Price Legacy from violating the five-fifty test or otherwise failing to qualify as a REIT. These remedies are described in "Description of Enterprises

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Capital Stock--Restrictions on Transfer." However, there can be no assurance that such remedies would allow Price Legacy to satisfy the five-fifty test.

    If Price Legacy fails to satisfy the 100-person requirement or the five-fifty test, its status as a REIT will terminate. However, if it complies with the rules contained in applicable Treasury Regulations that require it to ascertain the actual ownership of its shares and it does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the five-fifty test, it will be treated as having satisfied the test. See "--Failure to Qualify."

    OWNERSHIP OF INTERESTS IN PARTNERSHIPS, LIMITED LIABILITY COMPANIES AND QUALIFIED REIT SUBSIDIARIES. In the case of a REIT which is a partner in a partnership or a member in a limited liability company, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be. Also, the REIT will be deemed to be entitled to the income of the partnership or the limited liability company attributable to its proportionate share. The character of the assets and gross income of the partnership or limited liability company retains the same character in the hands of the REIT for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, Price Legacy's proportionate share of the assets and items of income of the partnerships and limited liability companies in which it owns an interest will be treated as its assets and items of income for purposes of applying the requirements described in this consent solicitation statement/prospectus (including the income and asset tests described below). A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is included below in "--Tax Aspects of the Partnerships and Limited Liability Companies."

    Price Legacy has direct control of some partnerships and limited liability companies and will continue to operate each of them consistent with the requirements for qualification as a REIT. However, Price Legacy is a limited partner or non-managing member in certain of its partnerships and limited liability companies. If a partnership or limited liability company takes or expects to take actions which could jeopardize Price Legacy's status as a REIT or subject it to tax, Price Legacy may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause Price Legacy to fail a REIT income or asset test, and that Price Legacy would not become aware of such action in a time frame which would allow it to dispose of its interest in the entity or take other corrective action on a timely basis. In such a case, it could fail to qualify as a REIT.

    After the merger, Price Legacy will own 100% of the stock of five subsidiaries (including Legacy) that will be qualified REIT subsidiaries, each a QRS, and may acquire stock of one or more new subsidiaries. A corporation will qualify as a QRS if 100% of its stock is held by Price Legacy and it is not a "taxable REIT subsidiary" (as described below). A QRS will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS will be treated as assets, liabilities and such items (as the case may be) of Price Legacy for all purposes of the Code, including the REIT qualification tests. For this reason, references under "Material Federal Income Tax Consequences Related to Price Legacy" to Price Legacy's income and assets shall include the income and assets of any QRS. A QRS will not be subject to federal income tax, and Price Legacy's ownership of the voting stock of a QRS will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of Price Legacy's total assets, as described below under "--Taxation of Price Legacy--Asset Tests."

    OWNERSHIP OF INTERESTS IN TAXABLE REIT SUBSIDIARIES. A taxable REIT subsidiary of Price Legacy is a corporation other than a REIT in which Price Legacy directly or indirectly holds stock and that has made a joint election with Price Legacy to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary of Price Legacy owns securities possessing more than 35% of the total voting power or value

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of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary of Price Legacy may be prevented from deducting interest on debt funded directly or indirectly by Price Legacy if certain tests regarding the taxable REIT subsidiary's debt-to-equity ratio and interest expense are satisfied. Enterprises does not hold (and does not expect to hold) an interest in any taxable REIT subsidiary prior to the merger. After the merger, Price Legacy will hold an indirect interest in Excel Legacy Holdings, Inc., a wholly-owned subsidiary of Legacy, that will elect, together with Price Legacy, to be treated as a taxable REIT subsidiary of Price Legacy effective no later than the effective time. See "--Taxation of Price Legacy--Asset Tests."

    INCOME TESTS. Price Legacy must satisfy two gross income requirements annually to maintain its qualification as a REIT. First, in each taxable year it must derive directly or indirectly at least 75% of its gross income (excluding gross income from prohibited transactions) from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, each taxable year it must derive at least 95% of its gross income (excluding gross income from prohibited transactions) from these real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

    Rents Price Legacy receives from a tenant will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

    - the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales,

    - rents received from a tenant will not qualify as "rents from property" in satisfying the gross income tests if Price Legacy, or an actual or constructive owner of 10% or more of its stock, actually or constructively owns 10% or more of the interests in such tenant (a "related party tenant"). Rents received from a "related party tenant" that is a taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by the REIT's other tenants for comparable space,

    - rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of rent attributable to personal property will not qualify as "rents from real property," and

    - Price Legacy must not operate or manage the property or furnish or render services to the tenants of the property (subject to a 1% DE MINIMIS exception), other than through an independent contractor from whom it derives no revenue. Price Legacy may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. In addition, Price Legacy may employ a taxable REIT subsidiary to provide both customary and non-customary services to its tenants without causing the rent Price Legacy

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      receives from those tenants to fail to qualify as "rents from real property." Any amounts received by Price Legacy from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualified income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

    Price Legacy generally has not and expects not to take actions it believes will cause it to fail to satisfy the rental conditions described above. Notwithstanding the foregoing, it may intentionally fail to satisfy these conditions to the extent the failure will not, based on the advice of its tax counsel, jeopardize its tax status as a REIT.

    Income derived from development, property management, administrative and miscellaneous services generally does not qualify under either the 75% or the 95% gross income test. Price Legacy's taxable REIT subsidiaries may provide certain services in exchange for a fee or derive other income which would not qualify under the REIT gross income tests. Such fees and other income do not accrue to Price Legacy, but it would derive dividend income from the taxable REIT subsidiaries. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. In addition, one or more of the partnerships or limited liability companies in which Price Legacy owns an interest may provide certain development, property management or administrative services to third parties or Price Legacy's affiliates in exchange for a fee. The fees derived by these partnerships and limited liability companies as a result of the provision of such services will be nonqualifying income to Price Legacy under both the 75% and 95% gross income tests. The amount of such dividend and fee income will depend on a number of factors which cannot be determined with certainty, including the level of services provided by the taxable REIT subsidiaries, the partnerships and the limited liability companies. Price Legacy will monitor the amount of the dividend income from the taxable REIT subsidiaries and the fee income described above, and will take actions intended to keep this income (and any other nonqualifying income) within the limitations of the REIT income tests. However, there can be no assurance that such actions will in all cases prevent it from violating a REIT income test.

    If Price Legacy fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Code. Generally, it may avail itself of the relief provisions if:

    - its failure to meet these tests was due to reasonable cause and not due to willful neglect,

    - it attaches a schedule of the sources of its income to its federal income tax return, and

    - any incorrect information on the schedule was not due to fraud with intent to evade tax.

    It is not possible, however, to state whether in all circumstances Price Legacy would be entitled to the benefit of these relief provisions. For example, if it fails to satisfy the gross income tests because nonqualifying income that it intentionally incurs exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that its failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, it will not qualify as a REIT. As discussed above in "--Taxation of Price Legacy--General," even if these relief provisions apply, and Price Legacy retains its status as a REIT, a tax would be imposed with respect to its excess net income. Price Legacy may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodic monitoring of its income.

    PROHIBITED TRANSACTION INCOME. Any gain realized by Price Legacy on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including its share of any such gain realized by its partnerships or limited liability companies) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect its ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and

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circumstances surrounding the particular transaction. Price Legacy intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties consistent with its investment objectives. However, the Internal Revenue Service may contend that one or more of these sales is subject to the 100% penalty tax.

    REDETERMINED RENTS. Any redetermined rents, redetermined deductions or excess interest generated by Price Legacy will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary of Price Legacy to any of its tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to it that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents received by Price Legacy will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are received by a REIT for services customarily furnished or rendered in connection with the rental of real property, (2) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% DE MINIMIS exception, (3) the taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable, (4) rents paid to the REIT by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT's tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated or (5) the taxable REIT subsidiary's gross income from the service is not less than 150% of the subsidiary's direct cost in furnishing the service.

    ASSET TESTS. At the close of each quarter of its taxable year, Price Legacy must also satisfy four tests relating to the nature and diversification of its assets. First, at least 75% of the value of its total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a long-term (at least five years) public debt offering, but only for the one-year period beginning on the date such proceeds are received. Second, not more than 25% of its total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, of the investments included in the 25% asset class, and except for investments in REITs, QRSs and taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of Price Legacy's total assets, Price Legacy may not own more than 10% of any one issuer's outstanding voting securities and Price Legacy may not own more than 10% of the total value of the outstanding securities of any one issuer. Fourth, not more than 20% of the value of Price Legacy's total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 10% value limitation and the 20% asset test are part of recently enacted legislation and are effective for taxable years ending after December 31, 2000.

    Enterprises does not expect to hold an interest in any taxable REIT subsidiary prior to the merger. After the merger, Price Legacy will own indirectly 100% of the outstanding stock of Legacy Holdings. It is expected that Legacy Holdings will elect, together with Price Legacy, to be treated as a taxable REIT subsidiary of Price Legacy effective no later than the effective time. So long as Legacy Holdings qualifies as a taxable REIT subsidiary, Price Legacy will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to its ownership of securities in Legacy Holdings. Price Legacy or Legacy Holdings may acquire securities in other taxable REIT subsidiaries in the future. Price Legacy believes that the aggregate value of its taxable REIT subsidiaries will not exceed 20% of the aggregate value of its gross assets. With respect to each issuer in which it currently owns an interest that does not qualify as a REIT, a QRS or a taxable REIT subsidiary, Price Legacy expects that (1) the value of the securities of any such issuer does not exceed 5% of the total value of its assets and (2) its ownership of the securities of any such issuer complies with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to

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support these conclusions. In addition, there can be no assurance that the
Internal Revenue Service will not disagree with its determinations of value.

    The asset tests must be satisfied not only on the date that Price Legacy (directly or through its partnerships or limited liability companies) acquires securities in the applicable issuer, but also each time it increases its ownership of securities of such issuer, including as a result of increasing its interest in a partnership or limited liability company. For example, Price Legacy's indirect ownership of securities of an issuer may increase as a result of its capital contributions to a partnership or limited liability company. After initially meeting the asset tests at the close of any quarter, Price Legacy will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If it fails to satisfy an asset test because it acquires securities or other property during a quarter (including as a result of an increase in its interests in a partnership or limited liability company), it can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. Although Price Legacy expects to satisfy the asset tests and plans to take steps to ensure that it satisfies such tests for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in its overall interest in an issuer (including in one or more of the taxable REIT subsidiaries). If Price Legacy fails to timely cure any noncompliance with the asset tests, it would cease to qualify as a REIT.

    ANNUAL DISTRIBUTION REQUIREMENTS. To maintain its qualification as a REIT, Price Legacy is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to the sum of 90% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and 90% of its net income (after tax), if any, from foreclosure property, minus the excess of the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable) over 5% of "REIT taxable income" as described above. Dividends paid with respect to Price Legacy's outstanding preferred stock and common stock may be used to satisfy this requirement. This distribution requirement was 95% for taxable years beginning prior to January 1, 2001.

    These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year and paid during January of the following year. In addition, at Price Legacy's election, a distribution for a taxable year may be declared before Price Legacy timely files its tax return for such year and paid on or before the first regular dividend payment after such declaration. These elective distributions are taxable to Price Legacy's stockholders (other than tax-exempt entities, as discussed below) in the year in which paid. This is so even though these distributions relate to the prior year for purposes of its distribution requirement. The amount distributed must not be preferential (i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class). To the extent that Price Legacy does not distribute all of its net capital gain or distribute at least 90%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Price Legacy believes it has made and intends to continue to make timely distributions sufficient to satisfy these annual distribution requirements.

    Price Legacy expects that its REIT taxable income will be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, it anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. However, from time to time, it may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at its taxable income. If these timing differences occur, in order to

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meet the distribution requirements, Price Legacy may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends.

    Under some circumstances, Price Legacy may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in its deduction for dividends paid for the earlier year. Thus, it may be able to avoid being taxed on amounts distributed as deficiency dividends. However, it will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

    Furthermore, Price Legacy would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if it should fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of its REIT ordinary income for such year, 95% of its REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

    Price Legacy has, and may in the future, dispose of properties in transactions intended to qualify as like-kind exchanges under the Code, resulting in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject Price Legacy to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

    EARNINGS AND PROFITS DISTRIBUTION REQUIREMENT. In order to qualify as a REIT, Price Legacy cannot have at the end of any taxable year any undistributed "earnings and profits" that are attributable to a C corporation taxable year (i.e., a year in which a corporation is neither a REIT nor an S corporation). Enterprises became a separate public company in 1994 when its parent, Costco Companies, Inc. (formerly Price/Costco, Inc.), distributed the stock of Enterprises to its stockholders. As a result of this distribution, known as a tax-free spin-off, and in accordance with Treasury Regulations, a portion of Costco's C corporation earnings and profits was allocated to Enterprises. In addition, in 1997 and prior to Enterprises' first taxable year as a REIT, Enterprises distributed the stock of PriceSmart, Inc. to its stockholders in a taxable distribution. Enterprises believes that this distribution reduced its C corporation earnings and profits to zero. As a result, Enterprises had no C corporation earnings and profits in its first taxable year as a REIT. However, the determination of earnings and profits for federal income tax purposes is extremely complex and Enterprises' computations of its C corporation earnings and profits are not binding on the Internal Revenue Service. Should the Internal Revenue Service successfully assert that Enterprises had C corporation earnings and profits at the end of its first taxable year as a REIT, Enterprises may fail to qualify as a REIT. See "--Failure to Qualify." In addition, in connection with the merger, Price Legacy will succeed to various tax attributes of Legacy (if the merger is treated as a tax-free reorganization under the Code), including any undistributed C corporation earnings and profits of Legacy. Legacy believes that it will not have any undistributed C corporation earnings and profits at the time of the merger. However, the Internal Revenue Service may contend otherwise on a subsequent audit of Price Legacy or Legacy. If Legacy did have undistributed C corporation earnings and profits at the time of the merger, then Price Legacy would have acquired undistributed C corporation earnings and profits that, if not distributed by Price Legacy prior to the end of its 2001 taxable year, would require Price Legacy to pay a "deficiency dividend" to its stockholders, and interest to the Internal Revenue Service, to distribute any remaining earnings and profits. A failure to make this deficiency dividend would prevent Price Legacy from qualifying as a REIT. See "--Failure to Qualify." This deficiency dividend procedure was not available in 1997 and, therefore, could not be used to prevent Enterprises' failure to qualify as a REIT, in the event Enterprises had C corporation earnings and profits at the end of its first taxable year as a REIT, as discussed above.

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FAILURE TO QUALIFY

    If Price Legacy fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which it fails to qualify will not be deductible by it, and it will not be required to distribute any amounts to its stockholders. As a result, Price Legacy's failure to qualify as a REIT would reduce the cash available for distribution to its stockholders. In addition, if it fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income to the extent of its current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, Price Legacy will also be disqualified from taxation as a REIT for the four taxable years following the year during which it lost its qualification. It is not possible to state whether in all circumstances Price Legacy would be entitled to this statutory relief.

TAX ASPECTS OF THE PARTNERSHIPS AND LIMITED LIABILITY COMPANIES

    GENERAL. Price Legacy holds some of its investments indirectly through partnerships and limited liability companies. In general, entities that are classified as partnerships for federal income tax purposes are "pass-through" entities which are not subject to federal income tax. Rather, partners or members of such entities are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially subject to tax thereon, without regard to whether the partners or members receive a distribution from the entity. Price Legacy will include in its income its proportionate share of the foregoing items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, it will include its proportionate share of assets held by the partnerships and limited liability companies. See "--Taxation of Price Legacy--Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries."

    ENTITY CLASSIFICATION. Price Legacy's interests in the partnerships and limited liability companies involve special tax considerations, including the possibility of a challenge by the Internal Revenue Service of the status of a partnership or a limited liability company as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If a partnership or a limited liability company were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In such a situation, the character of Price Legacy's assets and items of gross income would change and preclude it from satisfying the asset tests and possibly the income tests. See "--Taxation of Price Legacy--Asset Tests" and "--Taxation of Price Legacy--Income Tests." This, in turn, would prevent Price Legacy from qualifying as a REIT. See "--Failure to Qualify" for a discussion of the effect of its failure to meet these tests for a taxable year. In addition, a change in the partnership's or limited liability company's status for tax purposes might be treated as a taxable event. If so, Price Legacy might incur a tax liability without any related cash distributions.

    Treasury Regulations that apply for tax periods beginning on or after January 1, 1997 provide that a domestic business entity not otherwise classified as a corporation and which has at least two members, an "eligible entity," may elect to be taxed as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997 will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. Each of Price Legacy's partnerships and limited liability companies intends to claim classification as a partnership under the current regulations, and, as a result, Price Legacy believes that such partnerships and limited liability companies will be classified as partnerships for federal income tax purposes.

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OTHER TAX CONSEQUENCES

    Price Legacy may be required to pay tax in various state or local jurisdictions, including those in which it transacts business, and its stockholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Price Legacy's state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws on an investment in Price Legacy's shares.

                                      103
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                    DESCRIPTION OF ENTERPRISES CAPITAL STOCK

    THE FOLLOWING IS A DESCRIPTION OF THE MATERIAL TERMS OF THE CAPITAL STOCK OF ENTERPRISES. BECAUSE IT IS ONLY A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. FOR A COMPLETE DESCRIPTION, YOU ARE REFERRED TO THE MGCL, ENTERPRISES' CHARTER AND BYLAWS, THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS AND THE ENTERPRISES MERGER CHARTER AMENDMENTS AS DESCRIBED IN "THE MERGER, THE SALE OF ENTERPRISES SERIES B PREFERRED STOCK AND RELATED TRANSACTIONS--ENTERPRISES ISSUANCE CHARTER AMENDMENTS" AND "THE MERGER, THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK AND RELATED TRANSACTIONS--ENTERPRISES MERGER CHARTER AMENDMENTS," RESPECTIVELY.

GENERAL


    Enterprises' charter authorizes a total of 100,000,000 shares of stock, consisting of 74,000,000 shares of Enterprises common stock, $0.0001 par value per share, and 26,000,000 shares of Enterprises Series A preferred stock, $0.0001 par value per share. As of July 25, 2001, 13,309,006 shares of Enterprises common stock and 24,175,190 shares of Enterprises Series A preferred stock were issued and outstanding. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.


    If either the Enterprises merger charter amendments or the Enterprises issuance charter amendments are approved, Enterprises will be authorized to issue a total of 150,000,000 shares of stock. If the Enterprises merger charter amendments are approved, Enterprises will be authorized to issue up to 122,150,229 shares of Enterprises common stock and 27,849,771 shares of Enterprises Series A preferred stock. If the Enterprises issuance charter amendments are approved, Enterprises will be authorized to issue up to 94,691,374 shares of Enterprises common stock, 27,849,771 shares of Enterprises Series A preferred stock and 27,458,855 shares of Enterprises Series B preferred stock, par value $0.0001 per share. In addition, if the Enterprises issuance charter amendments are approved, Enterprises' board may, without stockholder approval, increase or decrease the authorized number of shares of stock of Enterprises or the authorized number of shares of stock of any class or series of Enterprises, provided that the approval by Enterprises' board of any increase or decrease in the authorized number of shares includes the approval of the Warburg Pincus nominees.

ENTERPRISES COMMON STOCK

    All issued and outstanding shares of Enterprises common stock are duly authorized, validly issued, fully paid and non-assessable. The rights of holders of Enterprises common stock are subject to the preferential rights of any other class or series of stock of Enterprises and to the provisions of Enterprises' charter regarding the restrictions on transfer of Enterprises' stock.

    RANKING. The Enterprises common stock ranks, relating to distributions and upon liquidation, dissolution or winding up:

    - senior to all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank junior to the Enterprises common stock,

    - on a parity with all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank on a parity with the Enterprises common stock, and

    - junior to the Enterprises Series A preferred stock, the Enterprises Series B preferred stock, if and when authorized, and to all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank senior to the Enterprises common stock.

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    DISTRIBUTIONS.  Holders of Enterprises common stock are entitled to receive distributions if, as and when authorized and declared by Enterprises' board out of assets legally available for the payment of distributions. Shares of Enterprises common stock have equal distribution rights. To the extent that any distributions (whether payable in cash or stock) on Enterprises common stock are treated as nonpreferential dividends for federal income tax purposes, they may be used to satisfy Enterprises' 90% REIT distribution requirement. See "Material Federal Income Tax Consequences Related to Price Legacy--Taxation of Price Legacy--Annual Distribution Requirements."

    Unless full dividends on the Enterprises Series A preferred stock and, if approved and issued, the Enterprises Series B preferred stock have been paid for all past dividend periods, no dividends may generally be paid on the Enterprises common stock. As discussed below, (1) holders of Enterprises Series A preferred stock are entitled to receive (when and if declared by Enterprises' board out of assets legally available for that purpose), quarterly cumulative distributions payable in cash in an amount per share equal to $1.40 per annum and (2) holders of Enterprises Series B preferred stock are entitled to receive (when and if declared by Enterprises' board out of assets legally available for that purpose) quarterly cumulative distributions payable in shares of Enterprises Series B preferred stock in an amount per share equal to 9% of the original issue price of the Enterprises Series B preferred stock ($5.56), or $.50 per share, per annum (subject to customary adjustments) for the first 45 months after the Enterprises Series B preferred stock is issued, and payable in cash in an amount equal to 10% of the original issue price of the Enterprises Series B preferred stock ($5.56), or $.56 per share, per annum (subject to customary adjustments) thereafter.


    To qualify as a REIT, Price Legacy must distribute at least 90% of its REIT taxable income to its stockholders (determined without regard to the dividends paid deduction and by excluding capital gains), and will be subject to tax to the extent it distributes less then 100% of its REIT taxable income. Price Legacy is expected to distribute in excess of this minimum requirement, or approximately 100% of its REIT taxable income, to its stockholders following the transactions. As a result, holders of Enterprises common stock will receive distributions only if Price Legacy's REIT taxable income exceeds $43.7 million, which is the aggregate amount of annual distributions initially payable on the Enterprises Series A preferred stock and Enterprises Series B preferred stock.


    Based on the pro forma financial information of Price Legacy, holders of Enterprises common stock would not have been entitled to any distributions for the quarter ended March 31, 2001 after giving effect to the transactions.

    LIQUIDATION. In the event of the liquidation, dissolution or winding up of Enterprises, after payment of or adequate provision for all of Enterprises' known debts and liabilities, holders of Enterprises common stock are entitled to share ratably in Enterprises' assets legally available for distribution to its stockholders. Shares of Enterprises common stock have equal liquidation rights.

    REDEMPTION. Holders of Enterprises common stock have no sinking fund or redemption rights.

    VOTING. Each outstanding share of Enterprises common stock is entitled to one vote on all matters generally submitted to a vote of stockholders, including the election of directors. Enterprises' charter, and the Enterprises merger charter amendments, if approved, provide that, subject to the right of holders of Enterprises Series A preferred stock to elect a majority of Enterprises' directors, which right will terminate if the Enterprises issuance charter amendments are approved as described in "--Enterprises Series A Preferred Stock--Voting," holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, are entitled to elect the remaining directors. If the Enterprises issuance charter amendments are approved, holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, will be entitled to elect two directors of Price Legacy's eight member board. There is no cumulative voting in the election of directors.

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    PROTECTIVE PROVISIONS.  Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of two-thirds of all the stockholder votes entitled to be cast on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes entitled to be cast) is specified in the charter. Enterprises' charter provides that any action, which would include an amendment to Enterprises' charter, shall be valid and effective if approved by the affirmative vote of the holders of shares entitled to cast a majority of the votes entitled to be cast on the matter, rather than two-thirds as otherwise provided for under the MGCL. If the Enterprises issuance charter amendments are approved, any resolution to amend Enterprises' charter must be approved by a majority of Enterprises' board, which majority must include the Warburg Pincus nominees.

    CONVERSION.  Holders of Enterprises common stock have no conversion rights.

    PREEMPTIVE RIGHTS. Holders of Enterprises common stock have no preemptive rights.

ENTERPRISES SERIES A PREFERRED STOCK

    RANKING. The Enterprises Series A preferred stock ranks, relating to distributions and upon liquidation, dissolution or winding up:

    - senior to the Enterprises common stock, the Enterprises Series B preferred stock, if and when authorized and issued, and to all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank junior to the Enterprises
      Series A preferred stock,

    - on a parity with all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank on a parity with the Enterprises Series A preferred stock, and

    - junior to all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank senior to the Enterprises Series A preferred stock.

    DISTRIBUTIONS. Holders of Enterprises Series A preferred stock are entitled to receive, when, as and if authorized and declared by Enterprises' board out of assets legally available for that purpose, cumulative distributions payable in cash in an amount per share equal to $1.40 per annum, payable quarterly in arrears on the 15th day, or next succeeding business day, of February, May, August and November of each year. To the extent that these distributions are treated as dividends for federal income tax purposes, they may be used to satisfy Enterprises' 90% REIT distribution requirement. See "Material Federal Income Tax Consequences Related to Price Legacy--Taxation of Price Legacy-- Annual Distribution Requirements." No dividends or other distributions, except in shares of stock junior to the Enterprises Series A preferred stock, may be paid on any stock ranking on parity with or junior to the Enterprises Series A preferred stock until full distributions have been or contemporaneously are declared and paid, or set aside for payment, on the Enterprises Series A preferred stock.

    LIQUIDATION. In the event of the liquidation, dissolution or winding up of Enterprises, after payment of or adequate provision for all of Enterprises' known debts and liabilities, holders of Enterprises Series A preferred stock are entitled to receive $16.00 per share of Enterprises Series A preferred stock, together with any accrued but unpaid dividends, before any payment or distribution is made on any junior shares.

    REDEMPTION. Shares of Enterprises Series A preferred stock may be redeemed by Enterprises within 90 days after a change in control of Enterprises or after August 15, 2003 at a price per share of $16.00, together with any accrued but unpaid dividends.

                                      106
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    VOTING.  In any matter in which the Enterprises Series A preferred stock is entitled to be voted, each share of Enterprises Series A preferred stock is entitled to 1/10 of one vote, except that when any other class or series of preferred stock has the right to vote together with the Series A preferred stock, the Series A preferred stock shall be entitled to one vote per $16.00 of stated liquidation preference. Enterprises' charter, and the Enterprises merger charter amendments, if approved, provide that holders of Enterprises Series A preferred stock, voting separately as a class, are entitled to elect a majority of Enterprises' directors, which majority cannot be greater than one director, and holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, are entitled to elect the remaining directors. Enterprises' board of directors has unanimously approved a resolution providing that the right of holders of Enterprises Series A preferred stock to elect a majority of Enterprises' board will terminate if the Enterprises issuance charter amendments are approved at the Enterprises annual meeting. If and when the Enterprises issuance charter amendments are approved, holders of Enterprises Series A preferred stock will be entitled, voting separately as a class, to elect four directors, until such time as such voting rights terminate pursuant to the terms of the Enterprises issuance charter amendments.

    The right of holders of Enterprises Series A preferred stock to elect directors as a separate class will terminate on the date any of the following occur:

    - less than 2,000,000 shares of Enterprises Series A preferred stock remain outstanding,

    - Enterprises, Legacy or any of their affiliates makes an offer to purchase any and all outstanding shares of Enterprises Series A preferred stock at a cash price of $16.00 per share, and purchases all shares duly tendered and not withdrawn,

    - Enterprises' board (1) issues or agrees to issue any equity securities or securities convertible or exchangeable into or exercisable for equity securities, in any case, without the unanimous approval of all of the members of Enterprises' board or (2) fails to pay distributions on the Enterprises common stock in an amount equal to 100% of Enterprises' taxable income or an amount necessary to maintain its status as a REIT, or in an amount equal to the excess, if any, of Enterprises' funds from operations, less the Enterprises Series A preferred stock distributions, over $7.5 million, or

    - Enterprises' board, by unanimous vote, approves a resolution terminating the right of holders of Enterprises Series A preferred stock to elect members of Enterprises' board as a separate class.

    PROTECTIVE PROVISIONS. So long as any shares of Enterprises Series A preferred stock are outstanding, Enterprises will not, without the affirmative vote of at least two-thirds of the outstanding Enterprises Series A preferred stock,

    - authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock of Enterprises ranking prior or senior to the Enterprises Series A preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up or reclassify any authorized shares of capital stock of Enterprises into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of such shares, or

    - amend, alter or repeal the provisions of Enterprises' charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Enterprises Series A preferred stock or holders of Enterprises Series A preferred stock; provided, however, that so long as shares of Enterprises Series A preferred stock, or shares of any equivalent class or series of stock issued by the surviving corporation in a merger, consolidation or share exchange to which Enterprises is a party, remain outstanding with their terms materially unchanged, no amendment, alteration or repeal of provisions of Enterprises' charter will be deemed to adversely affect the rights, preferences, privileges or voting power of

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      the Enterprises Series A preferred stock. In addition, an increase in the amount of the authorized or issued shares of any class or security convertible into any shares ranking on a parity with or junior to the Enterprises Series A preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up will not be deemed to adversely affect such rights, preferences, privileges or voting powers.

    CONVERSION. Holders of Enterprises Series A preferred stock have no conversion rights.

    PREEMPTIVE RIGHTS. Holders of Enterprises Series A preferred stock have no preemptive rights.

ENTERPRISES SERIES B PREFERRED STOCK

    If the sale of the Enterprises Series B preferred stock and the Enterprises issuance charter amendments are approved at the Enterprises annual meeting, and if the Enterprises Series B preferred stock is to be issued to Warburg Pincus in accordance with the securities purchase agreement, Enterprises will designate a class of preferred stock with the following material terms.

    RANKING. The Enterprises Series B preferred stock will rank, relating to distributions and upon liquidation, dissolution or winding up:

    - senior to the Enterprises common stock, and to all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank junior to the Enterprises Series B preferred stock,

    - on a parity with all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank on a parity with the Enterprises Series B preferred stock, and

    - junior to the Enterprises Series A preferred stock, and to all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank senior to the Enterprises Series B preferred stock.

    DISTRIBUTIONS. Holders of Enterprises Series B preferred stock will be entitled to receive, when, as and if authorized and declared by Enterprises' board out of funds legally available for that purpose, cumulative distributions payable in shares of Enterprises Series B preferred stock in an amount per share equal to 9% of the original issue price of the Enterprises Series B preferred stock ($5.56), or $.50 per share, per annum (subject to customary adjustments) for the first 45 months after the Enterprises Series B preferred stock is issued, and payable in cash in an amount equal to 10% of the original issue price of the Enterprises Series B preferred stock ($5.56), or $.56 per share, per annum (subject to customary adjustments) thereafter. Such distributions will be payable quarterly in arrears on the 15th day, or next succeeding business day, of February, May, August and November of each year. To the extent that these distributions (whether payable in cash or Enterprises Series B preferred stock) are treated as dividends for federal income tax purposes, they may be used to satisfy Enterprises' 90% REIT distribution requirement. See "Material Federal Income Tax Consequences Related to Price Legacy--Taxation of Price Legacy--Annual Distribution Requirements." No dividends or other distributions, except in shares of stock junior to the Enterprises Series B preferred stock, may be paid on any stock ranking on parity with or junior to the Enterprises Series B preferred stock without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Enterprises Series B preferred stock; provided, however, that if full distributions have been or contemporaneously are declared and paid, or set aside for payment, on the Enterprises Series B preferred stock, Enterprises may make such distributions
(1) if the amount of all distributions on all classes of Enterprises' capital stock for the fiscal year does not exceed 100% of Enterprises' REIT taxable income for such fiscal year or (2) if required to protect Enterprises' status as a REIT.

                                      108
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    LIQUIDATION.  In the event of the liquidation, dissolution or winding up of
Enterprises or, in some cases, a merger, consolidation, share exchange or sale of all or substantially all of Enterprises' assets, after payment of or adequate provision for all known debts and liabilities of Enterprises and payment of any liquidation preference with respect to any shares of Enterprises' capital stock ranking senior to the Enterprises Series B preferred stock as to liquidation preference, holders of Enterprises Series B preferred stock are entitled to receive $5.56 per share (subject to customary adjustments), together with any accrued but unpaid dividends, before any payment or distribution is made on any junior shares.

    REDEMPTION. Shares of Enterprises Series B preferred stock may be redeemed by Enterprises after 60 months from the issuance of the Enterprises Series B preferred stock if the average closing price of the Enterprises common stock for the preceding 40 consecutive trading days is less than $7.50 per share and Enterprises has elected, within the 60-day period following the date that is 60 months from initial issuance date of the Enterprises Series B preferred stock, to effect such redemption. Such redemption will be effected over a five-year period at a price of $5.56 per share, plus accrued and unpaid dividends.

    VOTING. Each share of Enterprises Series B preferred stock will be entitled to that number of votes equal to the number of shares of Enterprises common stock into which such share is then convertible. Holders of Enterprises
Series B preferred stock will be entitled to vote on all matters submitted to a vote of stockholders, other than the election of directors.

    PROTECTIVE PROVISIONS. So long as any shares of Enterprises Series B preferred stock are outstanding, Enterprises will not, without the affirmative vote of the holders of at least two-thirds of the outstanding Enterprises Series B preferred stock,


    - other than in connection with (1) Enterprises' offer to exchange shares of Enterprises Series A preferred stock for Legacy debentures and Legacy notes or (2) an offer to purchase shares of Enterprises Series A preferred stock that is financed through the issuance of perpetual preferred stock with a coupon of 8 3/4% or less, debt with an interest rate of 8 3/4% or less and a term of seven years or more, or any other financing arrangement that costs Enterprises no more than the cost to maintain the Series A preferred stock then outstanding and that Enterprises' board of directors deems to be at least as beneficial as the terms of the Series A preferred stock, authorize or create, or increase the authorized or issued amount of any shares of, any class or any security convertible into shares of any class ranking senior to the Enterprises Series B preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, or


    - amend, alter or repeal the provisions of Enterprises' charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Enterprises Series B preferred stock or of holders of Enterprises Series B preferred stock; provided, however, that so long as shares of Enterprises Series B preferred stock, or shares of any equivalent class or series of stock issued by the surviving corporation in a merger, consolidation or share exchange to which Enterprises is a party, remain outstanding with their terms materially unchanged, no amendment, alteration or repeal of provisions of Enterprises' charter will be deemed to adversely affect the rights, preferences, privileges or voting power of the Enterprises
      Series B preferred stock. In addition, an increase in the amount of the authorized preferred stock or creation or issuance of any other shares of Enterprises Series B preferred stock or securities convertible into any shares ranking on a parity with or junior to the Enterprises Series B preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up will not be deemed to adversely affect such rights, preferences, privileges or voting powers.

    CONVERSION. Each share of Enterprises Series B preferred stock may be converted by its holder, at any time after the date which is 24 months from the initial date of issuance of the Enterprises Series B

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preferred stock and prior to the date any shares of Enterprises Series B preferred stock are redeemed or Enterprises is liquidated, into the number of shares of Enterprises common stock obtained by dividing $5.56 by the conversion price then in effect, initially $5.56 and subject to customary anti-dilution adjustments.

    In addition, at the option of Enterprises, all, but not less than all, of the Enterprises Series B preferred stock is convertible at any time prior to its redemption by Enterprises into the number of shares of Enterprises common stock obtained by dividing $5.56 by the conversion price then in effect, initially $5.56 and subject to customary anti-dilution adjustments. If, however, the average closing price of the Enterprises common stock for the 40 consecutive trading days prior to the date three days before Enterprises provides notice of its intent to convert the Enterprises Series B preferred stock is less than $7.50 per share, the conversion price then in effect will be adjusted so that each share of Enterprises Series B preferred stock will convert into the number of shares of Enterprises common stock otherwise issuable multiplied by a fraction equal to $8.25 divided by the average closing price of the Enterprises common stock over such 40 trading day period. Upon any conversion of the Enterprises Series B preferred stock, each holder of Enterprises Series B preferred stock shall be entitled to receive any dividends accrued and unpaid prior to the date of conversion.

    ANTI-DILUTION. The conversion price used to determine the number of shares of Enterprises common stock issuable upon conversion of the Enterprises
Series B preferred stock is subject to anti-dilution adjustment in the event Enterprises takes specific actions, including issuances of stock at below-market prices, stock dividends, subdivisions of the Enterprises common stock and capital reorganizations or reclassifications of Enterprises' capital stock.

    PREEMPTIVE RIGHTS. Holders of Enterprises Series B preferred stock have no preemptive rights.

POWER TO RECLASSIFY UNISSUED SHARES OF ENTERPRISES' STOCK

    Enterprises' charter authorizes Enterprises' board to classify or reclassify any unissued shares of Enterprises' stock of any class or series. Prior to the issuance of shares of each class or series, Enterprises' board is required by the MGCL and Enterprises' charter to set (subject to the provisions of Enterprises' charter regarding the restrictions on transfer of stock) the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. In addition, if the Enterprises issuance charter amendments are approved, Enterprises' board may, without stockholder approval, increase or decrease the authorized shares of stock of Enterprises or the authorized shares of stock of any class or series of Enterprises, provided that the approval by Enterprises' board of any increase or decrease in the authorized number of shares includes the approval of the Warburg Pincus nominees.

POWER TO ISSUE ADDITIONAL SHARES OF ENTERPRISES' STOCK

    Enterprises believes that the power of Enterprises' board to authorize and issue additional shares of Enterprises common stock or preferred stock and to classify or reclassify unissued shares of common or preferred stock of Enterprises will provide Enterprises with increased flexibility to structure possible future financings and acquisitions and to meet other needs which might arise from time to time in the future. The additional classes or series, as well as the Enterprises common stock, will be available for issuance without stockholder approval, unless such issuance is limited by the terms of any then outstanding class or series of Enterprises' stock or approval is required by applicable law or the rules of any stock exchange or automated quotation system on which Enterprises' securities may be listed or traded. Although Enterprises' board has no intention at the present time of doing so, it could authorize Enterprises to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of Enterprises that might involve a premium price for holders of Enterprises common stock or otherwise be in their best interest.

                                      110
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RESTRICTIONS ON TRANSFER

    Enterprises' charter contains restrictions on the ownership and transfer of its stock, which are intended to assist it in complying with the Code's requirements for qualification as a REIT. For Enterprises to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. Also, shares of Enterprises capital stock must be beneficially owned by 100 or more persons during the last 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

    As permitted by the MGCL, for purposes of maintaining Enterprises' REIT status under the Code, Enterprises' charter provides that, subject to some exceptions, no person may:

    - actually or beneficially own, or be deemed to own, more than 5% (by number or value, whichever is more restrictive) of either the outstanding stock of Enterprises, the outstanding shares of Enterprises Series A preferred stock or, if the Enterprises issuance charter amendments are approved, the outstanding shares of Enterprises Series B preferred stock, or

    - actually or constructively own, or be deemed to own, more than 9.8% (by number or value, whichever is more restrictive) of either the outstanding stock of Enterprises, the outstanding shares of Enterprises Series A preferred stock or, if the Enterprises issuance charter amendments are approved, the outstanding shares of Enterprises Series B preferred stock.

    Because Enterprises has different classes of stock, mere fluctuations in the value of Enterprises' stock could cause a stockholder's ownership of Enterprises' stock to increase to a percentage that is in violation of either of the above ownership limits. As a result, a stockholder whose ownership of Enterprises' stock approaches either of the above ownership limits should carefully monitor fluctuations in stock value.

    Enterprises' charter provides that Enterprises' board may, in its sole discretion, exempt a person or persons from the above ownership limits, provided that the procedures set forth in Enterprises' charter are complied with and Enterprises' board has determined that the exemption will not cause Enterprises to fail to qualify as a REIT. The person seeking an exemption may be required to represent to the satisfaction of Enterprises' board that it will not violate such restrictions and agree that any violation or attempted violation of any of the restrictions in Enterprises' charter will result in the automatic transfer to a trust of the shares of stock causing the violation. In addition, as a condition to an exemption, Enterprises' board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to Enterprises' board in its sole discretion, in order to determine or ensure Enterprises' status as a REIT.


    Enterprises' board has waived the above ownership limits with respect to the Price family and affiliated entities (who as of July 25, 2001, beneficially owned approximately 38.9% of the value of Enterprises' stock), and with respect to Legacy. Under Legacy's waiver (which will terminate upon the completion of the merger), Legacy may own either actually, constructively or beneficially up to 13,309,006 shares of Enterprises common stock. Enterprises' board has also, contingent on the merger and the sale of the Enterprises Series B preferred stock, waived the above ownership limits for certain stockholders of Legacy and for Warburg Pincus, with respect to Enterprises' stock received in connection with the merger and the sale of the Enterprises Series B preferred stock, respectively. Enterprises conditioned these waivers upon the receipt of undertakings and representations from each of these persons which it believed were reasonably necessary for it to conclude that the waivers would not cause it to fail to qualify as a REIT.


    Enterprises' charter further prohibits, without exception:

    - any person from actually, beneficially or constructively owning shares of stock of Enterprises that would result in Enterprises being "closely held" under Section 856(h) of the Code or otherwise cause Enterprises to fail to qualify as a REIT, and

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    - any person from transferring shares of stock of Enterprises if such transfer would result in all classes and series of stock of Enterprises being beneficially owned by fewer than 100 persons.

    Enterprises' charter provides that any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of stock of Enterprises that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to Enterprises and provide Enterprises with such other information as Enterprises may request in order to determine the effect of such transfer on Enterprises' status as a REIT.

    The foregoing restrictions on transferability and ownership will not apply if Enterprises' board determines that it is no longer in the best interests of Enterprises to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in the applicable ownership limit would require an amendment to Enterprises' charter, which requires the affirmative vote of a majority of the votes entitled to be cast on the amendment.

    If any transfer of shares of stock of Enterprises occurs which, if effective, would result in any person actually, beneficially or constructively owning shares of stock of Enterprises in excess or in violation of the above transfer or ownership limitations, such person a "prohibited owner," then Enterprises' charter provides that:

    - the number of shares of stock of Enterprises the actual, beneficial or constructive ownership of which otherwise would cause the prohibited owner to violate the ownership limitations (rounded to the nearest whole share) be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares,

    - the automatic transfer is deemed to be effective as of the close of business on the business day prior to the date of the violative transfer, and the shares of Enterprises' stock held in the trust are issued and outstanding shares of stock of Enterprises,

    - the prohibited owner has no economic benefit from ownership of any shares of Enterprises' stock held in the trust, has no rights to distributions and has no rights to vote or rights otherwise attributable to the shares of Enterprises' stock held in the trust,

    - the trustee of the trust is to have all voting rights and rights to dividends or other distributions with respect to shares of Enterprises' stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary,

    - any dividend or other distribution paid prior to the discovery by Enterprises that shares of Enterprises' stock have been transferred to the trustee must be paid by the recipient of the dividend or distribution to the trustee upon demand and any dividend or other distribution authorized but unpaid is required by the terms of Enterprises' charter to be paid when due to the trustee (any dividend or distribution so paid to the trustee is required by the terms of Enterprises' charter to be held in trust for the charitable beneficiary), and

    - the prohibited owner has no voting rights with respect to shares of stock held in the trust and, subject to Maryland law, effective as of the date that the shares of Enterprises' stock have been transferred to the trust, the trustee will have the authority (at the trustee's sole discretion)
      (1) to rescind as void any vote cast by a prohibited owner prior to the discovery by Enterprises that such shares have been transferred to the trust and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary; provided, however, that if Enterprises has already taken irreversible corporate action, then Enterprises' charter provides that the trustee shall not have the authority to rescind and recast such vote.

    Enterprises' charter provides that, within 20 days of receiving notice from Enterprises that shares of stock of Enterprises have been transferred to the trust, the trustee shall sell the shares of stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in Enterprises' charter. Upon the sale of the shares of Enterprises'

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stock, the interest of the charitable beneficiary in the shares sold terminates and the trustee is to distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

    - the prohibited owner receives the lesser of (1) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, determined in accordance with Enterprises' charter, of such shares on the day of the event causing the shares to be held in the trust and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust, and

    - any net sale proceeds in excess of the amount payable to the prohibited owner is to be paid immediately to the charitable beneficiary.

    If, prior to the discovery by Enterprises that shares of Enterprises' stock have been transferred to the trust, such shares are sold by a prohibited owner, then (1) such shares will be deemed to have been sold on behalf of the trust and
(2) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, the excess will be paid to the trustee upon demand. If, for any reason, the transfer of the shares of stock of Enterprises to the trust is not automatically effective, to prevent violation of the applicable ownership limit or any other limit provided in Enterprises' charter or imposed by Enterprises' board, then Enterprises' charter provides that the transfer of such shares will be null and void.

    In addition, shares of stock of Enterprises held in the trust are deemed to have been offered for sale to Enterprises, or its designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust or, in the case of a devise or gift, the market price at the time of such devise or gift and (2) the market price on the date Enterprises, or its designee, accepts such offer. Enterprises has the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to Enterprises, the interest of the charitable beneficiary in the shares sold terminates and the trustee is to distribute the net proceeds of the sale to the prohibited owner.

    If any attempted transfer of shares would cause Enterprises to be beneficially owned by fewer than 100 persons, Enterprises' charter provides that the transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

    Enterprises' charter requires that all certificates representing shares of Enterprises common stock and Enterprises preferred stock bear a legend referring to the restrictions described above.

    The terms of Enterprises' charter also require that every owner of Enterprises' stock, or person holding on behalf of such owner, provide to Enterprises, upon demand, a completed questionnaire containing the information regarding the ownership of their shares, as set forth in the Code or the Treasury Regulations, and such information as Enterprises may request, in good faith, in order to determine Enterprises' status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

    These ownership limits could delay, defer or prevent a transaction or a change in control of Enterprises that might involve a premium price for the Enterprises common stock or otherwise be in the best interest of the stockholders.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Enterprises common stock and the Enterprises Series A preferred stock is, and for the Enterprises Series B preferred stock will be, Mellon Investor Services LLC.

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                        COMPARISON OF STOCKHOLDER RIGHTS


    THE RIGHTS OF STOCKHOLDERS OF LEGACY ARE GOVERNED BY THE DGCL AND LEGACY'S CHARTER AND BYLAWS. HOLDERS OF THE LEGACY DEBENTURES MAY BECOME STOCKHOLDERS OF LEGACY THROUGH THE CONVERSION OF THE LEGACY DEBENTURES INTO LEGACY COMMON STOCK. UPON TENDERING YOUR LEGACY DEBENTURES AND LEGACY NOTES IN THE EXCHANGE OFFER, YOU WILL BE ENTITLED TO RECEIVE THE ENTERPRISES SERIES A PREFERRED STOCK. FOLLOWING THE MERGER, OUTSTANDING LEGACY DEBENTURES WILL BE CONVERTIBLE INTO ENTERPRISES COMMON STOCK. THE FOLLOWING DISCUSSION COMPARES YOUR EXISTING RIGHTS AS A POTENTIAL STOCKHOLDER OF LEGACY WITH THOSE AS A STOCKHOLDER, OR POTENTIAL STOCKHOLDER, OF ENTERPRISES. THIS SUMMARY OF COMPARATIVE RIGHTS OF LEGACY'S STOCKHOLDERS AND ENTERPRISES' STOCKHOLDERS MAY NOT BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DGCL, LEGACY'S CHARTER AND BYLAWS, THE MGCL, ENTERPRISES' CHARTER AND BYLAWS AND THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS AND THE ENTERPRISES MERGER CHARTER AMENDMENTS, AS DESCRIBED IN "THE MERGER, THE SALE OF ENTERPRISES SERIES B PREFERRED STOCK AND RELATED TRANSACTIONS--ENTERPRISES ISSUANCE CHARTER AMENDMENTS" AND "THE MERGER, THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK AND RELATED TRANSACTION--ENTERPRISES MERGER CHARTER AMENDMENTS," RESPECTIVELY.


FORM OF ORGANIZATION AND PURPOSE

    ENTERPRISES. Enterprises is a Maryland corporation. Under Enterprises' charter, Enterprises is authorized to engage in any lawful act or activity for which corporations may be organized under the MGCL.

    LEGACY. Legacy is a Delaware corporation. Under Legacy's charter, Legacy is authorized to engage in any lawful acts or activities for which corporations may be organized under the DGCL.

CAPITALIZATION


    ENTERPRISES. Enterprises' charter authorizes a total of 100,000,000 shares of stock, consisting of 74,000,000 shares of Enterprises common stock, $0.0001 par value per share, and 26,000,000 shares of Enterprises Series A preferred stock, $0.0001 par value per share. As of July 25, 2001, 13,309,006 shares of Enterprises common stock and 24,175,190 shares of Enterprises Series A preferred stock were issued and outstanding.


    If either the Enterprises merger charter amendments or the Enterprises issuance charter amendments are approved, Enterprises will be authorized to issue a total of 150,000,000 shares of stock. If the Enterprises merger charter amendments are approved, Enterprises' will be authorized to issue up to 122,150,229 shares of Enterprises common stock and 27,849,771 shares of Enterprises Series A preferred stock. If the Enterprises issuance charter amendments are approved, Enterprises will be authorized to issue up to 94,691,374 shares of Enterprises common stock, 27,849,771 shares of Enterprises Series A preferred stock and 27,458,855 shares of Enterprises Series B preferred stock, par value $0.0001 per share. If the Enterprises issuance charter amendments are approved, Enterprises' board may, without stockholder approval, increase or decrease the authorized shares of stock of Enterprises or the authorized shares of stock of any class or series of Enterprises, provided that the approval by Enterprises' board of any increase or decrease in the authorized number of shares includes the approval of the Warburg Pincus nominees.


    LEGACY. Legacy's charter authorizes a total of 200,000,000 shares of stock consisting of 150,000,000 shares of Legacy common stock, $0.01 par value per share, and 50,000,000 shares of Legacy preferred stock, $0.01 par value per share. A certificate of designation classifies 25,000,000 shares of Legacy's preferred stock as Series B preferred stock. As of July 25, 2001, 61,540,849 shares of Legacy common stock and no shares of Legacy Series B preferred stock were issued and outstanding.


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RESTRICTIONS ON OWNERSHIP AND TRANSFER OF STOCK

    ENTERPRISES. As permitted by the MGCL, for purposes of maintaining Enterprises' REIT status under the Code, Enterprises' charter provides that, subject to some exceptions, no person may:

    - actually or beneficially own, or be deemed to own, more than 5% (by number or value, whichever is more restrictive) of either the outstanding stock of Enterprises, the outstanding shares of Enterprises Series A preferred stock or, if the Enterprises issuance charter amendments are approved, the outstanding shares of Enterprises Series B preferred stock, or

    - actually or constructively own, or be deemed to own, more than 9.8% (by number or value, whichever is more restrictive) of either the outstanding stock of Enterprises, the outstanding shares of Enterprises Series A preferred stock or, if the Enterprises issuance charter amendments are approved, the outstanding shares of Enterprises Series B preferred stock.

    Enterprises' charter provides that Enterprises' board may, however, in its sole discretion, exempt a person or persons from the above ownership limits, provided that the procedures set forth in Enterprises' charter are complied with and Enterprises' board has determined that the exemption will not cause Enterprises to fail to qualify as a REIT. Enterprises' board has waived the above ownership limits with respect to the Price family and affiliated entities, and with respect to Legacy. Enterprises' board has also, contingent on the merger and the sale of the Enterprises Series B preferred stock, waived the above ownership limits for certain stockholders of Legacy and for Warburg Pincus, with respect to Enterprises' stock received in connection with the merger and the sale of the Enterprises Series B preferred stock, respectively.

    Enterprises' charter further prohibits, without exception:

    - any person from actually, beneficially or constructively owning shares of stock of Enterprises that would result in Enterprises being "closely held" under Section 856(h) of the Code or otherwise cause Enterprises to fail to qualify as a REIT, and

    - any person from transferring shares of stock of Enterprises if such transfer would result in all classes and series of stock of Enterprises being beneficially owned by fewer than 100 persons.

    LEGACY. Although permitted by the DGCL, neither Legacy's charter nor Legacy's bylaws provide for restrictions on the transfer of Legacy securities.

    In addition, under the DGCL no restriction is binding with respect to securities issued prior to adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction. A restriction on the transfer of securities of a corporation is permitted under the DGCL if, among other things, it prohibits the transfer of the restricted securities to designated persons or classes of persons, and the designation is not manifestly unreasonable. Any other lawful restriction on the transfer of securities is also permitted under the DGCL. The DGCL expressly provides that any restriction on the transfer of shares imposed for the purpose of maintaining a tax advantage to the corporation is conclusively presumed to be for a reasonable purpose.

AMENDMENT OF ENTERPRISES' CHARTER AND LEGACY'S CHARTER

    ENTERPRISES. Under the MGCL, in order to amend the charter of a corporation, the board of directors must adopt a resolution setting forth and declaring advisable the proposed amendment and direct that the proposed amendment be submitted to stockholders for their consideration either at an annual or special meeting of stockholders. The proposed amendment must then be approved by the affirmative vote of two-thirds of all the stockholder votes entitled to be cast on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes entitled to be cast) is specified in the charter. Enterprises' charter provides that any action, which would include an amendment to Enterprises' charter, shall be valid and effective if approved by the affirmative vote of a

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majority of all the stockholder votes entitled to be cast on the matter, rather than two-thirds as otherwise provided for under the MGCL. If the Enterprises issuance charter amendments are approved, any resolution to amend Enterprises' charter must be approved by a majority of Enterprises' board, which majority must include the Warburg Pincus nominees.

    LEGACY. Under the DGCL, a corporation's charter may be amended if the amendment is approved by the board of directors, by a majority of the outstanding stock entitled to vote on the amendment and by a majority of the outstanding stock of each class entitled to vote on the amendment. Under the DGCL, the holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment, whether or not entitled to vote thereon by the charter, that would increase or decrease the aggregate number of authorized shares of that class, increase or decrease the par value of the shares of that class or alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely. If any proposed amendment would adversely affect one or more series by altering or changing the powers, preferences or special rights of the series, but would not so affect the entire class, then only the shares of the series so affected by the amendment is entitled to vote as a separate class on the amendment. Legacy's charter provides that Legacy reserves the right to amend, alter, change or repeal any provision of Legacy's charter in the manner prescribed by statute and that all rights granted to Legacy's stockholders in Legacy's charter are granted subject to such reservation.

STOCKHOLDER VOTING RIGHTS GENERALLY

    ENTERPRISES. Under the MGCL, unless the charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of common stock is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote the stock the stockholder owns either in person or by proxy. A proxy is not valid for more than eleven months after its date, unless it provides otherwise. Unless the MGCL or charter specify a different voting requirement, a majority of all the votes cast at a duly held meeting at which a quorum is present and entitled to vote on the subject matter is deemed to be the act of the stockholders. Additionally, unless the MGCL or charter provide otherwise, if two or more classes of stock are entitled to vote separately on any matter for which the MGCL requires approval by two-thirds of all the votes entitled to be cast, the matter must be approved by two-thirds of all the votes of each class. As permitted by the MGCL, Enterprises' charter provides that any action which would otherwise require a greater proportion is valid and effective if authorized by the affirmative vote of a majority of the holders of shares entitled to be cast on the matter.

    Holders of Enterprises Series A preferred stock are entitled to 1/10 of one vote per share on all matters submitted to a vote of stockholders, including the general election of directors. Enterprises' charter, and the Enterprises merger charter amendments, if approved, provide that holders of Enterprises Series A preferred stock, voting separately as a class, are entitled to elect a majority of Enterprises' directors, which majority cannot be greater than one director, and holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, are entitled to elect the remaining directors.

    So long as any shares of Enterprises Series A preferred stock are outstanding, Enterprises will not, without the affirmative vote of at least two-thirds of the outstanding Enterprises Series A preferred stock,

    - authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock of Enterprises ranking senior to the Enterprises Series A preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up or reclassify any authorized shares of capital stock of Enterprises into such shares,

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      or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of such shares, or

    - amend, alter or repeal the provisions of Enterprises' charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Enterprises Series A preferred stock or of holders of the Enterprises Series A preferred stock.

    So long as any shares of Enterprises Series B preferred stock are outstanding, Enterprises will not, without the affirmative vote of the holders of at least two-thirds of the outstanding Enterprises Series B preferred stock,


    - other than in connection with (1) Enterprises' offer to exchange shares of Enterprises Series A preferred stock for Legacy debentures and Legacy notes or (2) an offer to purchase shares of Enterprises Series A preferred stock that is financed on particular terms, authorize or create, or increase the authorized or issued amount of any shares of, any class or any security convertible into shares of any class ranking senior to the Enterprises Series B preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, or


    - amend, alter or repeal the provisions of Enterprises' charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Enterprises Series B preferred stock or of holders of the Enterprises Series B preferred stock.

    If the Enterprises issuance charter amendments are approved, each share of Enterprises Series B preferred stock will be entitled to that number of votes equal to the number of shares of Enterprises common stock into which such share is then convertible, and holders of Enterprises Series B preferred stock will be entitled to vote on all matters generally submitted to a vote of stockholders, other than the election of directors. In addition, if the Enterprises issuance charter amendments are approved, holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, will be entitled to elect two members of Enterprises' board, holders of Enterprises Series A preferred stock will be entitled, voting separately as a class, to elect four members of Enterprises' board and Warburg Pincus, or its affiliates, voting separately as a class, will be entitled to elect two directors for so long as Warburg Pincus, or its affiliates, beneficially own 10% or more of the outstanding shares of Enterprises common stock or the right to acquire 10% or more of the Enterprises common stock (including through the ownership of the Enterprises Series B preferred stock).

    LEGACY. Under the DGCL, unless otherwise provided in the charter and subject to some provisions of the DGCL, each stockholder is entitled to one vote for each share of capital stock held by him. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize others to act for him by proxy, but no proxy may be voted or acted upon after three years from its date, unless the proxy specifically provides for its effectiveness for a longer period. The DGCL further provides that in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is deemed to be the act of the stockholders, unless the DGCL, the charter or the bylaws specify a different voting requirement. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, constitutes a quorum entitled to take action with respect to that vote on that matter, and the affirmative vote of the majority of shares of the class or classes present in person or represented by proxy at the meeting is the act of that class. Holders of Legacy Series B preferred stock are entitled to one vote per share, voting together with holders of Legacy common stock, on all matters that holders of Legacy common stock are entitled to vote on.

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STOCKHOLDER ACTION BY WRITTEN CONSENT

    ENTERPRISES. Under the MGCL, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if the following are filed with the records of stockholders meetings:

    - an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter, and

    - a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

    In addition, the holders of any stock of a Maryland corporation, other than common stock entitled to vote generally in the election of directors, may take action or consent to any action by the written consent of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take action at a stockholders meeting if the corporation gives notice of the action to each stockholder not later than ten days after the effective time of the action, unless the terms of the charter requires otherwise, which Enterprises' charter does not.

    LEGACY. Under the DGCL, unless otherwise provided in a corporation's charter, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action, is signed by stockholders having at least that number of votes that would have been necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.

SPECIAL STOCKHOLDER MEETINGS

    ENTERPRISES. Enterprises' bylaws provide that special meetings of stockholders may be called by:

    - the chairman of the board,

    - the president,

    - a majority of the board of directors by vote at a meeting or in writing, or

    - the secretary at the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting.

    LEGACY. Legacy's bylaws provide that special meetings of stockholders may be called by:

    - the chairman,

    - the vice chairman,

    - the president,

    - any vice president,

    - the secretary,

    - any assistant secretary,

    - at the written request of a majority of the entire board of directors, or

    - at the written request of stockholders owning a majority of the capital stock of Legacy and entitled to vote.

INSPECTION RIGHTS

    ENTERPRISES. One or more persons who have been holders of record for more than six months of at least 5% of the outstanding stock of any class of a Maryland corporation are entitled to inspect and

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copy the corporation's books of account and stock ledger and receive a written statement of the corporation's affairs and a verified list of stockholders. Any stockholder of a Maryland corporation, holder of a voting trust certificate in a corporation, or his or her agent may inspect and copy during usual business hours the bylaws, minutes of the proceedings of the stockholders, annual statement of affairs and voting trust agreements on file at the corporation's principal office.

    LEGACY. A stockholder of a Delaware corporation may inspect the stockholder list and any stockholder making a written demand may inspect any other corporate books and records for any purpose reasonably related to such person's interest as a stockholder.

NUMBER AND ELECTION OF DIRECTORS

    ENTERPRISES. The minimum number of directors of a Maryland corporation is one. The number of directors is provided by the charter until changed by the bylaws. The bylaws may both alter the number of directors set by the charter and authorize a majority of the entire board of directors to alter within specified limits the number of directors set by the charter or the bylaws, but the action may not affect the tenure of office of any director.

    In addition, the MGCL permits, but does not require, the board of directors to be classified. If the directors are divided into classes, the term of office may be provided in the bylaws, except that the term of office of a director may not be longer than five years or, except in the case of an initial or substitute director, shorter than the period between annual meetings. The term of office of at least one class must expire each year. Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Unless the charter or bylaws provide otherwise, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

    Enterprises' charter provides that the number of directors shall be six, which number may be increased or decreased in accordance with Enterprises' bylaws, provided that the total number of directors may not be less than the minimum number permitted by the MGCL. Under Enterprises' bylaws, the number of directors is fixed by Enterprises' board within the limits set forth in Enterprises' charter, provided that there may not be more than 25 directors. The current number of directors is five. If the Enterprises merger charter amendments are approved, the number of directors will be increased to seven and, if the Enterprises issuance charter amendments are approved, the number of directors will be increased to eight.

    Notwithstanding anything in its charter or bylaws to the contrary, the board of directors of a Maryland corporation which has a class of securities registered under the Exchange Act and has at least three independent directors may elect to provide that the number of directors may only be set by the board of directors and may, without a vote of the stockholders, elect to classify the board and designate the directors to serve in each class.

    LEGACY. The minimum number of directors of a Delaware corporation is one. The DGCL provides that the number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the charter fixes the number of directors, in which case the number of directors may be changed only by amendment of the charter. In addition, the DGCL permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. Directors of a Delaware corporation are elected by a plurality vote of the shares present in person or represented by proxy at a stockholders meeting and entitled to vote on the election of directors. Legacy's bylaws provide that Legacy's board determines the number of directors comprising the board of directors, but that there must not be less than three directors. The current number of directors is eight.

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REMOVAL OF DIRECTORS

    ENTERPRISES. Enterprises' charter provides that, subject to the rights of one or more classes or series of preferred stock to remove one or more directors, any director or the entire board of directors may be removed only for cause and only by the affirmative vote of stockholders holding at least a majority of all the votes entitled to be cast in the election of those directors.

    Notwithstanding anything in its charter or bylaws to the contrary, the board of directors of a Maryland corporation which has a class of securities registered under the Exchange Act and has at least three independent directors may elect to provide that any director or the entire board of directors may be removed only for cause and only by the affirmative vote of stockholders holding at least two-thirds of all the votes entitled to be cast generally in the election of directors.

    LEGACY. A director of a Delaware corporation may be removed with or without cause by the holders of a majority of shares then entitled to vote at an election of directors, provided that:

    - when a corporation has a classified board of directors, a director may be removed only for cause, unless the charter provides otherwise,

    - if a corporation has cumulative voting for the election of directors and less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors or, if there is more than one class of directors, at an election of the class of directors of which he is a member, and

    - whenever the stockholders of any class or series are entitled to elect one or more directors by the charter, a director elected by a class or series may be removed by the affirmative vote of a majority of all the votes of that class or series and not the vote of the outstanding shares as a whole.

VACANCIES ON THE BOARD OF DIRECTORS

    ENTERPRISES. Enterprises' bylaws provide that subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, the stockholders may elect a successor to fill a vacancy on Enterprises' board resulting from the removal of a director. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy which results from any cause, except that a vacancy which results from an increase in the number of directors may be filled by a majority of the entire board of directors.

    If a vacancy occurs with respect to a director elected by the holders of Enterprises Series A preferred stock, the vacancy may be filled by a majority of the entire board of directors upon the nomination of a majority of the directors elected by the holders of Enterprises Series A preferred stock. If a vacancy occurs with respect to a director elected by the holders of Enterprises
Series A preferred stock and Enterprises common stock, voting together as a single class, the vacancy may be filled by a majority of the entire board of directors. If the Enterprises issuance charter amendments are approved, a vacancy may be filled by vote of:

    - Warburg Pincus, or its affiliates, or the remaining directors elected by such holders, if the vacancy occurs with respect to a director elected separately by such holders,

    - the remaining directors separately elected by holders of Enterprises Series A preferred stock, or the holders of such stock if the vacancy is caused by removal, if the vacancy occurs with respect to a director elected by holders of Enterprises Series A preferred stock, and

    - the remaining directors elected by holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, or the holders of such stock if the

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      vacancy is caused by removal, if the vacancy occurs with respect to a director elected by holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class.

    Notwithstanding anything in its charter or bylaws to the contrary, the board of directors of a Maryland corporation which has a class of securities registered under the Exchange Act and has at least three independent directors may elect to provide that any vacancy may be filled only by the affirmative vote of the remaining directors in office, even if the remaining directors constitute less than a quorum.

    LEGACY. As permitted by the DGCL, Legacy's bylaws provide that vacancies and newly-created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. However, if the charter directs that a particular class is to elect a director, the vacancy may be filled only by the other directors elected by that class. If, at the time of filling any vacancy or newly-created directorship, the directors then in office constitute less than a majority of the whole board as constituted immediately prior to the increase, the Delaware Court of Chancery may, upon application of stockholders holding at least ten percent of the total number of shares outstanding having the right to vote for such directors, order an election to be held to fill the vacancy or newly-created directorship or to replace the director chosen by the directors then in office. Under the DGCL, unless otherwise provided in the charter or bylaws, when one or more directors resigns from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, have the power to fill the vacancy or vacancies, with that vote to take effect when such resignation or resignations becomes effective, and each director so chosen shall hold office as provided in the DGCL for the filling of other vacancies.

STANDARD OF CONDUCT

    ENTERPRISES. The standards of conduct for directors of Maryland corporations are governed by the MGCL. Section 2-405.1 of the MGCL requires that a director of a Maryland corporation perform his duties:

    - in good faith,

    - in a manner he reasonably believes to be in the best interests of the corporation, and

    - with the care an ordinarily prudent person in a like position would use under similar circumstances.

    LEGACY. Under Delaware law, the standards of conduct for directors have developed through written opinions of the Delaware courts in cases decided by them. Generally, directors of Delaware corporations are subject to a duty of loyalty and a duty of care. The duty of loyalty has been said to require directors to refrain from self-dealing and the duty of care requires directors to use that amount of care which ordinarily careful and prudent persons would use in similar circumstances. Gross negligence has been established as the test for breach of the standard for the duty of care in the process of decision-making by directors of Delaware corporations.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND OF NEW BUSINESS PROPOSALS

    ENTERPRISES. Enterprises' bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to Enterprises' board and the proposal of business to be considered by stockholders may be made only:

    - pursuant to Enterprises' notice of meeting,

    - by or at the direction of the board of directors, or

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    - by a stockholder who was a stockholder of record both at the time of giving notice provided for in Enterprises' bylaws and at the time of the annual meeting, and who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in Enterprises' bylaws.

    The advance notice provisions contained in Enterprises' bylaws generally require that stockholders deliver nominations and new business proposals to Enterprises' secretary not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the date on which Enterprises first mailed its proxy materials for the prior year's annual meeting of stockholders.

    LEGACY. Legacy's bylaws do not provide for advance notice of director nominations or new business proposals.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

    ENTERPRISES. Unless a corporation's charter provides otherwise, which Enterprises' charter does not, the MGCL requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to advance reasonable expenses to a director or officer. A corporation may indemnify its present and former directors and officers, among others, against:

    - judgments,

    - penalties,

    - fines,

    - settlements, and

    - reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities.

    The MGCL does not permit a corporation to indemnify its present and former directors and officers if it is established that:

    - the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,

    - the director or officer actually received an improper personal benefit in money, property or services, or

    - in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

    Under the MGCL, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court so orders. Enterprises' charter obligates Enterprises to indemnify its directors and officers, whether serving Enterprises or at its request any other entity, to the full extent required or permitted by the MGCL, including the advancement of expenses under the procedures and to the full extent permitted by law, and other employees and agents to such extent as authorized by its board of directors and bylaws and as may be permitted by law. Enterprises' bylaws specify the procedures for indemnification and advancement of expenses.

    The MGCL permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages. However, a Maryland corporation may not eliminate liability resulting from actual receipt of an

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improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Enterprises' charter contains a provision which eliminates liability of directors and officers to the maximum extent permitted by the MGCL.

    LEGACY. Under the DGCL, directors may be indemnified for liabilities incurred in connection with specified actions (other than any action brought by or in the right of the corporation), if they acted in good faith and in a manner they reasonably believed to be in and not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The same standard of conduct is applicable for indemnification in the case of derivative actions brought by or in the right of the corporation, except that in such cases the DGCL authorizes indemnification only for expenses (including attorneys' fees) incurred in connection with the defense or settlement of such cases. Moreover, the DGCL requires court approval before there can be any such indemnification where the person seeking indemnification has been found liable to the corporation in a derivative action. To the extent that a present or former director or officer has been successful in defense of any action, suit or proceeding, the DGCL provides for indemnification for expenses (including attorneys' fees). The DGCL states expressly that the indemnification provided by or granted under the DGCL is not deemed exclusive of any non-statutory indemnification rights existing under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    Legacy's charter and bylaws provide that every director, officer and employee of Legacy shall be indemnified against all expenses and liabilities, including attorneys' fees, reasonably incurred by or imposed upon him by reason of his being or having been a director, officer or employee of Legacy.

    Under Legacy's charter, no director shall be liable to Legacy or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability:

    - for any breach of the director's duty of loyalty to the corporation or its stockholders,

    - for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,

    - under Section 174 of the DGCL (concerning unlawful payment of dividend or unlawful stock purchase or redemption), or

    - for any transaction from which the directors derived an improper personal benefit.

DECLARATION OF DISTRIBUTIONS

    ENTERPRISES. Under the MGCL, if authorized by its board of directors, a Maryland corporation may declare and pay distributions subject to any restriction in its charter unless, after giving effect to the distribution:

    - the corporation would not be able to pay indebtedness of the corporation as the indebtedness becomes due in the usual course of business, or

    - the corporation's total assets would be less than the sum of the corporation's total liabilities plus, unless the charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

    Holders of the Enterprises Series A preferred stock are entitled to receive, when, as and if authorized and declared by Enterprises' board out of assets legally available for that purpose, cumulative distributions payable in cash in an amount per share equal to $1.40 per annum. Holders of

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the Enterprises Series B preferred stock will be entitled to receive, when, as and if authorized and declared by Enterprises' board out of funds legally available for that purpose, cumulative distributions payable in shares of Enterprises Series B preferred stock in an amount per share equal to 9% of the original issue price of the Enterprises Series B preferred stock ($5.56), or $.50 per share, per annum (subject to customary adjustments) for the first
45 months after the Enterprises Series B preferred stock is issued, and payable in cash in an amount equal to 10% of the original issue price of the Enterprises Series B preferred stock ($5.56), or $.56 per share, per annum (subject to customary adjustments) thereafter. Holders of the Enterprises common stock are entitled to receive distributions if, as and when authorized and declared by Enterprises' board out of assets legally available for the payment of distributions.

    LEGACY. Under the DGCL, a corporation is permitted to declare and pay distributions out of surplus (as defined in the DGCL) or, if there is no surplus, out of net profits for the fiscal year in which the distribution is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the distribution is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Distributions may be paid in cash, property or shares of a corporation's capital stock. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

CONVERSION

    ENTERPRISES. Holders of Enterprises common stock and Enterprises Series A preferred stock have no conversion rights. Each share of Enterprises Series B preferred stock may be converted by its holder, at any time after the date which is twenty-four months from the initial date of issuance of the Enterprises Series B preferred stock and prior to the date any shares of Enterprises
Series B preferred stock are redeemed or Enterprises is liquidated, into the number of shares of Enterprises common stock obtained by dividing $5.56 by the conversion price then in effect, initially $5.56 and subject to customary anti-dilution adjustments.

    LEGACY.  Holders of Legacy common stock have no conversion rights.

REDEMPTION

    ENTERPRISES. Shares of Enterprises Series A preferred stock may be redeemed by Enterprises within 90 days after a change in control of Enterprises or after August 15, 2003 at a price per share of $16.00, together with any accrued but unpaid dividends. Shares of Enterprises Series B preferred stock may be redeemed by Enterprises after 60 months from the issuance of the Enterprises Series B preferred stock if the average closing price of the Enterprises common stock for the preceding 40 consecutive trading days is less than $7.50 per share and Enterprises has elected, within the 60-day period following the date that is 60 months from initial issuance date of the Enterprises Series B preferred stock, to effect such redemption. Such redemption will be effected over a five-year period at a price of $5.56 per share, plus accrued and unpaid dividends. Holders of the Enterprises common stock have no redemption rights.

    LEGACY.  Holders of Legacy common stock have no redemption rights.

LIQUIDATION RIGHTS

    ENTERPRISES. In the event of the liquidation, dissolution or winding up of Enterprises, after payment of or adequate provision for all of Enterprises' known debts and liabilities, holders of the Enterprises Series A preferred stock are entitled to receive $16.00 per share of Enterprises Series A

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preferred stock, together with any accrued but unpaid dividends, before any payment or distribution is made on any junior shares, including the Enterprises Series B preferred stock and the Enterprises common stock. After payment of or adequate provision for all of Enterprises' known debts and liabilities, and distributions to classes or series of stock ranking senior to the Enterprises Series B preferred stock, including the Enterprises Series A preferred stock, holders of the Enterprises Series B preferred stock are entitled to receive $5.56 per share (subject to customary adjustments), together with any accrued but unpaid dividends, before any payment or distribution is made on any junior shares, including the Enterprises common stock. After payment of or adequate provision for all of Enterprises' known debts and liabilities, and distributions to classes or series of stock ranking senior to the Enterprises common stock, holders of the Enterprises common stock are entitled to share ratably in Enterprises' assets legally available for distribution to its stockholders.

    LEGACY. In the event of the liquidation, dissolution or winding up of Legacy, after payment of or adequate provision for all of Legacy's known debts and liabilities, holders of the Legacy common stock are entitled to share ratably in Legacy's assets legally available for distribution to its stockholders.

APPRAISAL RIGHTS

    ENTERPRISES. Under the MGCL, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the corporation if the corporation consolidates or merges with another corporation, the corporation sells all of its assets or, if not permitted by its charter, the corporation amends its charter to substantially affect the stockholders' contract rights, unless:

    - the stock is listed on a national securities exchange or is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or is designated for trading on the Nasdaq Small Cap Market,

    - the stock is that of the successor in a merger, unless the merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so, or the stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of the provisions for the treatment of fractional shares of stock in the successor,

    - the stock is not entitled to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction, or

    - the charter provides that holders of the stock are not entitled to exercise the rights of objecting stockholders, which the Enterprises issuance charter amendments will provide for all stock of Enterprises, other than the Enterprises Series A preferred stock.

    LEGACY. Under the DGCL, the right to receive the fair value of dissenting shares is made available to stockholders of a constituent corporation in a merger or consolidation effected under the DGCL. Appraisal rights are not available for the shares of any class or series of stock, if the stock, or depository receipts in respect thereof, were at the record date fixed to determine stockholders entitled to receive notice and vote on such transaction, either:

    - listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Security Dealers, Inc., or

    - held of record by more than 2,000 holders.

    Further, no appraisal rights are available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided by the DGCL. Notwithstanding the foregoing, unless limited or held

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of record by more than 2,000 persons, appraisal rights under the DGCL are available for the shares of any class or series of stock of a corporation if the holders of the shares are required by the terms of an agreement of merger or consolidation under the DGCL to accept for such stock anything except:

    - shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof,

    - shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts in respect thereof will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 holders,

    - cash in lieu of fractional shares, or

    - any combination of the shares of stock, depository receipts and cash in lieu of such fractional shares.

MERGER, CONSOLIDATION, SHARE EXCHANGE AND TRANSFER OF ALL OR SUBSTANTIALLY ALL
  ASSETS

    ENTERPRISES. The MGCL generally provides that mergers, consolidations, share exchanges or transfers of assets must first be advised by a majority of the board of directors and thereafter approved by the affirmative vote of two-thirds of all the stockholder votes entitled to be cast on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes entitled to be cast) is specified in the charter. However, some mergers may be accomplished without a vote of stockholders. For example, no stockholder vote is required for a merger of a subsidiary of a Maryland corporation into its parent, provided the parent owns at least 90% of the subsidiary. In addition, a merger need not be approved by stockholders of a Maryland successor corporation if the merger does not reclassify or change the outstanding shares or otherwise amend the charter, and the number of shares to be issued or delivered in the merger is not more than 20% of the number of its shares of the same class or series outstanding immediately before the merger becomes effective. A share exchange need be approved by a Maryland successor only by its board of directors and by any other action required by its charter. Enterprises' charter requires that any merger, consolidation, share exchange or transfer of assets requiring stockholder approval be approved by the affirmative vote of the holders of shares entitled to cast a majority of the votes entitled to be cast on the matter.

    LEGACY. Under the DGCL, the principal terms of a merger or consolidation generally require the approval of the stockholders of each of the constituent corporations. Unless otherwise required in a corporation's charter, the DGCL does not require a stockholder vote of the surviving corporation in a merger if:

    - the agreement of merger does not amend in any respect the charter of the corporation,

    - each share of stock of the corporation outstanding immediately prior to the effective time is to be an identical outstanding or treasury share of the surviving corporation after the effective time, and

    - either (1) no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into common stock are to be issued or delivered under the merger or (2) the number of authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the merger, plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under the plan, do not exceed 20% of the number of shares of common stock outstanding immediately prior to the effective time, or

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    - the merger is of a subsidiary into a parent, provided the parent owns at least 90% of the subsidiary.

    When a stockholder vote is required under the DGCL to approve a merger or consolidation, unless the charter provides otherwise (which Legacy's charter does not), the affirmative vote of a majority of the outstanding stock entitled to vote on the merger or consolidation shall be required to approve the merger or consolidation. If multiple classes of stock are entitled to vote on the merger or consolidation as separate classes, then a majority of each class entitled to vote to approve the merger or consolidation, voting separately as a class, shall be required to approve the merger or consolidation.

    The board of directors or governing body of a Delaware corporation may take action to sell, lease or exchange all or substantially all of the property and assets of the corporation, including the corporation's goodwill and corporate franchises, upon such terms and conditions and for such consideration, which may consist of money or other property, including shares of stock or other securities of any other corporation as it deems expedient and for the best interests of the corporation, when authorized by the holders of a majority of the outstanding stock of the corporation entitled to vote on the matter.

CHANGE IN CONTROL

    ENTERPRISES. Under the MGCL, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder generally includes:

    - any person who beneficially owns 10% or more of the voting power of the corporation's shares, or

    - an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

    A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder.

    After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by two super-majority stockholder votes, unless, among other conditions, the holders of common stock receive a minimum price, as defined by the MGCL, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its common stock. None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

    Also under the MGCL, "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting

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power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

    - one-tenth or more but less than one-third,

    - one-third or more but less than a majority, or

    - a majority or more of all voting power.

    Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares.

    Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made the corporation may itself present the question at any stockholders meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to the conditions and limitations in the statute, the corporation may redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of appraisal rights do not apply in the context of a control share acquisition.

    The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

    Under the MGCL, Enterprises' board has adopted a resolution providing that the "business combination" provisions of Maryland law shall not apply to any "business combination" with Enterprises. Enterprises' bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of stock of Enterprises. There can be no assurance, however, that Enterprises' board will not rescind the resolution or amend its bylaws in the future to provide that the "business combination" and "control share acquisition" provisions of the MGCL apply to Enterprises, except that Enterprises' board has irrevocably exempted Legacy from the operation and effect of the business combination provisions of the MGCL.

    LEGACY. Section 203 of the DGCL provides that, subject to exceptions specified therein, a corporation will not engage in any business combination with any "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder unless:

    - prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder,

    - upon the closing of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of

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      determining the number of shares outstanding those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or

    - at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

    Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include any person that:

    - is the owner of 15% or more of the outstanding voting stock of the corporation,

    - is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, or

    - the affiliates and associates of such person.

    Section 203(b)(4) of the DGCL exempts from the restrictions in Section 203 a corporation that does not have a class of voting stock that is:

    - listed on a national securities exchange,

    - authorized for quotation on The Nasdaq Stock Market, or

    - held of record by more than 2,000 stockholders,

unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder.

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                                 LEGAL MATTERS

    The validity of the Enterprises Series A preferred stock offered hereby will be passed upon for Enterprises by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Enterprises is represented in connection with the merger and the exchange offer by Munger, Tolles & Olson LLP, Los Angeles, California. Legacy is represented in connection with the merger and the exchange offer by Latham & Watkins, San Diego, California. As of the date of this consent solicitation statement/ prospectus, attorneys at Munger, Tolles & Olson LLP who are representing Enterprises owned an aggregate of 29,550 shares of Enterprises Series A preferred stock and no shares of Enterprises common stock. It is a condition to the completion of the merger that Enterprises receives an opinion from Munger, Tolles & Olson LLP and Legacy receives an opinion from Latham & Watkins in each case to the effect that the merger will be treated as a reorganization under Section 368(a) of the Code.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited Enterprises' consolidated financial statements and schedules included in its Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this consent solicitation statement/prospectus and elsewhere in the registration statement. Enterprises' financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


    The financial statements and schedules of Legacy incorporated in this consent solicitation statement/prospectus by reference to Legacy's Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.


    The financial statements of the Swerdlow properties for the year ended December 31, 2000 included in this consent solicitation statement/prospectus have been so included in reliance on the report of Squire & Company PC, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION


    Enterprises and Legacy are subject to the informational requirements of the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information Enterprises and Legacy file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC's web site at www.sec.gov.


    This consent solicitation statement/prospectus incorporates important business and financial information about Enterprises and Legacy that is not included in or delivered with this consent solicitation statement/prospectus. Enterprises has filed a registration statement on Form S-4 and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about Enterprises and Legacy and the securities offered hereby. You may inspect the registration statement and exhibits without charge and obtain copies from the SEC at prescribed rates at the locations above.

    The SEC allows Enterprises and Legacy to incorporate by reference the information they file with it, which means that they can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this consent solicitation statement/ prospectus, and information that Enterprises and Legacy file later with the SEC will automatically update and supersede this information. Enterprises and Legacy incorporate by reference the following documents which they have filed with the SEC:

ENTERPRISES' SEC FILINGS (FILE NO. 0-20449):

    - Enterprises' Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended by Amendment No. 1 on Form 10-K/A and Amendment No. 2 on Form 10-K/A,

    - Enterprises' Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as amended by Amendment No. 1 on Form 10-Q/A,

    - Enterprises' Current Report on Form 8-K filed with the SEC on March 23, 2001,

    - the description of the Enterprises Series A preferred stock contained in Enterprises' Registration Statement on Form 8-A filed with the SEC on August 7, 1998, and


    - all documents filed by Enterprises with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this consent solicitation statement/prospectus and before the termination of the exchange offer.


LEGACY'S SEC FILINGS (FILE NO. 0-23503):


    - Legacy's Annual Report on Form 10-K for the fiscal year ended
      December 31, 2000, as amended by Amendment No. 1 on Form 10-K/A, Amendment No. 2 on Form 10-K/A and Amendment No. 3 on Form 10-K/A,



    - Legacy's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as amended by Amendment No. 1 on Form 10-Q/A and Amendment No. 2 on Form 10-Q/A,



    - Legacy's Current Reports on Form 8-K filed with the SEC on March 23, 2001 and July 30, 2001, and



    - all documents filed by Legacy with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this consent solicitation statement/prospectus and before the termination of the exchange offer.


    The information incorporated by reference is deemed to be part of this consent solicitation statement/prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this consent solicitation statement/prospectus will be deemed modified, superseded or replaced for purposes of this consent solicitation statement/prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced will not be deemed, except as so modified, superseded or replaced, to constitute a part of this consent solicitation statement/prospectus.

    This consent solicitation statement/prospectus is accompanied by Enterprises' Annual Report on Form 10-K for the year ended December 31, 2000, as amended, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as amended.

    Enterprises has supplied all such information contained or incorporated by reference in this consent solicitation statement/prospectus relating to Enterprises and Legacy has supplied all information relating to Legacy.

    You may have already received some of the documents incorporated by reference, but you can obtain any of them through Enterprises, Legacy or the SEC. Documents incorporated by reference are available from Enterprises or Legacy without charge, excluding all exhibits, unless Enterprises or Legacy has specifically incorporated by reference an exhibit in this consent solicitation statement/ prospectus, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this consent solicitation statement/prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:

           Price Enterprises, Inc.                       Excel Legacy
Corporation
   17140 Bernardo Center Drive, Suite 300         17140 Bernardo Center Drive,
Suite 300
         San Diego, California 92128                    San Diego, California
92128
               (858) 675-9400                                 (858) 675-9400


    You may also contact the information agent for the exchange offer and consent solicitation at the following address:


                          Mellon Investor Services LLC
                                 44 Wall Street
                                   7th Floor
                               New York, NY 10005
                           Toll Free: (800) 335-7842


    To obtain timely delivery before the expiration of the exchange offer and consent solicitation, you should request the information no later than
           , 2001, which is five business days prior to the expiration of the exchange offer and consent solicitation.


    You should rely only on the information incorporated by reference or provided in this consent solicitation statement/prospectus. Neither Enterprises nor Legacy has authorized anyone to give you any information or to make any representations about the transactions discussed in this consent solicitation statement/prospectus other than those contained herein. If you are given any information or representations about these matters that is not discussed, you should not rely on that information.

    This consent solicitation statement/prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom Enterprises or Legacy is not permitted to offer or sell securities under applicable law. The delivery of this consent solicitation statement/prospectus does not, under any circumstances, mean that there has not been a change in the affairs of Enterprises or Legacy since the date hereof. It also does not mean that the information in this consent solicitation statement/prospectus is correct after this date.

                FINANCIAL STATEMENTS OF THE SWERDLOW PROPERTIES
                         INDEX TO FINANCIAL STATEMENTS

PROPERTIES TO BE ACQUIRED


Cross Country Plaza:

Report of Independent Accountants--Squire & Co..............     F-2
Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Three Months Ended March 31,
  2001 (Unaudited) and the Year Ended December 31, 2000.....     F-3
Notes to Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Property Proposed to be
  Acquired by Price Enterprises, Inc........................     F-4

Cypress Creek Station:

Report of Independent Accountants--Squire & Co..............     F-6
Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Three Months Ended March 31,
  2001 (Unaudited) and the Year Ended December 31, 2000.....     F-7
Notes to Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Property Proposed to be
  Acquired by Price Enterprises, Inc........................     F-8

Kendale Lakes Plaza:

Report of Independent Accountants--Squire & Co..............    F-10
Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Three Months Ended March 31,
  2001 (Unaudited) and the Year Ended December 31, 2000.....    F-11
Notes to Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Property Proposed to be
  Acquired by Price Enterprises, Inc........................    F-12

Oakwood Business Center:

Report of Independent Accountants--Squire & Co..............    F-14
Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Three Months Ended March 31,
  2001 (Unaudited) and the Year Ended December 31, 2000.....    F-15
Notes to Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Property Proposed to be
  Acquired by Price Enterprises, Inc........................    F-16

Oakwood Plaza:

Report of Independent Accountants--Squire & Co..............    F-18
Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Three Months Ended March 31,
  2001 (Unaudited) and the Year Ended December 31, 2000.....    F-19
Notes to Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Property Proposed to be
  Acquired by Price Enterprises, Inc........................    F-20

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Price Enterprises, Inc.

    We have audited the accompanying Historical Summary of Operating Revenues and Direct Operating Expenses For The Property Proposed to be Acquired by Price Enterprises, Inc. for the year ended December 31, 2000. This summary is the responsibility of Price Enterprises, Inc. and Cross County Associates Limited Partnership. Our responsibility is to express an opinion on this summary based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary is free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the summary. We believe that our audit of the summary provides a reasonable basis for our opinion.

    As described in Note 1, the accompanying summary was prepared in conformity with accounting principles prescribed by the Securities and Exchange Commission which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America, and is not intended to be a complete presentation of the property's revenues and expenses.

    In our opinion, the summary referred to above presents fairly, in all material respects, the operating revenues and direct operating expenses of the property proposed to be acquired by Price Enterprises, Inc. for the year ended December 31, 2000, on the basis of accounting described in Note 1.

    This report is intended solely for the information and use of the Board of Directors and management of Price Enterprises, Inc. and for filing with the Securities and Exchange Commission and should not be used for any other purpose.


Squire & Company, PC
Orem, Utah
June 27, 2001

    PRICE ENTERPRISES, INC. AND CROSS COUNTY ASSOCIATES LIMITED PARTNERSHIP

 HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES FOR THE
          PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

                                                             THREE MONTHS ENDED
    YEAR ENDED
                                                               MARCH 31, 2001
 DECEMBER 31, 2000
                                                             ------------------
 -----------------
                                                                (UNAUDITED)
OPERATING REVENUES:
  Base rents...............................................      $1,053,747
    $4,092,944
  Expense reimbursements...................................         287,281
     1,108,228
                                                                 ----------
    ----------
    Total operating revenues...............................       1,341,028
     5,201,172
DIRECT OPERATING EXPENSES:
  Administrative and office expense........................          33,649
       136,294
  Repairs and maintenance..................................         105,093
       339,584
  Utilities................................................          11,005
        35,150
  Property taxes...........................................         173,901
       615,636
  Insurance................................................          28,352
       116,930
  Management fees..........................................          41,138
       140,598
                                                                 ----------
    ----------
    Total direct operating expenses........................         393,138
     1,384,192
                                                                 ----------
    ----------
      Net operating income.................................      $  947,890
    $3,816,980
                                                                 ==========
    ==========

          The accompanying notes are an integral part of this summary.

    PRICE ENTERPRISES, INC. AND CROSS COUNTY ASSOCIATES LIMITED PARTNERSHIP

          NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT
         OPERATING EXPENSES FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY
                            PRICE ENTERPRISES, INC.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following is a summary of significant accounting policies followed in the preparation of this Historical Summary. The Historical Summary and notes are representations of Price Enterprises, Inc. and Cross County Associates Limited Partnership, whose management are responsible for the integrity and objectivity of this Historical Summary.

    BUSINESS ACTIVITY--Price Enterprises, Inc. (the Company) is headquartered in San Diego, California. The Company is a self-administered, self-managed equity real estate investment company which owns and manages income-producing properties.

    The acquired property is operated as a shopping center in the location below with the anchor stores listed.

     PROPERTY            LOCATION                     ANCHOR STORES
------------------  -------------------
----------------------------------------
Cross County Plaza  West Palm Beach, FL  Ross, Winn-Dixie, Kmart, Linens N
Things

    Cross County Associates Limited Parternship has owned and managed the property. Retail space is rented to tenants under noncancelable leases ranging from three to twenty years, with renewal options available.

    FORM OF PRESENTATION--The Historical Summary is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, certain expenses of the property are not included in the summary, i.e., depreciation and interest.

    Management has determined that after reasonable inquiry, it is not aware of any material factors relating to the property reported on in the accompanying Historical Summary which would cause the reported financial information not to be indicative of future operating results.


    REVENUE RECOGNITION--Base rental income from leases is recorded when due from tenants. Some of the leases include percentage rents and overage rents based on the level of sales of the lessee. Percentage rents and overage rents are recognized as revenue during the period tenants incur sales in excess of base amounts. Leases generally provide for tenant reimbursements of common area maintenance. These reimbursements are included in the accompanying Historical Summary as expense reimbursements.


    ACCOUNTING ESTIMATES--The preparation of the Historical Summary includes estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    PRICE ENTERPRISES, INC. AND CROSS COUNTY ASSOCIATES LIMITED PARTNERSHIP

          NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT
         OPERATING EXPENSES FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY
                            PRICE ENTERPRISES, INC.

NOTE 2.  MINIMUM FUTURE RENTALS

    Retail space is leased to tenants under noncancelable operating leases. The following is a schedule of future minimum rentals for the next five years under the noncancelable leases after 2000:

                                                       YEARS ENDING DECEMBER 31,

--------------------------------------------------------------
                                        2001         2002         2003
2004         2005
                                     ----------   ----------   ----------
----------   ----------
Ross Stores, Inc...................  $  266,969   $  266,969   $  279,849   $
281,020   $  281,020
Brown Group Retail.................      80,370       80,370       80,370
82,975       84,835
Planet Smoothie, Inc...............      23,920       24,639       25,379
26,140       26,923
Winn Dooe Stores, Inc..............     470,260      470,260      470,260
470,260      470,260
Dots, Inc..........................      53,910       53,910       53,910
56,830       59,301
Millennium Dollar Stores, Inc......      54,392       56,296       58,266
60,305       62,416
Linens N Things, Inc...............     402,552      402,552      402,552
402,552      402,552
Kmart Corporation..................     982,857      982,857      982,857
982,857      982,857
Yasney Realty......................      44,424       45,756       47,127
48,537       49,998
Nutrition Wholesale Center, Inc....      27,531       27,531       27,875
19,472           --
Howroyd Wright Employment
  Agency, Inc......................      35,065       35,926       36,786
37,647        9,466
Rosario Troia......................      61,896       64,146       68,648
71,399       64,522
Yangtze Dragon, Inc................     138,214      138,214      138,214
138,214      138,214
Fashion Bug, Inc...................     114,772      114,772      114,772
114,772      114,772
Party City, Inc....................     176,464      176,464      177,935
194,110      194,110
The Rag Shop/Hollywood, Inc........     183,750      183,750      183,750
194,063      195,000
David's Bridal of West Palm,
  Inc..............................     227,520      227,520      227,520
236,620      254,820
Just for Feet, Inc.................     389,880      389,880      394,380
407,880      407,880
Hung Nguyen........................      26,334       26,334       26,334
28,529       28,728
Creative Hairdressers..............      36,270       36,270       36,270
36,270       37,781
Mitchell's Inc.....................      33,720       33,720       35,008
35,125       35,125
Einstein Bros. Bagel...............      43,600       46,000       48,800
56,000       57,600
Sav-on Dry Cleaners................      18,000       18,000       18,045
18,586       19,144
Tandy Corp.........................      36,984       40,252       42,258
44,354       34,482
Pearl Vision.......................      66,999       66,999       66,999
66,999       73,141
Sprint PCS.........................      77,809       80,143       82,547
85,024       87,575
                                     ----------   ----------   ----------
----------   ----------
                                     $4,074,462   $4,089,530   $4,126,711
$4,196,540   $4,172,522
                                     ==========   ==========   ==========
==========   ==========

    The schedule of future minimum rentals is based on the actual noncancelable lease terms in effect as of December 31, 2000. Many of the tenant leases contain terms for renewal options, percentage rents and overage rents, and adjustments based on changes in the consumer price index. These renewal options, percentage rents and overage rents, and adjustments based on changes in the consumer price index have not been reflected in the above noncancelable lease schedule.

    All percentage rents and overage rents are contingent based on the tenant achieving certain levels of sales. Not all of the leases have a provision for percentage rents.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Price Enterprises, Inc.

    We have audited the accompanying Historical Summary of Operating Revenues and Direct Operating Expenses For The Property Proposed to be Acquired by Price Enterprises, Inc. for the year ended December 31, 2000. This summary is the responsibility of Price Enterprises, Inc. and Cypress Creek Associates Limited Partnership. Our responsibility is to express an opinion on this summary based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary is free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the summary. We believe that our audit of the summary provides a reasonable basis for our opinion.

    As described in Note 1, the accompanying summary was prepared in conformity with accounting principles prescribed by the Securities and Exchange Commission which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America, and is not intended to be a complete presentation of the property's revenues and expenses.

    In our opinion, the summary referred to above presents fairly, in all material respects, the operating revenues and direct operating expenses of the property proposed to be acquired by Price Enterprises, Inc. for the year ended December 31, 2000, on the basis of accounting described in Note 1.

    This report is intended solely for the information and use of the Board of Directors and management of Price Enterprises, Inc. and for filing with the Securities and Exchange Commission and should not be used for any other purpose.


Squire & Company, PC
Orem, Utah
June 27, 2001

    PRICE ENTERPRISES, INC. AND CYPRESS CREEK ASSOCIATES LIMITED PARTNERSHIP HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES FOR THE
          PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

                                                             THREE MONTHS ENDED
    YEAR ENDED
                                                               MARCH 31, 2001
 DECEMBER 31, 2000
                                                             ------------------
 -----------------
                                                                (UNAUDITED)
OPERATING REVENUES:
  Base rents...............................................      $  779,606
    $3,156,499
  Expense reimbursements...................................         227,297
       881,834
                                                                 ----------
    ----------
    Total operating revenues...............................       1,006,903
     4,038,333
DIRECT OPERATING EXPENSES:
  Administrative and office expense........................          33,191
       159,429
  Repairs and maintenance..................................          70,796
       278,785
  Utilities................................................          10,641
        38,765
  Property taxes...........................................         139,476
       499,097
  Insurance................................................          15,362
        43,334
  Management fees..........................................          29,014
       112,931
                                                                 ----------
    ----------
    Total direct operating expenses........................         298,480
     1,132,341
                                                                 ----------
    ----------
      Net operating income.................................      $  708,423
    $2,905,992
                                                                 ==========
    ==========

          The accompanying notes are an integral part of this summary.

    PRICE ENTERPRISES, INC. AND CYPRESS CREEK ASSOCIATES LIMITED PARTNERSHIP

NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
      FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following is a summary of significant accounting policies followed in the preparation of this Historical Summary. The Historical Summary and notes are representations of Price Enterprises, Inc. and Cypress Creek Associates Limited Partnership, whose management are responsible for the integrity and objectivity of this Historical Summary.

    BUSINESS ACTIVITY--Price Enterprises, Inc. (the Company) is headquartered in San Diego, California. The Company is a self-administered, self-managed equity real estate investment company which owns and manages income-producing properties.

    The acquired property is operated as a shopping center in the location below with the anchor stores listed.

      PROPERTY              LOCATION               ANCHOR STORES
---------------------  -------------------  ---------------------------
Cypress Creek Station  Fort Lauderdale, FL  Regal Cinemas, Office Depot

    Cypress Creek Associates Limited Parternship has owned and managed the property. Retail space is rented to tenants under noncancelable leases ranging from three to twenty years, with renewal options available.

    FORM OF PRESENTATION--The Historical Summary is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, certain expenses of the property are not included in the summary, i.e., depreciation and interest.

    Management has determined that after reasonable inquiry, it is not aware of any material factors relating to the property reported on in the accompanying Historical Summary which would cause the reported financial information not to be indicative of future operating results.


    REVENUE RECOGNITION--Base rental income from leases is recorded when due from tenants. Some of the leases include percentage rents and overage rents based on the level of sales of the lessee. Percentage rents and overage rents are recognized as revenue during the period tenants incur sales in excess of base amounts. Leases generally provide for tenant reimbursements of common area maintenance. These reimbursements are included in the accompanying Historical Summary as expense reimbursements.


    ACCOUNTING ESTIMATES--The preparation of the Historical Summary includes estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    PRICE ENTERPRISES, INC. AND CYPRESS CREEK ASSOCIATES LIMITED PARTNERSHIP

NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
      FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

NOTE 2.  MINIMUM FUTURE RENTALS

    Retail space is leased to tenants under noncancelable operating leases. The following is a schedule of future minimum rentals for the next five years under the noncancelable leases after 2000:

                                                       YEARS ENDING DECEMBER 31,

--------------------------------------------------------------
                                        2001         2002         2003
2004         2005
                                     ----------   ----------   ----------
----------   ----------
CD Warehouse.......................  $   25,879   $   26,655   $   27,455   $
28,278   $   29,127
China to Go........................      23,795       24,747       25,737
26,766       27,837
Regal Cinemas......................     667,264      695,066      733,990
733,990      733,990
Champps Americana..................     275,000      289,323      309,375
309,375      309,375
Hooters of Cypress Creek...........      67,500       67,500       67,500
67,500       67,500
Barnies Coffee & Tea...............      57,500       57,500       59,167
60,000       60,000
Pearle Vision......................      63,000       69,300       78,750
88,200       97,650
Carlucci's Italian Grille..........      62,396       65,516       68,792
72,231       75,843
Dunkin Donuts......................      31,228       32,164       33,129
34,123       35,147
Clean Masters of Cypress Creek.....      31,862       33,136       34,462
35,840       37,274
Salon 100..........................      31,165       32,100       33,063
34,055       35,076
Eastern Financial Federal Credit
  Union............................      65,437       68,378       71,319
55,144           --
The Luggage Gallery................      52,476       53,990       55,550
57,157       58,811
Office Depot.......................     480,077      480,077      480,077
480,077      480,077
Bambino's Deli & Cafe..............      33,600       35,952       37,632
37,632       37,632
BellSouth Mobility.................     168,592      173,650      178,860
184,225      189,752
General Nutrition..................      30,400       33,440       34,960
34,960       34,960
Moes Gourmet Bagels................      55,773       57,446       59,169
60,944       62,773
Sweet Tomatoes.....................      90,353       90,353       90,353
90,353       90,353
Longhorn Steaks....................      85,000       88,333       95,000
95,000       95,000
Footstar...........................     316,793      342,760      342,760
342,760      342,760
Starlite Diner.....................      85,000       85,000       95,200
95,200       95,200
                                     ----------   ----------   ----------
----------   ----------
                                     $2,800,090   $2,902,386   $3,012,300
$3,023,810   $2,996,137
                                     ==========   ==========   ==========
==========   ==========

    The schedule of future minimum rentals is based on the actual noncancelable lease terms in effect as of December 31, 2000. Many of the tenant leases contain terms for renewal options, percentage rents and overage rents, and adjustments based on changes in the consumer price index. These renewal options, percentage rents and overage rents, and adjustments based on changes in the consumer price index have not been reflected in the above noncancelable lease schedule.

    All percentage rents and overage rents are contingent based on the tenant achieving certain levels of sales. Not all of the leases have a provision for percentage rents.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Price Enterprises, Inc.

    We have audited the accompanying Historical Summary of Operating Revenues and Direct Operating Expenses For The Property Proposed to be Acquired by Price Enterprises, Inc. for the year ended December 31, 2000. This summary is the responsibility of Price Enterprises, Inc. and Kendale Associates Limited Partnership. Our responsibility is to express an opinion on this summary based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary is free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the summary. We believe that our audit of the summary provides a reasonable basis for our opinion.

    As described in Note 1, the accompanying summary was prepared in conformity with accounting principles prescribed by the Securities and Exchange Commission which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America, and is not intended to be a complete presentation of the property's revenues and expenses.

    In our opinion, the summary referred to above presents fairly, in all material respects, the operating revenues and direct operating expenses of the property proposed to be acquired by Price Enterprises, Inc. for the year ended December 31, 2000, on the basis of accounting described in Note 1.

    This report is intended solely for the information and use of the Board of Directors and management of Price Enterprises, Inc. and for filing with the Securities and Exchange Commission and should not be used for any other purpose.


Squire & Company, PC
Orem, Utah
June 27, 2001

       PRICE ENTERPRISES, INC. AND KENDALE ASSOCIATES LIMITED PARTNERSHIP HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES FOR THE
          PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

                                                             THREE MONTHS ENDED
    YEAR ENDED
                                                               MARCH 31, 2001
 DECEMBER 31, 2000
                                                             ------------------
 -----------------
                                                                (UNAUDITED)
OPERATING REVENUES:
  Base rents...............................................      $ 959,629
    $3,921,399
  Expense reimbursements...................................        218,648
       840,335
                                                                 ---------
    ----------
    Total operating revenues...............................      1,178,277
     4,761,734
DIRECT OPERATING EXPENSES:
  Administrative and office expense........................         29,503
       106,434
  Repairs and maintenance..................................         39,155
       196,295
  Utilities................................................          3,055
        13,832
  Property taxes...........................................        138,960
       479,411
  Insurance................................................         33,289
       127,865
  Management fees..........................................         37,982
       128,958
                                                                 ---------
    ----------
    Total direct operating expenses........................        281,944
     1,052,795
                                                                 ---------
    ----------
      Net operating income.................................      $ 896,333
    $3,708,939
                                                                 =========
    ==========

          The accompanying notes are an integral part of this summary.

       PRICE ENTERPRISES, INC. AND KENDALE ASSOCIATES LIMITED PARTNERSHIP

          NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES FOR THE PROPERTY PROPOSED TO BE ACQUIRED
                           BY PRICE ENTERPRISES, INC.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following is a summary of significant accounting policies followed in the preparation of this Historical Summary. The Historical Summary and notes are representations of Price Enterprises, Inc. and Kendale Associates Limited Partnership, whose management are responsible for the integrity and objectivity of this Historical Summary.

    BUSINESS ACTIVITY--Price Enterprises, Inc. (the Company) is headquartered in San Diego, California. The Company is a self-administered, self-managed equity real estate investment company which owns and manages income-producing properties.

    The acquired property is operated as a shopping center in the location below with the anchor stores listed.

        PROPERTY                  LOCATION               ANCHOR STORES
------------------------  ------------------------  ------------------------
Kendale Lakes Plaza              Miami, FL             Kmart, Marshall's,
                                                           Petsmart,
                                                     OfficeMax, Sym's Corp

    Kendale Associates Limited Parternship has owned and managed the property. Retail space is rented to tenants under noncancelable leases ranging from three to twenty years, with renewal options available.

    FORM OF PRESENTATION--The Historical Summary is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, certain expenses of the property are not included in the summary, i.e., depreciation and interest.

    Management has determined that after reasonable inquiry, it is not aware of any material factors relating to the property reported on in the accompanying Historical Summary which would cause the reported financial information not to be indicative of future operating results.


    REVENUE RECOGNITION--Base rental income from leases is recorded when due from tenants. Some of the leases include percentage rents and overage rents based on the level of sales of the lessee. Percentage rents and overage rents are recognized as revenue during the period tenants incur sales in excess of base amounts. Leases generally provide for tenant reimbursements of common area maintenance. These reimbursements are included in the accompanying Historical Summary as expense reimbursements.


    ACCOUNTING ESTIMATES--The preparation of the Historical Summary includes estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       PRICE ENTERPRISES, INC. AND KENDALE ASSOCIATES LIMITED PARTNERSHIP

          NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES FOR THE PROPERTY PROPOSED TO BE ACQUIRED
                           BY PRICE ENTERPRISES, INC.

NOTE 2.  MINIMUM FUTURE RENTALS

    Retail space is leased to tenants under noncancelable operating leases. The following is a schedule of future minimum rentals for the next five years under the noncancelable leases after 2000:

                                                       YEARS ENDING DECEMBER 31,

--------------------------------------------------------------
                                        2001         2002         2003
2004         2005
                                     ----------   ----------   ----------
----------   ----------
Kmart Corporation..................  $  283,300   $  283,300   $  283,300   $
283,300   $  283,300
OfficeMax, Inc.....................     293,750      293,750      293,750
293,750       97,917
Petsmart...........................     280,000      280,000      280,000
280,000      285,000
Fashion Bug, Inc...................     106,500      106,500      106,500
107,683      120,700
Syms Corp..........................     240,000      240,000      240,000
240,000      240,000
The Party Supermarket, Inc.........     132,269      141,908      141,908
142,856      140,517
The Rag Shop/Port Richey, Inc......     136,917      136,917      136,917
136,917      125,507
Kmart Corporation..................   1,208,000    1,208,000    1,208,000
1,208,000    1,208,000
Marshall's of West Miami, Florida,
  Inc..............................     286,144      286,144      307,417
314,508      314,508
Payless Shoesource, Inc............     103,500      103,500      103,500
103,500       25,875
Clothestime Stores, Inc............      71,320       71,320       71,320
71,320       23,773
Sesame Step Company, Inc...........      44,893       46,689       48,550
50,494       52,519
KFC National Management Company....      47,610       23,805           --
   --           --
Kendale Lakes Restaurant, Inc......     126,500      126,500      126,500
126,500      126,500
Magnifique Parfums and Cosmetics,
  Inc..............................      83,475       91,425       91,425
91,425       91,425
Supercuts, Inc.....................      23,438           --           --
   --           --
Omaha Steaks International, Inc....      25,875       25,969       27,000
24,750           --
Check Cashing USA, Inc.............      80,625       83,648       92,719
92,719       92,719
Kikusui, Inc.......................      36,094       36,094       36,094
36,094       18,047
Ernesto Rochetti...................      50,023       50,023       53,024
53,024       28,103
Healthy Nutritional Choice, Inc....      26,801       27,605       28,433
29,286       27,651
Creative Hairdressers, Inc.........      26,213       26,999       27,804
28,637       24,458
Gary Uneberg.......................      13,725       14,274       14,845
15,439       16,056
NCNB National Bank of Florida......      75,000       75,000       75,000
75,000       75,000
Kendale Lakes Travel, Inc..........      13,860       13,860       13,860
13,860        6,930
G&B Wholesalers....................      44,164       45,489       46,853
48,259       49,707
                                     ----------   ----------   ----------
----------   ----------
                                     $3,859,996   $3,838,719   $3,854,719
$3,867,321   $3,474,212
                                     ==========   ==========   ==========
==========   ==========

    The schedule of future minimum rentals is based on the actual noncancelable lease terms in effect as of December 31, 2000. Many of the tenant leases contain terms for renewal options, percentage rents and overage rents, and adjustments based on changes in the consumer price index. These renewal options, percentage rents and overage rents, and adjustments based on changes in the consumer price index have not been reflected in the above noncancelable lease schedule.

    All percentage rents and overage rents are contingent based on the tenant achieving certain levels of sales. Not all of the leases have a provision for percentage rents.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Price Enterprises, Inc.

    We have audited the accompanying Historical Summary of Operating Revenues and Direct Operating Expenses For The Property Proposed to be Acquired by Price Enterprises, Inc. for the year ended December 31, 2000. This summary is the responsibility of Price Enterprises, Inc. and Oakwood Business Center Limited Partnership. Our responsibility is to express an opinion on this summary based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary is free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the summary. We believe that our audit of the summary provides a reasonable basis for our opinion.

    As described in Note 1, the accompanying summary was prepared in conformity with accounting principles prescribed by the Securities and Exchange Commission which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America, and is not intended to be a complete presentation of the property's revenues and expenses.

    In our opinion, the summary referred to above presents fairly, in all material respects, the operating revenues and direct operating expenses of the property proposed to be acquired by Price Enterprises, Inc. for the year ended December 31, 2000, on the basis of accounting described in Note 1.

    This report is intended solely for the information and use of the Board of Directors and management of Price Enterprises, Inc. and for filing with the Securities and Exchange Commission and should not be used for any other purpose.


Squire & Company, PC
Orem, Utah
June 27, 2001

    PRICE ENTERPRISES, INC. AND OAKWOOD BUSINESS CENTER LIMITED PARTNERSHIP

 HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES FOR THE
          PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

                                                             THREE MONTHS ENDED
    YEAR ENDED
                                                               MARCH 31, 2001
 DECEMBER 31, 2000
                                                             ------------------
 -----------------
                                                                (UNAUDITED)
OPERATING REVENUES:
  Base rents...............................................       $392,023
    $1,502,231
  Expense reimbursements...................................        154,941
       637,497
                                                                  --------
    ----------
    Total operating revenues...............................        546,964
     2,139,728
DIRECT OPERATING EXPENSES:
  Administrative and office expense........................         27,216
        84,918
  Repairs and maintenance..................................         46,276
       174,783
  Utilities................................................          8,132
        31,215
  Property taxes...........................................         79,266
       280,273
  Insurance................................................         12,361
        46,770
  Management fees..........................................         14,744
        62,573
                                                                  --------
    ----------
    Total direct operating expenses........................        187,995
       680,532
                                                                  --------
    ----------
      Net operating income.................................       $358,969
    $1,459,196
                                                                  ========
    ==========

          The accompanying notes are an integral part of this summary.

    PRICE ENTERPRISES, INC. AND OAKWOOD BUSINESS CENTER LIMITED PARTNERSHIP

NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
      FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following is a summary of significant accounting policies followed in the preparation of this Historical Summary. The Historical Summary and notes are representations of Price Enterprises, Inc. and Oakwood Business Center Limited Partnership, whose management are responsible for the integrity and objectivity of this Historical Summary.

    BUSINESS ACTIVITY--Price Enterprises, Inc. (the Company) is headquartered in San Diego, California. The Company is a self-administered, self-managed equity real estate investment company which owns and manages income-producing properties.

    The acquired property is operated as a business park in the location below with the major tenants listed.

       PROPERTY           LOCATION              MAJOR TENANTS
-----------------------  -----------  ----------------------------------
Oakwood Business Center  Orlando, FL  Kos Pharmaceuticals, C'est Papier,
                                      Trader Publishing Company

    Oakwood Business Center Limited Partnership has owned and managed the property. Retail space is rented to tenants under noncancelable leases ranging from three to twenty years, with renewal options available.

    FORM OF PRESENTATION--The Historical Summary is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, certain expenses of the property are not included in the summary, i.e., depreciation and interest.

    Management has determined that after reasonable inquiry, it is not aware of any material factors relating to the property reported on in the accompanying Historical Summary which would cause the reported financial information not to be indicative of future operating results.

    REVENUE RECOGNITION--Rental income from leases is recorded when due from tenants. Leases generally provide for tenant reimbursements of common area maintenance. These reimbursements are included in the accompanying Historical Summary as expense reimbursements.

    ACCOUNTING ESTIMATES--The preparation of the Historical Summary includes estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    PRICE ENTERPRISES, INC. AND OAKWOOD BUSINESS CENTER LIMITED PARTNERSHIP

NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
      FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

NOTE 2.  MINIMUM FUTURE RENTALS

    Retail space is leased to tenants under noncancelable operating leases. The following is a schedule of future minimum rentals for the next five years under the noncancelable leases after 2000:

                                                        YEARS ENDING DECEMBER
31,

--------------------------------------------------------
                                            2001         2002        2003
2004       2005
                                         ----------   ----------   --------
--------   --------
AMTL Corporation.......................  $   53,020   $   55,152   $ 52,392   $
   --   $     --
Office Pavilion of South Florida.......      92,946       55,631         --
   --         --
Ameridata..............................      73,745       37,415         --
   --         --
AMTL Corporation.......................      48,776       50,818     25,907
   --         --
Telecommunications Systems
  Management...........................      28,965       30,124     31,329
   --         --
BWG Associates.........................      36,994       14,286         --
   --         --
Mantech Advanced Systems...............     123,251      126,946     86,344
   --         --
IMAX...................................      31,049       31,049     32,601
34,229      2,986
Triangle Industries....................      15,739       16,528     17,358
18,223     15,813
Business Wire..........................      45,626       47,908     50,303
79,857     55,450
Eview Technologies.....................      27,813       29,203     30,661
32,203      5,410
Ohio Savings Bank......................      22,176       23,061     23,984
24,954     14,896
Household Automotive Finance Group.....      49,776       49,776     37,332
   --         --
Pool Fact..............................      30,849           --         --
   --         --
Paging Network of Florida..............       4,394           --         --
   --         --
Sub Zero Distributors..................      88,339       92,756     97,388
102,272    106,868
Kos Pharmaceuticals....................      57,622           --         --
   --         --
Kos Pharmaceuticals....................      55,081           --         --
   --         --
Trader Publishing Company..............     199,101      165,918         --
   --         --
Acosta Sales Co........................      55,625       58,125     60,625
5,208         --
Kos Pharmaceuticals....................     177,340      186,207    195,515
187,384         --
C'est Papier...........................     154,725      141,831         --
   --         --
                                         ----------   ----------   --------
--------   --------
                                         $1,472,952   $1,212,734   $741,739
$484,330   $201,423
                                         ==========   ==========   ========
========   ========

    The schedule of future minimum rentals is based on the actual noncancelable lease terms in effect as of December 31, 2000. Many of the tenant leases contain terms for renewal options and adjustments based on changes in the consumer price index. These renewal options and adjustments based on changes in the consumer price index have not been reflected in the above noncancelable lease schedule.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Price Enterprises, Inc.

    We have audited the accompanying Historical Summary of Operating Revenues and Direct Operating Expenses For The Property Proposed to be Acquired by Price Enterprises, Inc. for the year ended December 31, 2000. This summary is the responsibility of Price Enterprises, Inc. and Oakwood Plaza Limited Partnership. Our responsibility is to express an opinion on this summary based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary is free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the summary. We believe that our audit of the summary provides a reasonable basis for our opinion.

    As described in Note 1, the accompanying summary was prepared in conformity with accounting principles prescribed by the Securities and Exchange Commission which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America, and is not intended to be a complete presentation of the property's revenues and expenses.

    In our opinion, the summary referred to above presents fairly, in all material respects, the operating revenues and direct operating expenses of the property proposed to be acquired by Price Enterprises, Inc. for the year ended December 31, 2000, on the basis of accounting described in Note 1.

    This report is intended solely for the information and use of the Board of Directors and management of Price Enterprises, Inc. and for filing with the Securities and Exchange Commission and should not be used for any other purpose.


Squire & Company, PC
Orem, Utah
June 27, 2001

         PRICE ENTERPRISES, INC. AND OAKWOOD PLAZA LIMITED PARTNERSHIP

 HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES FOR THE
          PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

                                                             THREE MONTHS ENDED
    YEAR ENDED
                                                               MARCH 31, 2001
 DECEMBER 31, 2000
                                                             ------------------
 -----------------
                                                                (UNAUDITED)
OPERATING REVENUES:
  Base rents...............................................      $2,306,764
    $9,358,520
  Expense reimbursements...................................         564,423
     2,300,369
                                                                 ----------
    ----------
    Total operating revenues...............................       2,871,187
    11,658,889
DIRECT OPERATING EXPENSES:
  Administrative and office expense........................          65,853
       238,599
  Repairs and maintenance..................................          99,377
       434,839
  Utilities................................................          28,109
        90,052
  Property taxes...........................................         427,362
     1,470,112
  Insurance................................................          80,597
       305,574
  Management fees..........................................          95,953
       321,972
                                                                 ----------
    ----------
    Total direct operating expenses........................         797,251
     2,861,148
                                                                 ----------
    ----------
      Net operating income.................................      $2,073,936
    $8,797,741
                                                                 ==========
    ==========

          The accompanying notes are an integral part of this summary.

         PRICE ENTERPRISES, INC. AND OAKWOOD PLAZA LIMITED PARTNERSHIP

NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
      FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following is a summary of significant accounting policies followed in the preparation of this Historical Summary. The Historical Summary and notes are representations of Price Enterprises, Inc. and Oakwood Plaza Limited Partnership, whose management are responsible for the integrity and objectivity of this Historical Summary.

    BUSINESS ACTIVITY--Price Enterprises, Inc. (the Company) is headquartered in San Diego, California. The Company is a self-administered, self-managed equity real estate investment company which owns and manages income-producing properties.

    The acquired property is operated as a shopping center in the location below with the anchor stores listed.

  PROPERTY       LOCATION                ANCHOR STORES
-------------  -------------  ------------------------------------
Oakwood Plaza  Hollywood, FL  PetSmart, Old Navy, Kmart, OfficeMax

    Oakwood Plaza Limited Parternship has owned and managed the property. Retail space is rented to tenants under noncancelable leases ranging from three to twenty years, with renewal options available.

    FORM OF PRESENTATION--The Historical Summary is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, certain expenses of the property are not included in the summary, i.e., depreciation and interest.

    Management has determined that after reasonable inquiry, it is not aware of any material factors relating to the property reported on in the accompanying Historical Summary which would cause the reported financial information not to be indicative of future operating results.


    REVENUE RECOGNITION--Base rental income from leases is recorded when due from tenants. Some of the leases include percentage rents and overage rents based on the level of sales of the lessee. Percentage rents and overage rents are recognized as revenue during the period tenants incur sales in excess of base amounts. Leases generally provide for tenant reimbursements of common area maintenance. These reimbursements are included in the accompanying Historical Summary as expense reimbursements.


    ACCOUNTING ESTIMATES--The preparation of the Historical Summary includes estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         PRICE ENTERPRISES, INC. AND OAKWOOD PLAZA LIMITED PARTNERSHIP

NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
      FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

NOTE 2.  MINIMUM FUTURE RENTALS

    Retail space is leased to tenants under noncancelable operating leases. The following is a schedule of future minimum rentals for the next five years under the noncancelable leases after 2000:

                                                       YEARS ENDING DECEMBER 31,

--------------------------------------------------------------
                                        2001         2002         2003
2004         2005
                                     ----------   ----------   ----------
----------   ----------
Barnes and Noble Superstores,
  Inc..............................  $  257,812   $  257,812   $  257,812   $
257,812   $   64,453
Petstuff, Inc......................     315,000      315,000      315,000
315,000      335,000
Magnifique Parfumes & Cosmetics,
  Inc..............................      74,160       74,160       74,160
74,160       43,260
Brown Group Retail, Inc............     112,016      112,016      112,016
102,681           --
KB Toy of Florida, Inc.............     101,563      107,889      116,756
116,756           --
Eddison Brothers Apparel Stores,
  Inc..............................      50,932       50,932       50,932
51,356       56,019
Dollar Star of Oakwood Plaza,
  Inc..............................      55,650       55,650       55,650
60,619       60,619
Payless Shoesource, Inc............      57,500       57,500       57,500
52,708           --
Linen Supermarket..................     150,000      150,000      150,000
125,000           --
Old Navy...........................     256,205      256,205      256,205
260,177      280,038
G&G Shops of N. Carolina, Inc......      48,000       53,500       54,000
54,000       45,000
The Party Supermarket, Inc.........     133,000      133,000      133,000
133,000       33,250
Creative Hairdressers, Inc.........      28,000       28,000       29,000
29,000           --
Supercuts, Inc.....................      35,234       36,172       37,109
38,047       16,016
Oakwood Mattress Giant Corp........     248,860      260,741      260,741
260,741       86,914
Arch Wireless......................      47,564       36,732           --
   --           --
LAF Company of Broward, Inc........      50,425       50,425       50,425
50,425       16,808
Nat. Bank, FSA.....................     108,485      108,485      108,485
108,485       90,404
United Retail Incorporated.........      75,030       75,030       75,030
75,030       84,200
Kmart Corporation..................     858,750      858,750      858,750
858,750      858,750
OfficeMax, Inc.....................     296,100      296,100      296,100
298,920      313,020
Builder's Square, Inc..............     988,112      988,112      988,112
1,001,400    1,067,838
Home Depot USA, Inc................     730,000      730,000      730,000
730,000      730,000
H.J. Wilson Co., Inc...............     425,000      425,000      425,000
425,000       70,833
Marshall's.........................     255,056      255,056      255,056
255,056       21,255
Ross Stores, Inc...................     249,228      249,228      249,228
249,228      249,228
Rag Shop East Hollywood, Inc.......      95,466       95,466       95,466
79,555           --
PNS Stores, Inc....................     188,000      188,000      188,000
191,967      211,800
Movies for Sale....................      51,000       51,250       54,000
54,000       49,500
America Gnl. Life & Ins. Co........      55,216       56,880       58,590
60,357       62,164
Footstar...........................     381,216      381,216      381,216
381,216      422,712
Taco Bell Corp.....................      71,502       71,502       71,502
71,520       75,556
Modular Restaurant Franchises,
  Inc..............................      81,808       82,410       84,255
84,870       86,783
Dave & Buster, Inc.................     394,646      401,821      401,821
401,821      401,821
Pearl Vision, Inc..................      69,000       78,488       79,350
79,350       79,350
Verizon Wireless...................      73,124       75,324       77,595
32,728           --
Regal Cinemas, Inc.................     727,810      727,810      727,810
727,810      727,810
MexMasters of Hwd. Inc.............     121,000      121,000      121,000
121,000      122,007

         PRICE ENTERPRISES, INC. AND OAKWOOD PLAZA LIMITED PARTNERSHIP

NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
      FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

NOTE 2.  MINIMUM FUTURE RENTALS (CONTINUED)

                                                       YEARS ENDING DECEMBER 31,

--------------------------------------------------------------
                                        2001         2002         2003
2004         2005
                                     ----------   ----------   ----------
----------   ----------
Garden Fresh Restaurant, Corp......      90,000       90,000       90,000
90,000       90,000
TGI Fridays, Inc...................     100,000      100,000      100,000
100,000      100,000
Hollywood Ale House & Raw Bar,
  Inc..............................     209,500      219,956      230,412
230,412      230,412
Renaissance Submarines, Inc........      25,750       26,525       27,313
28,138       28,988
Creative Hairdressers, Inc.........      25,000       25,000       25,000
25,208       27,500
Hollywood Fitness Partners, Inc....     147,753      152,023      157,148
157,148      158,856
Hollywood Diamond & Jewelry Exch...     144,460      144,460      144,460
146,868      173,352
Sal's Italian Ristorante...........      43,220       43,220       43,220
43,364       44,949
                                     ----------   ----------   ----------
----------   ----------
                                     $9,103,153   $9,153,846   $9,154,225
$9,090,665   $7,616,465
                                     ==========   ==========   ==========
==========   ==========

    The schedule of future minimum rentals is based on the actual noncancelable lease terms in effect as of December 31, 2000. Many of the tenant leases contain terms for renewal options, percentage rents and overage rents, and adjustments based on changes in the consumer price index. These renewal options, percentage rents and overage rents, and adjustments based on changes in the consumer price index have not been reflected in the above noncancelable lease schedule.

    All percentage rents and overage rents are contingent based on the tenant achieving certain levels of sales. Not all of the leases have a provision for percentage rents.

                                    ANNEX A

              FORM OF SUPPLEMENTAL INDENTURE FOR LEGACY DEBENTURES

    SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
            , 2001 between Excel Legacy Corporation, a Delaware corporation (the "Company"), and Wells Fargo Bank Minnesota, N.A. (the "Trustee").

                                    RECITALS

    WHEREAS, the Company and the Trustee entered into an Indenture, dated as of November 5, 1999 (the "Indenture"), pursuant to which the Company has originally issued its 9.0% Convertible Redeemable Subordinated Secured Debentures due November 5, 2004 (the "Securities");

    WHEREAS, Section 9.02 of the Indenture provides that, subject to certain conditions stated therein, the Company and the Trustee may amend the Indenture or the Securities with the written consent of the Holders of a majority in principal amount of the then outstanding Securities (the "Requisite Consents");

    WHEREAS, the Company deems it desirable to make certain amendments to the Indenture; and

    WHEREAS, the Company has determined that all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms, including without limitation the receipt of the Requisite Consents, have been done, and the Company has delivered to the Trustee an Officer's Certificate and Opinion of Counsel stating that all conditions precedent provided for in the Indenture relating to executing this Supplemental Indenture have been complied with.

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                  ARTICLE ONE

                            AMENDMENTS TO INDENTURE

    1.1 GENERAL AMENDMENTS. The Indenture is amended by deleting the term "9.0% Convertible Redeemable Subordinated Secured Debentures due November 5, 2004" and substituting the following term therefor:

        "9.0% Convertible Redeemable Subordinated Debentures due November 5, 2004."

    1.2  AMENDMENTS TO ARTICLE 1.

       (a) Section 1.01 of the Indenture is amended by deleting the following definitions in their entirety:

        "Collateral Agent"

        "Pledge Agreement"

        "Pledged Collateral"

       (b) Section 1.01 of the Indenture is amended by deleting the definition of "Securities" in its entirety and substituting the following therefor:

        "Securities" means the 9.0% Convertible Redeemable Subordinated Debentures due 2004 issued under this Indenture in the form of Exhibit A hereto.

    1.3 AMENDMENTS TO ARTICLE 6. Section 6.01 of the Indenture is amended by deleting subsection (3) and substituting the following therefor:

        "(3) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and the Default continues for the period and after the notice specified below, whether or not such payments shall be prohibited by Article 11;"

    1.4 AMENDMENTS TO ARTICLE 11. Section 11.01 of the Indenture is amended to read in its entirety as follows:

        "The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt."

    1.5 AMENDMENTS TO ARTICLE 12. Article 12 of the Indenture is amended to read in its entirety as follows:

        "Article 12. [Intentionally Omitted.]"

    1.6 AMENDMENTS TO ARTICLE 13. Section 13.08 of the Indenture is amended to read in its entirety as follows:

        "A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by excepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities."

    1.7  AMENDMENTS TO EXHIBIT A.

       (a) Exhibit A is amended by deleting the term "9.0% Convertible Redeemable Subordinated Secured Debentures due 2004" and substituting the following therefor:

        "9.0% Convertible Redeemable Subordinated Debentures due 2004."

       (b) Paragraph 4 of Exhibit A is amended to read in its entirety as follows:

        "4. Indenture. The Company issued the Securities under an Indenture dated as of November 5, 1999 ("Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Securityholders are referred to the Indenture and such Act for a statement of such terms. The Securities are general obligations of the Company limited to $36,599,767 in aggregate principal amount."

    1.8 AMENDMENTS TO EXHIBIT B. Exhibit B is hereby terminated in its entirety.

                                  ARTICLE TWO

                                 MISCELLANEOUS

    2.1 Upon the execution and delivery of this Supplemental Indenture by each of the Company and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby, as hereby amended and supplemented.

    2.2 This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms, with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

    2.3 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

    2.4 THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

    2.5 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                         [NEXT PAGE IS SIGNATURE PAGE]

    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                                          EXCEL LEGACY CORPORATION,
                                          a Delaware corporation

                                          By:
--------------------------------------------------------------------------------

                                          WELLS FARGO BANK MINNESOTA, N.A.

                                          By:
--------------------------------------------------------------------------------

                                    ANNEX B
                FORM OF SUPPLEMENTAL INDENTURE FOR LEGACY NOTES

    SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
           , 2001 between Excel Legacy Corporation, a Delaware corporation (the "Company"), and Wells Fargo Bank Minnesota, N.A. (the "Trustee").

                                    RECITALS

    WHEREAS, the Company and the Trustee entered into an Indenture, dated as of November 5, 1999 (the "Indenture"), pursuant to which the Company has originally issued its 10.0% Senior Redeemable Secured Notes due November 5, 2004 (the "Securities");

    WHEREAS, Section 9.02 of the Indenture provides that, subject to certain conditions stated therein, the Company and the Trustee may amend the Indenture or the Securities with the written consent of the Holders of a majority in principal amount of the then outstanding Securities (the "Requisite Consents");

    WHEREAS, the Company deems it desirable to make certain amendments to the Indenture; and

    WHEREAS, the Company has determined that all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms, including without limitation the receipt of the Requisite Consents, have been done, and the Company has delivered to the Trustee an Officer's Certificate and Opinion of Counsel stating that all conditions precedent provided for in the Indenture relating to executing this Supplemental Indenture have been complied with.

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                  ARTICLE ONE
                            AMENDMENTS TO INDENTURE

    1.1 GENERAL AMENDMENTS. The Indenture is amended by deleting the term "10.0% Senior Redeemable Secured Notes due November 5, 2004" and substituting the following term therefor:

        "10.0% Senior Redeemable Notes due November 5, 2004."

    1.2  AMENDMENTS TO ARTICLE 1.

       (a) Section 1.01 of the Indenture is amended by deleting the following definitions in their entirety:

        "Collateral Agent"

        "Pledge Agreement"

        "Pledged Collateral"

       (b) Section 1.01 of the Indenture is amended by deleting the definition of "Securities" in its entirety and substituting the following therefor:

        "Securities" means the 10.0% Senior Redeemable Notes due 2004 issued under this Indenture in the form of Exhibit A hereto.

    1.3 AMENDMENTS TO ARTICLE 6. Section 6.01 of the Indenture is amended by deleting subsection (3) and substituting the following therefor:

        (3) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and the Default continues for the period and after the notice specified below;

    1.4 AMENDMENTS TO ARTICLE 10. Article 10 of the Indenture is amended to read in its entirety as follows:

        "Article 10. [Intentionally Omitted.]"

    1.5 AMENDMENTS TO ARTICLE 11. Section 11.08 of the Indenture is amended to read in its entirety as follows:

        "A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by excepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities."

    1.6  AMENDMENTS TO EXHIBIT A.

       (a) Exhibit A is amended by deleting the term "10.0% Senior Redeemable Secured Notes due 2004" and substituting the following therefor:

        "10.0% Senior Redeemable Notes due 2004."

       (b) Paragraph 4 of Exhibit A is amended to read in its entirety as follows:

        "4. Indenture. The Company issued the Securities under an Indenture dated as of November 5, 1999 ("Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Securityholders are referred to the Indenture and such Act for a statement of such terms. The Securities are general obligations of the Company limited to $19,963,509 in aggregate principal amount."

    1.7 AMENDMENTS TO EXHIBIT B. Exhibit B is hereby terminated in its entirety.

                                  ARTICLE TWO
                                 MISCELLANEOUS

    2.1 Upon the execution and delivery of this Supplemental Indenture by each of the Company and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby, as hereby amended and supplemented.

    2.2 This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms, with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

    2.3 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

    2.4 THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

    2.5 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                           [NEXT PAGE IS SIGNATURE PAGE]

    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                                                       EXCEL LEGACY CORPORATION,
                                                       a Delaware corporation

                                                       By:

-----------------------------------------

                                                       WELLS FARGO BANK
MINNESOTA, N.A.

                                                       By:

-----------------------------------------

    Facsimile copies of the consent and letter of transmittal, properly completed and duly executed, will be accepted. The consent and letter of transmittal, Legacy debentures and Legacy notes and any other required documents should be sent or delivered by each holder or its broker, dealer, commercial bank or other nominee to the exchange agent at its addresses set forth below.


     THE EXCHANGE AGENT FOR THE EXCHANGE OFFER AND CONSENT SOLICITATION IS:
                          MELLON INVESTOR SERVICES LLC


          BY MAIL:                       BY HAND:                BY OVERNIGHT
DELIVERY:
  Reorganization Department      Reorganization Department      Reorganization
Department
         PO Box 3301                   120 Broadway                85 Challenger
Road
 South Hackensack, NJ 07606             13th Floor                  Mail
Stop--Reorg
                                    New York, NY 10271          Ridgefield Park,
NJ 07660

                                BY FACSIMILE TRANSMISSION:
                             (FOR ELIGIBLE INSTITUTIONS ONLY)
                                      (201) 296-4293
                           CONFIRM FACSIMILE BY TELEPHONE ONLY:
                                      (201) 296-4860


    Any questions or requests for assistance or additional copies of this consent solicitation statement/ prospectus, the consent and letter of transmittal or the notice of guaranteed delivery may be directed to the information agent at the telephone number and location listed below. You may also contact your broker, dealer, commercial bank or trust company or nominee for assistance concerning the exchange offer and consent solicitation.



   THE INFORMATION AGENT FOR THE EXCHANGE OFFER AND CONSENT SOLICITATION IS:


                          MELLON INVESTOR SERVICES LLC
                                 44 Wall Street
                                   7th Floor
                               New York, NY 10005
                           Toll Free: (800) 335-7842

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Enterprises' charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

    Enterprises' charter and bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of Enterprises and at the request of Enterprises, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of Enterprises and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Enterprises' charter and bylaws also permit Enterprises to indemnify and advance expenses to any employee or agent of Enterprises.

    Maryland law requires a corporation (unless its charter provides otherwise, which Enterprises' charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

    A list of exhibits filed with this registration statement on Form S-4 is described on the Exhibit Index and is incorporated herein by reference.

(b) Financial Statement Schedules

    All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable, and, therefore, have been omitted.

ITEM 22. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report this is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (c) The undersigned registrant hereby undertakes as follows:

        (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) that every prospectus; (A) that is filed pursuant paragraph (1) immediately preceding or (B) that purports to meet the requirements of
    Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective time of the registration statement through the date of responding to the request.

    (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 27, 2001.



                                                       PRICE ENTERPRISES, INC.

DATED: July 27, 2001                                   By:              /s/ GARY
B. SABIN

-----------------------------------------
                                                                          Gary
B. Sabin
                                                                     CHIEF
EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        NAME                                      TITLE
          DATE
                        ----                                      -----
          ----
                  /s/ JACK MCGRORY*
     -------------------------------------------       Chairman of the Board of
     July 27, 2001
                    JACK McGRORY                         Directors

                                                       Director, President, and
                  /s/ GARY B. SABIN                      Chief Executive Officer
     -------------------------------------------         (Principal Executive
     July 27, 2001
                    GARY B. SABIN                        Officer)

               /s/ JAMES Y. NAKAGAWA*                  Chief Financial Officer
     -------------------------------------------         (Principal Financial
and     July 27, 2001
                  JAMES Y. NAKAGAWA                      Accounting Officer)

                /s/ RICHARD B. MUIR*                   Director, Executive Vice
     -------------------------------------------         President and Chief
     July 27, 2001
                   RICHARD B. MUIR                       Operating Officer

                /s/ JAMES F. CAHILL*
     -------------------------------------------       Director
     July 27, 2001
                   JAMES F. CAHILL

                /s/ MURRAY GALINSON*
     -------------------------------------------       Director
     July 27, 2001
                   MURRAY GALINSON


*By:                    /s/ GARY B. SABIN
             --------------------------------------
                          GARY B. SABIN
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT NUMBER                                  DESCRIPTION
--------------                                  -----------
  2.1 (1)               Distribution Agreement dated as of August 26, 1997
between
                        Price Enterprises, Inc. and PriceSmart, Inc.

  2.2 (2)               Agreement and Plan of Merger, dated as of March 21,
2001, by
                        and among Price Enterprises, Inc., PEI Merger Sub, Inc.
and
                        Excel Legacy Corporation.

  3.1 (3)               Articles of Incorporation of Price Enterprises, Inc.

  3.2 (4)               Articles Supplementary of Price Enterprises, Inc.

  3.3 (3)               Bylaws of Price Enterprises, Inc.

  3.4 (5)               Articles of Amendment of Price Enterprises, Inc.

  3.5 (2)               Form of Articles of Amendment and Restatement of Price
                        Enterprises, Inc.

  4.1*                  Form of Supplemental Indenture between Excel Legacy
                        Corporation and Wells Fargo Bank Minnesota, N.A. with respect to the 9.0% Convertible Redeemable Subordinated
                        Secured Debentures due 2004.

  4.2*                  Form of Supplemental Indenture between Excel Legacy
                        Corporation and Wells Fargo Bank Minnesota, N.A. with respect to the 10.0% Senior Redeemable Secured Notes due
                        2004.

  5.1**                 Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

  8.1**                 Opinion of Latham & Watkins regarding certain tax
matters.

  8.2**                 Opinion of Munger, Tolles & Olson LLP regarding certain
tax
                        matters.

 10.1 (6)               Form of Indemnity Agreement.

 10.2 (7) Revolving Credit Agreement dated as of December 3, 1998 among Price Enterprises, Inc., and Wells Fargo Bank,
N.A.,
                        as Agent.

 10.3 (7)               Form of Promissory Note under Revolving Credit Agreement
as
                        amended and schedule of notes signed, dates, banks and
                        amounts.

 10.4 (7)               Form of Guaranty between Price Enterprises, Inc. and
Wells
                        Fargo Bank, N.A..

 10.5 (7)               First Amendment to Revolving Credit Agreement and Loan
                        Documents dated as of December 29, 1998 among Price
                        Enterprises, Inc., Wells Fargo Bank, N.A., as a Lender,
                        BankOne, Arizona, N.A., AmSouth Bank, and Wells Fargo
Bank,
                        N.A., as Agent.

 10.6 (7)               Pro rata share of lenders participating in Amended
Revolving
                        Credit Agreement dated as of December 29, 1998 among
Price
                        Enterprises, Inc., Wells Fargo Bank, N.A., BankOne,
Arizona,
                        N.A., AmSouth Bank and Wells Fargo Bank, N.A., as Agent.

 10.7 (8)               The Price Enterprises 1995 Combined Stock Grant and
Stock
                        Option Plan (the "Stock Plan").

 10.8 (9)               Form of Incentive Stock Option Agreement under the Stock
                        Plan.

 10.9 (9)               Form of Non-Qualified Stock Option Agreement under the
Stock
                        Plan.

 10.10 (8)              The Price Enterprises Directors' 1995 Stock Option Plan
(the
                        "Directors' Plan").

 10.11 (9)              Form of Non-Qualified Stock Option Agreement under the
                        Directors' Plan.

 10.12 (3)              First Amendment to the Directors' Plan.

 10.13 (10)             First Amendment to the Stock Plan.

 10.14 (10)             Second Amendment to the Directors' Plan.

 10.15 (10)             Form of Amended and Restated Non-Qualified Stock Option
                        Agreement under the Stock Plan.

EXHIBIT NUMBER                                  DESCRIPTION
--------------                                  -----------
 10.16 (10)             Form of Amended and Restated Non-Qualified Stock Option
                        Agreement under the Director's Plan.

 10.17 (11)             Agreement, dated May 12, 1999, by and among Excel Legacy
                        Corporation and certain stockholders of Price
Enterprises,
                        Inc. listed on the signature pages thereto.

 10.18 (11)             Agreement, dated June 2, 1999, as amended, between Excel
                        Legacy Corporation and Price Enterprises, Inc.

 10.19 (12)             Settlement and Termination Agreement dated May 24, 1999,
by
                        and between Price Enterprises, Inc. and Gary W. Nielson.

 10.20 (12)             Second Amendment to the Stock Plan.

 10.21 (12)             Third Amendment to the Directors' Plan.

 10.22 (13)             First Amended and Restated Revolving Credit Agreement
dated
                        as of February 14, 2000 among Price Enterprises, Inc.
and
                        Wells Fargo Bank, N.A., as Agent.

 10.23 (13)             Pro rata share of lenders participating in First Amended
and
                        Restated Revolving Credit Agreement dated as of February
14,
                        2000 among Price Enterprises, Inc. and Wells Fargo Bank,
                        N.A., Bank One, Arizona, N.A., AmSouth Bank, Bank Boston
and
                        Wells Fargo Bank, N.A., as Agent.

 10.24 (14)             Loan Agreement dated June 28, 2000 between Price Owner
LLC
                        and GMAC Commercial Mortgage Corporation, including form
of
                        Promissory Note, Mortgage and Security Agreement,
Assignment
                        of Leases and Rents, Guaranty of Recourse Obligations
and
                        Environmental Indemnity Agreement.

 10.25 (15)             First Amended and Restated Promissory Note and Revolving
                        Line of Credit dated September 27, 2000 by and among
Price
                        Enterprises, Inc. and Excel Legacy Corporation.

 10.26 (2)              Securities Purchase Agreement, dated as of March 21,
2001,
                        by and among Price Enterprises, Inc., and Warburg,
Pincus
                        Equity Partners, L.P., Warburg, Pincus Netherlands
Equity
                        Partners I, C.V., Warburg, Pincus Netherlands Equity
                        Partners II, C.V. and Warburg, Pincus Netherlands Equity
                        Partners III, C.V.

 10.27 (2)              Form of Stockholder Agreement, dated as of March 21,
2001,
                        between Price Enterprises, Inc. and certain stockholders
of
                        Excel Legacy Corporation.

 10.28 (2)              Voting Agreement, dated as of March 21, 2001, by and
among
                        Warburg, Pincus Equity Partners L.P., Price Enterprises,
                        Inc. and Excel Legacy Corporation.

 10.29 (2)              Form of Registration Rights Agreement, by and among
Warburg,
                        Pincus Equity Partners, L.P., Warburg, Pincus
Netherlands
                        Equity Partners I, C.V., Warburg, Pincus Netherlands
Equity
                        Partners II, C.V., Warburg, Pincus Netherlands Equity
                        Partners III, C.V. and Price Enterprises, Inc.

 10.30 (2)              Form of Common Stock Purchase Warrant of Price
Enterprises,
                        Inc.

 10.31 (16)             Purchase and Sale Agreement, dated as of May 7, 2001,
among
                        SREG Operating Limited Partnership, SREG Oakwood Plaza,
                        Inc., SREG OBC, Inc., SREG Hollywood Hills, Inc., SREG
                        Cypress Creek, Inc., SREG Kendale, Inc., SREG Cross
County,
                        Inc., SREG (Millenia), Inc., Swerdlow Real Estate Group,
                        Inc. and Price Enterprises, Inc.

 10.32 (17)             Conversion Agreement, dated as of April 12, 2001, by and
                        among Price Enterprises, Inc., The Sol and Helen Price
                        Trust, Warburg, Pincus Equity Partners, L.P. and Excel
                        Legacy Corporation.

 23.1**                 Consent of Ballard Spahr Andrews & Ingersoll, LLP
(included
                        in Exhibit 5.1).

 23.2**                 Consent of Latham & Watkins (included in Exhibit 8.1).

 23.3**                 Consent of Munger, Tolles & Olson LLP (included in
                        Exhibit 8.2).

EXHIBIT NUMBER                                  DESCRIPTION
--------------                                  -----------
 23.4***                Consent of Ernst & Young LLP, Independent Auditors.

 23.5***                Consent of PricewaterhouseCoopers LLP, Independent
Auditors.

 23.6***                Consent of American Appraisal Associates, Inc.

 23.7***                Consent of Appraisal Economics Inc.

 23.8***                Consent of Squire & Company PC.

 24.1**                 Power of Attorney (included in the signature page of
this
                        Registration Statement).

 99.1***                Form of Consent and Letter of Transmittal.

 99.2***                Form of Notice of Guaranteed Delivery.

 99.3***                Form of Letter to Brokers, Dealers, Commercial Banks,
Trust
                        Companies and Other Nominees.

 99.4***                Form of Letter to Clients for use by Brokers, Dealers,
                        Commercial Banks, Trust Companies and Other Nominees.

 99.5***                Guidelines for Certification of Taxpayer Identification
                        Number on Form W-9.

--------------------------

  * Filed as an Annex to the Consent Solicitation Statement/Prospectus constituting part of this Registration Statement and incorporated herein by reference.

 ** Previously filed.

*** Filed herewith.

 (1) Incorporated by reference to Current Report on Form 8-K of Price Enterprises, Inc. filed with the SEC on September 12, 1997.

 (2) Incorporated by reference to Current Report on Form 8-K of Price Enterprises, Inc. filed with the SEC on March 23, 2001.

 (3) Incorporated by reference to Transition Report on Form 10-K of Price Enterprises, Inc. filed with the SEC on March 27, 1998.

 (4) Incorporated by reference to Registration Statement on Form 8-A of Price Enterprises, Inc. filed with the SEC on August 7, 1998.

 (5) Incorporated by reference to Annual Report on Form 10-K of Price Enterprises, Inc. filed with the SEC on March 19, 2001.

 (6) Incorporated by reference to Quarterly Report on Form 10-Q of Price Enterprises, Inc. filed with the SEC on May 14, 1998.

 (7) Incorporated by reference to Annual Report on Form 10-K of Price Enterprises, Inc. filed with the SEC on March 29, 1999.

 (8) Incorporated by reference to Registration Statement on Form 10 of Price Enterprises, Inc. filed with the SEC on December 13, 1994 (File
     No. 0-20449).

 (9) Incorporated by reference to Registration Statement on Form S-8 of Price Enterprises, Inc. filed with the SEC on July 13, 1995 (File No. 33-60999).

(10) Incorporated by reference to Registration Statement on Form S-8 of Price Enterprises, Inc. filed with the SEC on September 2, 1998.

(11) Incorporated by reference to the Offer to Exchange/Prospectus dated October 6, 1999 filed as Exhibit (a)(1) to the Excel Legacy Corporation's Tender Offer Statement on Schedule 14D-1 as filed with the SEC on October 6, 1999.


(12) Incorporated by reference to Quarterly Report on Form 10-Q of Price Enterprises, Inc. filed with the SEC on August 4, 1999.


(13) Incorporated by reference to Annual Report on Form 10-K of Price Enterprises, Inc. filed with the SEC on March 29, 2000.

(14) Incorporated by reference to Current Report on Form 8-K of Price Enterprises, Inc. filed with the SEC on July 26, 2000.

(15) Incorporated by reference to Quarterly Report on Form 10-Q of Excel Legacy Corporation filed with the SEC on November 9, 2000.

(16) Incorporated by reference to Quarterly Report on Form 10-Q of Price Enterprises, Inc. filed with the SEC on May 15, 2001.


(17) Incorporated by reference to Quarterly Report on Form 10-Q/A of Price Enterprises, Inc. filed with the SEC on May 25, 2001.